As filed with the Securities and Exchange Commission on February 4, 2021.

Registration No. 333-248068

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROOGE ENERGY LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	2911	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Brooge Petroleum and Gas Investment Company FZE

P.O. Box 50170

Fujairah, United Arab Emirates

+971 9 201 6666

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19715

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Robert S. Matlin, Esq. Kelvin Kesse, Esq. K&L Gates LLP 599 Lexington Avenue New York, NY 10022 212-536-3900	Michael Johns Michael Lockwood Maples and Calder PO Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands (345) 949-8066

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Ordinary Shares, par value $0.0001 per share (“Ordinary Shares”), issuable upon the exercise of outstanding warrants	21,228,900	$11.50	$244,132,350	$31,688.38
Total	—	—	$244,132,350	$31,688.38

(1)	In accordance with Rule 416(a), we are also registering an indeterminate number of additional Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share sub-divisions, share capitalizations, or similar transactions.

(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act based on the exercise price of the outstanding warrants.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE TO POST-EFFECTIVE AMENDMENT NO. 1

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) of Brooge Energy Limited (the “Company”) to the Registration Statement on Form F-1, first filed on August 17, 2020 and declared effective on August 26, 2020 (File No. 333-248068) (the “Initial F-1 Registration Statement”) is being filed to:

(i)	include restated audited consolidated financial statements of the Company as of and for the period ended December 31, 2019, (the “2019 Audited Financial Statements”) which have been restated to reflect the reclassification as derivative liability of the warrants that were previously classified as equity as more fully described in Note 2.4 to the accompanying consolidated financial statements;

(ii)	update Note 26 to the 2019 Audited Financial Statements to describe certain subsequent events that occurred after the effective date of the Initial F-1 Registration Statement;

(iii)	include the Company’s unaudited financial statements as of and for the six months ended June 30, 2020 and 2019 pursuant to the Company’s undertakings in the Initial F-1 Registration Statement pursuant to Item 512 of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

(iv)	amend the sections titled “Summary Financial Data”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Description of Share Capital”, the financial statements and the exhibits, in each case, solely to make appropriate changes to reflect the reclassification described in clause (i), the update described in clause (ii), the effects of each and related matters; and

(v)	update certain other information in the Initial F-1 Registration Statement to reflect developments since the effective date of the Initial F-1 Registration Statement.

The issuance of the ordinary shares underlying the warrants registered by the Initial F-1 Registration Statement and this Post-Effective Amendment was initially registered on the Registration Statement on Form F-4 (Registration No. 333-233964), first filed on September 27, 2019, as subsequently amended (the “F-4 Registration Statement”), which was subsequently declared effective by the Securities and Exchange Commission (the “SEC”) on November 22, 2019.

The Initial F-1 Registration Statement updated the prospectus in the F-4 Registration Statement pursuant to Section 10(a)(3) of the Securities Act and the undertakings made by the registrant in the F-4 Registration Statement pursuant to Item 512 of Regulation S-K promulgated under the Securities Act. The registrant filed the Initial F-1 Registration Statement in lieu of a post-effective amendment to update the F-4 Registration Statement because the F-4 Registration Statement related to a business combination that has since been consummated, and therefore contains information that is no longer pertinent to an investment in the securities of the registrant.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 4, 2021

BROOGE ENERGY LIMITED

21,228,900 Ordinary Shares

This prospectus relates to the issuance by us of up to an aggregate of 21,228,900 ordinary shares, $0.0001 par value per share (“Ordinary Shares”), that are issuable upon the exercise of 21,228,900 warrants (the “Warrants”). Of these Warrants:

1. 20,699,900 Warrants (the “Public Warrants”) were issued in exchange for warrants held by the public holders of Twelve Seas Investment Company (“Twelve Seas”) upon consummation of our business combination with Twelve Seas on December 20, 2019; and

2. 529,000 Warrants (the “Private Warrants”) were issued in exchange for warrants initially issued to Twelve Seas Sponsors I LLC (“Twelve Seas Sponsor”) in a private placement that occurred simultaneous with the initial public offering of Twelve Seas.

Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50. We will receive the proceeds from any exercise of any Warrants for cash, but not from the sale of the underlying Ordinary Shares. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. We will receive up to an aggregate of approximately $244 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The holders of Warrants are not obligated to exercise any or all of their Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.

Our Ordinary Shares and Warrants are listed on the Nasdaq Capital Market under the symbols “BROG” and “BROGW,” respectively. On February 3, 2021, the closing price of our Ordinary Shares was $10.78 and the closing price of our Warrants was $0.92.

We may redeem the Warrants (excluding the Private Warrants provided they are still held by Twelve Seas Sponsor or its affiliates) at a price of $0.01 per Warrant if the last reported sale price of our Ordinary Shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period, subject to certain limitations described herein.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 15 to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements. Please read the disclosures beginning on page 10 of this prospectus for more information.

We are also a “foreign private issuer” as defined under the federal securities laws and are subject to reduced public company reporting requirements. Please read the disclosures beginning on page 11 of this prospectus for more information.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, we may issue up to an aggregate of 21,228,900 Ordinary Shares upon the exercise of the outstanding Warrants. This prospectus describes the general manner in which the Ordinary Shares underlying the Warrants may be offered and sold. You should carefully read this prospectus, before you invest in any of our securities.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

On April 15, 2019, (i) Twelve Seas Investment Company (now known as BPGIC International), a Cayman Islands exempted company (“Twelve Seas”), (ii) Brooge Energy Limited (f/k/a Brooge Holdings Limited), a Cayman Islands exempted company (the “Company”), (iii) Brooge Merger Sub Limited, a Cayman Islands exempted company, and a wholly-owned subsidiary of the Company (“Merger Sub”), and (iv) Brooge Petroleum And Gas Investment Company FZE, a company formed under the laws of the Fujairah Free Zone, United Arab Emirates (“BPGIC”), entered into the Business Combination Agreement, pursuant to which BPGIC Holdings Limited (“BPGIC Holdings”), a Cayman Islands exempted company also become a party thereafter pursuant to the Assignment and Joinder to Business Combination Agreement dated as of November 19, 2019 (as assignee of Brooge Petroleum and Gas Investment Company (BPGIC) PLC, a company formed under the laws of England and Wales (“BPGIC PLC”), which became a party to the Business Combination Agreement pursuant to a Joinder to Business Combination Agreement dated as of May 10, 2019) (as amended prior to the date of Closing, including by the foregoing joinders and by the First Amendment to Business Combination Agreement, dated as of September 16, 2019, the “Business Combination Agreement”).

Pursuant to the Business Combination Agreement, and subject to the terms and conditions thereof, upon the consummation of the transactions contemplated thereby on December 20, 2019 (the “Closing”), among other matters:

(a)	Twelve Seas merged with and into Merger Sub, with Twelve Seas continuing as the surviving entity with the name BPGIC International (“BPGIC International”), and as a wholly-owned subsidiary of the Company and with holders of the Twelve Seas’ securities receiving substantially equivalent securities of the Company; and

(b)	the Company acquired all of the issued and outstanding ordinary shares of BPGIC from BPGIC Holdings in exchange for Ordinary Shares of the Company, subject to the withholding of the escrow shares being deposited in the escrow account in accordance with the terms and conditions of the Business Combination Agreement and the escrow agreement, and with BPGIC becoming a wholly-owned subsidiary of the Company (such transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”).

Upon consummation of the Business Combination, the Company’s Ordinary Shares and Warrants to purchase Ordinary Shares became listed on the Nasdaq Capital Market.

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) of the Company to the Registration Statement on Form F-1, first filed on August 17, 2020 and declared effective on August 26, 2020 (File No. 333-248068) (the “Initial F-1 Registration Statement”) is being filed to:

(i)	include restated audited consolidated financial statements of the Company as of and for the period ended December 31, 2019, (the “2019 Audited Financial Statements”) which have been restated to reflect the reclassification as derivative liability of the warrants that were previously classified as equity as more fully described in Note 2.4 to the accompanying consolidated financial statements;

(ii)	update Note 26 to the 2019 Audited Financial Statements to describe certain subsequent events that occurred after the effective date of the Initial F-1 Registration Statement;

(iii)	include the Company’s unaudited financial statements as of and for the six months ended June 30, 2020 and 2019 pursuant to the Company’s undertakings in the Initial F-1 Registration Statement pursuant to Item 512 of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

(iv)	amend the sections titled “Summary Financial Data”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Description of Share Capital”, the financial statements and the exhibits, in each case, solely to make appropriate changes to reflect the reclassification described in clause (i), the update described in clause (ii), the effects of each and related matters; and

(v)	update certain other information in the Initial F-1 Registration Statement to reflect developments since the effective date of the Initial F-1 Registration Statement.

The issuance of the ordinary shares underlying the warrants registered by the Initial F-1 Registration Statement and this Post-Effective Amendment was initially registered on the Registration Statement on Form F-4 (Registration No. 333-233964), first filed on September 27, 2019, as subsequently amended (the “F-4 Registration Statement”), which was subsequently declared effective by the Securities and Exchange Commission (the “SEC”) on November 22, 2019.

The Initial F-1 Registration Statement updated the prospectus in the F-4 Registration Statement pursuant to Section 10(a)(3) of the Securities Act and the undertakings made by the registrant in the F-4 Registration Statement pursuant to Item 512 of Regulation S-K promulgated under the Securities Act. The Company filed the Initial F-1 Registration Statement in lieu of a post-effective amendment to update the F-4 Registration Statement because the F-4 Registration Statement related to a business combination that has since been consummated, and therefore contains information that is no longer pertinent to an investment in the securities of the Company.

Unless otherwise indicated, “we,” “us,” “our,” “the Company,” “the Group” and similar terminology in this prospectus refer to Brooge Energy Limited, an exempted company incorporated under the laws of the Cayman Islands, and its subsidiaries.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Important Information About IFRS And Non-IFRS Financial Measures

The Company’s consolidated financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and referred to in this prospectus as “IFRS.” The Company refers in various places within this prospectus to EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin which are non-IFRS measures that are calculated as earnings before interest, tax and depreciation and amortization, earnings before interest, tax and depreciation and amortization adjusted for selected items that the Company’s management believes impact the comparability of financial results between reporting periods, and Adjusted EBITDA as a percentage of revenue, respectively, and more fully explained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Note About Non-IFRS Financial Measures.” The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with IFRS.

Industry and Market Data

In this prospectus, the Company relies on and refers to industry data, information and statistics regarding the markets in which it competes from research as well as from publicly available information, industry and general publications and research and studies conducted by third parties. The Company has supplemented this information where necessary with its own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and Company management’s best view as to information that is not publicly available. This information appears in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections of this prospectus. The Company has taken such care as it considers reasonable in the extraction and reproduction of information from such data from third-party sources.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

Frequently Used Terms

In this document:

“$,” “USD,” “US$” and “US dollar” each refer to the United States dollar.

“A&T” means A&T Offshore FZC.

“AED,” “DH” and “Arab Emirate Dirham” each refer to the Arab Emirate Dirham, the official currency of the United Arab Emirates.

“Amended and Restated Memorandum and Articles of Association” means the amended and restated memorandum and articles of association of Brooge Energy Limited.

“ASMA Capital” means ASMA Capital Partners B.S.C.(c).

“Audex” means Audex Fujairah LL FZC.

“b/d” means barrels per day.

“Bank Accounts” means the Earnings Account, Construction Funding Account, Liquidity Account and Debt Service Retention Account opened with Onshore Account Bank and Offshore Account Bank pursuant to the Bond Financing Facility.

“BIA” means Al Brooge International Advisory LLC.

“BIA Refinery” means a refinery with a capacity of 25,000 b/d to be installed by BIA at the BPGIC Terminal.

“Bond Financing Facility” means five-year senior secured bonds issued by BPGIC pursuant to Bond Terms dated September 22, 2020 and amended October 23, 2020, by and between BPGIC and the Bond Trustee, with maximum issue size of $250 million and initial issuance of $200 million.

“Bond Trustee” means Nordic Trustee AS, as bond trustee under the Bond Financing Facility.

“BPGIC” means Brooge Petroleum and Gas Investment Company FZE.

“BPGIC III” means Brooge Petroleum and Gas Investment Company Phase III FZE, a company formed under the laws of the Fujairah Free Zone, United Arab Emirates.

“BPGIC Management” means Brooge Petroleum and Gas Management Company Ltd.

“BPGIC Terminal” means the terminal that the Company is developing on two plots of land located in close proximity to the Port of Fujairah’s berth connection points.

“Business Combination” means the transactions whereby (a) Twelve Seas merged with and into Merger Sub, with Twelve Seas continuing as the surviving entity with the name BPGIC International, and as a wholly-owned subsidiary of the Company and with holders of the Twelve Seas’ securities receiving substantially equivalent securities of the Company, and (b) the Company acquired all of the issued and outstanding ordinary shares of BPGIC from BPGIC Holdings in exchange for Ordinary Shares of the Company, subject to the withholding of the escrow shares being deposited in the escrow account in accordance with the terms and conditions of the Business Combination Agreement and the escrow agreement, and with BPGIC becoming a wholly-owned subsidiary of the Company, and other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of April 15, 2019, as amended, by and among the Company, BPGIC, Twelve Seas, Merger Sub, and BPGIC Holdings pursuant to which the Business Combination was consummated.

“Closing” means the closing of the Business Combination on December 20, 2019.

“Commercial Storage Agreements” means, collectively, (i) the Synergy Storage Agreement, (ii) the Commercial Storage Agreement between BPGIC and JayKay dated November 10, 2020, (iii) the Commercial Storage Agreement between BPGIC and A&T dated November 19, 2020, (iv) the Commercial Storage Agreement between BPGIC and A&T dated November 26, 2020, (v) the Commercial Storage Agreement between BPGIC and JayKay dated December 6, 2020, and (iv) the NuFuel Storage Agreement.

“Companies Law” means the Companies Law (2020 Revision) of the Cayman Islands.

“Construction Funding Account” means the account with Offshore Account Bank with $85 million on deposit from the Bond Financing Facility to be set aside for payment of Phase II construction, with $45 million to be paid at the time of disbursement and $5 million payable monthly for eight months.

v

“Continental” means Continental Stock Transfer & Trust Company.

“Debt Service Retention Account” means the account with Offshore Account Bank into which one-sixth of the amortization and interest payment payable on the next interest payment date of Bond Financing Facility shall be transferred monthly.

“Earnings Account” means the account with Onshore Account Bank into which earnings of BPGIC shall be paid directly by the relevant contracting party.

“EIBOR” means the Emirates Interbank Offered Rate.

“EPC” means engineering, procurement and construction.

“Escrow Account” means the account established by Escrow Agent to keep the proceeds of the Bond Financing Facility till the execution and perfection of transaction security documents associated with Bond Financing Facility.

“Escrow Agent” means Pareto Securities AS, as escrow agent in relation to Escrow Account.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FAB” means First Abu Dhabi Bank PJSC.

“Financing Facilities” means, collectively, the Phase I Financing Facilities and the Phase II Financing Facility.

“FOIZ” means the Fujairah Oil Industry Zone.

“Fujairah Municipality” means the local government organization in Fujairah, UAE specializing in municipal urban and rural municipal affairs.

“IFRS” refers to International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB).

“Initial Phase I End User” means the international energy trading company that entered into the Phase I End User Agreement.

“Jaykay” means Jaykay Trading Company FZE.

“JOBS Act” means the Jumpstart Our Business Startups Act.

“June 15 Phase I Construction Facilities Amendment” means the agreement entered into by BPGIC and FAB on June 15, 2020, to amend the Phase I Construction Facilities.

“Land Leases” means, collectively, the Phase I & II Land Lease and the Phase III Land Lease.

“Liquidity Account” means the bank account established by BPGIC as part of Bond Financing Facility with the Offshore Account Bank to maintain $8,500,000, which amount is equal to the interest payment due on the first interest payment date.

“MENA” means Middle East and North Africa.

“Merger Sub” means Brooge Merger Sub Limited, a Cayman Islands exempted company.

“MUC” means MUC Oil & Gas Engineering Consultancy, LLC.

“NASDAQ” means the NASDAQ Stock Market LLC.

“NuFuel” means NuFuel Trading FZE.

“NuFuel Storage Agreement” means the commercial storage agreement between BPGIC and NuFuel dated January 13, 2021.

“Offshore Account Bank” means HSBC Bank Plc.

“Offshore Security Agent” means HSBC Corporate Trustee Company (UK) Limited.

“Onshore Account Bank” means HSBC Bank Middle East Limited.

“Onshore Security Agent” means HSBC Bank Middle East Limited.

“Ordinary Resolution” means a resolution passed by the affirmative vote of a simple majority of the shareholders of the Company as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a meeting.

“Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of Brooge Energy Limited, unless otherwise specified.

“Paying Agent” means Pareto Securities AS.

“Phase I” means the first phase of the BPGIC Terminal consisting of 14 oil storage tanks with an aggregate geometric oil storage capacity of approximately 0.399 million m3 and related infrastructure located on the Phase I & II Land.

“Phase I & II Land” means the plot of land of approximately 153,917 m2 in the Port of Fujairah where BPGIC has located its Phase I facility and is locating its Phase II facility.

“Phase I & II Land Lease” means the land lease dated as of March 10, 2013, by and between Fujairah Municipality and BPGIC, as amended by the novation agreement, dated September 1, 2014, by and among Fujairah Municipality, BPGIC and FOIZ pursuant to which BPGIC leases the Phase I & II Land.

“Phase I Admin Building Facility” means the secured Shari’a compliant financing arrangement of $11.1 million entered into by BPGIC with FAB to fund a portion of the construction costs of Phase I.

“Phase I Construction Facilities” means, collectively, the Phase I Admin Building Facility and the Phase I Construction Facility.

“Phase I Construction Facility” means the secured Shari’a compliant financing arrangement of $84.6 million entered into by BPGIC with FAB to fund a portion of the construction costs of Phase I.

“Phase I Customer Agreement” means the four-year lease and offtake agreement for the Phase I facility with BIA.

“Phase I End User Agreement” means the five-year lease and service agreement, dated December 12, 2017, originally by and between BPGIC and the Initial Phase I End User.

“Phase I Financing Facilities” means, collectively, the Phase I Admin Building Facility, the Phase I Construction Facility and the Phase I Short Term Financing Facility.

“Phase I Internal Manifold” means the internal manifold that connects the 14 oil storage tanks of Phase I.

“Phase I Short Term Financing Facility” means the Shari’a compliant financing arrangement of $3.5 million entered into by BPGIC with FAB to settle certain amounts due under the Phase I Construction Facilities.

“Phase II” means the second phase of the BPGIC Terminal which is expected to consist of 8 oil storage tanks with an aggregate geometric oil storage capacity of approximately 0.601 million m3 and related infrastructure located on the Phase I & II Land.

“Phase II Customer Agreement” means the five-year lease and offtake agreement for the Phase II facility with BIA.

“Phase II End User” means the international commodities trading company which is expected to occupy the Phase II facility upon its completion as a sublessee of BIA.

“Phase II End User Agreement” means the five-year lease and service agreement, originally by and between BPGIC and the Phase II End User, and as novated, by and between BIA and the Phase II End User to lease all eight oil storage tanks in Phase II.

“Phase II Financing Facility” means the secured Shari’a compliant financing arrangement of $95.3 million entered into by BPGIC with FAB to fund a portion of the capital expenditures in respect of Phase II.

“Phase II Internal Manifold” means the internal manifold that will connect the eight oil storage tanks of Phase II.

“Phase III” means the third phase of the Company’s development in the Port of Fujairah to the located on the Phase III Land.

“Phase III Land” means the plot of land of approximately 450,000 m2 in the Port of Fujairah near the Phase I & II Land where the Company expects to locate its Phase III facilities.

“Phase III Land Lease” means the land lease agreement, dated as of February 2, 2020, by and between BPGIC and FOIZ, which was novated by BPGIC to BPGIC III on October 1, 2020, whereby BPGIC III leases the Phase III Land.

“Port of Fujairah” or “Port” means the port of Fujairah.

“Refinery Agreement” means the agreement by and between BPGIC and BIA which provides that the parties will use their best efforts to finalize the technical and design feasibility studies for the BIA Refinery, a refinery with a capacity of 25,000 b/d to be located at the BPGIC Terminal.

“Refinery Operations Agreement” means a sublease agreement and joint venture agreement to be entered by and between BPGIC and BIA to govern the terms on which (i) BPGIC will sublease land to BIA to locate, (ii) BIA will construct, and (iii) BPGIC will operate the BIA Refinery.

“Sahara” means Sahara Energy Resources DMCC, a company incorporated under the laws of the United Arab Emirates.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Management” and “Senior Managers” refer to those persons named as officers in the section titled “Directors and Executive Officers”.

“Special Resolution” means a resolution passed by the affirmative vote of a majority of at least two-thirds of the shareholders of the Company as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a meeting, of which notice specifying the intention to propose the resolution as a “special resolution” has been duly given.

“Storage Customers” means, collectively, A&T, Synergy, Jaykay and NuFuel.

“Strait of Hormuz” means the strait of Hormuz.

“Super Major” means Totsa Total Oil Trading SA.

“Super Major Agreement” means the six month agreement, by and between BPGIC and the Super Major to lease 129,000 m3 of storage capacity of the Phase I facility, which was terminated in November 2020.

“Synergy” means Synergy Petrochem L.L.C.

“Synergy Storage Agreement” means the commercial storage agreement between BPGIC and Synergy dated November 11, 2020.

“Twelve Seas” means Twelve Seas Investment Company (now known as BPGIC International), a Cayman Islands exempted company.

“Twelve Seas Sponsor” means Twelve Seas Sponsors I LLC, a Delaware limited liability company.

“U.S.” or “United States” means the United States of America.

“U.S. GAAP” means United States generally accepted accounting principles.

“UAE” means the United Arab Emirates.

“VLCC” means very large crude carrier.

“Warrants” means the warrants to purchase one Ordinary Share of the Company at an exercise price of $11.50 per Ordinary Share.

“Warrant Agreement” means the agreement signed on June 19, 2018 and the amended agreement signed on December 20, 2019.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements can be identified by words such as: “forecast,” “anticipate,” “intend,” “plan,” “target,” “seek,” “believe,” “project,” “estimate,” “expect,” “future,” “likely,” “outlook,” “will” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information. Examples of forward-looking statements include, among others, statements we make regarding:

●	projected completion, start of operations, operating capacity and capabilities, and operating results, such as revenue growth, earnings, and EBITDA, at facilities that are not yet constructed;

●	our future market position and growth prospects;

●	expected conditions in the local, regional and global oil markets;

●	expected operating results, such as revenue growth, earnings, and EBITDA;

●	anticipated levels of capital expenditures and uses of capital for fiscal years 2021 and 2022;

●	expected future supply and demand of oil; and

●	strategies for customer retention, growth, product development, market position, financial results, reserves and risk management.

Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of the Company are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions that are subject to risks and uncertainties. The risk factors and cautionary language discussed in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by the Company in such forward-looking statements, including among other things:

●	non-payment or non-performance by the Company’s principal customers or end-users;

●	changes in customer demand with respect to ancillary services provided by the Company including throughput, blending, heating, and intertank transfers;

●	a decline or disruption of supply or demand of oil and gas;

●	higher fuel taxes or other governmental or regulatory actions that increase the price of gasoline or diesel;

●	changes to applicable regulations or new regulations, including those affecting the petroleum products serviced by the Company such as climate change legislation and regulations restricting the emission of greenhouse gases;

●	the extent to which the Company is successful in developing new long-term relationships with customers or retaining existing ones in the competitive oil storage market in the Port of Fujairah and other ports;

●	the Company’s ability to effectively manage the risks and expenses associated with the construction of Phase II and Phase III, as well as other growth and expansion projects;

●	the results of future financing efforts, including the Company’s ability to obtain financing for Phase III on commercially reasonable terms;

●	the Company’s ability to obtain additional land on which it can develop additional facilities on commercially attractive terms;

x

●	the ultimate geographic spread, duration and severity of the coronavirus outbreak and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or ameliorate its effects;

●	changes in expectations of future prices for refined petroleum products;

●	accidents involving the handling of oil products at the BPGIC Terminal;

●	disruptions to the Company’s technology network including computer systems and software;

●	natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of the Company’s operating systems, structures, or equipment or of the Port of Fujairah’s facilities;

●	political and economic conditions in Fujairah and the UAE, as well as the occurrence of hostilities, political instability or catastrophic events in Fujairah, the UAE and the MENA region;

●	changes in labor costs;

●	unlawful or arbitrary governmental action;

●	the ability of the Company to continue to meet NASDAQ’s listing standards, including having the requisite number of shareholders; and

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.

These forward-looking statements made by us in this prospectus speak only as of the date of this prospectus. Except as required under the federal securities laws and rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 20-F filed with, and Current Reports on Form 6-K furnished to, the SEC.

You should read this prospectus completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Overview

Brooge Energy Limited, formerly Brooge Holdings Limited, conducts all of its business and operations through its wholly-owned subsidiaries, BPGIC and BPGIC III. Through BPGIC and BPGIC III, the Company is an oil storage and service provider strategically located in the Port of Fujairah in the emirate of Fujairah in the UAE. The Company’s vision is to develop an oil storage business that differentiates itself from competitors by providing its customers with fast order processing times, excellent customer service and high accuracy blending services with low oil losses. The Company has two 60-year land leases, each consisting of an initial 30-year lease and a 30-year renewal lease, for its operations located in close proximity to the Port of Fujairah’s berth connection points. The Company is initially developing its terminal’s storage capacity in two phases, Phase I, which is already operational, and Phase II, which is under construction, and simultaneously considering and planning to operate the modular refinery that will be constructed by BIA on the Company’s land. Phase I commenced operations in December 2017, Phase II is under construction, the terms of development of the BIA Refinery are currently being negotiated. A third phase, Phase III, is already underway. A FEED study for Phase III was recently completed and preconstruction work, including commencement of a Soil Investigation and an Environmental Impact Assessment (EIA) report, commenced in October 2020. The Company is led by an experienced management team with over 30 years of experience in the oil storage terminal industry.

The Port of Fujairah

The Port of Fujairah is the main bunkering location in the MENA region and the second largest bunkering hub in the world. The Port of Fujairah has witnessed increased growth in port traffic in recent years with oil and oil product volumes increasing at a compound annual growth rate of 15 percent over the eight-year period from 2010 (34 million MT) to 2017 (90 million MT). Located just outside the Strait of Hormuz, the Port of Fujairah allows ships transporting oil and oil products to bypass the Strait of Hormuz, which is one of world’s most vulnerable chokepoints because 35 percent of the world’s seaborne oil and oil products passes through it each year. There is an increasing preference among companies to avoid sending their vessels through the Strait of Hormuz due to geopolitical risk, higher transportation costs due to increased insurance expenses as well as congestion and queuing times at ports inside the Arabian Gulf. The Port of Fujairah’s geographic position outside the Strait of Hormuz allows vessels transporting oil and oil products to bypass the Strait of Hormuz and avoid incurring such additional costs and delays.

Our Facilities

On March 10, 2013, BPGIC entered into the 60-year Phase I & II Land Lease with the Fujairah Municipality for a parcel of land to build and operate the Phase I and Phase II facilities, which is in the Port of Fujairah. On September 1, 2014, the Phase I & II Land Lease was novated from the Fujairah Municipality to FOIZ. For more information regarding the Phase I & II Land Lease, see “Business — Material Contracts — Phase I & II Land Lease”.

Phase I comprises 14 oil storage tanks with an aggregate geometric oil storage capacity of approximately 0.399 million m3 and related infrastructure. The operations of Phase I are focused primarily on the storage, heating and blending of fuel oil and clean petroleum products, including aviation fuel, gas oil, gasoline, marine gas oil and naphtha. BPGIC designed Phase I to focus its operations on servicing such products after assessing the historical and expected demand for such services in the Port of Fujairah region and the evolution and availability of associated infrastructure. As described below, BPGIC designed Phase I with several key features that enable it to provide users with high accuracy blending services with low oil losses. In addition, due to the relatively long term of the Phase I & II Land Lease, which has a total period of 60 years, when compared to similar land leases for oil storage terminals located in the Port of Fujairah, BPGIC constructed Phase I with materials, including pumps, valves and steel structures, that have longer expected life spans than comparable materials utilized by other oil storage terminals. As a result, the Company believes Phase I will benefit from annual maintenance costs over the period of the Phase I & II Land Lease that are lower than the average for comparable oil storage terminals.

The key features of Phase I include:

●	all 14 oil storage tanks are inter-connected via the Phase I Internal Manifold, the fully segregated internal manifold that connects the 14 oil storage tanks of Phase I;

●	the pumping and stripping systems of the Phase I Internal Manifold are equipped with a fine stripping system, minimizing energy costs, lowering loss ratios and permitting a high degree of stripping to be achieved;

●	the ability to more efficiently perform required maintenance activities and prepare pipelines for oil transfers;

●	lower loss ratios and contamination risks;

●	recirculation of oil products to assist with the blending process;

●	the ability to simultaneously perform up to 11 operations including: tank-to-tank transfers, recirculations, blending, heating, loading and discharging, permitting the Company to service multiple user orders during the same time period;

●	all 14 oil storage tanks have been designed to permit conversions from storing one clean petroleum product to another and from storing fuel oil to gas oil at a speed which is favorable compared to that of competitors in the UAE region, allowing the Company to adjust its services to meet changing market demands;

●	high oil transfer flow rates; and

●	an indirect connection to all the Port of Fujairah berths, including certain underutilized berths that are in close proximity to the BPGIC Terminal, to allow users to benefit from lower contamination risks and faster vessel turnaround times and permitting greater access to the BPGIC Terminal.

As is common in the oil storage industry, BPGIC commenced operations of Phase I on a staggered basis to ensure a safe and efficient start-up of operations. From the time BPGIC began its operations in December 2017 to March 2018 (the testing period), BPGIC limited the availability of its Phase I storage capacity to 40 percent, allowing its management team to test all systems and make any necessary adjustments. BPGIC increased the availability of its Phase I storage capacity to approximately 70 percent on March 1, 2018, and to 100 percent on April 1, 2018.

Since it began operations, BPGIC has won four awards and been shortlisted for several others. In 2020, BPGIC won the “Emerging Port / Terminal of the year 2020” award by Global Ports and Terminal Industry. In 2019, BPGIC was named the winner of the “Outstanding Port/Terminal Design of the Year 2019” award by The Global Ports Forum, the “Excellence in Terminal Optimisation Award” by Tank Storage Magazine’s Global Tank Storage Awards, and the “Logistics Service Provider of the Year Award 2019” by Energy Middle East. In March 2018, BPGIC was short-listed by Tank Storage magazine, despite its relatively short track record, for the “Most Efficient Storage Terminal” global award for best throughput rates and most effective operations. In March 2019, BPGIC was once again, short-listed by Tank Storage magazine for the “Most Efficient Storage Terminal” global award, as well as the “Safety Excellence in Bulk Liquid Storage” and “Biggest Commitment to Environmental Protection” global awards.

Phase II is expected to focus its operations primarily on the storage and blending of crude oil. Phase II involves the construction of eight additional oil storage tanks with an aggregate geometric oil storage capacity of approximately 0.601 million m3, which will increase the Company’s aggregate geometric oil storage capacity to approximately 1 million m3. As part of Phase II, BPGIC has followed a similar approach to Phase I by investing in high-grade, long-life materials for the construction and development of its facilities. The Phase II contractor, Audex, commenced construction of Phase II in September 2018. Construction of Phase II is expected to be completed by the end of the Second Quarter of 2021.

The key features of Phase II are expected to include:

●	all eight oil storage tanks will be inter-connected via the Phase II Internal Manifold;

●	the pumping and stripping systems of the Phase II Internal Manifold will be equipped with fine stripping systems to minimize energy costs, lower loss ratios and remote changes on product contaminations;

●	the cranes of the Phase II Internal Manifold will allow the Company to more efficiently perform required maintenance activities and prepare pipelines for oil transfers;

●	each of the two piggable crude oil jetty pipelines will be directly connected between the Phase II Internal Manifold and Matrix Manifold 2, lowering loss ratios and contamination risks;

●	the Company will be able to perform up to six simultaneous operations in Phase II, including tank-to-tank transfers, recirculations, blending, heating, loading and discharging, which would permit the Company to service multiple user orders during the same time period; and

●	four of the oil storage tanks will be constructed to permit conversion between crude oil and fuel oil products, allowing the Company to adjust its services to meet changing market demands.

In the First Quarter of 2020, BPGIC entered into the Refinery Agreement, a new agreement with BIA (Al Brooge International Advisory LLC) which provides that the parties will use their best efforts to finalize the technical and design feasibility studies for the BIA Refinery, a refinery with a capacity of 25,000 b/d to be operated by BPGIC on land leased by BPGIC. The parties further agreed to negotiate, within 30 days, the Refinery Operations Agreement, a sublease agreement and a joint venture agreement to govern the terms on which BPGIC will sublease land to BIA to locate, BIA will construct, and BPGIC will operate the refinery. Due to the COVID-19 pandemic, the parties agreed to extend the period for their negotiations until the Second Quarter of 2021 and negotiations remain ongoing.

The Company is in advanced stages of planning Phase III, a further major expansion in the Port of Fujairah. In February 2020, BPGIC entered into the Phase III Land Lease to secure the Phase III Land, a new plot of land of approximately 450,000 m2 near its existing Phase I and Phase II facilities. On October 1, 2020, BPGIC, FOIZ and BPGIC III, entered into a novation agreement, whereby BPGIC novated the Phase III Land Lease to BPGIC III. The Company believes that the Phase III Land can house additional storage capacity of up to 3,500,000 m3 and additional refinery capacity of up to 180,000 b/d. A FEED study for the Phase III Land was recently completed and preconstruction work, including commencement of a Soil Investigation and an Environmental Impact Assessment (EIA) report, commenced in October 2020. Currently, the Company plans to use the Phase III Land to further increase its crude oil storage and refinery services capacity. See “Risk Factors — Risks related to BPGIC and BPGIC III — The scarcity of available land in the Fujairah oil zone region could subject the Company to competition for additional land, unfavorable lease terms for that land and limit the Company’s ability to expand its facilities in Fujairah beyond Phase III.”

For the six months ended June 30, 2019, the Company generated revenue from operations of $22.0 million, a profit and total comprehensive income of $12.0 million and an Adjusted EBITDA of $18.8 million. For the six months ended June 30, 2020, the Company generated revenue from operations of $22.9 million, a profit and total comprehensive income of $16.2 million and an Adjusted EBITDA of $17 million. As at June 30, 2020, the Company had total assets of $319.2 million.

For the year ended December 31, 2018, the Company generated revenue from operations of $35.8 million, a profit and total comprehensive income of $16.1 million and an Adjusted EBITDA of $29.9 million. For the year ended December 31, 2019, the Company generated revenue from operations of $44.1 million, a loss and total comprehensive loss of $75.3 million and an Adjusted EBITDA of $37.1 million. As at December 31, 2019, the Company had total assets of $307.3 million.

For the six months ended June 30, 2019, the Company generated 54.3 percent of its total revenue from monthly fees for storage services. For the six months ended June 30, 2020, the Company generated 53.0 percent of its revenue from monthly fees for storage services.

For the year ended December 31, 2018, the Company generated 57.9 percent of its total revenue from monthly fees for storage services. For the year ended December 31, 2019, the Company generated 54.3 percent of its total revenue from monthly fees for storage services. The Phase I Customer Agreement is for an initial period of four years with a renewal period of five years. The level of the fixed storage fees for Phase I is more than sufficient to cover all of the Company’s Phase I operating costs (other than the variable costs associated with ancillary services), including operating costs, wages, depreciation and interest costs.

For the six months ended June 30, 2019, the Company generated 45.7 percent of its total revenue from monthly fees for ancillary services. For the six months ended June 30, 2020, the Company generated 47.0 percent of its revenue from ancillary fees for storage services.

For the year ended December 31, 2018, the Company generated 42.1 percent of its total revenue from monthly fees for ancillary services. For the year ended December 31, 2019, the Company generated 45.7 percent of its total revenue from monthly fees for ancillary services. The Company expects its revenues from ancillary services to be a significant driver of value for the Company going forward.

For more information regarding the Company’s financial condition and results of operations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Competitive Strengths

Strategic location of the BPGIC Terminal - The BPGIC Terminal is strategically located in the Port of Fujairah, which is located outside the Strait of Hormuz, is the main bunkering location in the MENA region and is the second largest bunkering hub in the world. The Port of Fujairah’s geographic position outside the Strait of Hormuz allows vessels transporting oil and oil products to bypass the Strait of Hormuz and avoid incurring additional costs and delays.

Best-in-class facility with low costs. - The Company operates the Phase I and Phase II facilities at the BPGIC Terminal under a 60-year lease, which has allowed the Company to design and build a terminal for long term use by using materials that have longer expected life spans than comparable materials utilized by other oil storage terminals in the MENA region, which the Company believes enabled it to build a best-in-class facility.

All 14 oil storage tanks in Phase I have been designed to permit conversions from storing one clean petroleum product to another at an average speed of 48 hours and from storing fuel oil to gas oil at an average speed of 14 days, which the Company believes compares favorably to competitors in the UAE region, allowing the Company to adjust its services to meet changing market demands. The Company can perform up to 11 simultaneous operations in Phase I, including tank-to-tank transfers, recirculations, blending, heating, loading and discharging, permitting the Company to service multiple user orders during the same time period. Phase I has a fully segregated internal manifold, high oil transfer flow rates and an indirect connection to all the Port of Fujairah berths, including certain underutilized berths that are in close proximity to the BPGIC Terminal, to allow users to benefit from lower contamination risks and faster vessel turnaround times while permitting greater access to the BPGIC Terminal. A fine stripping system has been installed, to minimize energy costs, lowering loss ratios and a higher degree of stripping.

In addition, maintenance costs for the operational facilities at the BPGIC Terminal are relatively low. Furthermore, as the BPGIC Terminal is located in a free-zone, the Company and its subsidiaries are currently not required to pay any taxes and the Company’s customer agreements provide that any port fees charged by the Port of Fujairah are to be paid by the customers.

Stable and predictable revenue stream for storage services. - The Company generates stable and predictable cash flows for its storage services by providing fee-based, take-or-pay storage services. The Company’s storage business is not subject to seasonal fluctuations. The Company’s offtake agreements require lessees to pay a monthly fixed storage fee to lease Phase I’s storage capacity and will require BIA to pay a monthly fixed storage fee to lease Phase II’s storage capacity (in each case, irrespective of whether they use any storage capacity).

Suite of ancillary services, which provide additional revenue streams. - The Company is able to increase its revenue beyond the monthly fixed storage fee by providing ancillary services to customers. These ancillary services included throughput, blending, heating and inter-tank transfers and generate additional revenue in accordance with the type and quantity of ancillary services the customer requests.

Experienced senior management team. - The Company is led by the members of senior management, who have over 30 years of experience collectively in the oil storage terminal, infrastructure sectors and related markets.

Strategy

The Company’s vision is to develop an oil storage business that differentiates itself from competitors by providing its customers with fast order processing times, excellent customer service and high accuracy blending services with low oil losses. In this pursuit, the key components of the Company’s business strategy are as follows:

Expand the scale of existing operations by completing Phase II and operating the BIA Refinery.

The Company plans to leverage its experience from building and operating Phase I while building and ramping up operations for Phase II. Phase II involves the construction of eight additional oil storage tanks with an aggregate geometric oil storage capacity of approximately 0.601 million m3, which will increase the Company’s aggregate geometric oil storage capacity to approximately 1.0 million m3. This would lead to the BPGIC Terminal becoming one of the largest oil storage terminals by storage capacity in the Port of Fujairah. In August 2020, the Company commenced hydrotesting of the Phase II facility and the Company expects Phase II operations to commence in the Third Quarter of 2021. The Company plans to focus Phase II’s operations primarily on the storage and blending of crude oil and thereby capitalize on the demand for crude oil storage.

The Company is in discussion with BIA to finance, develop, construct and commission the BIA Refinery at minimal capital cost to the Company. The Refinery Operations Agreement is still under negotiation, but the Company expects that the BIA Refinery will have an initial production capacity of 25,000 b/d and be capable of producing IMO 2020 compliant 0.5% sulphur content shipping fuel. Upon completion, the BIA Refinery is expected to be one of first refineries in the MENA region producing IMO 2020 compliant 0.5% sulphur content shipping fuel. The Company currently expects the BIA Refinery to be developed, constructed, installed and operative by the First Quarter of 2022.

Growth Through Expansion of the Company’s Facilities and Geography

In February 2020, BPGIC entered into the Phase III Land Lease, a land lease agreement to lease the Phase III Land, a plot of land in the Port of Fujairah that has a total area of approximately 450,000 m2. On October 1, 2020, BPGIC, FOIZ and BPGIC III, entered into a novation agreement, whereby BPGIC novated the Phase III Land Lease to BPGIC III. The Company believes that the Phase III Land can house additional storage capacity of up to 3,500,000 m3 and additional refinery capacity of 180,000 b/d. A FEED study was recently completed and preconstruction work, including commencement of a Soil Investigation and an Environmental Impact Assessment (EIA) report, commenced in October 2020. Planning for Phase III remains ongoing. In addition to the Phase III expansion, the Company intends to leverage senior management’s long-standing industry expertise in the oil and gas and storage sector, initially within the Gulf region and, ultimately more broadly geographically, to ensure the Company continues to enhance its competitiveness, expand its solution offerings to customers and increase shareholder value.

Continue to build relationships with potential customers.

The Company is focused on diversifying its potential customer base over the medium to long-term. Due to Phase I’s strong performance track record to date, and the Company’s reputation and business development efforts, including through inspections from potential users, the Company believes that it has developed strong relationships with several oil traders that could potentially utilize the services of Phase I and II.

Corporate Information and History

The Company’s legal and commercial name is Brooge Energy Limited. Until April 7, 2020, the Company’s legal and commercial name was Brooge Holdings Limited. The Company was incorporated for the purpose of effectuating the Business Combination and to hold BPGIC. The Company was incorporated under the laws of the Cayman Islands as an exempted company on April 12, 2019. Prior to the Business Combination, the Company owned no material assets and did not operate any business.

The name and mailing address of the Company’s agent and registered office is Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. Its principal executive office is that of BPGIC and BPGIC III, located at P.O. Box 50170, Fujairah, United Arab Emirates and its telephone number is +971 9 201 6666. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. We maintain a corporate website at broogeenergy.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

In accordance with the terms and conditions of the Business Combination Agreement, upon the closing of the Business Combination on December 20, 2019, (i) Twelve Seas merged with Merger Sub and holders of Twelve Seas’ securities received substantially similar securities of the Company, and (ii) Twelve Seas continued as the surviving entity and a wholly-owned subsidiary of the Company under the name BPGIC International, and the Company acquired all of the issued and outstanding ordinary shares of BPGIC from BPGIC Holdings in exchange for Ordinary Shares of the Company and BPGIC became a wholly-owned subsidiary of the Company.

On September 27, 2020, the Company formed BPGIC III to develop and operate the Phase III land and on June 9, 2020, BPGIC formed BPGIC Management to administer an office in Dubai due to the strategic location of Dubai, which is close to Fujairah, and also a hub for global traders and investors from around the world. All of the Company’s operations are currently conducted through BPGIC and BPGIC III.

The following timeline sets forth the Company’s major milestones.

BPGIC History Overview

2010
Market study & analysis

2013
- Incorporated
- Initial land lease and development rights

2014
Port facility agreement entered with Port of Fujairah

2015
- Phase I financing committed
- Plans finalized for Phase I construction start date

Phase I 2018
- January: Commenced
- August: ISO and OHSAS certifications received

Phase II
- Off take contract for Phase II signed with end-user
- September: EPC Contract signed and started construction for Phase II

Q4 2019
Nasdaq Listing under the symbol 'BROG'

Phase III Q1 2020
Final land lease agreement reserving additional 450,000 m^2 in Port of Fujairah, almost 3 times the size of, and near to, Phase I and II land

Phase III Q3 2020: FEED Study

Bonds
Q3 2020: USD 200 million raised

Phase II
Q2 2021: Expected operations start date

Future Vision
- Phase III Development
- Local and international growth

Refinery
Q1 2022: Expected start of operations

2010 | 2013 | 2014 | 2015 | 2016 | 2017 | 2018 | 2019 | 2020 | 2021 | Beyond

- Phase I was completed and fully operational on schedule
- Phase II construction is underway with 100% of capacity already contracted
- Phase III initial land lease and discussions with potential customers underway

Phase I | Phase II | Phase III & Beyond

BPGIC was incorporated in 2013 in the Fujairah Free Zone, UAE, to provide oil storage, heating and blending services. On February 10, 2013, the Fujairah Free Zone Authority provided BPGIC with a license to engage in the following activities: (i) trading and storing all varieties of oil products and gas, including crude and fuel oils; (ii) building, managing and investing in refineries and all other types of investments; and (iii) exploring and extracting crude oil and gas in both onshore and offshore fields.

Construction of the Phase I facility was completed in November 2017 at a total cost of $170 million, and testing began in December 2017. BPGIC commenced limited operations at the Phase I facility on January 18, 2018. From the time BPGIC began its operations on December 20, 2017 to February 28, 2018, BPGIC limited the availability of its Phase I storage capacity to 40 percent, allowing its management team to test all systems and make any necessary adjustments. BPGIC increased the availability of its Phase I storage capacity to approximately 70 percent on March 1, 2018 and to 100 percent on April 1, 2018.

In an effort to de-risk the start-up of operations of Phase I, BPGIC entered into the Phase I End User Agreement. The Phase I End User Agreement went into effect on December 12, 2017. Pursuant to the Phase I End User Agreement, the Initial Phase I End User leased all 14 oil storage tanks in Phase I from BPGIC. The Phase I End User Agreement provided that the Initial Phase I End User would pay BPGIC (i) a monthly fixed storage fee to lease all of Phase I’s storage capacity (irrespective of whether the Initial Phase I End User utilized any storage capacity) and (ii) monthly variable ancillary service fees based on the Initial Phase I End User’s usage of the following ancillary services: throughput, blending, heating and inter-tank transfers. In August 2019, with the approval of the Initial Phase I End User, BPGIC restructured its relationship with the Initial Phase I End User by entering into the Phase I Customer Agreement, a four-year lease and offtake agreement with BIA, for the Phase I facility. After entering the Phase I Customer Agreement, BIA assumed BPGIC’s rights and obligations under the Phase I End User Agreement.

As Phase I neared completion, BPGIC finalized plans for Phase II in the Third Quarter of 2017. Phase II work commenced in September 2018 and is expected to be completed by the end of the Second Quarter of 2021. Phase II is expected to focus its operations primarily on the storage and blending of crude oil. Phase II involves the construction of eight additional oil storage tanks with an aggregate geometric oil storage capacity of approximately 0.601 million m3, which will increase the Company’s aggregate geometric oil storage capacity to approximately 1 million m3.

Phase II is being constructed adjacent to Phase I. The expected capital expenditure in respect of Phase II is $160.6 million which is comprised of construction costs of $150.0 million and capitalised interest and land lease and consultancy charges of $10.6 million. The expected capital expenditure of $160.6 million in respect of Phase II will be funded by:

●	drawings of $85 million under the Bond Financing Facility; and

●	shareholders contributions, proceeds of the Business Combination, and internally generated cashflow in the aggregate amount of $75.6 million.

Of the $160.6 million expected capital expenditure in respect of Phase II, $39.2 million was paid in the year ended December 31, 2019. During 2020, $81.2 million was paid through December 2020 and balance is expected to be paid out before the end of first half of 2021. See “Risk Factors — Risks related to BPGIC and BPGIC III — The Company may be subject to significant risks and expenses when constructing Phase II, which could adversely affect the Company’s business, financial condition and results of operations.”

As of November 30, 2020, the Company had funded the construction of Phase I, Phase II and all of its other cash requirements with funds from the Phase I Financing Facilities, Proceeds from the Bond financing facility and net equity contributions (other than share capital) since 2014 of $71.01 million from shareholders. For additional information regarding the Phase I Financing Facilities, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Debt Sources of Liquidity”.

As was the case with Phase I, in order to de-risk the start-up of operations of Phase II, on June 27, 2018, BPGIC entered into the Phase II End User Agreement with the Phase II End User, an international commodities trading company. Pursuant to the Phase II End User Agreement, the Phase II End User has agreed to lease all eight oil storage tanks in Phase II and will become the end-user with respect to Phase II once Phase II becomes operational. In August 2020, the Company commenced hydrotesting of the Phase II facility and the Company expects Phase II operations to commence by in the Third Quarter of 2021. In September 2019, with the approval of the Phase II End User, BPGIC entered into the Phase II Customer Agreement with BIA to restructure its relationship with the Phase II End User. Under the Phase II Customer Agreement, BPGIC leased the Phase II facilities to BIA, and in connection therewith, BIA assumed the rights and obligations of BPGIC under the Phase II End User Agreement.

For more information regarding the Phase II End User Agreement and Phase II Customer Agreement, see “Business — Material Contracts — Phase II End User Agreement and Phase II Customer Agreement”.

For more information regarding Phase II, see the sections entitled “Business — The BPGIC Terminal — Proposed Phase II” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Debt Sources of Liquidity”.

Recent Developments

In March 2019, BPGIC partnered with Sahara to develop and operate a modular refinery within the BPGIC Terminal with minimal capital expenditure by BPGIC. Under the terms of the parties’ agreement, Sahara would finance and arrange the development, construction and commissioning of a modular refinery capable of supplying IMO 2020 compliant 0.5% sulphur content shipping fuel with initial production capacity of 24,000 b/d.

In February 2020, BPGIC and Sahara mutually agreed to discontinue their joint development project to install a modular oil refinery at BPGIC’s terminal. Shortly thereafter, BPGIC entered into the Refinery Agreement, a new agreement with BIA which provides that the parties will use their best efforts to finalize the technical and design feasibility studies for the BIA Refinery, a refinery with a capacity of 25,000 b/d operated by BPGIC. The parties further agreed to negotiate, within 30 days, the Refinery Operations Agreement, a sublease agreement and a joint venture agreement to govern the terms on which (i) BPGIC will sublease land to BIA to locate, (ii) BIA will construct, and (iii) BPGIC will operate the BIA Refinery. Due to the COVID-19 pandemic, the parties agreed to extend the period for their negotiations until the Second Quarter of 2021 and negotiations remain ongoing.

Also in February 2020, BPGIC entered into the Phase III Land Lease, a land lease agreement to lease the Phase III Land, a plot of land in the Port of Fujairah that has a total area of approximately 450,000 m2. On October 1, 2020, BPGIC, FOIZ and BPGIC III, entered into a novation agreement, whereby BPGIC novated the Phase III Land Lease to BPGIC III. The agreement provides for an initial 30 year term with an automatic 30 year renewal. Upon mutual agreement of the parties, the term of the Phase III Land Lease can be renewed or extended for a further period, the term of which is unspecified and therefore subject to agreement between the parties. BPGIC III will begin paying rent under the Phase III Land Lease on the earlier of the date that is 18 months from the date of the Phase III Land Lease and the commissioning of the Phase III facility. The initial annual rent will be $6,126,467 and rent increases by 2 percent per annum.

The Company is in the advanced stages of planning Phase III, a major expansion in the Port of Fujairah. The Company believes that the Phase III Land can house additional storage capacity of up to 3,500,000 m3 and additional refinery capacity of 180,000 b/d. As of the date of this prospectus, the Company does not yet have any planned capital expenditures in connection with Phase III, other than the cost of a FEED study for storage capacity of up to 3,500,000 m3 and a 180,000 b/d refinery. The FEED study for Phase III was recently completed and preconstruction work for Phase III, including commencement of a Soil Investigation and an Environmental Impact Assessment (EIA) report, commenced in October 2020.

In April 2020, BIA agreed to release an aggregate of 129,000 m3 of the Phase I capacity, amounting to approximately one third of the total Phase I capacity, back to BPGIC, until November 8, 2020, subject to extension of the term for an additional six months upon the mutual agreement of the parties. On November 1, 2020, the parties mutually agreed to such extension of the term for an additional six months. On December 1, 2020 and December 7, 2020, BIA agreed to release additional 43,000 m3 and 61,072 m3, respectively, of the Phase I capacity back to BPGIC for respective six-month periods ending in June 2021, in each case, subject to extension for an additional six months upon the mutual agreement of the parties.

In November 2020, the Super Major Agreement was not renewed by mutual agreement. In November 2020, December 2020 and January 2021, BPGIC entered into the Commercial Storage Agreements with the Storage Customers. Each Commercial Storage Agreement, other than the NuFuel Storage Agreement, has a 6 month term subject to an additional 6 month renewal. The NuFuel Storage Agreement has a 3 month term subject to an additional 3 month renewal. The Synergy Storage Agreement has since been terminated but all of the other Commercial Storage Agreements remain in effect as of the date of this prospectus. The Commercial Storage Agreements currently in effect have much higher monthly, fixed storage fees compared to the Super Major Agreement, which will increase the Company’s fixed revenues by 50% to 60%. See “Business — Material Contracts — Commercial Storage Agreements.

During September 2020, as part of the Bond Financing Facility, BPGIC issued bonds of $200 million to private investors with a face value of $1 and an issue price of $0.95. The issuance has a maximum size of $250.00 million, which includes the option for a tap issue of an additional $50.00 million subject to certain conditions. The proceeds of the Bond Financing Facility were used to repay the Phase I Financing Facilities, fund capital project for Phase II, repay the promissory note payable to Early Bird Capital, pre-fund the Liquidity Account and for general corporate purposes. The proceeds of the bonds were drawn down during November 2020 and outstanding term loans were fully settled.

The principal repayment of the Bond Financing Facility will be semi-annual payments of $7 million starting in September 2021 until March 2025, and one bullet repayment of $144 million in September 2025. The bonds bear interest at 8.5% per annum, payable along with the principal installments.

Summary of Risks Affecting our Company

Our business is subject to numerous risks described in the section titled “Risk Factors” and elsewhere in this prospectus. The main risks set forth below and others you should consider are discussed more fully in the section entitled “Risk Factors” beginning on page 15, which you should read in its entirety.

Risks Related to BPGIC and BPGIC III

○	The Company is currently reliant on BIA for the majority of its revenues, and upon completion of Phase II and the BIA Refinery, will become even more reliant on BIA for revenue, and any material non-payment or non-performance by BIA would have a material adverse effect on the Company’s business, financial condition and results of operations.

○	The Group is susceptible to general economic conditions, natural catastrophic events and public health crises, including the COVID-19 pandemic, which could adversely affect our operating results.

○	End users’ usage of BPGIC’s ancillary services has, and BPGIC III’s ancillary services (when available) will have, an impact on its profitability.

○	If the Company loses customers it would have a direct negative effect on its results of operations, financial condition and/or prospects.

○	The Group’s auditor’s report includes a going concern paragraph.

○	The Company has, in the past, defaulted on its financing arrangements. If the Company defaults in the future, its lenders may require immediate repayment of debt and the Company may be unable to meet its obligations as they come due.

○	The Group has identified two material weaknesses in its controls over financial reporting, one related to lack of sufficient skilled personnel and one related to lack of sufficient entity level and financial reporting policies and procedures.

○	The Group may be unable to meet its funding needs, including those for Phase III, as they arise.

○	Accidents involving the handling of oil products at the BPGIC Terminal or the BIA Refinery could disrupt the Company’s business operations and/or subject it to environmental and other liabilities.

○	The Company is subject to a wide variety of regulations and may face substantial liability if it fails to comply with existing or future regulations applicable to its businesses or obtain necessary permits and licenses pursuant to such regulations.

Risks Related to the Company’s Business and Operations

○	The Company’s only significant asset is its ownership of BPGIC and BPGIC III.

○	The Company is a Cayman Islands exempted company and, because judicial precedent regarding the rights of shareholders is different under Cayman Islands law than under U.S. law, you could have less protection of your shareholder rights than you would under U.S. law.

○	The Company’s controlling shareholder has substantial influence over the Company and its interests may not be aligned with the interests of the Company’s other shareholders.

Risks Related to Doing Business in Countries in which the Company Operates

○	The Company is subject to political and economic conditions in Fujairah and the UAE and recent geopolitical developments have increased the risk that the region in which the Company operates could be involved in an escalating conflict that could have a material adverse effect on our business, financial condition and results of operations.

○	Climate change legislation or regulations restricting emissions of greenhouse gases could result in increased operating and capital costs and reduced demand for the Company’s storage services.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” as defined in the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. In particular, as an emerging growth company, we:

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”);

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes); and

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure.

We have taken, and intend to continue to take, advantage of all of these reduced reporting requirements and exemptions. Accordingly, the information we provide to you may be different than you might get from other public companies in which you hold securities.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and other exemptions available to emerging growth companies until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to U.S. domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	our executive officers, directors and principal shareholders are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Further, as a foreign private issuer, the Company may generally follow home country practice with respect to certain matters of corporate governance in lieu of the comparable governance provisions of the NASDAQ Listing Rules, except for certain matters including the composition and responsibilities of the audit committee and the independence of its members within the meaning of the rules and regulations of the SEC.

The Company follows home country practice in lieu of NASDAQ corporate governance requirements with respect to the following NASDAQ requirements:

●	Executive Sessions. We are not required to and, in reliance on home country practice, we may not, comply with certain NASDAQ rules requiring the Company’s independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. The Company follows Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full board of directors.

●	Nomination of Directors. The Company’s director nominees may not be selected or recommended for the board of director’s selection by either (i) independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or (ii) a nominations committee comprised solely of independent directors, as required under NASDAQ rules. The Company follows Cayman Islands practice which does not require director nominations to be made or recommended solely by independent directors. Further, the Company does not have a formal written charter or board resolution addressing the director nominations process. The Company follows Cayman Islands practice which does not require the Company to have a formal written charter or board resolution addressing the director nominations process.

●	Proxy Statements. We are not required to and, in reliance on home country practice, we may not, comply with certain NASDAQ rules regarding the provision of proxy statements for general meetings of shareholders. The Company will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies.

●	Shareholder Approval. The Company is not required to and, in reliance on home country practice, it does not intend to, comply with certain NASDAQ rules regarding shareholder approval for certain issuances of securities under NASDAQ Rule 5635. In accordance with the provisions of the Company’s Amended and Restated Memorandum and Articles of Association, the Company’s board of directors is authorized to issue securities, including Ordinary Shares, preferred shares, warrants and convertible notes without shareholder approval.

THE OFFERING

Issuer	Brooge Energy Limited

Ordinary Shares offered by us	21,228,900 Ordinary Shares issuable upon exercise of Warrants.

Ordinary Shares outstanding prior to exercise of outstanding Warrants	109,587,854 Ordinary Shares

Ordinary Shares outstanding assuming exercise of all outstanding Warrants for cash (1)	130,816,754 Ordinary Shares

Exercise Price of Warrants	$11.50 per Ordinary Share, subject to adjustment as described herein.

Use of Proceeds	We will receive up to an aggregate of approximately $244 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Market for Ordinary Shares and Warrants	Our Ordinary Shares and Warrants are currently listed on the Nasdaq Capital Market under the symbols “BROG” and “BROGW,” respectively.

Warrant Agent	Continental Stock Transfer & Trust Company

Warrant Term	The Warrants became exercisable upon Closing and are exercisable until December 20, 2024.

Risk Factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 15 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

(1)	The holders of Warrants are not obligated to exercise any or all of their Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. During any period when we shall have failed to maintain an effective registration statement, we must permit holders to exercise their Warrants on a “cashless basis.” To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

SUMMARY FINANCIAL DATA

The Company was formed solely to effectuate the Business Combination and to hold BPGIC. Following and as a result of the Business Combination, all of the Company’s business is conducted through BPGIC and BPGIC III. The consolidated statements of comprehensive income for the years ended December 31, 2019, 2018 and 2017 (other than the selected non-IFRS data) and the statements of financial position as of December 31, 2019, and 2018 were derived from our audited financial statements included elsewhere in this prospectus. The statements of comprehensive income for the six months ended June 30, 2020 and 2019 and the statements of financial position as of June 30, 2019 were derived from our unaudited interim financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. The financial statements of the Company, BPGIC, BPGIC III, BPGIC Management and BPGIC International have been prepared in United States Dollars (“$”), and in accordance with IFRS, which differ in certain respects from the principles that would have been followed had such financial statements been prepared in accordance with U.S. GAAP. The information presented below should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Selected Financial Information

Consolidated Statements of Comprehensive Income for the years ended December 31, 2019, 2018 and 2017 and for the six months ended June 30, 2020 and 2019.

	For the Year Ended December 31			For the Six Months Ended June 30
	2019
	(Restated)	2018	2017	2020	2019
	$	$	$	$	$
Revenue	44,085,374	35,839,268	89,593	22,893,875	22,042,687
Direct costs	(10,202,465)	(9,607,360)	(2,295,809)	(6,146,872)	(4,955,436)
GROSS PROFIT / (LOSS)	33,882,909	26,231,908	(2,206,216)	16,747,003

Listing expenses	(101,773,877)	-	-	-	-
General and administrative expenses	(2,608,984)	(2,029,260)	(574,266)	(2,696,346)	(1,236,507)
Finance costs	(5,730,535)	(6,951,923)	(966,926)	(3,370,988)	(3,412,843)
Change in estimated fair value of derivative warrant liabilities	1,273,740	-	-	5,307,225	-
Changes in fair value of derivative financial instruments	(328,176)	(1,190,073)	-	179,758	(484,603)

(LOSS) PROFIT AND TOTAL COMPREHENSIVE (LOSS) INCOME FOR THE PERIOD	(75,284,923)	16,060,652	(3,747,408)	16,166,652	11,953,298
(Loss) / Earnings per share - Basic and diluted	(0.94)	0.20	(0.05)	0.184	0.20

Selected Non-IFRS Financial Data
Adjusted EBITDA*	37,059,670	29,918,711	(2,087,954)	17,042,488	18,750,625
Adjusted EBITDA Margin	84.06	83.48	-	74.4	85.1

*	Adjusted EBITDA is defined as profit (loss) before finance costs, income tax expense (currently not applicable in the UAE but included here for reference purposes), depreciation, listing expenses, net change in fair value of derivative warrant liabilities and net change in the value of derivative financial instruments.

Consolidated statements of financial position as of June 30, 2020, December 31, 2019 and 2018

	June 30,	December 31, 2019	December 31,
	2020	(Restated)	2018
	$	$	$
ASSETS
Non-current assets	306,731,146	284,893,352	197,629,114
Current assets	12,435,512	22,359,108	2,307,518
TOTAL ASSETS	319,166,658	307,252,460	199,936,632
Equity	125,584,288	109,416,415	60,977,933
Non-current liabilities	98,564,205	102,799,150	28,115,068
Current liabilities	95,018,165	95,036,895	110,843,631
TOTAL EQUITY AND LIABILITIES	319,166,658	307,252,460	199,936,632

See Note 2.4 to the notes to the consolidated financial statements included in this Amendment.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the other information in this prospectus referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to BPGIC and BPGIC III

The Company is currently reliant on BIA for the majority of its revenues and any material non-payment or non-performance by BIA would have a material adverse effect on the Company’s business, financial condition and results of operations.

Phase I of the BPGIC Terminal consists of 14 oil storage tanks with an aggregate geometric oil storage capacity of approximately 0.399 million m3 and related infrastructure. On December 12, 2017, BPGIC entered into the Phase I End User Agreement, a five-year lease and service agreement with the Initial Phase I End User, an international energy trading company. BPGIC’s revenues historically depended solely on the fees it received pursuant to the Phase I End User Agreement which were comprised of (i) a monthly fixed fee to lease BPGIC’s Phase I storage capacity (regardless of whether the Initial Phase I End User used any storage capacity) and (ii) monthly variable fees based on the Initial Phase I End User’s usage of the following ancillary services: throughput, blending, heating and inter-tank transfers.

In August 2019, with the approval of the Initial Phase I End User, BPGIC restructured its relationship with the Initial Phase I End User by entering into the Phase I Customer Agreement, a four-year lease and offtake agreement with BIA, for the Phase I facility. After entering the Phase I Customer Agreement, BIA assumed BPGIC’s rights and obligations under the Phase I End User Agreement. Subsequently, in April and May 2020, BIA agreed to release an aggregate of 129,000 m3 of the Phase I capacity, amounting to approximately one third of the total Phase I capacity, back to BPGIC, until November 8, 2020, subject to extension of the term for an additional six months upon the mutual agreement of the parties. On November 1, 2020, the parties mutually agreed to such extension of the term for an additional six months. On December 1, 2020 and December 7, 2020, BIA agreed to release additional 43,000 m3 and 61,072 m3, respectively, of the Phase I capacity back to BPGIC for respective six-month periods ending in June 2021, in each case, subject to extension for an additional six months upon the mutual agreement of the parties.

Accordingly, a majority of the Company’s revenues for the immediate future are expected to consist of the fees it receives pursuant to the Phase I Customer Agreement which are comprised of (i) a monthly fixed fee to lease approximately two thirds of the Company’s Phase I storage capacity (regardless of whether BIA uses any storage capacity) and (ii) monthly variable fees based on BIA’s, or its sublessees’, usage of the following ancillary services: throughput, blending, heating and inter-tank transfers.

The terms of the Phase I Customer Agreement allow BIA to sublease, subject to BPGIC’s prior approval, the use of Phase I’s facilities. In 2020, BIA subleased the use of the Phase I facility to multiple international and regional end users including the Initial Phase I End User. Under the Phase I Customer Agreement, BIA still retains the obligation to pay any outstanding amounts due, including if a sublessee were to fail to make any payments owed to it. There can be no assurance that in the event of a non-payment by one or more of the Phase I end users of amounts owed to BIA, that BIA would honor its obligation to pay any outstanding amounts due to BPGIC.

We are susceptible to general economic conditions, natural catastrophic events and public health crises, which could adversely affect our operating results.

Our results of operations could be adversely affected by general conditions in the global economy, including conditions that are outside of our control, such as the impact of health and safety concerns from the current outbreak of COVID-19. Governments in affected countries, including the UAE, have imposed travel bans, quarantines and other emergency public health measures. Those measures, though temporary in nature, may continue and increase depending on developments in the COVID-19’s outbreak. Though our oil storage and services operations have not been significantly impacted by the COVID-19 pandemic, the activities of our executives and corporate staff have been, and may continue to be, disrupted and delayed. Many of the vendors and professionals with whom we work have also experienced disruptions. Our executives and corporate staff have been, and may continue to be, focused on mitigating the effects of COVID-19, which may delay other value-add initiatives.

In particular, COVID-19 has resulted in, and may continue to result in, delay in negotiations with counterparties, including BIA with respect to the BIA Refinery, that could be material to our business. Further, we and our contractors have been, and may continue to be, delayed or unable to procure essential equipment, supplies or materials for the construction of Phase II in adequate quantities and at acceptable prices.

In addition, the COVID-19 pandemic has significantly increased economic uncertainty. It is likely that the current outbreak or continued spread of COVID-19 has or will cause an economic slowdown, and it is possible that it could cause a global recession. Such adverse impact on the global economy may negatively impact the availability of debt and equity financing on commercially reasonable terms, which, in turn, may adversely affect our ability to successfully execute our business strategies and initiatives, such as the funding of capital expenditures.

The extent, if any, to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and will include emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus.

The Phase I users’ usage of the Company’s ancillary services has an impact on the Company’s profitability. The demand for such ancillary services can be influenced by a number of factors including current or expected prices and market demand for refined petroleum products, each of which can be volatile.

With respect to the Phase I Customer Agreement and the Commercial Storage Agreements currently in effect, the total monthly storage fees are fixed and the total monthly fees for the Company’s ancillary services are subject to variation based on the customers’ usage of the Company’s ancillary services. The Company expects its revenue from the ancillary services offered in Phase I to vary based on the orders received from the Storage Customers and that BIA receives from its end users. The needs of the Storage Customers’ and the Phase I end users’ customers, and consequently, the Storage Customers’ and BIA’s usage of the Company’s ancillary services, tend to vary based on a number of factors including current or expected refined petroleum product prices and trading activity. Factors that could lead to a decrease in the demand for the Company’s ancillary services include:

●	changes in expectations for future prices of refined petroleum products;

●	the level of worldwide oil and gas production and any disruption of those supplies;

●	a decline in global trade volumes, economic growth, or access to markets;

●	higher fuel taxes or other governmental or regulatory actions that increase, directly or indirectly, the cost of gasoline and diesel; and

●	changes to applicable regulations or new regulations affecting the refined petroleum products serviced by the Company.

Any of the factors referred to above, either alone or in combination, may result in the Storage Customers’ and/or the Phase I end users’ reduced usage of the Company’s ancillary services, which would ultimately have a material adverse effect on the Company’s business, financial condition and results of operations.

In the event that the Commercial Storage Agreements or the Phase I Customer Agreement expire or otherwise terminate, the Company may have difficulty locating a replacement for the Storage Customers or BIA due to competition with other oil storage companies in the Port of Fujairah and at other ports.

In November 2020, the Super Major Agreement was not renewed by mutual agreement. On January 15, 2021, the Synergy Storage Agreement was ended. Each of the Commercial Storage Agreement currently in effect, other than the NuFuel Storage Agreement, has a 6 month term subject to an additional 6 month renewal. The NuFuel Storage Agreement has a 3 month term subject to an additional 3 month renewal. There can be no assurance that any of the Commercial Storage Agreements currently in effect will be renewed or that any of such agreements will not be terminated prior to expiration of its term or that we will find adequate replacements upon non-renewal or earlier termination of such agreements.

The Company may have to compete with other oil storage companies in the Port of Fujairah to secure a third party to contract for the Company’s services in the event that any of the Commercial Storage Agreements currently in effect or the Phase I Customer Agreement expire or otherwise terminate. Such third parties may not only consider competitors in the Port of Fujairah but may also consider companies located at other ports. Although the Company believes that it has a best-in-class technically designed terminal in Fujairah and there is a scarcity of land in Fujairah available for expansion by competitors, the Company’s ability to compete could be harmed by factors it cannot control, including:

●	the Company’s competitors’ construction of new assets or conversion of existing terminals in a manner that would result in more intense competition in the Port of Fujairah;

●	the Company’s competitors, which currently provide services to their own businesses (i.e., captive storage), seeking to provide their services to third parties, including third-party oil companies and oil traders;

●	the Company’s competitors making significant investments to upgrade or convert their facilities in a manner that, while limiting their capacity in the short term, would eventually enable them to meet or exceed the Company’s capabilities;

●	the perception that another company or port may provide better service; and

●	the availability of alternative heating and blending facilities located closer to users’ operations.

Any combination of these factors could result in third parties entering into long-term contracts to utilize the services of the Company’s competitors instead of the Company’s services, or the Company being required to lower its prices or increase its costs to attract such parties or retain its existing customers, either of which could adversely affect the Company’s business, financial condition and results of operations.

In addition, in the event that BIA’s agreements with its sublessees expire or otherwise terminate, BIA would have similar risks and may face similar difficulties locating replacements for its sublessees due to competition with other oil storage companies in the Port of Fujairah and at other ports. If BIA is unable to contract with new end users, or the new end users do not use ancillary services to the same extent as the existing sublessees, the ancillary services used by BIA would be reduced and BIA’s ability to satisfy its payment obligations to the Company under the Phase I Customer Agreement would be impaired, each of which could adversely affect the Company’s business, financial condition and results of operations.

The Company may be subject to significant risks and expenses when constructing Phase II, which could adversely affect the Company’s business, financial condition and results of operations.

The construction of Phase II, the second phase of the terminal that the Company is developing on the Phase I & II Land, which is expected to consist of 8 oil storage tanks with an aggregate geometric oil storage capacity of approximately 0.601 million m3 and related infrastructure, is subject to a number of risks, including:

●	delays by the Phase II contractor, Audex, in constructing Phase II;

●	a shortage of building materials, equipment or labor;

●	poor performance in project execution on the part of Audex;

●	difficulty procuring supplies and arranging global shipping due to the COVID-19 lockdowns;

●	COVID-19 cases amongst construction labor;

●	default by or financial difficulties faced by Audex or other third-party service and goods providers or failure by Audex or other providers to meet their contractual obligations;

●	the Company’s inability to find a suitable replacement contractor in the event of a default by Audex; and

●	cost overruns that require the Company to obtain additional financing in which case there can be no assurance such additional financing would be available at all or upon commercially acceptable terms.

Any of the factors referred to above, either alone or in combination, could materially delay the completion of Phase II or materially increase the costs associated with the construction of Phase II, and therefore materially adversely affect the Company’s future financial condition. Any failure to complete construction according to specifications may also result in liabilities, reduced efficiency and lower financial returns than anticipated which may result in the Company having to enter into restructuring negotiations with its creditors. Delays in one part of Phase II may cause delays to other parts and to the overall Phase II completion timetable.

The Company will become reliant on BIA for all of its BIA Refinery revenues, and the termination of the Refinery Agreement would have a material adverse effect on the Company’s business, financial condition and results of operations.

In February 2020, BPGIC and Sahara mutually agreed to discontinue their joint development discussions to install a modular oil refinery at BPGIC’s terminal. Shortly thereafter, BPGIC entered into the Refinery Agreement with BIA which provides that the parties will use their best efforts to finalize the technical and design feasibility studies for the BIA Refinery, a refinery with a capacity of 25,000 b/d. The parties further agreed to negotiate, within 30 days, the Refinery Operations Agreement, a sublease agreement and a joint venture agreement to govern the terms on which (i) BPGIC will sublease land to BIA to locate, (ii) BIA will construct, and (iii) BPGIC will operate the BIA Refinery. Due to the COVID-19 pandemic, the parties agreed to extend the period for their negotiations until the Second Quarter of 2021. As illustrated by the discontinuance of the prior agreement with Sahara, there can be no assurance that BPGIC and BIA will be able to reach agreement on the terms of a sublease and a joint venture agreement to govern the location, construction and operation of the BIA Refinery.

Upon completion of the BIA Refinery, the Company will become reliant on BIA for another significant portion of its revenues. If the Refinery Agreement is terminated, there can be no assurance that the Company will be able to find a new partner to install a modular refinery at the BPGIC Terminal, or enter into a comparable agreement to provide refinery, storage and ancillary services at comparable or more favorable pricing and/or terms. Additionally, the Company may incur substantial cost if it suffers delays in locating a third party or if modifications or installation of a new refinery are required by a new agreement. The occurrence of any one or more of these events could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company will become reliant on BIA for all of its Phase II revenues, and the termination of the Phase II Customer Agreement and the failure to find a replacement for BIA would have a material adverse effect on the Company’s business, financial condition and results of operations.

In connection with Phase II, BPGIC entered into the Phase II End User Agreement, a five-year lease and service agreement with the Phase II End User, an international commodities trading company, which extends automatically for an additional five years unless either party delivers to the other party a written termination notice not less than six months prior to the expiration date of the agreement. Pursuant to the Phase II End User Agreement, the Phase II End User has agreed to lease all eight oil storage tanks in Phase II once Phase II becomes operational, which is expected to occur in the Third Quarter of 2021.

In September 2019, with the approval of the Phase II End User, BPGIC restructured its relationship with the Phase II End User by entering into the Phase II Customer Agreement, a five-year lease and offtake agreement for the Phase II facility with BIA. In connection with the Phase II Customer Agreement, BIA assumed BPGIC’s rights and obligations under the Phase II End User Agreement.

When Phase II becomes operational, the Company will become reliant on BIA for another significant portion of its revenues. In the event that insolvency proceedings are commenced against BIA, BPGIC would have the option to terminate the Phase II Customer Agreement. Upon the termination of the Phase II Customer Agreement, BPGIC would be able to enter into lease and service agreements with one or more third parties. However, in that event, there can be no assurance that BPGIC would be able to locate one or more third parties to enter into lease and service agreements with BPGIC and/or that BPGIC would be able to obtain agreements for a comparable amount of utilization of Phase II’s oil storage and ancillary services at comparable or more favorable pricing and/or terms. Additionally, BPGIC may incur substantial costs if it suffers delays in locating a third party or if modifications to Phase II are required by a new agreement. The occurrence of any one or more of these events would have a material adverse effect on BPGIC’s business, financial condition and results of operations.

The terms of the Phase II Customer Agreement allow BIA to sublease, subject to BPGIC’s prior approval, the use of Phase II’s facilities, and by assuming the Phase II End User Agreement, BIA subleased the use of the Phase II facility to the Phase II End User. Under the Phase II Customer Agreement, BIA still retains the obligation to pay any outstanding amounts due, including if a sublessee were to fail to make any payments owed to BIA. There can be no assurance that in the event of a non-payment by the Phase II End User, or another sublessee, of amounts owed to BIA, that BIA would honor its obligation to pay any outstanding amounts due to BPGIC in the event of a non-payment by a sublessee.

The Company will become further reliant on BIA for a substantial majority of its revenues, and any material non-payment or non-performance by BIA would have a material adverse effect on the Company’s business, financial condition and results of operations.

Upon completion of Phase II and the BIA Refinery, BIA will be BPGIC’s customer with respect to a substantial majority of the capacity of the Phase I facility, and will be BPGIC’s sole customer with respect to the Phase II facility and the BIA Refinery.

The terms of both the Phase I Customer Agreement and the Phase II Customer Agreement allow BIA to sublease the corresponding facilities, subject to BPGIC’s prior approval. BIA has subleased the Phase I capacity that it still leases to certain end users. By assuming the Phase II End User Agreement, BIA has subleased the Phase II facility to the Phase II End User. Under both the Phase I Customer Agreement, and the Phase II Customer Agreement, BIA remains obligated to pay any outstanding amounts due to BPGIC, even if a sublessee fails to make any payment owed to BIA as sublessor. There can be no assurance that BIA would honor its obligation to pay any outstanding amounts due to BPGIC.

BIA’s inability or failure to meet its obligations under the Phase I Customer Agreement, the Phase II Customer Agreement, or both, would have a material adverse effect on BPGIC’s business, financial condition and results of operations. If BIA fails to honor its obligations under either agreement, BPGIC is entitled to terminate such agreement and BIA remains liable to pay certain termination fees. However, in that event, there can be no assurance that BPGIC would be able to locate one or more third parties to enter into lease and service agreements with BPGIC and/or that BPGIC would be able to obtain agreements for a comparable amount of utilization of such facility and ancillary services at comparable or more favorable pricing and/or terms. Additionally, BPGIC may incur substantial costs if it suffers delays in locating a third party or if modifications to such facility are required by a new agreement. The occurrence of any one or more of these events would have a material adverse effect on BPGIC’s business, financial condition and results of operations.

The scarcity of available land in the Fujairah oil zone region could subject the Company to competition for additional land, unfavorable lease terms for that land and limit the Company’s ability to expand its facilities in Fujairah beyond Phase III.

As discussed further in “Business — Strategy” and “Business — The BPGIC Terminal — Proposed Phase III”, BPGIC entered into the Phase III Land Lease, a land lease agreement, dated as of February 2, 2020, by and between BPGIC and FOIZ to lease the Phase III Land, for an additional plot of land that has a total area of approximately 450,000 m2. On October 1, 2020, BPGIC, FOIZ and BPGIC III, entered into a novation agreement, whereby BPGIC novated the Phase III Land Lease to BPGIC III. The Company intends to use the relevant land to expand its crude oil storage and service and refinery capacity.

However, all land in the Fujairah oil zone region is owned and controlled by FOIZ. The Fujairah oil zone region currently has limited available land to lease. As a result, the Company’s ability to further expand its facilities if it wishes to expand in Fujairah beyond Phase III is limited. This could subject the Company to enhanced competition both in terms of price and lease terms for any land that becomes available to lease.

If the Company is able to lease additional land, there can be no assurance that it would be able to do so on terms that are as favorable as or more favorable than the terms of the Phase I & II Land Lease or the Phase III Land Lease, or that would allow the Company to use the land as intended. The Company’s inability to secure new land from FOIZ in the Fujairah oil zone region could substantially impair the Company’s regional growth prospects in Fujairah beyond Phase III, leading to fewer remaining options for its expansion in Fujairah, other than the acquisition of an existing third-party owned oil storage terminal in Fujairah.

Accidents involving the handling of oil products at the BPGIC Terminal could disrupt the Company’s business operations and/or subject it to environmental and other liabilities.

Accidents in the handling of oil products (hazardous or otherwise) at the BPGIC Terminal could disrupt the Company’s business operations during any repair or clean-up period, which could negatively affect its business operations. The BPGIC Terminal, which has received multiple international awards since it began operations, was designed to minimize the risk of oil leakage and has state-of-the-art control facilities. In addition, pursuant to the Fujairah Municipality environmental regulations, BPGIC installed impermeable lining over the ground soil throughout its tank farm area in the Phase I & II Land and any other area where oil leakage could occur and potentially reach the ground soil. The Company intends to take similar steps to minimize the risk of oil leakage in connection with Phase III. Nevertheless, there is a risk that oil leakages or fires could occur at the terminal and, in the event of an oil leakage, there can be no assurance that the installed lining will prevent any oil products from reaching the ground soil. Although the Company believes that it has adequate insurance in place to insure against the occurrence of any of the foregoing events, any such leakages or fires could disrupt terminal operations and result in material remediation costs. Any such damage or contamination could reduce gross throughput and/or subject the Company to liability in connection with environmental damage, any or all of which could have a material adverse effect on its business, financial condition and results of operations.

The BIA Refinery, once completed, will face operating hazards, and the potential limits on insurance coverage could expose us to potentially significant liability costs.

Once completed, the BIA Refinery will be subject to certain operating hazards, and our cash flow from its operations could decline if it experiences a major accident, pipeline rupture or spill, explosion or fire, is damaged by severe weather or other natural disaster, or otherwise is forced to curtail its operations or shut down. These operating hazards could result in substantial losses due to personal injury and/or loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage and may result in significant curtailment or suspension of our related operations.

Although we intend to maintain insurance policies, including personal and property damage and business interruption insurance for each of our facilities, we cannot assure you that this insurance will be adequate to protect us from all material expenses related to potential future claims for personal and property damage or significant interruption of operations.

Furthermore, we may be unable to maintain or obtain insurance of the type and amount we desire at reasonable rates. If we were to incur a significant liability for which we were not fully insured, it could affect our financial condition and diminish our ability to make distributions to our shareholders.

When the BIA Refinery is completed, our financial results will be affected by volatile refining margins, which are dependent upon factors beyond our control, including the price of crude oil, to the extent such volatility reduces customer demand of ancillary services.

When the BIA Refinery is operational, our financial results will be affected by the relationship, or margin, between refined petroleum product prices and the prices for crude oil and other feedstocks to the extent decreases in refining margins reduce BIA’s use of the BIA Refinery and our ancillary services. Historically, refining margins have been volatile, and we believe they will continue to be volatile in the future. BIA’s costs to acquire feedstocks and the price at which it can ultimately sell refined petroleum products depend upon several factors beyond its, and our, control, including regional and global supply of and demand for crude oil, gasoline, diesel, and other feedstocks and refined petroleum products. These in turn depend on, among other things, the availability and quantity of imports, production levels, levels of refined petroleum product inventories, productivity and growth (or the lack thereof) of global economies, international relations, political affairs, and the extent of governmental regulation. Some of these factors can vary by region and may change quickly, adding to market volatility, while others may have longer-term effects. The longer-term effects of these and other factors on refining and marketing margins are uncertain. Decreased refining margins could have a significant effect on the extent to which BIA uses the BIA Refinery and our ancillary services which, in turn, could have a significant effect on our financial results.

The Company’s competitive position and prospects depend on the expertise and experience of senior management and the Company’s ability to continue to attract, retain and motivate qualified personnel.

The Company’s business is dependent on retaining the services of, or in due course promptly obtaining equally qualified replacements for senior management, those persons named as senior managers in “Directors and Executive Officers.” Competition in the UAE for personnel with relevant expertise is intense and it could lead to challenges in locating qualified individuals with suitable practical experience in the oil storage industry. Although the Company has employment agreements with all of the members of senior management, the retention of their services cannot be guaranteed. Should they decide to leave the Company, it may be difficult to replace them promptly with other managers of sufficient expertise and experience or at all. To mitigate this risk, the Company intends to enter into long term incentive plans with members of senior management in due course. In the event of any increase in the levels of competition in the oil storage industry or general price levels in the Fujairah region, the Company may experience challenges in retaining members of the senior management team or recruiting replacements with the appropriate skills. Should the Company lose any of the members of senior management without prompt and equivalent replacement or if the Company is otherwise unable to attract or retain such qualified personnel for the Company’s requirements, this could have a material adverse effect on its business, financial condition and results of operations. For more information regarding senior management, see “Directors and Executive Officers.”

In connection with the preparation of the Company’s consolidated financial statements as of and for the years ended December 31, 2017, 2018 and 2019, the Company and its independent registered public accounting firm identified two material weaknesses in the Company’s internal control over financial reporting, one related to lack of sufficient skilled personnel and one related to lack of sufficient entity level and financial reporting policies and procedures.

Prior to the consummation of the Business Combination, the Company was neither a publicly listed company, nor an affiliate or a consolidated subsidiary of, a publicly listed company, and it has had limited accounting personnel and other resources with which to address its internal controls and procedures. Effective internal control over financial reporting is necessary for the Company to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud.

In connection with the preparation and external audit of the Company’s financial statements as of and for the years ended December 31, 2017, 2018 and 2019, the Company and our auditors, noted material weaknesses in the Company’s internal control over financial reporting. The Public Company Accounting Oversight Board (United States) (“PCAOB”) has defined a material weakness as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified were (i) a lack of sufficient skilled personnel with requisite IFRS and SEC reporting knowledge and experience and (ii) a lack of sufficient entity level and financial reporting policies and procedures that are commensurate with IFRS and SEC reporting requirements. These material weaknesses remain as of December 31, 2019.

The Company was not required to perform an evaluation of internal control over financial reporting as of December 31, 2019, December 31, 2018 or December 31, 2017 in accordance with the provisions of the Sarbanes-Oxley Act. Had such an evaluation been performed, additional control deficiencies may have been identified by the Company’s management, and those control deficiencies could have also represented one or more material weaknesses.

The Company’s auditors did not undertake an audit of the effectiveness of its internal control over financial reporting. The Company’s independent registered public accounting firm will not be required to report on the effectiveness of the Company’s internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the Company’s first Annual Report on Form 20-F following the date on which it ceases to qualify as an “emerging growth company,” which may be up to five full fiscal years following the date of the Company’s initial sale of common equity pursuant to a registration statement declared effective under the Securities Act. The process of assessing the effectiveness of the Company’s internal control over financial reporting may require the investment of substantial time and resources, including by members of the Company’s senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete. In addition, the Company cannot predict the outcome of this determination and whether the Company will need to implement remedial actions in order to implement effective control over financial reporting. If in subsequent years the Company is unable to assert that the Company’s internal control over financial reporting is effective, or if the Company’s auditors express an opinion that the Company’s internal control over financial reporting is ineffective, the Company could lose investor confidence in the accuracy and completeness of its financial reports, which could have a material adverse effect on the price of the Company’s securities. Since the effective date of the Initial F-1 Registration Statement, the Company has implemented measures to address the material weaknesses, including (i) hiring personnel with relevant public reporting experience, (ii) conducting training for Company personnel with respect to IFRS and SEC financial reporting requirements and (iii) engaging a third party to prepare standard operating procedures for the Company. In this regard, the Company has, and will need to continue to, dedicate internal resources, recruit personnel with public reporting experience, potentially engage additional outside consultants and adopt a detailed work plan to assess and document the adequacy of its internal control over financial reporting. This has, and may continue to, include taking steps to improve control processes as appropriate, validating that controls are functioning as documented and implementing a continuous reporting and improvement process for internal control over financial reporting.

Our auditor’s report includes a going concern paragraph.

As of December 31, 2018, the Group had not paid $3.7 million of principal and accrued interest that was due under the Phase I Financing Facilities. Also, as of December 31, 2018, the Group was not in compliance with its debt covenants, including the debt service coverage ratio contained in the Phase I Financing Facilities. Even though the lender did not declare an event of default under the loan agreements, these breaches constituted events of default and could have resulted in the lender requiring immediate repayment of the loans. Accordingly, as of December 31, 2018, the Group classified its debt balance of $94.8 million as a current liability.

On September 10, 2019 and again on December 30, 2019, the Group entered into agreements with its lender to amend the Phase I Financing Facilities such that on December 31, 2019 the Group was in compliance with the amended facility agreements. At December 31, 2019, the Group’s current liabilities exceeded its current assets by $72.7 million.

Subsequent to the year end, the Group defaulted on its commitments under its term loans and the Group was not in compliance with its debt covenants, including the debt service coverage ratio contained in the Group’s loan agreements. Even though the lender did not declare an event of default under the loan agreements, these breaches constituted events of default and could have resulted in the lender requiring immediate repayment of the loans.

On June 15, 2020, the Group entered into an agreement with its lender to amend its Phase I Financing Facilities. The Group had to pay principal and accrued interest of $8.8 million in 2020 which represented the cumulative instalments including interest outstanding from periods prior to this amendment and an amendment fee of $136,000. The Phase I Construction Facility and the Phase I Admin Building Facility were then payable in 46 and 16 instalments respectively starting June 30, 2020 with final maturity on July 31, 2030 and July 31, 2023, respectively.

During 2018, the Group signed a sales agreement for Phase II, which was novated to a new party during 2019. Phase II operations are scheduled to start by in the Third Quarter of 2021 and management expects this will generate significant operating cash flows. On October 15, 2018, the Group entered into the Phase II Financing Facility to fund a portion of the capital expenditure in respect of Phase II. The Group expected to draw down from the Phase II Financing Facility to finance payments due to the Phase II contractor in the Third Quarter of 2020. The Group’s ability to draw down on the Phase II Financing Facility was contingent upon a number of conditions.

Based on the above noted, management considered the going concern status of the Group and believed there was a material uncertainty that cast significant doubt upon the Group’s ability to continue as a going concern. Based on management’s forecasts, the capital expenditure requirements for Phase II and debt servicing as described above was to be funded by cash generated through the ongoing operations and further drawdowns from approved loan facilities. Management acknowledged that there was a risk that the quantum and timing of cash flows may not be achievable in line with the twelve months forecasts from the date of approval of the Group’s financial statements. Accordingly, there was significant doubt that the Group would be able to pay its obligations as they became due and this significant doubt was not alleviated by management’s plans. The 2019 Audited Financial Statements included in this prospectus do not include any adjustments that might result in the event the Group is unable to continue as a going concern.

In September 2020, BPGIC issued bonds of $200 million to private investors with a face value of $1 with an issue price of $0.95. The bonds bear interest at 8.5% per annum to be paid along with the installments. The proceeds were to be used to were used to repay the Phase I Financing Facilities, fund capital project for Phase II, repay the promissory note payable to Early Bird Capital, pre-fund the Liquidity Account and for general corporate purposes. As of November 27, 2020, the proceeds of the bonds had been released and accordingly the outstanding payables to the Phase II contractor and term loans had been fully settled.

The Phase II Financing Facility has also been terminated subsequent to the issuance of bonds as the primary objective for the Phase II Financing Facility was to fund the Phase II capital project.

The Company has a limited operating history and this prospectus contains limited financial information, which makes it particularly difficult for a potential investor to evaluate the Company’s financial performance and predict its future prospects.

BPGIC commenced operations of Phase I in late Fourth Quarter 2017 and began operating it at full capacity on April 1, 2018. As a result, although the Company’s senior management and site teams have up to thirty years of relevant international and industry experience, the Company has only limited operating results to demonstrate its ability to operate its business on which a potential investor may rely to evaluate the Company’s business and prospects. Accordingly, the financial information included in this prospectus may be of limited use in assessing the business. The Company is also subject to the business risks and uncertainties associated with any new business, including the risk that it will not achieve its operating objectives and business strategy. The Company’s limited operating history increases the risks and uncertainties that potential investors face in making an investment in our securities and the lack of historic information may make it particularly difficult for a potential investor to evaluate the Company’s financial performance and forecast reliable long-term trends.

If the Company is unable to make acquisitions on economically acceptable terms, its future growth would be limited, and any acquisitions it makes could adversely affect its business, financial condition and results of operations.

As discussed further in “Business — Strategy”, one of the Company’s medium to long term strategies is to potentially grow its business through the acquisition and development of oil storage terminals globally. The Company’s strategy to grow its business is dependent on its ability to make acquisitions that improve its financial condition. If the Company is unable to make acquisitions from third parties because it is unable to identify attractive acquisition candidates or negotiate acceptable purchase contracts, it is unable to obtain financing for these acquisitions on economically acceptable terms or it is outbid by competitors, its future growth will be limited. Furthermore, even if the Company does consummate acquisitions that it believes will be accretive, they may in fact harm its business, financial condition and results of operations. Any acquisition involves potential risks, some of which are beyond the Company’s control, including, among other things:

●	inaccurate assumptions about revenues and costs, including synergies;

●	an inability to successfully integrate the various business functions of the businesses the Company acquires;

●	an inability to hire, train or retain qualified personnel to manage and operate the Company’s business and newly acquired assets;

●	an inability to comply with current or future applicable regulatory requirements;

●	the assumption of unknown liabilities;

●	limitations on rights to indemnity from the seller;

●	inaccurate assumptions about the overall costs of equity or debt;

●	the diversion of management’s attention from other business concerns;

●	unforeseen difficulties operating in new product areas or new geographic areas; and

●	customer or key employee losses at the acquired businesses.

If the Company consummates any future acquisitions, its business, financial condition and results of operations may change significantly, and holders of Ordinary Shares will not have the opportunity to evaluate the economic, financial and other relevant information that the Company will consider in determining the application of these funds and other resources.

The Company is subject to a wide variety of regulations and may face substantial liability if it fails to comply with existing or future regulations applicable to its businesses or obtain necessary permits and licenses pursuant to such regulations.

The Company’s operations are subject to extensive international, national and local laws and regulations governing, amongst other things, the loading, unloading and storage of hazardous materials, environmental protection and health and safety. The Company’s ability to operate its business is contingent on its ability to comply with these laws and regulations and to obtain, maintain and renew as necessary related approvals, permits and licenses from governmental agencies and authorities in Fujairah and the UAE. Because of the complexities involved in ensuring compliance with different and sometimes inconsistent national and international regulatory regimes, the Company cannot assure investors that it will remain in compliance with all of the regulatory and licensing requirements imposed on it by each relevant jurisdiction. The Company’s failure to comply with all applicable regulations and obtain and maintain requisite certifications, approvals, permits and licenses, whether intentional or unintentional, could lead to substantial penalties, including criminal or administrative penalties or other punitive measures, result in revocation of its licenses and/or increased regulatory scrutiny, impair its reputation, subject it to liability for damages, or invalidate or increase the cost of the insurance that it maintains for its business. Additionally, the Company’s failure to comply with regulations that affect its staff, such as health and safety regulations, could affect its ability to attract and retain staff. The Company could also incur civil liabilities such as abatement and compensation for loss in amounts in excess of, or that are not covered by, its insurance. For the most serious violations, the Company could also be forced to suspend operations until it obtains such approvals, certifications, permits or licenses or otherwise brings its operations into compliance.

In addition, changes to existing regulations or tariffs or the introduction of new regulations or licensing requirements are beyond the Company’s control and may be influenced by political or commercial considerations not aligned with its interests. Any such changes to regulations, tariffs or licensing requirements could adversely affect the Company’s business by reducing its revenue, increasing its operating costs or both and the Company may be unable to mitigate the impact of such changes.

Finally, any expansion of the scope of the regulations governing the Company’s environmental obligations, in particular, would likely involve substantial additional costs, including costs relating to maintenance and inspection, development and implementation of emergency procedures and insurance coverage or other financial assurance of the Company’s ability to address environmental incidents or external threats. If the Company is unable to control the costs involved in complying with these and other laws and regulations, or pass the impact of these costs on to users through pricing, the Company’s business, financial condition and results of operations could be adversely affected.

Any material reduction in the quality or availability of the Port of Fujairah’s facilities could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company is dependent on the Port of Fujairah to operate and maintain the Port’s facilities at an appropriate standard and the Company is dependent on such facilities, including the berths, the VLCC jetty and the associated pipelines, to operate its business. Any interruptions or reduction in the capabilities or availability of these facilities would result in reduced volumes being transported through the BPGIC Terminal. Reductions of this nature are beyond the Company’s control. If the utilization or the costs to the Company or users to deliver oil products through these facilities were to significantly increase, the Company’s profitability could be reduced. The Port of Fujairah’s facilities are subject to deterioration or damage, due to potential declines in the physical condition of its facilities and ship collisions, among other things. Any failure of the Port of Fujairah to carry out necessary repairs, maintenance and expansions of its facilities and any resulting interruptions for access to its facilities could adversely affect the Company’s business volumes, cause delays in the arrival and departure of oil tankers or disruptions to the Company’s operations, in part or in whole, may subject the Company to liability or impact its brand and reputation and may otherwise hinder the normal operation of the BPGIC Terminal, which could have a material adverse effect on its business, financial condition and results of operations.

BPGIC is subject to restrictive covenants in the Bond Financing Facility that may limit its operating flexibility and, if it defaults under its covenants, it may not be able to meet its payment obligations.

BPGIC entered into the Bond Financing Facility of $200.00 million to repay the Phase I Financing Facilities, fund capital projects for Phase II, repay the promissory note payable to Early Bird Capital, pre-fund the Liquidity Account and for general corporate purposes. The proceeds of the bonds were drawn down during November 2020 and outstanding term loans were fully settled. The Bond Financing Facility contains covenants limiting BPGIC’s ability to incur indebtedness, grant liens, engage in transactions with affiliates and make distributions on or redeem or repurchase ordinary shares.

The Bond Financing Facility contains covenants requiring BPGIC (including its subsidiaries) and Brooge Energy Limited to maintain the following covenants:

1. Financial Covenants

i.	Minimum Liquidity: Maintain $8.5 million in the Liquidity Account.

ii.	Leverage Ratio: Not to exceed: (A) 5.5x at 31 December 2020; (B) 3.5x at 31 December 2021; and (C) 3.0x anytime thereafter.

iii.	Working Capital: Maintain a positive working capital.

iv.	Brooge Energy Limited to maintain a minimum equity ratio of 25%.

2. Account Maintenance Covenants

i.	BPGIC to maintain a Construction Funding Account.

ii.	BPGIC to maintain Debt Service Retention Account.

iii.	BPGIC to maintain Liquidity Account.

3. Other Covenants

i.	BPGIC is subject to the following restrictions on distributions:

a.	no distributions for one year from the Phase II terminal completion date.
b.	distributions cannot exceed in the aggregate 50% of BPGIC’s net profit after tax based on the audited annual financial statements for the previous financial year.
c.	any distribution shall only be released out of BPGIC and its subsidiaries in the form of a group company loan to the Phase III company.
d.	BPGIC must be in compliance with the financial covenants (on the last reporting date).
e.	no event of default is continuing or would arise from such distribution.

ii.	BPGIC (including its subsidiaries) cannot invest and/or undertake any capital expenditure obligation that exceeds an aggregate of $10.00 million during the term of the Bond Financing Facility, except for the remaining capital expenditure obligation under the construction contract for Phase II, any maintenance capital expenditure and/or enhancements relating to Phase I and/or Phase II in its ordinary course of business.

iii.	BPGIC, during construction of Phase II, upon the occurrence of a cost overrun:

a.	must give written notice thereof to the Bond Trustee promptly after becoming aware of the cost overrun, and
b.	promptly, and no later than 20 business days after becoming aware of the cost overrun, obtain additional cash funding in an amount not less than the amount of the cost overrun, in the form of new equity capital, intercompany loans or subordinated loans.

BPGIC’s ability to comply with these restrictions and covenants may be affected by events beyond its control, including prevailing economic, financial and industry conditions. If BPGIC is unable to comply with these restrictions and covenants, a significant portion of the indebtedness under the Bond Financing Facility may become immediately due and payable. BPGIC might not have, or be able to obtain, sufficient funds to make these accelerated payments. In addition, BPGIC’s obligations under the Bond Financing Facility are secured by substantially all of BPGIC’s assets, and if BPGIC is unable to repay the indebtedness under the Bond Financing Facility, the Bond Trustee, on behalf of the bond holders, could seek to foreclose on such assets, which would adversely affect BPGIC’s business, financial condition and results of operations. The Bond Financing Facility also has cross-default provisions that apply to any other material indebtedness that BPGIC may have. For more information regarding the Bond Financing Facility, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Debt Sources of Liquidity.”

The Company has and will hire, new management personnel and has implemented a number of corporate governance and financial reporting procedures and other policies, processes, systems and controls which have a limited operating history. The effectiveness of these policies, processes systems and controls are impaired by material weaknesses related to lack of sufficient skilled personnel and lack of sufficient entity level and financial reporting policies and procedures.

The Company has hired new management personnel, including a new chief financial officer, and implemented a number of corporate governance and financial reporting procedures and other policies, processes, systems and controls to comply with the requirements for a foreign private issuer on NASDAQ. The Company does not have a long track record on which it can assess the performance and effectiveness of these policies, processes, systems and controls or the analysis of their outputs.

The Company and its independent registered public accounting firm have identified two material weaknesses in internal control over financial reporting related to lack of sufficient skilled personnel and lack of sufficient entity level and financial reporting policies and procedures. Any material inadequacies, weaknesses or failures in the Company’s policies, processes, systems and controls could have a material adverse effect on the Company’s business, financial condition and results of operations.

Since the effective date of the Initial F-1 Registration Statement, the Company has implemented measures to address the material weaknesses, including (i) hiring personnel with relevant public reporting experience, (ii) conducting training for Company personnel with respect to IFRS and SEC financial reporting requirements and (iii) engaging a third party to prepare standard operating procedures for the Company. In this regard, the Company has, and will need to continue to, dedicate internal resources, recruit personnel with public reporting experience, potentially engage additional outside consultants and adopt a detailed work plan to assess and document the adequacy of their internal control over financial reporting. This has, and may continue to, include taking steps to improve control processes as appropriate, validating that controls are functioning as documented and implementing a continuous reporting and improvement process for internal control over financial reporting.

The fixed cost nature of the Company’s operations could result in lower profit margins if certain costs were to increase and the Company was not able to offset such costs with sufficient increases in its storage or ancillary service fees or its customers’ utilization of the Company’s ancillary services.

The Company’s fixed costs for Phase I, Phase II and the BIA Refinery are, or will be, paid for with the fixed storage fees it receives or will receive, as the case may be, from BIA, existing Storage Customers and future storage customers. The Company expects that a large portion of its future expenses related to the operation of the BPGIC Terminal will be relatively fixed because the costs for full-time employees, rent in connection with the Land Leases, maintenance, depreciation, utilities and insurance generally do not vary significantly with changes in users’ needs. However, the Company expects that its profit margins could change if its costs change.

In particular, if wages in the region’s oil storage industry were to increase, the Company may need to increase the levels of its employee compensation more rapidly than in the past to remain competitive or keep up with increases in general price levels or inflation in the UAE and in Fujairah. If wage costs were to increase at a greater rate than our customers’ utilization of the Company’s ancillary services, then such increased wage costs may reduce the Company’s profit margins.

The Phase I Customer Agreement provides that every two years, BPGIC may elect to review and seek to amend its storage and ancillary services fees with BIA. The Phase I Customer Agreement provides that the outcome of this review can result only in either an increase in rates or no change. As such, if wages were to increase, BPGIC may yield lower margins for a period of time before it is able to review and amend its storage and ancillary service fees. Furthermore, if BIA does not agree to increase the storage and ancillary service fees, or if the increase is insufficient, then BPGIC may not be able to maintain its profit margins.

The pricing terms for the Refinery Operations Agreement remain subject to negotiation with BIA. If BPGIC is unable to negotiate for periodic price review and increases or if any such increase is insufficient, then BPGIC may not be able to maintain its profit margins.

The Phase II Customer Agreement provides that every two years, BPGIC may elect to seek to amend its storage fee to the applicable market price. The Phase II Customer Agreement provides that the outcome of this amendment can result only in either an increase in rate or no change from the contracted floor price. As such, if wages were to increase, BPGIC may yield lower margins for a period of time before it is able to amend its storage fees. Furthermore, if the increase is insufficient, or BIA does not agree to increase the fees, then BPGIC may not be able to maintain its profit margins.

BPGIC III expects that its fixed costs for Phase III will be paid for with the fixed storage fees it will receive from the Phase III customer(s). BPGIC III expects that a large portion of its future expenses related to the operation of Phase III will be relatively fixed because the costs for full-time employees, rent in connection with the Phase III Land Lease, maintenance, depreciation, utilities and insurance generally do not vary significantly with changes in users’ needs. However, as with its fixed costs for Phase I and Phase II, BPGIC III expects that its profit margins could change if its costs, in particular wage costs, change.

If the Company is unable to maintain its margins, it could have a material adverse effect on its business, financial condition and results of operations.

The Company is dependent on its IT and operational systems, which may fail or be subject to disruption.

The Company relies on the proper functioning of its information technology, including the information technology systems in the Company’s operation control room, databases, computer systems, telecommunication networks and other infrastructure in its day-to-day operations. The Company’s business continuity procedures and measures may not anticipate, prevent or mitigate a network failure or disruption and may not protect against an incident in the limited event that there is no alternative system or backed-up data in place. The nature of the Company’s operations and the variety of systems in place to support its business can also present challenges to the efficiency of its information technology networks. The Company’s systems are vulnerable to interruptions or damage from a number of factors, including power loss, network and telecommunications failures, data corruption, computer viruses, security breaches, natural disasters, theft, vandalism or other acts, although the BPGIC Terminal’s operational system has limited vulnerability to computer viruses or security breaches because the systems are fully isolated. The Company is reliant on third party vendors to supply and maintain much of its information technology. In particular, as is the case for many of the Company’s competitors, a significant percentage of its core operations currently use information and technology systems provided by ABB Group and Intelex Technologies, Inc., which the Company relies on for related support and upgrades. The Company may experience delay or failure in finding a suitable replacement in the event that one or more of the third-party vendors ceases operations or becomes otherwise unable or unwilling to meet the Company’s needs.

There have been an increasing number of cyber security incidents affecting companies around the world, which have caused operational failures or compromised sensitive or confidential corporate data. Although we do not believe our systems are at a greater risk of cyber security incidents than other similar organizations, such cyber security incidents may result in the loss or compromise of customer, financial, or operational data; loss of assets; disruption of billing, collections, or normal operating activities; disruption of electronic monitoring and control of operational systems; and delays in financial reporting and other management functions. Possible impacts associated with cyber security incidents (which generally are increasing in both frequency and sophistication) may include, among others, remediation costs related to lost, stolen, or compromised data; repairs to data processing systems; increased cyber security protection costs; reputational damage; lawsuits seeking damages; regulatory actions; and adverse effects on our compliance with applicable privacy and other laws and regulations. Such occurrences could have an adverse effect on our business, operating results, and financial condition.

Although the BPGIC Terminal, based on the nature of the Company’s business, is configured to keep its systems operational under abnormal conditions, including with respect to business processes and procedures, any failure or breakdown in these systems could interrupt the Company’s normal business operations and result in a significant slowdown in operational and management efficiency for the duration of such failure or breakdown. Any prolonged failure or breakdown could dramatically affect the Company’s ability to offer services to users, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Beyond Phase II, expansion of the Company’s business may require substantial capital investment, and the Company may not have sufficient capital to make future capital expenditures and other investments as it deems necessary or desirable.

The Company operates in a capital-intensive industry that requires a substantial amount of capital and other long-term expenditures, including those relating to the expansion of existing terminal facilities and the development and acquisition of new terminal facilities. The Company has several plans for expansion beyond Phase II, including Phase III, that may require significant capital investment. For example, the Company plans to establish an external connection to the local power grid in due course, which would provide the BPGIC Terminal with an additional source of power if necessary.

In addition, as discussed further in “Business — Strategy”, in 2020, BPGIC entered into the Phase III Land Lease with FOIZ to lease the Phase III Land, a plot of land that has a total area of approximately 450,000 m2 on which it would build a new oil storage facility. On October 1, 2020, BPGIC, FOIZ and BPGIC III, entered into a novation agreement, whereby BPGIC novated the Phase III Land Lease to BPGIC III. The Company has engaged MUC, the same advisor that designed the BPGIC Terminal, to create several proposals for the design of Phase III. If the Company decides to construct a new facility, it would require substantial capital investment, and the Company may not have sufficient capital to make the capital expenditures and other investments as it deems necessary or desirable.

To meet the financing requirements for such capital investments, the Company may have to utilize a combination of internally generated cash and external borrowings, including banking and capital markets transactions. The Company may also seek, in the event that further material expansion opportunities arise in the future, to obtain additional funding from the capital markets to further enhance its funding position. The Company’s ability to arrange external financing and the cost of such financing is dependent on numerous factors, including its future financial condition, the terms of any restrictive covenants under then existing credit facilities, general economic and capital market conditions, interest rates, credit availability from banks or other lenders, investor confidence in the Company, applicable provisions of tax and securities laws and political and economic conditions in any relevant jurisdiction. Moreover, the decline in global credit markets and reduced liquidity may affect the Company’s ability to secure financing on commercially reasonable terms, if at all. The Company cannot provide any assurance that it will be able to arrange any such external financing on commercially reasonable terms, if at all, and it may be required to secure any such financing with a lien over its assets or agree to contractual limitations on its business. If the Company is unable to generate or obtain funds sufficient to make necessary or desirable capital expenditure and other investments, it may be unable to grow its business, which may have a material adverse effect on its business, financial condition and results of operations.

Beyond Phase II, the aforementioned projects and the projects described in “Business — Strategy”, the Company may consider additional projects in the future, which would be subject to the same risks mentioned above.

Risks Related to the Company’s Structure and Capitalization

The value of your investment in the Company is subject to the significant risks affecting the Company and inherent in the industry in which the Company operates. You should carefully consider the risks and uncertainties described above and below and other information included in this prospectus. If any of the events described above or below occur, the Company’s business and financial results could be adversely affected in a material way. This could cause the trading price of Ordinary Shares to decline, perhaps significantly, and you therefore may lose all or part of your investment.

The Company’s only significant asset is its ownership of BPGIC and BPGIC III and such ownership may not be sufficient to pay dividends or make distributions or obtain loans to enable the Company to pay any dividends on its Ordinary Shares or satisfy other financial obligations.

The Company is a holding company and does not directly own any operating assets other than its ownership of interests in BPGIC and BPGIC III. The Company depends on BPGIC and BPGIC III for distributions, loans and other payments to generate the funds necessary to meet its financial obligations, including its expenses as a publicly traded company and to pay any dividends. The earnings from, or other available assets of, BPGIC and BPGIC III may not be sufficient to make distributions or pay dividends, pay expenses or satisfy the Company’s other financial obligations.

The Company incurs higher costs as a result of being a public company.

The Company has and will continue to incur significant additional legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements. The Company will incur higher costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and related rules implemented by the SEC and NASDAQ. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These laws and regulations increase the Company’s legal and financial compliance costs and render some activities more time-consuming and costly. The Company may need to hire more employees or engage outside consultants to comply with these requirements, which will increase its costs and expenses. These laws and regulations could make it more difficult or costly for the Company to obtain certain types of insurance, including director and officer liability insurance, and the Company may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on the Company’s board of directors, board committees or as executive officers. Furthermore, if the Company is unable to satisfy its obligations as a public company, it could be subject to delisting of its Ordinary Shares and/or Warrants, fines, sanctions and other regulatory action and potentially civil litigation.

The escrow release provisions of the Escrow Agreement may affect management decisions and incentives.

Under the Escrow Agreement dated as of May 10, 2019, by and among the Company, Continental, as escrow agent, and BPGIC Holdings (as assignee of Brooge Petroleum and Gas Investment Company (BPGIC) PLC) as amended by the First Amendment to the Escrow Agreement, dated December 20, 2019, by and among BPGIC Holdings, Continental and the Company (as amended, the “Seller Escrow Agreement”), up to 20,000,000 additional Ordinary Shares that were placed in escrow at Closing will be released to BPGIC Holdings in the event that the Company meets certain Annualized EBITDA (as defined in the Seller Escrow Agreement) or share price targets during the period commencing from the Closing until the end of the 20th fiscal quarter after the commencement date of the first full fiscal quarter beginning after the Closing (the “Seller Escrow Period”). As a result, the Company’s management may focus on increasing the Annualized EBITDA of the Company and its subsidiaries for quarters within the Seller Escrow Period rather than on increasing net income during such quarters. Additionally, the share price target can be achieved at any time during the Seller Escrow Period, and the share price targets could be achieved early in the Seller Escrow Period which would trigger release of the escrow shares even if the share price fell later in the Seller Escrow Period. See “Business — Material Contracts – Seller Escrow Agreement”.

The Company may or may not pay cash dividends in the foreseeable future.

Although the Company announced in the Fourth Quarter of 2019 that it intends to pay a $0.25 quarterly dividend to its public shareholders beginning in the First Quarter of 2020, the Company has not paid such dividend, and has not committed to pay a cash dividend on such terms and in such amount with respect to its Ordinary Shares, and the Company may not pay cash dividends with respect to its Ordinary Shares at all. In light of the economic impact of the COVID-19 pandemic, the Company’s board of directors subsequently determined that, notwithstanding its prior announcement, it was in the best interests of the Company as a precautionary measure and to prudently preserve cash, to delay issuance of dividends. No assurance can be given that the Company will ultimately pay any dividend to its shareholders. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors of the Company and will depend on, among other things, applicable law, regulations, restrictions, the Company’s results of operations, financial condition, cash requirements, contractual restrictions, the Company’s future projects and plans and other factors that the Company’s board of directors may deem relevant. In addition, the Company’s ability to pay dividends depends significantly on the extent to which it receives dividends from BPGIC and BPGIC III and there can be no assurance that BPGIC and/or BPGIC III will pay dividends. As a result, capital appreciation, if any, of the Company’s Ordinary Shares will be a shareholder’s sole source of gain for the foreseeable future.

The Company may issue additional Ordinary Shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of the Company’s Ordinary Shares.

The Company may issue additional Ordinary Shares or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or our equity incentive plan, without shareholder approval, in a number of circumstances.

The Company’s issuance of additional Ordinary Shares or other equity securities of equal or senior rank would have the following effects:

●	the Company’s existing shareholders’ proportionate ownership interest in the Company will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding Ordinary share may be diminished; and

●	the market price of the Company’s Ordinary Shares may decline.

The exercise price of the Company’s Warrants can fluctuate under certain circumstances which, if triggered, can result in potentially material dilution of the Company’s then existing shareholders.

Currently, there are outstanding a total of 21,228,900 Warrants each to purchase one Ordinary Share at an exercise price of $11.50. The price at which such Ordinary Shares may be purchased upon exercise of the Warrants may be adjusted in certain circumstances, including, but not limited to, when (i) the Company undertakes certain share capitalizations, share sub-divisions, rights offerings or other similar events, or (ii) the Company pays certain dividends or makes certain distributions in cash, securities or other assets to the holders of Ordinary Shares on account of such Ordinary Shares. These adjustments are intended to provide the investors in the Company’s Warrants with partial protection from the effects of actions that dilute their interests in the Company on a fully-exercised basis. In addition, the Company may, in its sole discretion, temporarily lower the exercise price of the Company’s Warrants provided it lowers the price for not less than 20 business days, provides at least 20 days prior notice to the registered holders of such Warrants and applies such decrease consistently to all Warrants. These provisions could result in substantial dilution to investors in the Company’s Ordinary Shares.

The Company is a Cayman Islands exempted company and, because judicial precedent regarding the rights of shareholders is different under Cayman Islands law than under U.S. law, you could have less protection of your shareholder rights than you would under U.S. law.

The Company’s corporate affairs are governed by its Amended and Restated Memorandum and Articles of Association, the Companies Law, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by non-controlling shareholders and the fiduciary responsibilities of the Company’s directors to the Company under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. Your rights as a shareholder and the fiduciary responsibilities of the Company’s directors under Cayman Islands law are different from under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws from the United States and may provide significantly less protection to investors. In addition, some U.S. states, such as Delaware, have different bodies of corporate law than the Cayman Islands.

The Company has been advised by its Cayman Islands legal counsel, Maples and Calder, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against the Company judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any U.S. State and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the Company predicated upon the civil liability provisions of the securities laws of the United States or any U.S. State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and/or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. The Company understands that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

You have limited ability to bring an action against the Company or against its directors and officers, or to enforce a judgment against the Company or them, because the Company is incorporated in the Cayman Islands, because the Company conducts all of its operations in the UAE and because all of the Company’s directors and officers reside outside the United States.

The Company is incorporated in the Cayman Islands and currently conducts all of its operations through its subsidiaries, BPGIC and BPGIC III, in the UAE. All of the Company’s assets are located outside the United States. The Company’s officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals in the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the UAE could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s directors and officers.

Shareholders of Cayman Islands exempted companies such as the Company have no general rights under Cayman Islands law to inspect corporate records and accounts or to obtain copies of lists of shareholders of these companies. The Company’s directors have discretion under Cayman Islands law to determine whether or not, and under what conditions, the Company’s corporate records could be inspected by the Company’s shareholders, but are not obliged to make them available to the Company’s shareholders. This could make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, the Company’s shareholders might have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Provisions in the Company’s Amended and Restated Memorandum and Articles of Association may inhibit a takeover of the Company, which could limit the price investors might be willing to pay in the future for the Company’s securities and could entrench management.

The Company’s Amended and Restated Memorandum and Articles of Association contain provisions that may discourage unsolicited takeover proposals that shareholders of the Company may consider to be in their best interests. Among other provisions, the ability of the Company’s board of directors to issue preferred shares with preferences and voting rights determined by the board without shareholder approval may make it more difficult for the Company’s shareholders to remove incumbent management and accordingly discourage transactions that otherwise could involve payment of a premium over prevailing market prices for the Company’s securities. Other anti-takeover provisions in the Company’s Amended and Restated Memorandum and Articles of Association include the indemnification of the Company’s officers and directors, the requirement that directors may only be removed from the Company’s board of directors for cause and the requirement for a Special Resolution to amend provisions therein that affect shareholder rights. These provisions could also make it difficult for the Company’s shareholders to take certain actions and limit the price investors might be willing to pay for the Company’s securities.

As a “foreign private issuer” under the rules and regulations of the SEC, the Company is permitted to, does, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and will follow certain home-country corporate governance practices in lieu of certain NASDAQ requirements applicable to U.S. issuers.

The Company is considered a “foreign private issuer” under the Exchange Act and is therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, the Company is not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. The Company currently prepares its financial statements in accordance with IFRS. The Company will not be required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as its financial statements are prepared in accordance with IFRS. The Company is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of the Company’s securities.

In addition, as a “foreign private issuer” whose Ordinary Shares are listed on NASDAQ, the Company is permitted to follow certain home-country corporate governance practices in lieu of certain NASDAQ requirements, except for certain matters including the composition and responsibilities of the audit committee and the independence of its members within the meaning of the rules and regulations of the SEC. A foreign private issuer must disclose in its Annual Reports filed with the SEC each NASDAQ requirement with which it does not comply followed by a description of its applicable home country practice. The Company currently follows some, but not all of the corporate governance requirements of NASDAQ. With respect to the corporate governance requirements of the Company that it does follow, the Company cannot make any assurances that it will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available NASDAQ exemptions that would allow the Company to follow its home country practice.

The Company follows home country practice in lieu of NASDAQ corporate governance requirements with respect to the following NASDAQ requirements:

●	Executive Sessions. We are not required to and, in reliance on home country practice, we may not, comply with certain NASDAQ rules requiring the Company’s independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. The Company follows Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full board of directors.

●	Nomination of Directors. The Company’s director nominees may not be selected or recommended for the board of director’s selection by either (i) independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or (ii) a nominations committee comprised solely of independent directors, as required under NASDAQ rules. The Company follows Cayman Islands practice which does not require director nominations to be made or recommended solely by independent directors. Further, the Company does not have a formal written charter or board resolution addressing the director nominations process. The Company follows Cayman Islands practice which does not require the Company to have a formal written charter or board resolution addressing the director nominations process.

●	Proxy Statements. We are not required to and, in reliance on home country practice, we may not, comply with certain NASDAQ rules regarding the provision of proxy statements for general meetings of shareholders. The Company will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies.

●	Shareholder Approval. The Company is not required to and, in reliance on home country practice, it does not intend to, comply with certain NASDAQ rules regarding shareholder approval for certain issuances of securities under NASDAQ Rule 5635. In accordance with the provisions of the Company’s Amended and Restated Memorandum and Articles of Association, the Company’s board of directors is authorized to issue securities, including Ordinary Shares, preferred shares, warrants and convertible notes.

Such Cayman Islands home country practices may afford less protection to holders of the Company’s Ordinary Shares.

The Company would lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States. If the Company loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, the Company would likely incur substantial costs in fulfilling these additional regulatory requirements and members of the Company’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

The Company is an “emerging growth company,” and any decision on the Company’s part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make its Ordinary Shares less attractive to investors.

The Company is an “emerging growth company,” as defined in the JOBS Act and, for as long as it continues to be an emerging growth company, it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies including, but not limited to: not being required to have its internal control over financial reporting audited by its independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act for a specified time period; reduced disclosure obligations regarding executive compensation in its periodic reports; and exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and to obtain shareholder approval of any golden parachute payments not previously approved. The Company may take advantage of these provisions for up to five years or such earlier time that it is no longer an “emerging growth company.” The Company will cease to be an “emerging growth company” upon the earliest of: the first fiscal year following the fifth anniversary of its initial sale of common equity pursuant to a registration statement declared effective under the Securities Act; the first fiscal year after its annual gross revenue is $1.07 billion or more; the date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; or the date on which it is deemed to be a “large accelerated filer” as defined in the Exchange Act. To the extent the Company takes advantage of any of these reduced reporting burdens in this prospectus or in future filings, the information that it provides to its security holders may be different than you might get from other public companies in which you hold securities. The Company cannot predict if investors find, or will find, its Ordinary Shares less attractive because it may rely on these exemptions. If some investors find the Company’s Ordinary Shares less attractive as a result, there may be a less active trading market for its Ordinary Shares and its share price may be more volatile.

The Company’s controlling shareholder has substantial influence over the Company and its interests may not be aligned with the interests of the Company’s other shareholders.

BPGIC Holdings holds approximately 85.6% of the Company’s voting equity. Each of BPGIC Holdings, Nicolaas Paardenkooper as the Chief Executive Officer of BPGIC Holdings, BPGIC PLC and the majority shareholder of BPGIC PLC have substantial influence over our business, including decisions regarding mergers, consolidations, the sale of all or substantially all of our assets, election of directors, declaration of dividends and other significant corporate actions. As the controlling shareholder, BPGIC Holdings may take actions that are not in the best interests of the Company’s other shareholders. These actions may be taken in many cases even if they are opposed by the Company’s other shareholders. In addition, this concentration of ownership may discourage, delay or prevent a change in control which could deprive you of an opportunity to receive a premium for your Ordinary Shares as part of a sale of the Company.

Risks Related to Doing Business in Countries in Which the Company Operates

The Company is subject to political and economic conditions in Fujairah and the UAE.

All of the Company’s operations are located in the UAE. The Company’s operations in Fujairah are located near an area of strategic economic and military importance for the entire region. As such, the Company’s future business may be affected by the financial, political and general economic conditions prevailing from time to time in the region and the UAE.

Although economic growth rates in the UAE remain above those of many more developed, as well as regional, markets, the UAE has experienced slower economic growth in recent years, following the downturn experienced as a result of the global financial crisis in 2008 and the sharp decline in oil prices in recent years, which remain volatile and below historic highs. There can be no assurance that economic growth or performance in Fujairah or the UAE, in general, will be sustained. The UAE’s wealth remains largely based on oil and gas. Despite the UAE being viewed as being less vulnerable than some of its Gulf Cooperation Council (“GCC”) neighbors, due to the growth in the non-oil sector and the sizeable wealth of the government of Abu Dhabi, fluctuations in energy prices have an important bearing on economic growth. To the extent that economic growth or performance in the UAE subsequently declines, the Company’s business, financial condition and results of operations may be adversely affected. In addition, the implementation by the governments of the UAE of restrictive fiscal or monetary policies or regulations, including in respect of interest rates, or new legal interpretations of existing regulations and the introduction of taxation or exchange controls could have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

While the UAE enjoys domestic political stability and generally healthy international relations, since early 2011 there has been political unrest in a range of countries in the MENA region, including Algeria, Bahrain, Egypt, Iraq, Libya, Morocco, Oman, Saudi Arabia, Syria, Tunisia and Yemen. This unrest has ranged from public demonstrations to, in extreme cases, armed conflict and civil war and has given rise to a number of regime changes and increased political uncertainty across the region. The MENA region is currently subject to a number of armed conflicts including those in Yemen (in which the UAE armed forces, along with a number of other Arab states, are involved), Syria and Iraq as well as the multinational conflict with Islamic State.

It is not possible to predict the occurrence of events or circumstances such as terrorism, war or hostilities, or more generally the financial, political and economic conditions prevailing from time to time, or the impact of such occurrences or conditions, and no assurance can be given that the Company would be able to sustain its current profit levels if adverse financial, political or economic events or circumstances were to occur. A general downturn or instability in certain sectors of the UAE or the regional economy, or political upheaval therein, could have an adverse effect on the Company’s business, results of operations and financial condition. Investors should also note that the Company’s business and financial performance could be adversely affected by political, economic or related developments both within and outside the MENA region because of interrelationships within the global financial markets.

On June 5, 2017, three GCC countries, Saudi Arabia, the UAE and Bahrain, as well as Egypt and Yemen, severed diplomatic ties with Qatar, cut trade and transport links and imposed sanctions on Qatar. The stated rationale for such actions was Qatar’s support of terrorist and extremist organisations and Qatar’s interference in the internal affairs of other countries. However, these diplomatic relations are restoring, as UAE ended all measures taken against Qatar following the signing of AlUla agreement between GCC countries on January 5, 2021.

In the past, political conflicts have resulted in attacks on vessels, mining of waterways and other efforts to disrupt shipping. Continuing conflicts, instability and other recent developments in the Middle East and elsewhere, including relatively recent attacks involving vessels and vessel seizures in the Strait of Hormuz, and the presence of U.S. or other armed forces in Afghanistan and Syria, may lead to additional acts of terrorism or armed conflict around the world, and our customer’s vessels may face higher risks of being attacked or detained. The Company’s business and financial performance would be adversely affected by any reduction in use of the Port of Fujairah as a result of such tensions or conflict.

Prospective investors should also be aware that investments in emerging markets, such as the UAE, are subject to greater risks than those in more developed markets. The economy of the UAE, like those of many emerging markets, has been characterized by significant government involvement through direct ownership of enterprises and extensive regulation of market conditions, including foreign investment, foreign trade and financial services. While the policies of the local and central governments of the UAE generally resulted in improved economic performance in previous years, there can be no assurance that these levels of performance can be sustained.

Relatively recent geopolitical developments have increased the risk that the region in which the Company operates could be involved in an escalating conflict that could have a material adverse effect on our business, financial condition and results of operations.

On September 14, 2019, certain attacks on an oil processing plant and an oil field in Saudi Arabia took place, which, according to reports, significantly disrupted the oil production capacity of Saudi Arabia, and could cause short and/or long term geopolitical strife. The government of Saudi Arabia and the United States have reported their belief that the attacks were conducted by Iran or its proxy (possibly Yemen). Whether or not these reports are accurate, rising tensions in the region could significantly place the extraction, production and delivery of oil produced in the region at risk. Further, because the UAE is also involved in the conflict in Yemen, it is possible that the perpetrators of the attacks may seek to launch a similar attack against the UAE. Should such an attack occur, or should rising tension in the region cause a conflict, the ports, pipelines and terminal facilities of the UAE could be at risk and the Company’s operations could be materially and adversely affected.

The Company’s business operations could be adversely affected by terrorist attacks, natural disasters or other catastrophic events beyond its control.

The Company’s business operations could be adversely affected or disrupted by terrorist attacks, natural disasters (such as floods, fires or significant storms) or other catastrophic or otherwise disruptive events, including changes to predominant natural weather, sea and climatic patterns, piracy, sabotage, insurrection, military conflict or war, riots or civil disturbance, radioactive or other material environmental contamination, an outbreak of a contagious disease, or changes to sea levels, which may adversely affect global or regional trade volumes or user demand for oil products transported to or from affected areas, and denial of the use of any railway, port, airport, shipping service or other means of transport and disrupt users’ logistics chains. In addition, the Company may be exposed to extreme weather conditions such as severe heat, flooding, rain or wind conditions, which could disrupt activities at the BPGIC Terminal and the Port of Fujairah. Several of the Company’s competitors in the Fujairah oil zone region have experienced issues with flooding in the past due to the region’s close proximity to the Al Hajar mountainous region, where floods sometimes occur when a significant amount of rain mixes with the dirt from the mountains and subsequently clogs the region’s drainage system. Although the BPGIC Terminal has been designed with sufficient drainage capabilities to handle certain flooding scenarios and the Phase I oil storage tanks have been constructed to withstand high levels of radiation and fire in accordance with NFPA standards, if the flooding, radiation or fire is significantly severe, there can be no assurance the Company’s business operations would be unaffected by it.

The occurrence of any of these events at the BPGIC Terminal or in Fujairah may reduce the Company’s business volumes, cause delays in the arrival and departure of oil tankers or disruptions to its operations, in part or in whole, may increase the costs associated with storage, heating or blending activities, may subject the Company to liability or impact its brand and reputation and may otherwise hinder the normal operation of the BPGIC Terminal, which could substantially impair the Company’s growth prospects and could have a material adverse effect on its business, financial condition and results of operations. Although the Company has insurance in place to cover certain of these events if they occur at the BPGIC Terminal, including sabotage and terrorism insurance, there can be no assurance that such insurance will be sufficient to cover all costs and lost business volumes associated with such events.

Climate change legislation or regulations restricting emissions of greenhouse gases could result in increased operating and capital costs and reduced demand for the Company’s storage services.

There is a growing belief that emissions of greenhouse gases (“GHGs”), such as carbon dioxide and methane, may be linked to climate change. Climate change and the costs that may be associated with its impacts and the regulation of GHGs have the potential to affect the Company’s business and the businesses of users in many ways, including negatively impacting the costs the Company incurs in providing its services and the demand for its services (due to change in both costs and weather patterns).

In February 2005, the Kyoto Protocol to the United Nations Framework Convention on Climate Change, or the Kyoto Protocol, entered into force. The UAE ratified the Kyoto Protocol in 2005. The first commitment period of the Kyoto Protocol ended in 2012, but it was nominally extended past its expiration date with a requirement for a new legal construct to be put into place by 2015. To that end, in December 2015, over 190 countries, including the UAE, reached an agreement to reduce global greenhouse gas emissions. From the time the Company completed construction of Phase I on November 19, 2017, its facilities have been in full compliance with the latest requirements. The Paris Agreement requires governments to take legislative and regulatory measures to reduce emissions that are thought to be contributing to climate change. While the Company has already taken certain measures to reduce emissions of volatile organic compounds, additional measures might become necessary, which could increase operating costs. Moreover, the Company’s business might be impacted by changes in demand of the oil products that it stores to the extent users are impacted by such regulations.

Although it is not possible at this time to accurately estimate how potential future laws or regulations addressing GHG emissions would impact the Company’s business, any future local, national, international or federal laws or implementing regulations that may be adopted to address GHG emissions could possibly require the Company to incur increased operating costs and could adversely affect demand for the oil or oil products it stores. The potential increase in the costs of the Company’s operations resulting from any legislation or regulation to restrict emissions of GHGs could include new or increased costs to operate and maintain its facilities, install new emission controls on its facilities, acquire allowances to authorize its greenhouse gas emissions, pay any taxes related to its GHG emissions and administer and manage a GHG emissions program. Moreover, incentives to conserve energy or use alternative energy sources could reduce demand for the Company’s services. The Company cannot predict with any certainty at this time how these possibilities may affect its operations. Many scientists have concluded that increasing concentrations of GHGs in the Earth’s atmosphere may produce climate change that could have significant physical effects, such as increased frequency and severity of storms, droughts, and floods and other climatic events; if such effects were to occur, they could have an adverse effect on the Company’s business, financial condition and results of operations.

The Company may incur significant costs to maintain compliance with, or address liabilities under, environmental, health and safety regulation applicable to its business.

The Company’s business operations are subject to UAE, national, state and local environmental laws and regulations concerning, among other things, the management of hazardous substances, the storage and handling of hazardous waste, the control of the emission of vapor into the air and water discharges, the remediation of contaminated sites and employee health and safety. These laws and regulations are complex and subject to change. The Company could incur unexpected costs, penalties and other civil and criminal liability if it fails to comply with applicable environmental or health and safety laws. Although the Company has installed impermeable lining over the ground soil throughout the Phase I & II Land’s tank farm area and any other area where oil leakage could occur and potentially reach the ground soil, and intends to take similar preventative measures for the Phase III Land, there can be no assurance in the unlikely event of an accidental leak, release or spill of oil products or other products at the BPGIC Terminal site, that the Company will not experience operational disruptions or incur costs related to cleaning and disposing waste and oil products, remediating ground soil or groundwater contamination, paying for government penalties, addressing natural resource damage, compensating for human exposure or property damage, or a combination of these measures. Although the Company believes it has adequate insurance in place to insure against the occurrence of any of the foregoing events, there can be no assurance that the Company’s insurance would be sufficient to cover all potential costs. Therefore, the occurrence of any of the foregoing events could have a material adverse effect on the Company’s business, financial condition and results of operations.

Furthermore, although the Company monitors the exposure of its employees, neighbors and others to risks connected with its operations, future health claims of its employees or other such persons, caused by past, present or future exposure cannot be excluded. The Company could be subject to claims by government authorities, individuals and other third parties seeking damages for alleged personal injury or property damage resulting from hazardous substance contamination or exposure caused by its operations, facilities or products, and the Company’s insurance may not be sufficient to cover these claims.

In addition, compliance with future environmental or health and safety laws and regulations may require significant capital or operational expenditures or changes to the Company’s operations.

The Company could be adversely affected by violations of anti-corruption laws or economic sanctions programs.

Currently, all of the Company’s operations are conducted in the UAE. The Company is committed to doing business in accordance with all applicable laws and its own code of ethics. The Company is subject, however, to the risk that customers, end users, the Company, its subsidiaries or their respective officers, directors, employees and agents may take actions determined to be in violation of anti-corruption laws. In addition, as a result of the Business Combination, the Company is subject to the U.S. Foreign Corrupt Practices Act. Any violations of applicable anti-corruption laws could result in substantial civil and criminal penalties, and could have a damaging effect on the Company’s reputation and business relationships. Furthermore, the Company is subject to economic sanctions programs, including those administered by the United Nations Security Council, the UAE and the United States. Although the Company has policies and procedures designed to ensure compliance with applicable sanctions programs, there can be no assurance that such policies and procedures are or will be sufficient or that customers, users, the Company or their respective officers, directors, employees and agents will not take actions in violation of the Company’s policies and procedures (or otherwise in violation of the relevant sanctions regulations) for which they, the Company may ultimately be held responsible.

Tax liabilities associated with indirect taxes on the oil products the Company services could result in losses to it.

In Fujairah, the oil products that the Company stores and blends for BIA and the Storage Customers in the Phase I facility are subject to numerous duties or taxes that are not based on income, sometimes referred to as “indirect taxes”, including import duties, excise duties, environmental levies and value-added taxes. Once the BIA Refinery and Phase II become operational, the oil products that the Company handles for BIA in connection with the BIA Refinery and the Phase II facility will likely be subject to similar “indirect taxes”. Under the terms and conditions of the respective customer agreements, the Company is, or expects to be, entitled to pass on such indirect taxes to its customers.

However, changes to existing regulations for indirect taxes or the introduction of new regulations are beyond the Company’s control and may be influenced by political or commercial considerations not aligned with its interests. Any such regulations could adversely affect the Company’s business by increasing its costs to the extent it is unable to pass on such indirect taxes to BIA and the Storage Customers, and as a result, adversely affect its business, financial condition and results of operations.

Changes to VAT law in the UAE may have an adverse effect on the Company’s business, financial condition and results of operations.

On August 23, 2017, the government of the UAE published Federal Decree-Law No. 8 of 2017 (the “VAT Law”) on value added tax (“VAT”) which came into effect on January 1, 2018. Cabinet Decision No. 52 of 2017 on the executive regulations of the VAT Law, issued on November 26, 2017, and Cabinet Decision No. 59 of 2017 on designated zones for the purposes of the VAT Law, issued on December 28, 2017, provide that certain designated zones in the UAE are subject to special VAT treatment. Subject to it continuing to meet the conditions set out in the executive regulations to the VAT Law, the area in which the Company operates is a designated zone for the purposes of the VAT Law and therefore the Company benefits from certain exemptions under the VAT Law. There is no guarantee that the free zone in which the Company operates will remain a designated zone in the future. If the area in which the Company operates loses its designation as a designated zone or any change is made to the applicable rate on the supply of services for the area in which the Company operates, the Company’s business, financial condition and results of operations may be adversely affected.

The Company’s business may be materially adversely affected if the US dollar/UAE dirham-tied exchange rate were to be removed or adjusted.

All of the Company’s current revenues are received in US dollars and all of its operating costs are incurred in UAE dirhams. All of the Company’s current revenues and operating costs derive from its operations in the UAE. Although the US dollar/UAE dirham exchange rate is currently fixed, there can be no assurance that the government of the UAE will not de-peg the UAE dirham from the US dollar in the future. Alternatively, the existing fixed rate may be adjusted in a manner that increases the costs of certain equipment used in the Company’s business or decreases the Company’s receipt of payments from users. Any adjustment of the fixed rate or de-pegging of the UAE dirham from the US dollar in the future could cause the Company’s operations and reported results of operations and financial condition to fluctuate due to currency translation effects, which could have a material adverse effect on its business, financial condition and results of operations.

The Company’s business may be materially adversely affected by unlawful or arbitrary governmental action.

Governmental authorities in the UAE have a high degree of discretion and, at times, act selectively or arbitrarily, without hearing or prior notice, and sometimes in a manner that is contrary to law or influenced by political or commercial considerations. Such governmental action could include, among other things, the expropriation of property without adequate compensation or the forcing of business acquisitions, combinations or sales. Any such action taken may have a material adverse effect on the Company’s business, financial condition and results of operations.

Legal and regulatory systems may create an uncertain environment for investment and business activities.

The UAE’s institutions and legal and regulatory systems are not yet as fully matured and as established as those of Western Europe and the United States. Existing laws and regulations may be applied inconsistently with anomalies in their interpretation or implementation. Such anomalies could affect the Company’s ability to enforce its rights under its contracts or to defend its business against claims by others. Changes in the UAE legal and regulatory environment, including in relation to foreign ownership restrictions, labor, welfare or benefit policies or in tax regulations could have a material impact on the Company’s business, financial condition and results of operations.

The grant and future exercise of registration rights may adversely affect the market price of Ordinary Shares of the Company.

Pursuant to the existing registration rights agreement with Twelve Seas Sponsor and the registration rights agreement entered into in connection with the Business Combination and which are described elsewhere in this prospectus, Twelve Seas’ Sponsor and BPGIC Holdings can demand that the Company register their registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that the Company undertakes.

The registration of these securities will permit the public resale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of the Company’s Ordinary Shares.

Sales of a substantial number of the Company’s securities in the public market could adversely affect the market price of its Ordinary Shares.

As of the Closing of the Business Combination, Twelve Seas Sponsor and certain officers and directors of Twelve Seas (the “Initial Twelve Seas Shareholders”) held 4,721,900 Ordinary Shares and 529,000 Private Warrants. 2,587,500 of such Ordinary Shares were subject to a one year lock up restriction following the Closing pursuant to the terms of the Amended Founders’ Share Escrow Agreement (defined below), subject to the possible early release of 50% of such Ordinary Shares in the event the closing price of the Ordinary Shares exceeded $12.50 for 20 trading days during any 30 trading day period. On December 20, 2020, such shares were released from their lock up restriction and, except with respect to 1,552,500 of such shares currently held in escrow, are eligible for sale in the public market. The 1,552,500 Ordinary Shares held in escrow are subject to release and forfeiture on the terms and conditions of the Initial Shareholder Escrow Agreement (defined below). As and if the milestones in the Initial Shareholder Escrow Agreement are satisfied, portions of such escrowed shares will be released to the Twelve Seas Sponsor and will become eligible for future sale in the public market. Sales of a significant number of these Ordinary Shares of the Company in the public market, or the perception that such sales could occur, could reduce the market price of Ordinary Shares of the Company.

NASDAQ may not continue to list the Company’s securities on its exchange, and delisting could limit investors’ ability to make transactions in the Company’s securities and subject the Company to additional trading restrictions.

The Company’s securities are currently listed on NASDAQ. The Company may be unable to maintain the listing of its securities in the future. If the Company is unable to maintain the listing of its securities on NASDAQ, the Company could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	a less liquid market for its securities;

●	a limited amount of news and analyst coverage for the company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

General Risk Factors

Fluctuations in operating results, quarter to quarter earnings and other factors, including incidents involving customers and negative media coverage, may result in significant decreases in the price of the Company’s securities.

The stock markets experience volatility that is often unrelated to operating performance. These broad market fluctuations may adversely affect the trading price of the Company’s securities and, as a result, there may be significant volatility in the market price of the Company’s securities. If the Company is unable to operate profitably as investors expect, the market price of the Company’s securities will likely decline when it becomes apparent that the market expectations may not be realized. In addition to operating results, many economic and seasonal factors outside of the Company’s control could have an adverse effect on the price of the Company’s securities and increase fluctuations in its periodic earnings. These factors include certain of the risks discussed herein, operating results of other companies in the same industry, changes in financial estimates or recommendations of securities analysts, speculation in the press or investment community, negative media coverage or risk of proceedings or government investigation, the possible effects of war, terrorist and other hostilities, pandemics, adverse weather conditions, changes in general conditions in the economy or the financial markets or other developments affecting the oil and gas storage industry.

The market for the Company’s securities may not be sustained, which would adversely affect the liquidity and price of the Company’s securities.

The price of the Company’s securities may vary significantly due to general market or economic conditions. Furthermore, an active trading market for the Company’s securities may not be sustained. You may be unable to sell your securities unless a market can be sustained.

The price of the Company’s Ordinary Shares may be volatile.

The price of the Company’s Ordinary Shares may fluctuate due to a variety of factors, including but not limited to:

●	actual or anticipated fluctuations in our periodic financial results and those of other public companies in the industry;

●	mergers and strategic alliances in the oil and gas industries;

●	market prices and conditions in the oil and gas markets;

●	changes in government regulation;

●	potential or actual military conflicts or acts of terrorism;

●	existing or future global or regional health crises;

●	the failure of securities analysts to publish research about us, or shortfalls in our operating results compared to levels forecast by securities analysts;

●	announcements concerning us or our competitors; and

●	the general state of the securities markets.

These market and industry factors may materially reduce the market price of our Ordinary Shares, regardless of our operating performance. Volatility in the price of our Ordinary Shares may increase volatility in the price of our Warrants.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our Ordinary Shares.

We currently expect that securities research analysts will establish and publish, or will continue to publish, their own periodic projections for our business. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our shares or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. While we expect continued research analyst coverage, if no analysts cover us, the trading price and volume for our Ordinary Shares could be adversely affected.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company’s corporate affairs are governed by its Amended and Restated Memorandum and Articles of Association, the Companies Law, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by non-controlling shareholders and the fiduciary responsibilities of the Company’s directors to the Company under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. Your rights as a shareholders and the fiduciary responsibilities of the Company’s directors under Cayman Islands law are different from under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws from the United States and may provide significantly less protection to investors. In addition, some U.S. states, such as Delaware, have different bodies of corporate law than the Cayman Islands.

The Company has been advised by its Cayman Islands legal counsel, Maples and Calder, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against the Company judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any U.S. State and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the Company predicated upon the civil liability provisions of the securities laws of the United States or any U.S. State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and/or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. The Company understands that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

The Company is incorporated in the Cayman Islands and currently conducts all of its operations through its subsidiaries, BPGIC and BPGIC III, in the UAE. All of the Company’s assets are located outside the United States. The Company’s officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals in the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the UAE could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s directors and officers.

USE OF PROCEEDS

We will receive up to an aggregate of approximately $244 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. The principal purpose of this offering is to facilitate cash exercise of the Warrants as required by the Warrant Agreement, as amended. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. During any period when we shall have failed to maintain an effective registration statement, we must permit holders to exercise their Warrants on a “cashless basis”. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DIVIDEND POLICY

Although the Company announced in the Fourth Quarter of 2019 that it intends to pay a $0.25 quarterly dividend to its public shareholders beginning in the First Quarter of 2020, the Company has not paid such dividend, and has not committed to pay a cash dividend on such terms and in such amount with respect to its Ordinary Shares, and the Company may not pay cash dividends with respect to its Ordinary Shares at all. In light of the economic impact of the COVID-19 pandemic, the board of directors subsequently determined that, notwithstanding its prior announcement, it was in the best interests of the Company as a precautionary measure and to prudently preserve cash, to delay issuance of dividends. No assurance can be given that the Company will ultimately pay any dividend to its shareholders. There are also restrictive covenants in the terms of the Bond Financing Facility with respect to distributions. See “Risk Factors - BPGIC is subject to restrictive covenants in the Bond Financing Facility that may limit its operating flexibility and, if it defaults under its covenants, it may not be able to meet its payment obligations” for additional details.

Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors of the Company and will depend on, among other things, applicable law, regulations, restrictions, the Company’s results of operations, financial condition, cash requirements, contractual restrictions, the Company’s future projects and plans and other factors that the board of directors may deem relevant. In addition, the Company’s ability to pay dividends depends significantly on the extent to which it receives dividends from BPGIC and BPGIC III and there can be no assurance that BPGIC and/or BPGIC III will pay dividends. As a result, capital appreciation, if any, of the Company’s Ordinary Shares will be a shareholder’s sole source of gain for the foreseeable future. See “Risk Factors — The Company may or may not pay cash dividends in the foreseeable future”.

The Company does not currently have a paying agent for dividends.

PLAN OF DISTRIBUTION

The Ordinary Shares offered and sold pursuant to this prospectus will be issued directly to the holders of Warrants upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. We are required to pay all fees and expenses incident to the registration of the Ordinary Shares to be offered and sold pursuant to this prospectus.

EXCHANGE RATE INFORMATION

All of the Company’s current revenues are received in US dollars and all of its operating costs are incurred in UAE dirhams. All of the Company’s current revenues and operating costs derive from its operations in the UAE. The US dollar/UAE dirham exchange rate is currently fixed at 1 $to 3.6725 AED.

CAPITALIZATION

The following table sets forth the Company’s capitalization as of November 30, 2021 (Management Figures not Audited):

●	on an actual basis; and

●	on a pro forma as adjusted basis assuming exercise of all of the outstanding Warrants for cash at the exercise price of $11.50.

You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of November 30, 2020
	Actual	Pro Forma as Adjusted
	(in thousands, except for share data)
Bank Balances and Cash	44,143	288,122
Term Loans and notes	186,467	186,467
Lease Liability	31,100	31,100
Provisions	38	38
Accounts payable, accruals and other payables	20,205	20,205
Derivative Warrant Liabilities	10,614	-
Derivative Financial Instruments	-	-
Total Liabilities	248,424	237,810

Ordinary Shares (par value $0.0001 per share; 450,000,000 shares authorized; actual 109,587,854 issued and outstanding, pro forma 130,816,754 issued and outstanding)	9	11
Preferred Shares (par value $0.0001 per share; 50,000,000 shares authorized; none issued and outstanding; pro forma none issued and outstanding)	-	-
Share Premium	101,777	356,368
Shareholders’ Accounts	71,018	71,018
General reserve	681	681
(Accumulated losses) retained earnings	(64,067)	(64,067)
Total Equity	109,418	364,011
Total Capitalization	357,842	601,821

DILUTION

If you invest in our Ordinary Shares by exercising Warrants, you will incur immediate dilution because the current exercise price of the Warrants of $11.50 per Ordinary Share is more than the net tangible book value per Ordinary Share immediately after this offering.

The net tangible book value of our Ordinary Shares as of November 30, 2020 was $109 million, or $1 per Ordinary Share. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of Ordinary Shares outstanding.

The as adjusted net tangible book value of our Ordinary Shares as of November 30, 2020, was $364 million, or $2.78 per Ordinary Share. The as adjusted net tangible book value gives effect to the issuance of 21,228,900 Ordinary Shares upon exercise of all outstanding Warrants for cash at the current exercise price of $11.50 per Ordinary Share, after deducting estimated offering expenses payable by us. The difference between the exercise price and the as adjusted net tangible book value per Ordinary Share represents an immediate dilution of $8.72 per Ordinary Share or 76% to investors exercising Warrants to purchase Ordinary Shares in this offering.

The following table illustrates this dilution on a per Ordinary Share basis to exercising warrant holders:

Exercise Price per Ordinary Share	$11.50
Net tangible book value per Ordinary Share prior to exercise of outstanding Warrants, as of November 30, 2020	$1
Increase in net tangible book value per Ordinary Share attributable to exercising warrant holders	$1.78
Pro forma net tangible book value per Ordinary Share assuming exercise of all outstanding Warrants for cash	$2.78
Dilution in pro forma tangible book value per Ordinary share to exercising warrant holders	$8.72

A $1.00 decrease in the exercise price would decrease our pro forma net tangible book value per Ordinary Share after exercise of all outstanding Warrants by approximately $0.16, and decrease dilution in pro forma tangible book value per Ordinary Share to exercising warrant holders by approximately $0.84, after deducting the estimated offering expenses payable by us.

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual number of Warrants exercised for cash.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements about our business and operations. Our actual results may differ materially from those we currently anticipate as a result of many factors, including those we describe under “Risk Factors” and elsewhere in this Prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

In this section, references to “we,” “us,” and “our” are intended to refer to Brooge Energy Limited, unless the context clearly indicates otherwise.

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations is presented below in nine sections:

●	Restatement

●	Overview

●	Key Factors Affecting our Results of Operations

●	Business Combination and NASDAQ Listing Transactions

●	Results of Operations

●	Liquidity and Capital Resources

●	Trend Information

●	Related Party Transactions

●	Other Risk Disclosures

RESTATEMENT

On November 16, 2020, the audit committee of the Company’s board of directors, in consultation with the Company’s management, concluded that the Company’s previously issued audited consolidated financial statements as of and for the period ended December 31, 2019 should no longer be relied upon because the Company has concluded that the warrants issued by it should have been accounted for as a derivative liability rather than equity.

On November 18, 2020, the Company announced that the adjustments required to correct this error would reduce equity by $15,709,460 and increase current liabilities by $15,709,460 after taking into account non-cash income of $1,273,740 related to changes in the estimated fair value of derivative warrant liability. The Company also announced that it would restate its previously issued audited consolidated financial statements as of and for the period ended December 31, 2019.

OVERVIEW

The Company (Brooge Energy Limited) formerly known as Brooge Holdings Limited, is a company with limited liability registered as an exempted company in the Cayman Islands. The company was incorporated on April 12, 2019 for the sole purpose of consummating the Business Combination. On April 15, 2019, BPGIC (Brooge Petroleum and Gas Investment Company FZE) entered into the Business Combination Agreement.

The Business Combination was accounted for as a reverse acquisition in accordance with IFRS. Under this method of accounting, the Company and Twelve Seas are treated as the “acquired” company. This determination was primarily based on BPGIC comprising the ongoing operations of the combined company, BPGIC’s senior management comprising the senior management of the combined company, and BPGIC’s stockholders having a majority of the voting power of the combined company. For accounting purposes, BPGIC is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of BPGIC. Accordingly, the consolidated assets, liabilities and results of operations of BPGIC are the historical financial statements of the combined company, and the Company’s and Twelve Seas’ assets, liabilities and results of operations are consolidated with BPGIC beginning on the acquisition date.

As a result of the above transaction, the Company became the ultimate parent of BPGIC and Twelve Seas on the acquisition date, December 20, 2019. The Company’s common stock and warrants are traded on the Nasdaq Capital Market under the ticker symbols “BROG” and “BROGW,” respectively.

Following the Business Combination, the Company became an independent oil storage and service provider, through its wholly-owned subsidiaries, BPGIC and BPGIC III, strategically located in the Port of Fujairah in the emirate of Fujairah in the UAE. Unless otherwise indicated, for the purposes of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, we collectively evaluate the business as “group” business consisting of Brooge Energy Limited, Twelve Seas, BPGIC, BPGIC III and BPGIC Management (the “Group”).

The Group’s vision is to develop an oil storage business that differentiates itself from competitors by providing its customers with fast order processing times, excellent customer service and high accuracy blending services with low oil losses. BPGIC has a 60-year lease of land for its operations located in close proximity to the Port of Fujairah’s berth connection points. The Group is initially developing the BPGIC Terminal’s storage capacity in two phases, Phase I, which is already operational, and Phase II, which is under construction, and simultaneously with BIA, is working on developing the BIA Refinery, a modular refinery. Phase I commenced operations in December 2017, Phase II is currently under construction. BIA and BPGIC are currently negotiating the terms of the Refinery Operations Agreement and have agreed to extend the period for their negotiations until the Second Quarter of 2021.

Tank storage facilities play a vital role in the business of refined petroleum products, crude oil and liquid chemicals. They serve as a critical logistical midstream link between the upstream (exploration and production) and the downstream (refining) segments of the refined petroleum product and crude oil industry. They are used to store primary, intermediate and end products and facilitate a continuous supply of the required feedstock to refineries and chemical plants in the processing industry on the one hand and absorb fluctuations in sales volumes on the other.

KEY FACTORS AFFECTING OUR RESULTS OF OPERATIONS

The following factors can affect the results of our operations:

End Users versus Customers

Commencing in August 2019, BPGIC’s sole contractual customer changed although the end-user of its facilities remained the same. In August 2019, BPGIC entered into a contract with BIA which became the direct customer of BPGIC. In turn, BIA subleased group’s facilities to the existing end user.

Pursuant to the Phase I End User Agreement, the Initial Phase I End User was the sole revenue generating customer of the Company until July 2019. From August 2019 forward, the Initial Phase I End User remained the sole end user of the Phase I facilities, but BIA became the sole customer of Group.

In August 2019, the Group executed the Phase I Customer Agreement, covering the Phase I facility and containing identical price terms and otherwise substantially the same terms as the Phase I End User Agreement with the Initial Phase I End User. The Phase I End User Agreement was novated to BIA.

In 2020, BIA notified BPGIC that it had entered sublease arrangements for parts of the Phase I storage capacity with additional end users. In April 2020, BPGIC entered into the Super Major Agreement, a storage contract until November 8, 2020 with the Super Major for storage agreement of 61,072 m3 as on April 28, 2020 with additional 67,928 m3 starting May 8, 2020 resulting into total committed capacity of 129,000 m3. This was done with approval from BIA which has an option to lease back the capacity upon termination of the Super Major Agreement.

In November 2020, the Super Major Agreement was not renewed by mutual agreement. In November 2020, December 2020 and January 2021, BPGIC entered into the Commercial Storage Agreements with the Storage Customers. Each Commercial Storage Agreement, other than the NuFuel Storage Agreement, has a 6 month term subject to an additional 6 month renewal. The NuFuel Storage Agreement has a 3 month term subject to an additional 3 month renewal. The Synergy Storage Agreement has since been terminated but all of the other Commercial Storage Agreements remain in effect as of the date of this prospectus.. The Commercial Storage Agreements have much higher monthly, fixed storage fees compared to the Super Major Agreement, which will increase the Company’s fixed revenues by 50% to 60%. See “Business — Material Contracts — Commercial Storage Agreements”.

In September 2019, the Group executed the Phase II Customer Agreement with BIA, covering the Phase II facility and containing identical price terms and otherwise substantially the same terms as the Phase II End User Agreement with the Phase II End User. Immediately upon entering the Phase II Customer Agreement, BIA subleased the BPGIC’s Phase II facility back to the existing Phase II End User on terms substantially similar to the original terms.

Pursuant to the Phase II End User Agreement, the Phase II End User is not expected to begin occupying the Phase II facility or using BPGIC’s services until the Phase II facility is operational which is currently estimated to occur in the Third Quarter of 2021. Once the Phase II facility is operational, the Phase II End User will utilize the facility as the sub-lessee of BIA who will be the direct customer of BPGIC.

The operational commencement of the BIA Refinery is currently anticipated to occur in the First Quarter of 2022.

Customer Concentration

Until April 2020, BIA was the Group’s only customer and the Group was reliant on it for all of its revenues. For the years ended December 31, 2017 and December 31, 2018, the Initial Phase I End User accounted for 100 percent of the Group’s revenues. For the year ended December 31, 2019, the Initial Phase I End User and BIA collectively accounted for 100 percent of the Group’s revenues. In May 2020, BIA agreed to release 129,000 m3 of the Phase I capacity, amounting to approximately one third of the total Phase I capacity, back to BPGIC. Pursuant to the Super Major Agreement, BPGIC leased this capacity to the Super Major. The Super Major was required to pay a monthly fixed storage fee to lease its storage capacity at Phase I but paid the storage fee for the initial six month term up front. The Super Major Agreement was renewable for an additional six months with the mutual agreement of the parties. In November 2020, the Super Major Agreement was not renewed by mutual agreement. In November 2020, December 2020 and January 2021, BPGIC entered into the Commercial Storage Agreements with the Storage Customers. Each Commercial Storage Agreement, other than the NuFuel Storage Agreement, has a 6 month term subject to an additional 6 month renewal. The NuFuel Storage Agreement has a 3 month term subject to an additional 3 month renewal. The Synergy Storage Agreement has since been terminated but all of the other Commercial Storage Agreements remain in effect as of the date of this prospectus.

The Company has recently received extensive enquiries for storage as oil prices have fallen dramatically. The Company has been evaluating the enquiries and that will seek to eliminate its customer concentration risk further.

Currently, the Group’s monthly revenue is primarily driven by the monthly fixed storage fee it charges BIA and the existing Storage Customers to use all of Phase I’s storage capacity, which remains the same each month irrespective of whether they utilize any storage capacity. The fixed storage fee, which is billed monthly in advance, represents the lease of storage capacity and the service provided to the customer for handling an agreed level of throughput of fuel oil and clean products. The fixed storage fee is allocated to the lease and service components based on their relative stand-alone selling price, which is based on an analysis of lease-related and service-related costs for the contract, adjusted for representative profit margins. The lease component is recognized on a straight-line basis over the term of the initial lease and the service component is recognized over time as the customer simultaneously receives and consumes the benefits provided by the Group’s performance. The Group’s monthly revenue is impacted by the monthly variable ancillary service fees it charges BIA, which would vary each month based on BIA’s usage of the following ancillary services: throughput, blending, heating and inter-tank transfers. BPGIC’s monthly revenue ultimately varies based on BIA’s end users’ and the existing Storage Customers’ usage of the ancillary services.

In March 2019, BPGIC entered into an agreement with Sahara to operate a modular refinery to be developed, installed and owned by Sahara, or a wholly owned subsidiary of Sahara, at the BPGIC Terminal. In February 2020, BPGIC and Sahara mutually agreed to discontinue their joint development discussions. On February 23, 2020, BPGIC entered into the Refinery Agreement with BIA, a new agreement which provides that the parties will use their best efforts to finalize the technical and design feasibility studies for the BIA Refinery, a refinery with a capacity of 25,000 bpd. The parties agreed to negotiate the Refinery Operations Agreement, consisting of a sublease agreement and a joint venture agreement, to govern the terms on which (i) BPGIC will sublease land to BIA to locate, (ii) BIA will construct, and (iii) BPGIC will operate the BIA Refinery. The terms of the Refinery Operations Agreement are still under negotiation and the parties have agreed to extend the period for their negotiations until the Second Quarter of 2021. The Group expects the BIA Refinery to commence operations and BIA’s payment obligations under the Refinery Operations Agreement to begin in the First Quarter of 2022, at which time the BIA Refinery will begin generating revenue.

Including BIA and the existing Storage Customers, the Company has diversified its customer base compared to prior to November 2020 when BIA was the sole major customer along with Super Major. For Phase II and the BIA Refinery, BIA will continue to be the sole customer wherein BIA is expected to sublease the facilities to multiple end users.

Group’s Cost Structure and Margins

The Group’s cost structure and margins are derived from the Group’s revenues which currently come, and are expected to continue to come, from two types of fees, fixed fees for storage and variable fees for ancillary services. Once the BIA Refinery is operational, the Group’s revenues are expected to come from three types of fees, refinery operations fees, fixed fees for storage and variable fees for ancillary services. The mix of these fees affects revenues, operating margins and net income. In particular, the relatively high fixed price nature of the Group’s operations could result in lower profit margins if certain costs were to increase and the Group was not able to offset the increase in costs with sufficient increases in its storage or ancillary service fees or the end users’ utilization of BPGIC’s ancillary services.

The Group’s direct costs, which are comprised principally of employee costs with related benefits and depreciation along with indirect cost of land lease rentals generally remain stable across broad ranges of activity levels at the terminal and, as discussed above, its storage fee revenues are fixed or will be fixed, as the case may be, pursuant to the Phase I Customer Agreement, the existing Commercial Storage Agreements, the Phase II Customer Agreement and the Refinery Operations Agreement. Accordingly, changes in the Group’s operating margins are largely driven by the amount of ancillary services provided and the fees the group earns for such services. For more information regarding the related risks, see “Risk Factors — Risks related to BPGIC and BPGIC III — The fixed cost nature of the Company operations could result in lower profit margins if certain costs were to increase and the Company were not able to offset such costs with sufficient increases in its storage or ancillary service fees or our customers’ utilization of the Company’s ancillary services.”

During the year ended December 31, 2019, the Group incurred cash expenses of $3.2 million as expenses incurred in connection with Brooge Energy Limited’s listing on NASDAQ. In addition, the Group, in accordance with the requirements of IFRS, has recorded a non-cash expense as listing expenses to the extent of $98.6 million which is the difference between the fair value of the 10.9 million Ordinary Shares (including 1.6 million Ordinary Shares held in escrow) issued to Twelve Seas’ shareholders in the Business Combination and the fair value of the net assets of Twelve Seas acquired at the time of Business Combination which had a significant impact on fiscal year 2019’s profitability. The listing expenses also include the fair value of 21.2 million warrants which were valued at a fair value of $0.8 per warrant amounting to $16.9 million.

Once the BIA Refinery and Phase II facility are operational, our mix of relatively fixed revenue and variable revenue will also depend on ancillary service requirements for the BIA Refinery and the Phase II End User as the sub-lessee of the Phase II facility.

2019 Restatement

On November 16, 2020, the audit committee of the Company’s board of directors, in consultation with the Company’s management, concluded that the Company’s previously issued audited consolidated financial statements as of and for the period ended December 31, 2019 should no longer be relied upon because the Company has concluded that the warrants issued by it should have been accounted for as a derivative liability rather than equity.

On November 18, 2020, the Company announced that the adjustments required to correct this error would reduce equity by $15,709,460 and increase current liabilities by $15,709,460 after taking into account non-cash income of $1,273,740 related to changes in the estimated fair value of derivative warrant liability. The Company also announced that it would restate its previously issued audited consolidated financial statements as of and for the period ended December 31, 2019.

National and International Expansion

The Group’s future revenue growth and results of operations will depend on its ability to secure additional land and develop additional facilities or acquire existing facilities on commercially favorable terms both nationally and internationally. The Group operates in a capital-intensive industry that requires a substantial amount of capital and other long-term expenditures, including those relating to the expansion of existing terminal facilities and the development and acquisition of new terminal facilities. Accordingly, the Group’s successful expansion also depends on its ability to generate or obtain funds sufficient to make significant capital expenditures.

Oil Market Pricing Structure

Increases or decreases in the price of crude oil has some impact on end-user demand for our ancillary services, unlike demand for storage which is fully contractually committed at fixed rates. For instance, when the expected future price for an oil product is believed to be higher than the current market price for that product, it is said to be in a “contango market.” In such a market, oil traders are more likely to store the product and put a hold on processing the product via ancillary services, until there is an upward revision in prices. Vice versa if the expected future price for an oil product is believed to be lower than the current market price for that product, it is said to be in a “backwardation market.” In such a market, oil traders are more likely to process the product via ancillary services in order to sell at the current market price, rather than store the product when future prices are expected to be lower. However there is no reduction in ancillary services billing and we expect the same to be in line with previous periods. This is mainly because our end users have long term contracts of supply of certain types of products with ultimate end users. This requires ongoing ancillary services of circulation, blending, heating etc. The Group is continuously monitoring the market and is in constant touch with the Phase I and Phase II end users for the same.

Phase III & Refinery

The Group is in the early stages of pursuing a further major expansion near its existing facilities, which it refers to as Phase III. In July 2019, BPGIC executed an initial lease agreement to secure a new plot of land of approximately 450,000 m2 near its existing facilities. On February 2, 2020, BPGIC signed a formal land lease agreement with FOIZ for construction of storage facility of approximately up to 3.5 million m3 and refinery production of up to 180,000 bpd. On October 1, 2020, BPGIC, FOIZ and BPGIC III, entered into a novation agreement, whereby BPGIC novated the Phase III Land Lease to BPGIC III. Phase III alone could be three times the size of the Company’s projected operations post-Phase II and post-the initial refinery phase. Concurrently, the Group is in discussions with top global oil majors, which have expressed interest in securing portions of the capacity of a Phase III facility. As of January 2021, the group does not yet have any planned capital expenditures in connection with Phase III. The only recognized expenses here is the FOIZ rental which as per the agreement would be AED 50 m2 for 450,075 m2 per annum with 2% annual increase. However this rent will accrue only after the end of 18 months from the agreement date or first commissioning of the plant whichever happens earlier.

In addition to this specific land for Phase III, the Group will continue to pursue additional projects within the Fujairah market, either through joint cooperation with parties who have land leases or through efforts to secure additional land itself in Fujairah. The group already has in place contracts with existing customers and is working towards enhancing the relationship for additional ancillary and other services.

Recent Developments

BIA Refinery

In March 2019, BPGIC partnered with Sahara to develop and operate a modular refinery within the BPGIC Terminal with minimal capital expenditure by BPGIC. Under the terms of the parties agreement, Sahara would finance and arrange the development, construction and commissioning of a modular refinery capable of supplying IMO 2020 compliant 0.5% sulphur content shipping fuel with initial production capacity of 24,000 b/d.

In February 2020, BPGIC and Sahara mutually agreed to discontinue their joint development project to install a modular oil refinery at BPGIC’s terminal. Shortly thereafter, BPGIC entered into the Refinery Agreement, a new agreement with BIA which provides that the parties will use their best efforts to finalize the technical and design feasibility studies for the BIA Refinery, a refinery with a capacity of 25,000 bpd operated by BPGIC. The parties further agreed to negotiate, within 30 days, the Refinery Operations Agreement, a sublease agreement and a joint venture agreement to govern the terms on which (i) BPGIC will sublease land to BIA to locate, (ii) BIA will construct, and (iii) BPGIC will operate the refinery. Due to the COVID-19 pandemic, the parties agreed to extend the period for their negotiations until the Second Quarter of 2021 and negotiations remain ongoing.

Phase II

In September 2019, BPGIC entered into the Phase II End User Agreement, a five-year lease and service agreement with BIA Pursuant to the Phase II End User Agreement, the term and the payment and performance obligations thereunder will commence upon the completion of Phase II facilities. Fees under the Phase II End User Agreement are comprised of (i) a monthly fixed fee to use BPGIC’s Phase II storage capacity (regardless of whether the Phase II End User uses any storage capacity) and (ii) monthly variable fees based on the Phase II End User’s usage of ancillary services comprising throughput, blending, heating and inter-tank transfers.

September 2020 Bonds

During September 2020, as part of the Bond Financing Facility, BPGIC issued bonds of $200 million to private investors with a face value of $1 and an issue price of $0.95. The issuance has a maximum size of $250.00 million, which includes the option for a tap issue of an additional $50.00 million subject to certain conditions. The proceeds of the Bond Financing Facility were used to repay the Phase I Financing Facilities, fund capital project for Phase II, repay the promissory note payable to Early Bird Capital, pre-fund the Liquidity Account and for general corporate purposes. The proceeds of the bonds were drawn down during November 2020 and outstanding term loans were fully settled.

The principal repayment of the Bond Financing Facility will be semi-annual payments of $7 million starting in September 2021 until March 2025, and one bullet repayment of $144 million in September 2025. The bonds bear interest at 8.5% per annum, payable along with the principal installments.

BUSINESS COMBINATION AND NASDAQ LISTING TRANSACTIONS

On April 15, 2019, (i) Twelve Seas Investment Company (now known as BPGIC International), (ii) Brooge Energy Limited (f/k/a Brooge Holdings Limited), (iii) Brooge Merger Sub Limited, and a wholly-owned subsidiary of the Company, and (iv) Brooge Petroleum And Gas Investment Company FZE, entered into that certain Business Combination Agreement, pursuant to which BPGIC Holdings Limited also become a party thereafter pursuant to the Assignment and Joinder to Business Combination Agreement dated as of November 19, 2019 (as assignee of Brooge Petroleum and Gas Investment Company (BPGIC) PLC, which became a party to the Business Combination Agreement pursuant to a Joinder to Business Combination Agreement dated as of May 10, 2019), as the same was amended prior to the date of Closing, including by the foregoing joinders and by the First Amendment to Business Combination Agreement, dated as of September 16, 2019. Pursuant to the Business Combination Agreement, subject to the terms and conditions thereof and upon the consummation of the transactions contemplated thereby upon Closing, among other matters:

(a)	Merger Sub was to merge with Twelve Seas, with Twelve Seas continuing as the surviving entity, and with holders of Twelve Seas securities receiving securities of Brooge Energy Limited, which will become a new public company (the “Merger”), and

(b)	Brooge Energy Limited was to acquire all of the issued and outstanding capital shares of BPGIC (the “Purchased Shares”) from BPGIC Holdings in exchange for its Ordinary Shares, with BPGIC becoming a wholly-owned subsidiary of Brooge Energy Limited (the “Acquisition”).

Twelve Seas was incorporated under the laws of the Cayman Islands on November 30, 2017. It was listed on the Nasdaq Capital Market and was a blank check company formed in order to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities.

Merger Sub was incorporated in April 2019 solely to effectuate the Business Combination described herein. From its formation through the Closing, Merger Sub owned no material assets and did not operate any business. Upon Closing, Merger Sub merged with and into Twelve Seas and ceased to exist as a separate entity.

The Merger and the Acquisition occurred simultaneously and their execution is interconnected, i.e. the Acquisition could not occur without the Merger and vice versa, we consider the Merger and the Acquisition as one transaction.

On December 20, 2019, the Group announced the consummation of the Business Combination. Pursuant to the Business Combination Agreement

(i)	each outstanding ordinary share of Twelve Seas was exchanged for one (1) Ordinary Share of Brooge Energy Limited.

(ii)	each outstanding warrant of Twelve Seas was exchanged for one warrant of Brooge Energy Limited.

(iii)	each outstanding right of Twelve Seas was converted into one-tenth of an Ordinary Share of Brooge Energy Limited, rounded down to the nearest whole share per shareholder.

(iv)	each outstanding unit of Twelve Seas was separated into its component parts and then exchanged for one (1) Ordinary Share of Brooge Energy Limited, one (1) warrant of Brooge Energy Limited and one-tenth of an Ordinary Share of Brooge Energy Limited.

BPGIC Holdings had the right, at the sole election of BPGIC (the “Cash Election”), to receive a portion of the consideration for the Purchased Shares at the Closing as cash in lieu of receiving Brooge Energy Limited Ordinary Shares in an amount not to exceed 40% of the Closing Net Cash (with the “Closing Net Cash” being the aggregate cash and cash equivalents of Twelve Seas and Brooge Energy Limited as of the Closing, including remaining funds in the Twelve Seas’ trust account after giving effect to the redemption and the proceeds of any potential private placement financing, less unpaid expenses and liabilities of Twelve Seas and the Company as of the Closing, prior to giving effect to any Cash Election).

Upon Closing, Twelve Seas became a wholly owned subsidiary of the Company and changed its name from “Twelve Seas Investment Company” to “BPGIC International”. In connection with the closing of the Business Combination, holders of 16,997,181 ordinary shares of Twelve Seas sold in Twelve Sea’s initial public offering (“IPO”) exercised their right to redeem such shares at a price of $10.31684239 per share, for an aggregate redemption amount of approximately $175.36 million. In addition, 1,035,000 ordinary shares of Twelve Seas were forfeited by certain pre-IPO shareholders. Effective December 23, 2019, Twelve Sea’s ordinary shares, warrants, rights and units ceased trading, and were replaced by Brooge Energy Limited’s ordinary shares and warrants on the Nasdaq Capital Market under the symbols “BROG” and “BROGW,” respectively.

The total consideration paid by the Company to BPGIC Holdings for the purchased shares was 98,718,035 Ordinary Shares after reduction of 1,281,965 shares due to the 40% cash election exercised by BPGIC Holdings. 20,000,000 of the Company’s Ordinary Shares otherwise issuable to BPGIC Holdings at the Closing (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Seller Escrow Shares”) were instead issued to BPGIC Holdings in escrow, and are held by Continental, as escrow agent for the benefit of BPGIC Holdings, to be held and controlled, along with any other Escrow Property (as defined in the Seller Escrow Agreement and together with the Seller Escrow Shares, the “Seller Escrow Property”) by Continental in a separate segregated escrow account (the “Seller Escrow Account”), and released in accordance with the Seller Escrow Agreement.

The Seller Escrow Property will only become vested and not subject to forfeiture, and released to BPGIC Holdings, in the event that the Company meets the following performance or milestone requirements during the Seller Escrow Period, the period commencing from the Closing until the end of the 20th fiscal quarter after the commencement date of the first full fiscal quarter beginning after the Closing:

(i)	One-half (½) of the Seller Escrow Property shall become vested and no longer subject to forfeiture, and be released to BPGIC Holdings, in the event that either: (a) the Annualized EBITDA (as defined in the Seller Escrow Agreement) for any full fiscal quarter during the Seller Escrow Period (beginning with the first full fiscal quarter beginning after the Closing) (an “Seller Escrow Quarter”) equals or exceeds $175,000,000 or (b) at any time during the Seller Escrow Period, the closing price of the Company Ordinary Shares equals or exceeds $12.50 per share (subject to equitable adjustment) for any 10 Trading Days (as defined in the Seller Escrow Agreement) within any 20 Trading Day period during the Seller Escrow Period.

(ii)	All Seller Escrow Property remaining in the Seller Escrow Account shall become vested and no longer subject to forfeiture, and be released to BPGIC Holdings, in the event that either: (a) the Annualized EBITDA for any Seller Escrow Quarter equals or exceeds $250,000,000 or (b) at any time during the Seller Escrow Period, the closing price of the Company Ordinary Shares equals or exceeds $14.00 per share (subject to equitable adjustment) for any ten 10 Trading Days within any 20 Trading Day period during the Seller Escrow Period.

While the Seller Escrow Property is held in the Seller Escrow Account, BPGIC Holdings shall have all voting, consent and other rights (other than the rights to dividends, distributions or other income paid or accruing to the Seller Escrow Property). The Seller Escrow Agreement provides, however, that after the Closing, BPGIC Holdings shall be permitted to (i) pledge or otherwise encumber the Seller Escrow Property as collateral security for documented loans entered into by BPGIC Holdings, the Company or its subsidiaries, including BPGIC, after the Closing or (ii) transfer its rights to the Seller Escrow Property to a third party, provided, that (a) in each case of clauses (i) and (ii), that the lender’s or transferee’s rights to any such pledged or transferred Seller Escrow Property shall be subject to the provisions of the Seller Escrow Agreement and the sections of the Business Combination Agreement pertaining to the escrow, including the forfeiture provisions contained therein, and (b) in the event of a pledge or encumbrance of the Seller Escrow Property under clause (i) above, BPGIC Holdings may transfer the Seller Escrow Property to another escrow agent selected by BPGIC Holdings and reasonably acceptable to the Company.

Twelve Seas’ Initial Shareholders beneficially owned and were entitled to vote an aggregate of 5,175,000 ordinary shares that were issued prior to Twelve Seas’ IPO. Simultaneously with the execution of the Business Combination Agreement, the Initial Twelve Seas Shareholders entered into a letter agreement with Twelve Seas, the Company and BPGIC (the “Founder Share Letter”), pursuant to which the Initial Twelve Seas Shareholders agreed, effective upon the Closing, on a pro-rata basis amongst the Initial Twelve Seas Shareholders based on the number of Founder Shares owned by each of them, to (i) forfeit 20% of the Founder Shares owned by the Initial Twelve Seas Shareholders at the Closing and (ii) subject 30% of the Founder Shares owned by the Initial Twelve Seas Shareholders at the Closing (including any Ordinary Shares issued in exchange therefor in the Merger) to escrow and vesting and potential forfeiture obligations that are substantially identical to those that apply to the Seller Escrow Property as described above.

Upon completion of the Business Combination, the officers and directors of Twelve Seas resigned. The directors of Brooge Energy Limited were designated by BPGIC. The officers of BPGIC remained be the officers of BPGIC and became officers of Brooge Energy Limited, holding the equivalent positions as those held with BPGIC.

RESULTS OF OPERATIONS

Disclaimer: The consolidated financial statements are prepared as a continuation of the financial statements of BPGIC, the accounting acquirer, and retroactively adjusted to reflect the legal capital of the legal parent/acquiree (the Company, Brooge Energy Limited). The comparative financial years included herein are derived from the consolidated financial statements of BPGIC as adjusted to reflect the legal capital of the legal parent/acquiree (the Company, Brooge Energy Limited).

Description of Operations

We conduct our operations through a dedicated operation team at the BPGIC Terminal. Our operations are categorized into two reported business services: Storage and Ancillary services.

Storage. We own terminal and storage facilities in the UAE in the emirate of Fujairah, currently with 399,324 m3 storage capacity for storage of clean oil and fuel oil. Upon completion of Phase II, a crude oil storage facility, the capacity of the BPGIC Terminal will be expanded by approximately 600,000 m3 increasing the total capacity of the BPGIC Terminal to approximately 1,000,000 m3. Phase III is projected to have a capacity of approximately 3,500,000 m3. From December 2017 when BPGIC began its operations to February 28, 2018, BPGIC limited the availability of its storage capacity to 40 percent to allow management to test all systems and make any necessary adjustments. On March 1, 2018, BPGIC increased the availability of its storage capacity to approximately 70 percent, and on April 1, 2018, to 100 percent, which remains the current storage capacity.

Ancillary Services. Ancillary services are further classified into four sub streams, Blending & Circulation, Heating, Throughput and Intertank Transfer. We began offering ancillary services in April 2018 after management had completed its initial tests of the facility.

BPGIC charges BIA and the existing Storage Customers variable fees based on usage for the following ancillary services:

●	Throughput Fees. Pursuant to the Phase I Customer Agreement and the existing Commercial Storage Agreements, BIA and the Storage Customers, respectively, are required to pay BPGIC a monthly fee based upon the total volume of oil products delivered from the BPGIC Terminal to the Port of Fujairah’s berths or from the berths to the BPGIC Terminal during an applicable month at the contracted rate per m3. Each month BIA and the existing Storage Customers are each allocated an initial amount of throughput volume at no charge that corresponds with the storage capacity that they each lease. For BIA this amount is approximately 124,689 m3 each month and for the existing Storage Customers this amount is approximately 274,635 m3. Both BIA and the Storage Customers are required to pay BPGIC throughput fees on throughput volume to the extent the aggregate amount of throughput volume provided by BPGIC exceeds such initial amount. The revenue BPGIC generates from such service fees varies based upon, among other factors, the volume of oil products exiting the BPGIC Terminal. As BIA’s sublessees and the existing Storage Customers utilize the ancillary services, which involves sending and receiving oil products to and from the BPGIC Terminal, it will lead to corresponding increases in the throughput volumes delivered to the extent BPGIC sends oil products to the Port of Fujairah’s berths. Upon mutual agreement, BPGIC could charge a supplementary fee to the extent BIA or the existing Storage Customers exceed an agreed amount of throughput volume.

●	Blending Fees. Pursuant to the Phase I Customer Agreement and the existing Commercial Storage Agreements, BIA and the existing Storage Customers, respectively, are required to pay BPGIC a monthly fee based upon the total volume of oil products blended during the blending processes performed during an applicable month at the contracted rate per m3. BIA and the existing Storage Customers are responsible for providing BPGIC with blend specifications, the component oil products and any additives in connection with any blend request. The revenue BPGIC generates from such service fees varies based upon the activity levels of BIA’s sublessees, and the existing Storage Customers.

●	Heating Fees. Pursuant to the Phase I Customer Agreement, BIA is required to pay BPGIC a monthly fee based upon the total volume of oil products heated during an applicable month at the contracted rate per m3. The revenue BPGIC generates from such service fees varies based upon the activity levels of BIA’s sublessees. The existing Storage Customers do not contract for heating services.

●	Inter-Tank Transfer Fees. Pursuant to the Phase I Customer Agreement and the existing Commercial Storage Agreements, BIA and the existing Storage Customers are required to pay BPGIC a monthly fee based upon the total volume of oil products that they transferred between oil storage tanks during an applicable month at the contracted rate per m3. The revenue BPGIC generates from such service fees varies based upon the activity levels of BIA’s sublessees and the existing Storage Customers.

Summary Financial Results

In $	For the year ended December 31			For the Six Months Ended June 30
	2017	2018	2019	2019	2020
Revenue	89,593	35,839,268	44,085,374	22,042,687	22,893,875
Direct costs	(2,295,809)	(9,607,360)	(10,202,465)	(4,955,436)	(6,146,872)
GROSS (LOSS) PROFIT	(2,206,216)	26,231,908	33,882,909	17,087,251	16,747,003
Listing Expenses	-	-	(101,773,877)
General and administrative expenses	(574,266)	(2,029,260)	(2,608,984)	(1,236,507)	(2,696,346)
Finance costs	(966,926)	(6,951,923)	(5,730,535)	(3,412,843)	(3,370,988)
Change in estimated fair value of derivative warrant liabilities	-	-	1,273,740	-	5,307,225
Changes in fair value of derivative financial instruments	-	(1,190,073)	(328,176)	(484,603)	179,758

(LOSS) PROFIT AND TOTAL COMPREHENSIVE (LOSS) INCOME FOR THE PERIOD	(3,747,408)	16,060,652	(75,284,923)	11,953,298	16,166,652
(LOSS) PROFIT AND TOTAL COMPREHENSIVE (LOSS) INCOME % to Revenue	-	45%	-171%	54%	71%

In the Fourth Quarter of 2017, we began testing operations of the Phase I facilities. In the First Quarter of 2018, we began commercial operations of Phase I facilities at reduced storage capacity with no ancillary services to further test systems and make necessary adjustments. In the Second Quarter of 2018, we began operating at full storage capacity with complete ancillary services.

In the First Quarter of 2018, we began commercial operations of Phase I facilities at reduced storage capacity with no ancillary services to further test systems and make necessary adjustments. In the Second Quarter of 2018, we began operating at full storage capacity with complete ancillary services which resulted into an increase in Revenue by $8,246,106 and also corresponding Direct Costs by $595,105. This resulted in an overall Gross Profit increase of $7,651,001 for the year 2019 when compared to the year 2018.

As a consequence of the accounting for the Business Combination described above, there was a decrease in Net profit from $16,060,652 (45% of Revenue) in 2018 to a net loss of $75,284,923 (171% of Revenue) in 2019. This is primarily attributable to a non-cash expense of $98.6 million being the difference between the fair value of Ordinary Shares issued to Twelve Seas’ shareholders in the Business Combination plus fair value of warrants and the Cash consideration received from Twelve Seas as a part of the Business Combination. This is in addition to the $3.2 million actual expenses incurred in connection with the Company’s listing on NASDAQ in 2019. There was an income recorded for $1.2 million on account of change in fair value of derivative warrant liability on 31 December 2019 compared to fair value of warrants on the day of business combinations.

Comparison between 6 Months Ended June 2020 and 6 Months Ended June 2019

Even though, with an increase in revenue from $22.0 million for the 6 months ended June 30, 2019 to $22.9 million for the 6 months ended June 30, 2020, there was a decrease in gross profits by $0.3 million. This was due to increase in direct costs mainly attributable to additional charges by Fujairah Oil Industrial Zone on account of disaster management and fire services to the extent of $0.23 million.

The increase of net profit by $4.2 million to $16.2 million for the 6 months ended June 30, 2020 from $11.9 million for the 6 months ended June 30, 2019, was mainly due to $5.3 million income on account of change in estimated fair value of warrants liability against an increase in Finance cost and general and administrative expenses by $1.4 million.

Revenue

	For the Year Ended December 31,			For the 6 months ended June 30
Revenue Breakup	2017	2018	2019	2019	2020
Fixed consideration – leasing component	62,995	14,586,315	16,846,481	8,423,241	4,565,292
Fixed consideration – service component	26,598	6,158,667	7,112,959	3,556,479	7,551,956
Ancillary services	-	15,094,286	20,125,934	10,062,967	10,776,627
Total Revenue	89,593	35,839,268	44,085,374	22,042,687	22,893,875
Revenue Break Up %
Storage fee	100%	58%	54%	54%	53%
Ancillary Services fee	-	42%	46%	46%	47%

Year Ended December 31, 2017 Compared to Year Ended December 31, 2018

Our revenue increased from $0.1 million in 2017 to $35.8 million in 2018 as a result of Phase I facilities becoming commercially operational in the First Quarter of 2018.

Our storage fee revenue increased from $0.1 million in 2017 to $20.7 million in 2018 as a result of Phase I’s storage capacity becoming commercially operational in the First Quarter of 2018.

Our ancillary services fee revenue increased from nil in 2017 to $15.1 million in 2018 as a result of Phase I’s ancillary services becoming commercially operational in the Second Quarter of 2018.

For 2017, storage fees comprised 100% of our total revenue. For 2018, storage fees comprised 58% of our total revenue and ancillary services fees comprised 42% of our total revenue as a result of Phase I’s ancillary services becoming commercially operational in the Second Quarter of 2018.

Year Ended December 31, 2018 Compared to Year Ended December 31, 2019

Our revenue increased from $35.8 million in 2018 to $44.1 million in 2019 primarily because we operated Phase I at full storage capacity for the year ended December 31, 2019 whereas we operated Phase I at reduced storage capacity and without ancillary services in the First Quarter of 2018.

Our storage fee revenue increased from $20.7 million in 2018 to $23.9 million in 2019. This is primarily attributable to our operating of Phase I at full storage capacity for the full year 2019 while capacity was reduced during the First Quarter of 2018.

Our ancillary services fee revenue increased from $15.1 million in 2018 to $20.1 million in 2019 primarily because we offered ancillary services for the full year 2019, but we operated Phase I without ancillary services in the First Quarter of 2020.

For the year ended December 31, 2019, storage fees comprised 54% of total revenue and ancillary service fees comprised 46% of total revenue while for the year ended December 31, 2018, storage fees comprised 58% of our total revenue and ancillary services fees comprised 42% of our total revenue. This change in revenue mix is primarily driven by the fact that only storage revenue was generated in the First Quarter of 2018 whereas both storage and ancillary services revenue were generated in the First Quarter of 2019.

6 Months Ended June 30, 2019 Compared to 6 Months Ended June 30, 2020

Our revenue increased from $22 million for the 6 months ended June 30, 2019 to $22.9 million in the 6 months ended June 30, 2020 primarily because of the Super Major Agreement starting in the middle of April 2020 for 129,000 m3, on which we were charging $0.5 more for the storage fee compared to BIA in 2019.

Our ancillary services fee revenue increased from $10.1 million in the 6 months ended June 30, 2019 to $10.8 million in the 6 months ended June 30, 2020 primarily because during 2019 port charges that were recovered from customer on actual basis were netted off against the port expenses. Beginning in 2020, the port charges recoverable forms a part of ancillary income and also a part of direct expenses.

For the 6 months ended June 30, 2020, storage fees comprised 53% of total revenue and ancillary service fees comprised 47% of total revenue while for the 6 months ended June 30, 2019, storage fees comprised 54% of our total revenue and ancillary services fees comprised 46% of our total revenue. There is no major change in product mix.

Direct Costs

The consolidated entities direct costs pertain only to BPGIC because there is no revenue generated at the Brooge Energy level. Direct costs are comprised principally of employee costs and related benefits, depreciation and, to a lesser extent, insurance and certain other miscellaneous operating costs.

Employee costs and related benefits consist of compensation to employees who provide customer support and services and external contractor costs.

Depreciation expenses consist of depreciation on Phase I’s oil storage tanks, administrative buildings and installations. The Company depreciates these assets using the straight-line depreciation method assuming an average useful life of 50 years for the tanks and 20 to 25 years for the buildings and installations. The Company expects its depreciation expenses will increase following the completion of Phase II and to remain a significant non-cash expense in the future, given the capital-intensive nature of its business.

	For the Year Ended December 31,			For the Six Months Ended June 30,
Direct Costs $ for	2017	2018	2019	2019	2020
Employee costs & benefits	1,518,794	2,808,702	3,074,727	1,436,320	1,737,948
Depreciation	692,528	5,716,063	5,785,745	2,892,581	2,875,273
Spares and consumables	50,891	592,471	788,792	361,914	297,937
Insurance	31,304	377,053	323,702	161,111	455,046
Other expenses	2,292	113,071	229,499	103,510	780,668
Total Direct Costs	2,295,809	9,607,360	10,202,465	4,955,436	6,146,872

Year ended December 31, 2017 Compared to Year ended December 31, 2018

Direct costs increased by 318.5% from $2.3 million in 2017 to $9.6 million in 2018 as a result of Phase I facilities becoming commercially operational in the First Quarter of 2018.

The most significant component of direct costs is depreciation which increased from $0.7 million in 2017 to $5.7 million because construction of Phase I facilities was completed in the Fourth Quarter of 2017 and thus depreciation for the facilities was only recorded for 43 days in 2017 but was recorded for the full year in 2018.

Employee costs & related benefits increased by 84.9% from $1.5 million in 2017 to $2.8 million in 2018 due to, amongst other things, additional employees associated with the commencement of Phase I operations in 2018 as compared to 2017 when the plant was under construction for the first 11 months of the year, though the operations staff was mobilized beginning in June 2017 for training etc. so that there would not be any loss of hours and to ensure enhanced productivity once Phase I went operational.

Year ended December 31, 2018 Compared to Year ended December 31, 2019

Direct costs increased by 6.2% from $9.6 million in 2018 to $10.2 million in 2019 primarily because we operated Phase I at full storage capacity for the year ended December 31, 2019 whereas we operated Phase I at reduced storage capacity and without ancillary services in the First Quarter of 2018.

Though the total direct costs were consistent with just 6.2% increase, at individual expense category level Employee costs & related benefits increased by 9.5% from $2.8 million in 2018 to $3.1 million in 2019 due to, amongst other things, an increase in number of staff and an increase in the charges for outsourced staff.

As depreciation is on a straight-line basis, it remained almost the same with a minor increase of 1.2% and that was primarily due to the purchase of some furniture and other assets that were capitalized in 2019. Spares and Consumables increased by 33.1% from $0.59 million in 2018 to $0.79 million in 2019 and other expenses which mainly consist of maintenance contracts and various plant related licenses increased by 103% from $0.11 million in 2018 to $0.23 million in 2019. Both of these increases are primarily due to the Phase I facility operating at full capacity throughout the year in 2019 plus a petty component of cost increase.

Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2020

Direct costs increased by 24% from $4.9 million in the six months ended June 30, 2019 to $6.1 million in the six months ended June 30, 2020 primarily because of the increase of 21% in employee costs due to increase in rates from the outsourced staff contractor. The increase was further due to an increase in other costs by $0.7 million mainly due to charges from Fujairah Oil Industry Zone. Insurance costs also increased by $0.3 million, due to an officers’ and directors’ liability policy obtained in 2020 which was not held in 2019.

Gross (Loss) Profit

Year ended December 31, 2017 Compared to Year ended December 31, 2018

Following a gross loss of $2.2 million in 2017, BPGIC had a gross profit of $26.2 million in 2018. The transition from gross loss to gross profit is primarily attributable to the Phase I facility becoming operational from the First Quarter of 2018.

Year ended December 31, 2018 Compared to Year ended December 31, 2019

Following a gross profit of $26.2 million in 2018, BPGIC had a gross profit of $33.9 million in 2019. Revenue increased by $8,246,106 and Direct Costs increased by $595,105 resulting in an overall increase in Gross Profit of $7,651,001 for 2019 over 2018. The increase is primarily attributable to the fact that in the First Quarter of 2018, we began commercial operations of Phase I facilities at reduced storage capacity with no ancillary services to further test systems and make necessary adjustments. In the Second Quarter of 2018, we began operating at full storage capacity with complete ancillary services.

Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2020

Even though, with an increase in revenue from $22.0 million for the six months ended June 30, 2019 to $22.9 million for the six months ended June 30, 2020, there was a decrease in gross profits by $0.3 million. This was due to increase in direct costs mainly attributable to additional charges by Fujairah Oil Industrial Zone on account of disaster management and fire services to the extent of $0.23 million.

Listing Expenses

The Company’s listing expenses are of one-time non-recurring nature and will only impact the 2019 financial statements as the Company listed on NASDAQ in 2019.

For the year Ended December 31,
Listing Expenses $	2019
Fair value of 10,869,719 Ordinary Shares (including 1,552,500 Founder Escrow Shares) Issued to Twelve Seas at $10.49 per share	114,023,352
Fair value of 21,229,000 warrants at $0.80 per warrant	16,983,200
Net Liability of Twelve Seas at Business Combination	680,081
Total Value of Consideration	131,686,633
Less
Proceeds received Post Merger Twelve Assets (Cash)	(33,064,615)
Listing Expenses Total (Non – Cash) – IFRS 2	98,622,019
Listing Expenses Total (Cash)*	3,151,858
Total Listing Expenses	101,773,877

*	Listing Expenses Total (Cash) represents a promissory note of $1.5 million, fees paid to legal advisors and consultants, and other necessary expenses incurred in relation to the Group’s listing on NASDAQ.

As per IFRS 2, the Ordinary Shares distributed at the time of the Business Combination are valued at the fair value which was $10.49 as on December 19, 2019 and the fair value of the warrants is calculated at $0.80 per warrant. The difference between the fair value of the Ordinary Shares and warrants issued and the fair value of the net assets received amounting to $98.62 million have been recognized as a listing expense. This is the primary reason for the substantial increase in indirect expenses and corresponding reduction in net profits resulting in a net loss of $75.2 million during 2019.

No listing expenses were incurred in the six months ended June 30, 2020.

General and Administrative Expenses

The Company’s general and administrative expenses include costs not directly attributable to the operations of the BPGIC Terminal and consist primarily of compensation costs for its executive, financial, human resources, and administrative functions. Other significant expenses include outside legal counsel, independent auditors and other outside consultants, recruiting, travel, rent and advertising.

	For the Year Ended December 31,			For the Six Months ended June 30,
General & Administrative Expenses $	2017	2018	2019	2019	2020
Employee costs	287,481	1,178,919	1,471,974	720,681	971,165
Consultancy expenses	54,529	337,491	535,275	184,011	633,355
Recruitment expenses	53,912	33,362	1,360	1,361	6,665
Travel and related expenses	16,544	11,515	52,506	7,611	114,923
Short-term leases	43,380	22,325	10,346	2,178	11,960
Advertisement, subscriptions & Committee Expenses	37,223	116,495	131,494	11,541	350,733
Printing and stationery	12,636	22,713	25,954	17,323	12,695
License costs	22,872	19,249	18,502	4,343	4,096
Communication expenses	9,379	19,773	35,465	16,883	16,515
Other expenses	36,310	267,418	326,108	270,575	574,239
Total G&A Expenses	574,266	2,029,260	2,608,984	1,236,507	2,696,346

Year ended December 31, 2017 Compared to Year ended December 31, 2018

General and administrative expenses increased by 253.4% from $0.6 million in 2017 to $2.0 million in 2018. The increased expenses consisted primarily of $1.2 million in employee costs and related benefits, with the balance of the increase attributable to consultancy, recruitment and other working capital expenses. Employee costs increased in 2018 because of an increased headcount including appointments of a CFO, Finance Manager, Legal Secretary, and FP&A Manager.

Year ended December 31, 2018 Compared to Year ended December 31, 2019

General and administrative expenses increased by 28.6% from $2.0 million in 2018 to $2.6 million in 2019. The increased expenses consisted primarily of employee costs and related benefits had a jump by 24.9% from $1.2 million in 2018 to $1.5 Million in 2019. This was mainly due to increase in salaries of various staff in addition to bonus to some staff. Further, during 2019, there was some employee turnover that resulted in some employees with higher compensation than prior staff.

There was an increase in consultancy expenses by 58.6% from $0.34 million in 2018 to $0.54 million in 2019. This was mainly attributable to increase in Statutory Audit fees and lawyers’ fees pertaining to drafting of an offtake agreement with BIA plus other professional fees in terms of legal opinions in normal course of business.

There was also an increase of 21.9% in other expenses from $0.27 million in 2018 to $0.32 million in 2019. This increase relates to committee expenses paid for or provided to board members of $0.07 million in 2019 which was nil in 2018.

Six months ended June 30, 2020 compared to Six months ended June 30, 2020

General and administrative expenses increased by 118% from $1.2 million in the six months ended June 30, 2019 to $2.7 million in the six months ended June 30, 2020. The increased expenses consisted primarily of employee costs and related benefits which increased by 35% from $0.7 million in the six months ended June 30, 2019 to $1 million in the six months ended June 30, 2020. This was mainly due to increase in salaries of staff members in addition to bonuses for certain staff members. Further, during the six months ended June 30, 2020, there was some employee turnover resulted in the hiring of new employees with higher compensation than prior employees.

There was an increase in consultancy expenses of $0.4 million from $0.2 million in the six months ended June 30, 2019 to $0.6 million in the six months ended June 30, 2020. This was mainly attributable to an increase in statutory audit fees and lawyers’ fees pertaining to drafting of an offtake agreement with new customers, plus other professional fees for legal opinions in normal course of business.

There was also an increase of $0.3 million in advertisement, subscriptions & committee expenses from $0.01 million in the six months ended June 30, 2019 to $0.35 million in the six months ended June 30, 2020. This increase was partly due to committee expenses paid for or provided to board members of $0.2 million in the six months ended June 30, 2020 which was $0.07 million in the six months ended June 30, 2019.

There was also an increase of $0.3 million in other expenses from $0.2 million in the six months ended June 30, 2019 to $0.6 million in the six months ended June 30, 2020. This was partly due to the Company being listed on NASDAQ in the six months ended June 30, 2020, resulting in an increase in NASDAQ expenses by $0.2 million compared to the six months ended June 30, 2019.

Finance Costs

The Company’s finance costs consist of amortization of lease liability interest and interest expense under its Financing Facilities (as defined below).

The Phase I & II Land Lease entered into in March 2013 has an initial term of 30 years, which is extendable for another 30 years. The Company has concluded that it has the right to use of the land and, accordingly, recorded a lease liability in accordance with IFRS 16. Given the Company’s use of the land, it is reasonably certain that it will continue to lease the land until the end of lease period (i.e. 60 years) and, accordingly, the lease rental amounts cover a period up to 60 years and are discounted at the rate of 9.5% as the incremental borrowing rate of the Company over 60 years.

	For the year Ended December 31,			For the six month ended June 30,
Finance Cost ($) for	2017	2018	2019	2019	2020
Interest on lease liability	318,957	1,387,612	1,412,796	706,314	719,521
Finance costs on term loan & Bank Charges	647,969	5,564,311	4,317,739	2,706,529	2,651,467
Total Finance Cost	966,926	6,951,923	5,730,535	3,412,843	3,370,988

	For the year Ended December 31,			For the six month ended June 30,
Finance Cost ($) for	2017	2018	2019	2019	2020
Interest on lease liability	318,957	1,387,612	1,412,796	706,314	719,521
Finance costs on term loan & Bank Charges	647,969	5,564,311	4,317,739	2,706,529	2,651,467
Total Finance Cost	966,926	6,951,923	5,730,535	3,412,843	3,370,988

Year ended December 31, 2017 Compared to Year ended December 31, 2018

Finance costs increased from $1.0 million in 2017 to $7.0 million in 2018. In 2018, finance costs consisted almost entirely of $5.6 million in finance costs on term loans under the Phase I Financing Facilities and $1.4 million in interest on lease liability.

During 2017, the interest on lease liability and interest on term loans during the repayment period were capitalized and added to the cost of construction of the Phase I facility and, as a result, the finance costs recorded within the Company’s statement of comprehensive income for the year ended December 31, 2017 were only for the period from November 19, 2017, the date on which Phase I was ready for its intended use, through December 31, 2017. For the year ended December 31, 2018, the majority of finance costs accrued over the period were recorded within the statement of comprehensive income resulting in the high variance between finance costs for the year ended December 31, 2018 as compared to the year ended December 31, 2017.

Year ended December 31, 2018 Compared to Year ended December 31, 2019.

Finance costs reduced by 17.6% from $7.0 Million in 2018 to $5.7 Million in 2019. In 2018, finance costs consisted almost entirely of $5.6 million in finance costs on term loans under the Phase I Financing Facilities which has reduced to $4 Million in 2019. This is mainly because during the period July 2018 there was a decrease in bank borrowing rates to EIBOR + 3% on loans from EIBOR + 3.5% with minimum 5.5%. Also with payment of principal there is reduction in principal which results in a decrease of interest amount on loans. There is $1.4 million in interest on lease liability that is almost same in both the years 2018 and 2019.

Six months ended June 30, 2019 Compared to Six months ended June 30, 2020.

Finance costs reduced by 1% from $3.4 million in the six months ended June 30, 2019 to $3.3 million in the six months ended June 30, 2020. No substantial movement.

Change in estimated fair value of derivative warrant liabilities

Year ended December 31, 2017 Compared to Year ended December 31, 2018.

There were no warrants issued in either the years ended December 31, 2017 or December 31, 2018.

Year ended December 31, 2018 Compared to Year ended December 31, 2019.

The gain of $1.3 million results from the change in fair value of warrants issued by the Company on December 20, 2019.

Six Months ended June 30, 2019 Compared to Six Months ended June 30, 2020.

The gain of $5.3 million results from the change in fair value of warrants as on June 30, 2020 compared to their fair value on December 31. 2019.

Net Profit (Loss)

Year ended December 31, 2017 Compared to Year ended December 31, 2018

Following a net loss of $3.7 million in 2017, BPGIC had a net profit of $16.1 million in 2018. The transition from net loss to net profit is primarily attributable to the Phase I facility becoming operational in the First Quarter of 2018.

Year ended December 31, 2018 Compared to Year ended December 31, 2019

As a consequence of the accounting for the Business Combination described above, there was a decrease in Net profit from $16.1 million (45% of Revenue) in 2018 to a net loss of $75.3 million in 2019. This is primarily attributable to a non-cash expense of $98.6 million being the difference between the fair value of Ordinary Shares issued to Twelve Seas’ shareholders in the Business Combination plus fair value of warrants and the cash consideration received from Twelve Seas as a part of the Business Combination. This is in addition to the $3.2 million actual expenses incurred in connection with the Company’s listing on NASDAQ in 2019.

Six Months ended June 30, 2019 Compared to Six months ended June 30, 2020

Net profit increased by $4.2 million to $16.2 million for the six months ended June 30, 2020 from $11.9 million for the six months ended June 30, 2019. This was mainly due to $5.3 million income on account of change in estimated fair value of warrants liability against an increase in finance cost and general and administrative expenses by $1.4 million.

Adjusted EBITDA

We define Adjusted EBITDA as profit (loss) before finance costs, income tax expense (currently not applicable in the UAE but included here for reference purposes), depreciation, listing expenses and net change in the value of derivative financial instruments. In addition to non-cash items, we have selected items for adjustment to EBITDA which management feels decrease the comparability of our results among periods. These items are identified as those which are generally outside of the results of day-to-day operations of the business. Except for listing expenses, these items are not considered non-recurring, infrequent or unusual, but do erode comparability among periods in which they occur with periods in which they do not occur or occur to a greater or lesser degree.

Note About Non-IFRS Financial Measures

Our Adjusted EBITDA improved from negative $2.1 million for the year ended December 31, 2017 to $29.9 million for the year ended December 31, 2018 because of operations during the year 2018.

Our Adjusted EBITDA improved from $29.9 million (83.48% of revenue) for the year ended December 31, 2018 to $37.1 million (84.1% of revenue) for the year ended December 31, 2019 and as explained earlier we have added back the one-time listing expenses of $101.8 million, $0.3 million of net changes in fair value of derivative financial instruments and fair value gain of $1.3 million being the change in estimated fair value of derivative warrant liability to net loss to provide what we believe is a better comparison and evaluation of Adjusted EBITDA.

Our Adjusted EBITDA have decreased from $18.8 million (85.1% of revenue) for the six months ended June 30, 2019 to $17 million (74.4% of revenue) for the six months ended June 30, 2020. The reason for the decrease in Adjusted EBITDA is due to an increase in expenses of the Company as a listed entity during the six month period ended June 30, 2020, including an increase in general and administrative expenses and direct costs.

Adjusted EBITDA is not a financial measure presented in accordance with IFRS. Adjusted EBITDA should not be considered in isolation or as a substitute for or superior to analysis of our results, including net income, prepared in accordance with IFRS. Because Adjusted EBITDA is a non-IFRS measure, it may be defined differently by other companies in our industry. Our definition of this Non-IFRS financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing the utility. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

We present Adjusted EBITDA as a supplemental performance measure because we believe that the presentation of this non-IFRS financial measure will provide useful information to investors in assessing our financial condition and results of operations. Profit (loss) is the IFRS measure most directly comparable to Adjusted EBITDA. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income. Some limitations of Adjusted EBITDA are that:

●	Adjusted EBITDA does reflect finance costs of, or the cash requirements necessary to service interest on our debts; and

●	Adjusted EBITDA excludes depreciation and although these are non-cash charges, the assets being depreciated may have to be replaced in the future.

Management compensates for the limitations of Adjusted EBITDA as an analytical tool by reviewing the comparable IFRS measure, understanding the difference between Adjusted EBITDA and profit (loss) and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results.

The following table presents a reconciliation of net income to Adjusted EBITDA, the most directly comparable IFRS financial measure for the various periods:

	For the Year Ended December 31,			For the 6 Months Ended June 30,
	$2017	2018	2019	2019	2020
Profit (loss) for the year/ period	(3,747,408)	16,060,652	(75,284,923)	11,953,298	16,166,652
Adjustments for
Depreciation charge	692,528	5,716,063	5,785,745	2,899,881	2,991,831
Finance costs	966,926	6,951,923	5,730,535	3,412,843	3,370,988
Listing Expenses	-	-	101,773,877
Net changes in estimated fair value of derivative warrant liabilities	-	-	(1,273,740)		(5,307,225)
Net changes in fair value of derivative financial instruments	-	1,190,073	328,176	484,603	(179,758)
Total Adjustments	1,659,454	13,858,059	112,344,593	6,797,327	875,836
Adjusted EBITDA	(2,087,954)	29,918,711	37,059,670	18,750,625	17,042,488
Revenues	89,593	35,839,268	44,085,374	22,042,687	22,893,875
Adjusted EBITDA % of Revenues	-	83.48	84.06	85%	74%

LIQUIDITY AND CAPITAL RESOURCES

Overview

Our capital requirements have primarily been for capital expenditures related to the development of Phase I and Phase II, debt service, operating expenses, and shareholder distributions. Historically, we have funded our capital requirements through the Financing Facilities and equity contributions. We anticipate funding our future capital requirements and debt service payments with cash generated from our operations, funds received through the business combination and future borrowings. To the extent we choose to seek additional financing in the future (whether for development, acquisition opportunities as they arise or the refinancing of the Bond Financing Facility when due at more favorable terms), we expect to fund such activities through cash generated from operations and through securing further debt financing from banks and the capital markets.

On December 31, 2018, we had a bank overdraft position due to ongoing discussions with our bank regarding the restructuring of our loan facilities, and on December 31, 2019, we had cash of $19.8 million. As of December 31, 2019, we had (i) the Phase I Financing Facility, a term loan facility for an aggregate amount of $84.6 million which we primarily used to fund a portion of the construction cost of the Phase I facility, (ii) the Phase I Admin Building Facility, a term loan facility for an aggregate of $11.1 million which we primarily used to fund a portion of the construction cost of an administrative building in Fujairah, (iii) the Phase I Short Term Financing Facility, a term loan facility for an aggregate of $3.5 million which we primarily used to settle certain accrued interest on the Phase I Financing Facility, and (iv) the Phase II Financing Facility, a term loan facility for up to an aggregate of $95.3 million. Each facility is a Sharia compliant financing arrangement. As of December 31, 2019, we had $78.4 million outstanding under the Phase I Financing Facility ($82.2 Million as on December 31, 2018), $8.0 million outstanding under the Phase I Admin Building Facility ($10.1 million as on December 31, 2018), Nil outstanding under the Phase I Short Term Financing Facility as this was completely paid out and settled during 2019 ($2.4 Million as on December 31, 2018) and no borrowings outstanding under the Phase II Financing Facility.

In addition to the above, as part of the business combination agreement as on December 31, 2019 with Twelve Seas, an amount of $1.5 million was due to Early Bird Capital Inc. at the end of one year from the date of the combination (i.e. December 20, 2020), and an amount of $0.77 million was payable to Twelve Seas Sponsor in two parts, $0.27 million by January 31, 2020 and $0.5 million by June 30, 2020, both of which have been paid. This amount was non-interest bearing and non-collateral. These two amounts totaling to $2.27 million (Nil as on December 31, 2018) is shown as short term debt commitment at Consolidated Entity level in addition to above term loan facilities from bank.

On November 13, 2020, we received proceeds of $186 million (net of issuance discount and arranger fees) in connection with the Bond Financing Facility. We used an aggregate of $87.1 million to repay in full outstanding amounts owed on the Phase I Financing Facility, Phase I Admin Building Facility (including the hedging facility), $85.00 million for Phase II construction, $1.50 million to repay a promissory note to Early Bird Capital, $8.5 million to fund the Liquidity Account and the remaining balance was used for general corporate purposes.

Cash Flows

The following table summarizes our cash flows from operating, investing and financing activities in US dollars ($).

	For the year Ended December 31,			For the six months ended June 30,
	2017	2018	2019	2019	2020
Operating Activities	(2,252,917)	27,896,721	53,414,352	19,542,322	4,293,762
Investing Activities	(21,924,553)	(271,403)	(60,355,262)	(38,247,281)	(16,380,142)
Financing Activities	24,319,059	(31,617,070)	30,479,378	29,144,485	(6,650,508)
NET INCREASE (DECREASE) IN CASH	141,589	(3,991,752)	23,538,468	10,439,526	(18,736,888)

Operating Activities

Net cash provided by operating activities for the year ended December 31, 2018 was $27.9 million compared to net cash used in operating activities of $2.3 million for the year ended December 31, 2017, primarily due to operating cash flow from the Phase I facility which became commercially operational in 2018.

Net cash provided by operating activities for the year ended December 31, 2019 was $53.4 million compared to net cash provided in operating activities of $27.9 million for the year ended December 31, 2018. There was a net loss reported for $75.2 million in 2019, which was due to listing expense of $101.8 million. This includes non-cash listing expense of $98.6 million and a promissory note of $1.5 million which was added back to net loss for computation of cash flow from operating activities. The increased operating income is primarily attributable to our operation of Phase I at full storage capacity for the year ended December 31, 2019 whereas we operated Phase I at reduced storage capacity and without ancillary services in the First Quarter of 2018.

In addition to the above, the increase in Trade receivables were in line with 2018, however the increase in accruals and payables is due to the construction of Phase II.

Net cash provided by operating activities for the six month period ended June 30, 2020 was $4.2 million compared to net cash provided in operating activities of $19.5 million for the six month period ended June 30, 2019. During the six month period ended June 30, 2020, there was an increase in receivables of $8.7 million as against $2.5 million for the six months ended June 30, 2019 due to the delay in receipts from a customer due to the pandemic effect. Also, there was a decrease in creditors by $4 million as on June 30, 2020 due to most of the suppliers having been settled. These two factors were the prime contributors to the difference in operating cash flows for the six months ended June 30, 2020 as compared to the six months ended June 30, 2019.

Investing Activities

Net cash used in investing activities for the year ended December 31, 2018 decreased to $0.3 million from $21.9 million for the year ended December 31, 2017, primarily due to the completion of the Phase I facility in early 2018 without a ramp-up in cash used for Phase II during the year. Net cash used in 2017 consisted primarily of $22.5 million relating to the construction of the Phase I facility which was completed on November 19, 2017.

Net cash used in investing activities for the year ended December 31, 2019 increased to $60.4 million from $0.3 million for the year ended December 31, 2018, primarily due to the construction of Phase II facility in 2019. Net cash used in 2019 consisted primarily of $21.7 million being the balance from the advance paid to the contractor of Phase II and remaining $39.0 million relating to the construction of the Phase II facility.

Net cash used in investing activities for the six months ended June 30, 2020 decreased to $16.4 million from $38.2 million for the six months ended June 30, 2019, primarily due to the construction of Phase II facility.

Financing Activities

Net cash used in financing activities for the year ended December 31, 2018 was $31.6 million as compared to net cash provided by financing activities of $24.3 million for the year ended December 31, 2017, primarily due to an increase in distributions to shareholders, increase in payments of interest and principal, and a reduction of additional borrowings. For the year ended December 31, 2018, net cash used in financing activities consisted primarily of $25.0 million in distributions to shareholders, $7.2 million in interest payments, and $3.5 million in principal repayments, partially offset by $4 million in proceeds from term loans. For the year ended December 31, 2017, net cash provided by financing activities consisted primarily of $16.7 million in proceeds from term loans and $11.2 million in proceeds from shareholder contributions, partially offset by payments of $3.4 million of interest and $0.1 million of financing transaction costs.

Net cash generated by financing activities for the year ended December 31, 2019 was $30.5 million as compared to net cash used for financing activities of $31.6 million for the year ended December 31, 2018. This was primarily due to an increase in capital from the Business Combination with Twelve Seas in the amount of $33.1 million and $23.3 million injected by related parties of the consolidated entity. An amount of $8.4 million was used for repayment of principal on the Financing Facilities and $1.5 million towards payment of interest on the Financing Facilities. Further, an amount of $13.6 million was paid to certain pre-Business Combination shareholders as a portion of 40% Cash Election resulting in a net cash position from Financing of $30.5 Million.

Net cash used by financing activities for the six months ended June 30, 2020 was $6.6 million as compared to net cash generated for financing activities of $29.1 million for the six months ended June 30, 2019. This was primarily due to a net shareholders’ contribution of $31.5 million in 2019 which was partially set off by loan repayment, as compared to a net shareholders’ contribution of $6.6 million against the repayment of loan liability for the six months ended June 30, 2020.

Working Capital

Six Months Ended June 30, 2020

As of June 30, 2020, BPGIC had negative working capital of $82.5 million, this was due to the following:

a.	During the first half of 2020, BPGIC had $10 million as an advance to a contractor, Audex, for construction of Phase II. This advance is classified as a non-current asset since it pertains to construction of a long term non-current asset. This payment was funded via a shareholder contribution, and the reason for the decrease is the adjustment against the invoices received from the contractor which contributed to decrease in working capital.

b.	Amount payable to creditors was $63.1 million, with a majority payable to a Phase II contractor ($45 million), which was higher than the revenue receivables of $11 million.

c.	The loan for Phase II was not disbursed which resulted in a decrease in current assets cash balance.

All the above contributed to negative working capital of $82.5 million.

In the future, management expects the Company to meet its future working capital needs from the operating cash flows, including increases resulting from the Sahara Refinery and the Phase II facility commencing operations in the third quarter of 2020, as well as additional contributions from our existing shareholders if necessary.

Year Ended December 31, 2019

As of December 31, 2019, BPGIC had negative working capital of $72.7 million compared to a negative $108.5 million as of December 31, 2018. This was due to the following:

a.	During the year 2019 there was a capital accrual in the amount of $31.6 million calculated based on the percentage of completion of the Phase II Terminal as of December 31, 2019. There was an advance paid to contractors in the amount of $21.7 million which was classified as a non current asset under Advances to contractors and hence does not form a part of working capital computation.

b.	There was an amount of $17.1 million payable to the contractor and project manager as of December 31, 2019 contributing to an increase in Accounts payable.

c.	In connection with the completion of the Business Combination on December 20, 2019, each of Twelve Seas’ 21,229,000 outstanding warrants were converted into the Group’s warrants at 1:1 ratio. The warrants allow the holder to subscribe for Ordinary Shares of the Company at 1:1 basis at an initial exercise price of $11.50, subject to adjustment as provided in the warrant agreement (the “Warrant Price”). The warrants will lapse and expire after five years from the closing of the Business Combination. The holders of the warrants may elect, if the Company does not have an effective registration statement registering or the prospectus contained therein is not available for the issuance of the shares underlying the warrants to the holder, in lieu of exercising the warrants for cash, a cashless exercise option to receive Ordinary Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of warrant shares to be issued to the holder.

Y = the number of warrant shares with respect to which this warrant is being exercised.

A = the fair market value of one Ordinary Share.

B = the Warrant Price.

At initial recognition on December 20, 2019, the Group recorded a derivative warrant liability of $17.0 million based on the quoted price on December 20, 2019 at $0.8 per warrant. As per IAS 32, these warrants have to be classified as a derivative liability because of the cashless option available to the warrant holders as specified above which would impact the fixed exchange ratio of 1:1 making the exchange ratio variable

These warrants were then revalued at $0.74 at December 31, 2019 which resulted in a fair value gain of $1.3 million and warrant derivative liability of $15.7 million.

d.	The cash position also decreased to the extent of $13.6 million as a result of a cash election clause in the Business Combination Agreement paid to certain pre-Business Combination shareholders of BPGIC wherein they had an option to opt either for shares or cash and wherein they opted for cash. This reduced the bank balance having direct impact on the cash in hand position with reduction in Current assets.

Six month Ended June 30, 2019

As of June 30, 2019, BPGIC had negative working capital of $101.6 million, this was due to the following:

a.	During the first half of 2019, BPGIC paid $30 million as an advance to a contractor, Audex, for construction of Phase II. This advance is classified as a non-current asset since it pertains to construction of a long term non-current asset. This payment was funded via a shareholder contribution, and reason for decrease is the adjustment against the invoices received from the contractor which contributed to decrease in working capital.

b.	At the end of June 2019, a payment in the amount of $6.3 million was due to the bank as an installment payment consisting of $3.8 million of principal and $2.5 million of interest.

c.	Likewise in December 2018 the full term loan balance of $92,559,028 million as of June 30, 2019 was treated by BPGIC as repayable on demand. Accordingly, the Company classified the full amount as a current liability in this period.

BPGIC’s negative working capital was funded by shareholder contributions from time to time enabling the Company to meet its short-term obligations. In the six months ended June 30, 2019, shareholders contributed $50 million for the Company’s working capital commitments.

Year Ended December 31, 2018

Under the Phase I Financing Facilities, BPGIC was subject to certain covenants requiring amongst other things, the maintenance of:

(i)	a minimum debt service coverage ratio (“DSCR”) of 150% at all times and if the ratio decreases to 120% or less, it results in an event of default; and

(ii)	an amount equivalent to one quarterly instalment including interest in a debt service reserve account (“DSRA”) at all times.

As of December 31, 2018, BPGIC had negative working capital of $108.5 million. This was due to the following:

a.	During the year there was a net cash outflow of $25.0 million to the shareholders from its operating cash flow and another $10.7 million cash outflow for loan repayment.

b.	In 2018, BPGIC was in discussions with the lender to restructure the Phase I Financing Facilities on more favorable terms in line with the current market rates and lending criteria. As of December 31, 2018, discussions were still in progress, and a payment in the amount of $3.8 million was due to the bank as an installment payment consisting of $2.7 million in principal repayment and $1.0 million in interest. As discussions were ongoing, the payment was processed from BPGIC’s bank account creating an overdraft in its current bank account, which was reflected as the bank overdraft in the December 31, 2018 statement of financial position.

In addition to the circumstances described in subparagraph (b) above, BPGIC did not comply with the first and second covenant listed above. Even though the lender did not declare an event of default under the Phase I Financing Facilities, the lender could have done so as a result of the breach of the covenants described above and could have required immediate repayment of the amounts outstanding. Accordingly, the December 31, 2018 statement of financial position classifies all of the Company’s bank loans as current liabilities. The Company’s lender has not requested any immediate repayment of these loans and the loan agreements were amended on September 10, 2019 and subsequently on December 30, 2019 and June 15, 2020, including revised repayment schedules.

Year Ended December 31, 2017

As of December 31, 2017, the Company had negative working capital of $100.5 million. This was due to the following:

a.	During the year 2017, BPGIC had no operating income which is a primary requirement for computing DSCR. Further, the Phase I Construction Facilities were not fully drawn which is a primary requirement for determining the amount of one quarterly installment including interest to be placed in the DSRA. As such, BPGIC did not comply with the DSCR and DSRA covenants.

b.	These breaches constituted an event of default and could have resulted in the lender requiring immediate repayment of the amounts outstanding. Accordingly, the Company classified the entire amount outstanding of $94.2 million as of December 31, 2017 as a current liability based on the non-compliance.

Capital Expenditures

In 2019, we made capital expenditures of $87.3 million ($2 Million in 2018) including advance paid to contractor and this was primarily in connection with construction of Phase II. These expenditures were financed by cash from operations and cash injected by the shareholders.

Our additional capital expenditures during 2020 are expected to be approximately $79.3 million, which we expect to fund primarily through cash from operations, shareholder contributions, the proceeds of the Business Combination, and proceeds from the Bond Financing Facility. These planned capital expenditures will consist primarily of expenditures related to the construction of the Phase II facility.

Debt Sources of Liquidity

Current ($)	Terms	Due	Dec 17	Dec 18	Dec 19	June 20
Term loan (1) - Phase I Loan	3 month EIBOR + 3% margin	2020	83,424,947	82,245,595	10,135,939	12,687,130
Term loan (2) - Admin Building Loan	3 month EIBOR + 3% margin	2020	10,738,804	10,165,703	2,138,248	2,613,859
Term loan (3) - Short Term Loan	2 month EIBOR + 2% margin	2020	-	2,380,790	-	-
Term loan (4) - Promissory Note Early Bird Inc.	Non-Interest Bearing	2020	-	-	1,500,000	1,500,000
Term Loan (5) - Promissory Note Twelve Seas Sponsors	Non-Interest Bearing	2020	-	-	765,000	-
			94,163,751	94,792,088	14,539,187	16,800,989
Non Current ($)
Term loan (1)	3 month EIBOR + 3% margin	30-Jul	-	-	68,271,743	64,829,504
Term loan (2)	3 month EIBOR + 3% margin	23-Jul	-	-	5,889,207	4,820,084
			-	-	74,160,950	69,649,588
Total Loan as on			94,163,751	94,792,088	88,700,137	86,450,577

As of June 30, 2020 and December 31, 2019, BPGIC was in compliance with the terms of its Financing Facilities. However, BPGIC was not in compliance with its debt covenants, including the debt service coverage ratio contained in the Company’s Phase I Financing Facilities during the six months ended June 30, 2020 and year ended December 31, 2019. Even though the lender did not declare an event of default under the loan agreements, these breaches could have resulted in the lender requiring immediate repayment of the loans.

On September 10, 2019, the Company entered into an agreement with its lender to amend the Phase I Construction Facility. The principal and accrued interest of $5,494,063 outstanding under this facility as of July 31, 2019 as per the original repayment schedule became due on November 30, 2019. The Phase I Construction Facility became payable in 45 instalments starting October 31, 2019 with final maturity on July 30, 2030. The Phase I Admin Building Financing Facility and the Phase I Short Term Financing Facility were not amended as part of the September 10, 2019 agreement to amend the Phase I Construction Facility. Subsequent to December 31, 2018 the Company had repaid $5,646,206 due under the Phase I Admin Building Facility and the Phase I Short Term Financing Facility. As such, all instalments related to Phase I Admin Building Facility and the Phase I Short Term Financing Facility due under the original repayment schedules up to September 10, 2019 were repaid. In addition, the Company agreed to assign to the lender all proceeds from the operation of the tanks and to pre-settle by December 31, 2019 AED 100,000,000 (($27,225,701) translated using the exchange rate as of December 31, 2019) of principal under the Phase I Construction Facilities from the proceeds received from the Business Combination. A payment of principal and interest due on October 31, 2019 under the Phase I Financing Facilities was not paid in full as a result of discussions between the Company and the lender pertaining to more favorable financing terms. This partial non-payment was an event of default, but, as in the past, the lender did not declare an event of default. A payment of principal and interest due on November 30, 2019 under the Phase I Financing Facilities was not paid as a result of discussions between BPGIC and FAB pertaining to more favorable financing terms.

On December 30, 2019, BPGIC and FAB agreed to amend the Phase I Construction Facility to defer the installments due thereunder to later dates. The key changes resulting from the amendment were as follows:

1.	an amount of $5,729,417.50 which was due on November 30, 2019 would be repayable on February 28, 2020;

2.	an amount of $1,765,553.50 which was due on January 31, 2020 would be payable in two installments: $882,776.75 on January 31, 2020 and $882,776.75 on February 28, 2020;

3.	the Debt Service Reserve Account was to be created by February 28, 2020; and

4.	testing of the Debt Service Coverage Ratio covenant was to start on February 28, 2020 and to be conducted on each subsequent due date.

On June 15, 2020, the Group entered into another amendment for the Phase I Construction Facility and the Phase I Admin Building Facility. The Phase I Construction Facility and the Phase I Admin Building Facility were amended to be payable in 46 instalments and 16 installments, respectively, starting June 30, 2020 with final maturities on July 31, 2030 and July 31, 2023, respectively. The first six instalments of the Phase I Construction Facility and the first six installments of the Phase I Admin Building Facility included a one time lump sum repayment of $8.4 million and $1.6 million, respectively, which represented the cumulative instalments including interest outstanding for periods prior to the amendment and an amendment fee of $136,128. The loans carried interest at 6 month EIBOR + 4% (minimum 5%) for the Phase I Construction Facility and 3 month EIBOR + 4% (minimum 5%) for the Phase I Admin Building Facility, which would be further increased to 6 month EIBOR + 4.5% (minimum 5%) for the Phase I Loan and 3 month EIBOR + 4.5% (minimum 5%) starting in January 2021.

However, on November 16 2020, the Company paid off the entire outstanding principal, interest and fees for all of its term loans from the proceeds of the Bond Financing Facility.

Note on Breach of Covenant for 2017 & 2018:

Under the Phase I Financing Facilities, the Company was subject to certain covenants requiring amongst other things, the maintenance of:

(i)	a minimum debt service coverage ratio of 150% at all times and if the ratio decreases to 120% or less, it results in an event of default; and

(ii)	an amount equivalent to one quarterly instalment including interest in a debt service reserve account at all times.

As of December 31, 2018:

The Company did not maintain a DSRA account and was not in compliance with the minimum debt service coverage ratio resulting in a breach of debt covenants requirement described above. Even though the lender did not declare an event of default under the loan agreement, these breaches constituted an event of default and could have resulted in the lender requiring immediate repayment of the loan. As a result of this non-compliance and in accordance with guidance related to the classification of obligations that are callable by the lender, the December 31, 2018 statement of financial position classifies all of the Company’s bank loans as current liabilities. The Company’s lender has not requested any immediate repayment of these loans and the loan agreements were amended on September 10, 2019 and subsequently, on December 30, 2019 and June 15, 2020, including revised repayment schedules.

As December 31, 2017:

During the year 2017, BPGIC had no operating income which is a primary requirement for computing DSCR. Further, the Phase I Construction Facilities were not fully drawn which is a primary requirement for determining the amount of one quarterly installment including interest to be placed in the DSRA. As such, BPGIC did not comply with the DSCR and DSRA covenants. These breaches constituted an event of default and could have resulted in the lender requiring immediate repayment of the amounts outstanding.

Phase I Construction Facility

In 2014, the Company obtained the Phase I Construction Facility, a secured Sharia compliant financing arrangement, in an aggregate amount of $84.6 million from FAB (as successor to National Bank of Abu Dhabi PJSC) to partially finance construction of Phase I. The loan had a notional amount of $84.6 million. During the year ended December 31, 2018, the Company drew down an additional $0.6 million from this facility. The loan was originally repayable in 48 quarterly instalments beginning 27 months after start of construction with final maturity not later than March 31, 2028 and is stated net of prepaid finance cost of $0.6 million.

In 2018, the Company entered into an agreement to amend the Phase I Construction Facility to provide that the facility would now to be repayable in 48 quarterly installments starting October 2018 with final maturity in July 2030. As amended, the facility had an interest rate equal to 3 month EIBOR + 3% as compared to interest at 6 month EIBOR + 3.5% previously.

On September 10, 2019, the Company entered into a restructuring agreement with FAB to amend the Phase I Construction Facility. As a result of the September 10th amendment, the Phase I Construction Facility became payable in 45 instalments starting October 31, 2019 with final maturity on July 30, 2030. One of the instalments of the Phase I Construction Facility included a one-time lump sum repayment of $5.7 million, which represented the cumulative instalments including interest outstanding from periods prior to this amendment of $5.5 million and an amendment fee of $0.2 million. All securities and covenants under the original Phase I Financing Facilities remained in effect under the amended agreements. Under the amended agreements, the Phase I Construction Facilities were also secured by assignment of the proceeds from operation of the tanks. In addition, the pre-Business Combination owners of BPGIC committed to partially pre-settle by December 31, 2019 AED 100 million ($27.2 million — translated using the exchange rate as of December 31, 2019) of the Phase I Construction Facilities from the proceeds of the Business Combination.

On December 30, 2019, BPGIC and FAB agreed to amend the Phase I Construction Facility to defer the installments due thereunder to later dates. The key changes resulting from the amendment were as follows:

1.	an amount of $5,729,417.50 which was due on November 30, 2019 became repayable on February 28, 2020;

2.	an amount of $1,765,553.50 which was due on January 31, 2020 became payable in two installments: $882,776.75 on January 31, 2020 and $882,776.75 on February 28, 2020;

3.	the Debt Service Reserve Account was to be created by February 28, 2020; and

4.	testing of the Debt Service Coverage Ratio covenant was to start on February 28, 2020 and was to be conducted on each subsequent due date.

BPGIC did not comply with the terms of the Phase I Construction Facilities, as amended, on December 30, 2019. A payment of principal and interest of $6.6 Million for the Phase I Construction Facility due on February 28, 2020 was not paid. Payments of principal and interest totaling $2.2 million for the Phase I Construction Facility due on April 30, 2020 were not made. The Debt Service Reserve Account did not maintain a balance in an amount equivalent to one quarterly instalment including interest by February 28, 2020. BPGIC did not maintain a minimum Debt Service Coverage Ratio of 150% beginning on February 28, 2020. These non-payments and failures to comply with covenants were events of default, but, as in the past, the lender did not declare an event of default.

On June 15, 2020, BPGIC entered into the June 15 Phase I Construction Facilities Amendment, an agreement with its lender to amend the Phase I Construction Facilities.

Pursuant to the June 15 Phase I Construction Facilities Amendment, BPGIC and the lender agreed to a revised payment schedule for the Phase I Construction Facility that required BPGIC to make the following payments from June 30, 2020 through December 31, 2020:

Date	Amount
June 30, 2020	$2.99 Million
July 31, 2020	$3.62 Million
August 31, 2020	$0.14 Million
September 30, 2020	$0.14 Million
October 31, 2020	$1.01 Million
November 30, 2020	$0.14 Million
December 31, 2020	$3.87 Million
Total	$11.9 Million by end of 2020

Thereafter, beginning on January 31, 2021 and ending on July 30, 2030, BPGIC had to make quarterly payments of approximately $1.77 Million

Testing of the Debt Service Ratio Covenant had to start on December 31, 2020 and was to be conducted on each subsequent payment date. A Debt Service Reserve Account containing at least 1 quarter of debt service amounts was to be maintained with the lender by October 31, 2020 and at all times thereafter through the term of the Phase I Construction Facility or until BPGIC repays all liabilities owed under the Phase I Construction Facilities. BPGIC pledged the account to the lender as security for the Phase I Construction Facilities. BPGIC, The Company and BPGIC Holdings undertook to have no other bank accounts except for the one that is the Debt Service Reserve Account until the Phase I Construction Facilities were repaid and to route all funds through the Debt Service Reserve Account. BPGIC further granted the lender a non-possessory mortgage over the Phase I Customer Agreement as security for the Phase I Construction Facilities.

Also pursuant to the June 15 Phase I Construction Facilities Amendment, BPGIC negotiated revised pricing terms as follows:

●	Phase I Construction Facility: Enhanced to 6M EIBOR + 4% per annum [Minimum 5%] and to be further enhanced to 6M EIBOR + 4.5% per annum [Minimum 5%] beginning on January 1, 2021;

There was no change in the final maturity of Phase I Construction Facility which was July 30, 2030. BPGIC had to pay FAB a transaction service fee of $0.14 million in connection with the June 15 Phase I Construction Facilities Amendment.

The security granted also included the Phase I oil storage tanks, pledges over the earnings, an assignment of contracts, and a commercial mortgage over equipment of BPGIC including oil storage tanks. The financiers were entitled to enforce their security if there was an event of default under the financing documents which was continuing. The facility contained customary covenants and events of default, including covenants that could limit BPGIC’s ability to incur additional indebtedness and create liens, and covenants that limited BPGIC’s ability to consolidate, merge or dispose of all or substantially all of its assets.

However, on November 16 2020, the Company paid off the entire outstanding principal, interest and fees for all of its term loans from the proceeds of the Bond Financing Facility.

Phase I Admin Building Facility

In 2017, the Company obtained the Phase I Admin Building Facility, a secured Shari’a compliant financing arrangement, in an aggregate total commitment amount of $11.1 million from FAB for the construction of an administrative building in Fujairah. The loan had a notional amount of AED 40.8 million. The Company drew down a total of $10.8 million on this facility during 2017. The loan was originally repayable over a maximum of 20 quarterly instalments starting after a 6 months’ grace period commencing in April 2017 and is stated net of prepaid finance cost of $0.1 million. The loan was drawn down in AED.

In 2018, the Company entered into an agreement to amend the Phase I Admin Building Facility. The facility became repayable in over a maximum of 20 quarterly installments starting in October 2018 with final maturity in July 2023. As amended, the facility had an interest rate equal to 3 month EIBOR + 3% as compared to interest at 3 month EIBOR + 3.5% previously.

BPGIC did not comply with the terms of the Phase I Admin Building Facility as amended on December 30, 2019. A payment of principal and interest totaling $0.5 million for the Phase I Admin Building Facility due on April 30, 2020 was not made. The Debt Service Reserve Account did not maintain a balance in an amount equivalent to one quarterly instalment including interest by February 28, 2020. BPGIC did not maintain a minimum Debt Service Coverage Ratio of 150% beginning on February 28, 2020. These non-payments and failures to comply with covenants were events of default, but, as in the past, the lender did not declare an event of default.

On June 15, 2020, BPGIC entered into the June 15 Phase I Construction Facilities Amendment to amend the Phase I Admin Building Facilities.

Pursuant to the June 15 Phase I Construction Facilities Amendment, BPGIC and the lender agreed to a revised payment schedule for the Phase I Admin Building Facility that required BPGIC to make the following payments from August 31, 2020 through December 21, 2020:

Date	Amount
August 31, 2020	$0.14 Million
September 30, 2020	$0.14 Million
October 31, 2020	$0.41 Million
November 30, 2020	$0.14 Million
December 31, 2020	$0.80 Million
Total	$1.63 Million by end of 2020

Thereafter, beginning on January 31, 2021 and ending on July 31, 2023, BPGIC was required to make quarterly payments of approximately $0.54 Million.

Also pursuant to the June 15 Phase I Construction Facilities Amendment, BPGIC negotiated revised pricing terms as follows:

●	Phase I Admin Building Facility: Enhanced to 3M EIBOR + 4% per annum [Minimum 5%] and to be further enhanced to 3M EIBOR + 4.5% per annum [Minimum 5%] beginning on January 1, 2021.

There was no change in the final maturity of Phase I Admin Building Facility which was July 31, 2023. BPGIC had to pay FAB a transaction service fee of $0.14 million in connection with the June 15 Phase I Construction Facilities Amendment.

The security granted also included the Phase I oil storage tanks and the administrative building, an assignment of rental income generated from our administrative building in Fujairah, an advance payment guarantee and a performance guarantee. The financiers were entitled to enforce their security if there was an event of default under the financing documents which was continuing. The facility contained customary covenants and events of default, including covenants that limited BPGIC’s ability to incur additional indebtedness and create liens, and covenants that limited BPGIC’s ability to consolidate, merge or dispose of all or substantially all of its assets and enter into transactions with affiliates.

However, on November 16 2020, the Company paid off the entire outstanding principal, interest and fees for all of its term loans from the proceeds of the Bond Financing Facility.

Phase I Short Term Financing Facility

In 2018, the Company obtained the Phase I Short Term Financing Facility, a secured Shari’a compliant financing arrangement, with the bank to settle accrued interest on the Phase I Construction Facility in an aggregate amount of $3.5 million. The loan was denominated in UAE currency and was notionally AED 13.0 million in amount. This LME Murabaha facility carried interest at 1 month EIBOR + 2% margin and was repayable in 15 equal monthly installments commencing from date of disbursement. The security granted included the security granted for the Phase I Construction Facility and the Phase I Admin Building Facility. The financiers were entitled to enforce their security if there was an event of default under the financing documents which was continuing. The facility contained customary covenants and events of default, including covenants that limited BPGIC’s ability to incur additional indebtedness and create liens, and covenants that limited BPGIC’s ability to consolidate, merge or dispose of all or substantially all of its assets and enter into transactions with affiliates. This facility was fully paid as of December 31, 2019.

Phase II Financing Facility

During the year 2018, the Company obtained a new facility, the Phase II Financing Facility, from a commercial bank in the UAE amounting to $95.3 million (AED 350.0 million) to partially finance the construction of Phase II. The new facility carries interest at 3 month EIBOR + 3% margin.

The Phase II Financing Facility is secured by a mortgage on the Phase II storage tanks, step-in right to the leased land and assignment of the proceeds from operation of the tanks and insurance policies. The term loan is also secured by guarantees from Al Brooge Capital providing for Oil and Gas LLC and Emirates Investment LLC FZC.

Under the Phase II Financing Facility, the Company is subject to certain covenants requiring amongst other things, the maintenance of (i) a minimum facility service coverage ratio of 1.25:1, (ii) a participations to value ratio not exceeding 1.50:1 at all times, (iii) a participations to cost ratio not exceeding 57% at any date, and (iv) an amount equivalent to one instalment including interest in a facility service reserve account at all times or in the event of an initial public offering, the amount should be equivalent to the next two instalments including interest. The facility service coverage ratio is calculated as revenues minus expenses from the Phase II storage tanks divided by the current debt commitments on the Phase II Financing Facility including interest. The participations to value ratio at any date is calculated as total debt commitments on the Phase II Financing Facility as of that date divided by the most recent valuation of the Phase II storage tanks. The participations to cost ratio at any date is calculated as the total debt commitments on the Phase II Financing Facility as of that date as a percentage of the sum of actual constructions costs plus project expenses paid as of that date on the Phase II storage tanks.

The Phase II Financing Facility includes an initial condition precedent that requires evidence of initial equity contribution by the Company towards the Phase II storage tanks before the loan facility can be utilized. The Company has not made any drawings on the Phase II Financing Facility.

September 2020 Bonds

During September 2020, as part of the Bond Financing Facility, BPGIC issued bonds of $200 million to private investors with a face value of $1 and an issue price of $0.95. The issuance has a maximum size of $250.00 million, which includes the option for a tap issue of an additional $50.00 million subject to certain conditions. The proceeds of the Bond Financing Facility were used to repay the Phase I Financing Facilities, fund capital project for Phase II, repay the promissory note payable to Early Bird Capital, pre-fund the Liquidity Account and for general corporate purposes. The proceeds of the bonds were drawn down during November 2020 and outstanding term loans were fully settled.

The principal repayment of the Bond Financing Facility will be semi-annual payments of $7 million starting in September 2021 until March 2025, and one bullet repayment of $144 million in September 2025. The bonds bear interest at 8.5% per annum, payable along with the principal installments.

Note on Going Concern

Six months Ended June,30 2020

During the period ended June 30, 2020, the Company defaulted on its commitments under its term loans and was not in compliance with its debt covenants, including the debt service coverage ratio contained in the Company’s loan agreement. Even though the lender did not declare an event of default under the loan agreements, these breaches constituted events of default and could have resulted in the lender requiring immediate repayment of the loans.

On June 15, 2020, the Company entered into an agreement with its lender to amend its Phase I Financing Facilities. The Company was to pay principal and accrued interest of $8.8 million in 2020 which represents the cumulative instalments including interest outstanding from periods prior to this amended agreement and an amendment fee of $136,000. The Phase I Construction Facility and the Phase I Admin Building Facility became payable in 46 and 16 instalments, respectively, starting June 30, 2020 with final maturity on July 31, 2030 and July 31, 2023, respectively. Subsequent to this amendment, the Company had paid $6.8 million as per the revised repayment schedule. At June 30, 2020, the Company’s current liabilities exceeded its current assets by $83 million.

During 2018, the Company signed a sales agreement for Phase II to provide storage and ancillary services to an international commodity trading company, which was novated to a new party in 2019. Phase II operations were scheduled to start in fourth quarter of 2020 and management expected this will generate significant operating cash flows.

During September 2020, as part of the Bond Financing Facility, BPGIC issued bonds of $200 million to private investors with a face value of $1 and an issue price of $0.95. The issuance has a maximum size of $250.00 million, which includes the option for a tap issue of an additional $50.00 million subject to certain conditions. The proceeds of the Bond Financing Facility were used to repay the Phase I Financing Facilities, fund capital project for Phase II, repay the promissory note payable to Early Bird Capital, pre-fund the Liquidity Account and for general corporate purposes.

As of November 27, 2020, the proceeds of the bonds have been released and accordingly the outstanding payables to Phase II contractor and term loans have been fully settled.

Year Ended 31 December 2019

As of December 31, 2018, the Group had not paid $3.7 million of principal and accrued interest that was due under the Group’s Phase I Financing Facilities. Also, as of December 31, 2018, the Group was not in compliance with its debt covenants, including the debt service coverage ratio contained in the Group’s Phase I Financing Facilities. Even though the lender did not declare an event of default under the loan agreements, these breaches constituted events of default and could have resulted in the lender requiring immediate repayment of the loans. Accordingly, as of December 31, 2018, the Group classified its debt balance of $94.8 million as a current liability.

On September 10, 2019 and again on December 30, 2019, the Group entered into agreements with its lender to amend the Phase 1 Financing Facility such that on December 31, 2019 the Group was in compliance with the amended facility agreement. At December 31, 2019, the Group’s current liabilities exceeded its current assets by $72.7 million.

Subsequent to the year end, the Group defaulted on its commitments under its term loans and the Group was not in compliance with its debt covenants, including the debt service coverage ratio contained in the Group’s loan agreement. Even though the lender did not declare an event of default under the loan agreements, these breaches constituted events of default and could have resulted in the lender requiring immediate repayment of the loans.

On 15 June 2020, the Group entered into an agreement with its lender to amend its Phase I Financing Facilities. The Group was to pay principal and accrued interest of $8.8 million in 2020 which represents the cumulative instalments including interest outstanding from periods prior to this amended agreement and an amendment fee of $136,000. The Phase I Construction Facility and Phase I Admin Building Facility became payable in 46 and 16 instalments, respectively, starting 30 June 2020 with final maturity on 31 July 2030 and 31 July 2023, respectively.

During 2018, the Group signed a sales agreement for Phase II to provide storage and ancillary services to an international commodity trading company, which was novated to a new party during the year. Phase II operations were scheduled to start in fourth quarter of 2020 and management expected that this will generate significant operating cash flows. On October 15, 2018, the Group entered into the Phase II Financing Facility to fund a portion of the capital expenditure in respect of Phase II. The Group expected to draw down from the Phase II Financing Facility to finance payments due to the Phase II contractor in the Third Quarter of 2020. The Group’s ability to draw down on the Phase II Financing Facility was contingent upon a number of conditions.

Based on the above noted, management considered the going concern status of the Group and believed there to be a material uncertainty that cast significant doubt upon the Group’s ability to continue as a going concern. Based on management’s forecasts the capital expenditure requirements for Phase II and debt servicing as described above was to be funded by cash generated through the ongoing operations and further drawdowns from approved loan facilities. Management acknowledged that there is a risk that the quantum and timing of cash flows may not be achievable in line with the twelve months forecasts from the date of approval of the Group’s financial statements. Accordingly, there was significant doubt that the Group would be able to pay its obligations as they became due and this significant doubt was not alleviated by management’s plans.

The consolidated financial statements included in this prospectus have been prepared assuming that the Group will continue as a going concern. Accordingly, the consolidated financial statements included in this prospectus do not include any adjustments relating to the recoverability and classification of recorded asset amounts, the amounts and classification of liabilities, or any other adjustments that might result in the event the Group is unable to continue as a going concern.

TREND INFORMATION

Stable Revenue & Margins

The Company began operation of the Phase I facility in December 2017 at reduced capacity while management undertook tests of the facility. As a result, the Phase I facility did not begin operating at full capacity, or performing ancillary services until April 2018. Since the Phase I facility became fully operational, BPGIC’s revenue, and revenue split between storage fees and ancillary services fees, have been relatively stable. This stability is largely attributable to the fixed storage fees, and relatively stable usage history we have experienced from our Initial Phase I End User. As a result, since commencing full operations from April 2018 through December 2019, the company has operated at fairly stable margins, averaging around 50.0% net margin in absence of onetime Non-cash listing expenses.

Management expects the Company’s operating margins to remain stable until the commencement of operations by the proposed BIA Refinery and the Phase II facility. In both cases, management anticipates margins will increase over a short period and then remain stable again at the higher levels.

Diversify Operations and Reduce Customer Concentration

On February 23, 2020, BPGIC entered into the Refinery Agreement, an agreement with BIA which provides that the parties will use their best efforts to finalize the technical and design feasibility studies for the BIA Refinery. The parties further agreed to negotiate, within 30 days, the Refinery Operations Agreement. Due to the COVID-19 pandemic, the parties agreed to extend the period for their negotiations until the Second Quarter of 2021 and negotiations remain ongoing. Once operational, the BIA Refinery will diversify operations.

In April 2020, BIA agreed to release 129,000 m3 of the Phase I capacity, amounting to approximately one third of the total Phase I capacity, back to BPGIC. Pursuant to the Super Major Agreement, BPGIC leased this capacity to the Super Major.

In November 2020, the Super Major Agreement was not renewed by mutual agreement. In November 2020, December 2020 and January 2021, the Company entered into the Commercial Storage Agreements with the Storage Customers. Each Commercial Storage Agreement, other than the NuFuel Storage Agreement, has a 6 month term subject to an additional 6 month renewal. The NuFuel Storage Agreement has a 3 month term subject to an additional 3 month renewal. The Synergy Storage Agreement has since been terminated but all of the other Commercial Storage Agreements remain in effect as of the date of this prospectus. The existing Commercial Storage Agreements have much higher monthly, fixed storage fees compared to the Super Major Agreement, which will increase the Company’s fixed revenues by 50% to 60%. See “Business — Material Contracts — Commercial Storage Agreements”.

Completion of Phase II

The Company expects the construction of Phase II to be completed by the end of the Second Quarter of 2021. The Company plans to focus Phase II’s operations primarily on the storage and blending of crude oil and thereby capitalize on the demand for crude oil storage. The Company expects to generate additional revenues and expenses in connection with Phase II’s operations. Similar to the commencement of operations for Phase I, the Company may initially commence operations of Phase II in accordance with certain required safety measures and ramp up utilization of its storage capacity and ancillary services over time to mitigate any potential operational risks. This would impact the amount of storage and ancillary service fees the Company would earn during the first quarter of operations under the Phase II Customer Agreement.

Tabular Disclosure of Contractual Obligations

	Payments Due By Period
As of December 31, 2019	Total	<1 year	1-3 years	3-5 years	>5 years
Contractual Obligations	-	-	-	-	-
Term Loans	89,257,873	14,542,038	18,432,856	15,732,897	40,550,082
Lease Payments	225,749,200	2,359,590	4,861,699	5,058,111	213,469,800
Total	312,741,809	14,636,364	23,294,555	20,791,008	254,019,882

As of June 30, 2020	Total	<1 year	1-3 years	3-5 years	>5 years
Contractual Obligations	-	-	-	-	-
Term Loans	86,969,073	16,861,808	18,431,757	14,653,516	37,021,992
Lease Payments	225,749,188	3,562,981	4,910,315	5,108,692	212,167,199
Total	312,718,261	20,424,789	23,342,072	19,762,208	249,189,191

Off Balance Sheet Commitments and Arrangements

The Company does not have any off balance sheet commitments and arrangements.

Inflation

Inflation in the UAE has not materially affected our results of operations in recent years. Although we have not been affected by inflation in the past, we may be affected if any of the countries in which we do business now, or in the future, experience high rates of inflation.

Environmental, Health and Safety

Our operations are subject to extensive international, federal, state and local environmental laws and regulations, in the UAE, including those relating to the discharge of materials into the environment, waste management, remediation, the characteristics and composition of fuels, climate change and greenhouse gases. Our operations are also subject to extensive health, safety and security laws and regulations, including those relating to worker and pipeline safety, pipeline and storage tank integrity and operations security. Because more stringent environmental and safety laws and regulations are continuously being enacted or proposed, the level of expenditures required for environmental, health and safety matters is expected to increase in the future.

The Company did not have any exposure to environmental matters as of and for the years ended December 31, 2019 and December 31, 2018 or the six months ended June 30, 2020.

Contingencies

We are not subject to any loss contingencies as we do not have any claims or any ongoing disputes or legal suits with any of the parties. Hence we believe that there would not be any material adverse effect on our results of operations, financial position or liquidity of the company as on any of the period ends in discussion nor in future.

RELATED PARTY TRANSACTIONS

Upon consummation of the Business Combination, the board of directors adopted a code of ethics and business conduct that requires it, and its directors, officers and employees to avoid conflicts of interest, such as related party transactions, unless specifically authorized. The board of directors also adopted a related party transaction policy to govern the procedures for evaluation and authorization of related party transactions. Related party transactions, which require approval of the audit committee, are defined as any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Group is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and (iii) any related party has or will have a direct or indirect interest. This also includes any material amendment or modification to an existing related party transaction.

The audit committee is responsible for reviewing and approving related party transactions to the extent the Company contemplates engaging in such a transaction. The audit committee will review all of the relevant facts and circumstances of all related party transactions that require its approval and either approve or disapprove of the entry into the related party transaction. The audit committee will approve the related party transaction only if it determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Company and its shareholders. The audit committee, in its sole discretion, will impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the related party transaction. No director will be permitted to participate in the discussions or approval of a transaction in which he or she is a related party, but that director will be required to provide all material information concerning the related party transaction to the audit committee.

Transactions with related parties

Movements in shareholders’ account are as follows

	6 months ended June 30, 2020	Year ended December 31, 2019	Year ended December 31, 2018
	USD	USD	USD
Contributions by the shareholders	-	77,090,648	951,539
Amounts paid on behalf of the Group by the shareholders*	-	1,135,484	7,850,431
Amounts paid by the Group on behalf of the shareholders	-	(1,647,064)	(2,296,354)
Distributions to shareholders	-	(53,279,016)	(29,209,289)

	-	23,300,052	(22,703,673)

These amounts are repayable at the discretion of the board of directors of the Group and are interest free, therefore classified as part of equity.

*	These include expenses paid on behalf of the Group which includes other operational expenses paid by the shareholders on behalf of the Group.

Changes in shareholders’ account is as follows:

	6 months ended June 30, 2020	Year ended December 31, 2019	Year ended December 31, 2018
	USD	USD	USD
At beginning of period	71,017,815	47,717,763	70,421,436
Net contributions (distributions) during the year	-	23,300,052	(22,703,673)

At end of period	71,017,815	71,017,815	47,717,763

Movements in Other related parties are as follows:

	6 months ended June 30,	Year ended December 31, 2019	Year ended December 31, 2018
	2020	USD	USD
Expenses paid on behalf of related parties (note 10)	406,289	57,550	-

Due from related parties:

BPGIC Holdings (shareholder)	402,764	-
HBS Investments LP (shareholder)	13,388	13,388	-
H Capital International LP (shareholder)	12,884	11,056	-
O2 Investments Limited as GP (shareholder)	6,748	6,181	-
SBD International LP (shareholder)	13,760	13,760	-
SD Holding Limited as GP (shareholder)	7,295	6,984	-
Gyan Investments Ltd (shareholder)	7,000	6,181	-

	463,839	57,550	-

Key management remuneration for the six months ended June 30, 2020 amounted to $546,355, compared to $329,554 for the six months ended June 30, 2019, charged to interim condensed consolidated statement of comprehensive income (within profit and loss). The full amount of the key management remuneration relates to short term employment benefits. Key management remuneration for the year ended December 31, 2019 amounted to $1,160,293, compared to $677,291 for the year ended December 31, 2018, charged to consolidated statement of comprehensive income (within profit and loss). The full amount of the key management remuneration relates to short term employment benefits.

See the section titled “Item 7. Major Shareholders and Related Party Transactions — Certain Relationships And Related Party Transactions — BPGIC Related Person Transactions and Policies” for information concerning other related party transactions in which BPGIC has participated.

OTHER RISK DISCLOSURES

A. Market Risk Disclosures

The main risks arising from the Company’s financial instruments are price risk, capital risk, interest rate risk, credit risk, currency risk and liquidity risk. The Senior Management team reviews and agrees policies for managing each of these risks which are summarized below.

B. Price Risk

The Company’s activities expose it to the financial risks of changes in interest rates and price risk of the warrants. As the warrants are recognised at fair value on the consolidated statement of financial position of the Company, the Company’s exposure to market risks results from the volatility of the warrants price. The warrants are publicly traded on the Nasdaq Capital Market.

C. Capital Risk

The Company’s objective when managing capital is to safeguard its ability to continue as a going concern in order to provide returns for holders of Ordinary Shares and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

The Company’s capital structure consists of shareholders’ equity and debt, which, as disclosed in the 2019 Audited Financial Statements, includes the borrowings under the Financing Facilities while excluding derivative financial liabilities.

Consistent with others in the industry, the Company monitors its debt levels including covenants contained within the Financing Facilities.

D. Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.

The Group’s exposure to the risk of changes in market interest rates relates primarily to the Group’s balances with banks and interest bearing loans and borrowings at variable rates.

The following table demonstrates the sensitivity to a reasonably possible change in interest rates, with other variables held constant, of the Group’s profit for one year corresponding to the impact of the floating rate borrowings for one year. The effect of the interest rate swap has been excluded from the sensitivity as the Group does not apply hedge accounting.

Effect on profit USD
6 Months Ended June 30, 2020
+40 increase in basis points	340,986
-40 decrease in basis points	(340,986)

Year Ended December 31, 2019
+40 increase in basis points	347,971
-40 decrease in basis points	(347,971)

Year Ended December 31, 2018
+40 increase in basis points	(381,713)
-40 decrease in basis points	381,713

E. Credit Risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Group is exposed to credit risk on bank balances and receivables as reflected in the consolidated statement of financial position, with a maximum exposure equal to the carrying amount of these instruments. The expected credit loss on trade and other receivables are considered insignificant for 2019 and 2018.

The Group has a low credit risk exposure on its trade receivables based on established policy, procedures and controls relating to customer credit risk management. Credit quality of the customer is assessed as part of contract negotiations. Outstanding receivables are regularly monitored. The Group had only one customer as at December 31, 2019 (December 31, 2018: one customer).

F. Currency Risk

The Company does not have any significant exposure to currency risk as most of its contracts, cash activities and financing arrangements are denominated in $ or AED, which is the currency of the UAE and pegged to the $.

G. Liquidity Risk

The Group monitors its risk to a shortage of funds using a recurring liquidity planning tool. This tool considers projected financing requirements of the Group during the construction phase and cash projections from operations with outstanding bank facilities and outstanding bank commitments as defined under the finance documents.

The Group manages its liquidity risk in relation to term loans to ensure compliance with all covenants for each specific facility. Refer to note 2.2 for further details.

The table below summarizes the maturity profile of the Group’s financial liabilities at June 30, 2020, December 31, 2019 and December 31, 2018 based on contractual undiscounted payments.

	On	Less than	3 months	1 to 5
	demand	3 months	to 1 year	years	> 5 years	Total
	USD	USD	USD	USD	USD	USD
June 30, 2020
Term loans (including accrued interest)		6,065,229	12,477,464	33,085,274	37,021,992	88,649,959
Lease liability			3,562,981	10,019,008	212,167,199	225,749,188
Derivative financial instruments			1,338,491			1,338,491
Accounts payable, accruals and other payables (excluding accrued interest)		26,723,250	34,716,167			61,439,417

Total		32,788,479	52,095,103	43,104,282	249,189,191	375,838,564

December 31, 2019
Term loans (including accrued interest)	-	8,101,006	9,178,414	34,165,752	40,550,347	91,995,519
Lease liability	-	2,359,590	-	9,919,810	213,469,799	225,749,199
Derivative financial instruments	-	-	1,518,249	-	-	1,518,249
Accounts payable, accruals and other payables (excluding accrued interest)	-	26,350,143	31,469,596	-	-	57,819,739

Total	-	36,810,739	42,166,259	44,085,562	254,020,146	377,082,706

December 31, 2018
Bank overdraft	3,745,048	-	-	-	-	3,745,048
Term loans (including accrued interest)	95,702,779	-	-	-	-	95,702,779
Lease liability	-	2,313,323	-	9,725,304	216,023,896	228,062,523
Derivative financial instruments	-	-	1,190,073	-	-	1,190,073
Accounts payable, accruals and other payables (excluding accrued interest)	-	2,120,877	5,972,230	-	-	8,093,107

Total	99,447,827	4,434,200	7,162,303	9,725,304	216,023,896	336,793,530

The Derivative warrant liabilities have not been included in the table above as there is no requirement to settle the warrants in cash.

Refer to section on Going Concern for further details on Company’s loan arrangements.

H. Operations Risk

The Company’s operations and assets are insured under an insurance program administered by Lockton Insurance Brokers - Dubai, an insurance broker. The program covers the Phase I facilities and related assets, and the liabilities of the Phase I operations and the Company. The major elements of this program are property damage, business interruption, terrorism and political violence, worker’s compensation, environmental liability, employer liability, directors’ and officers’ liability insurance, personal injury and third-party liability, including that of terminal operators. The Company additionally maintains local insurance, including healthcare and other insurance required by the Company’s jurisdiction.

Premiums are allocated based on the insured values, history of claims and type of risk. Management believes that the amount of coverage provided is comprehensive and appropriate for the Company’s type of business and meets the standard requirements to comply with all statutory requirements.

Critical Accounting Policies

Management’s discussion and analysis of our results of operations and liquidity and capital resources are based on our financial statements. Our financial statements have been prepared in accordance with IFRS. We describe our significant accounting policies in Note 2.6 - Summary of Significant Accounting Policies, of the notes to the 2019 Audited Financial Statements included in this prospectus. Of particular significance are the following policies:

Business combinations

A ‘reverse acquisition’ is a business combination in which the legal acquirer - i.e. the entity that issues the securities (i.e. listed entity) becomes the acquiree for accounting purposes and the legal acquiree becomes the acquirer for accounting purposes. It is the application in accordance with IFRS 3 Business Combinations on identifying the acquirer, which results in the identification of the legal acquiree as the accounting acquirer in a reverse acquisition. Application in accordance with IFRS 3 Business Combinations on identifying the acquirer may result in identifying the listed entity as the accounting acquiree and the unlisted entity as the accounting acquirer.

In this case, if the listed entity is:

●	A business, IFRS 3 Business Combinations applies;

●	Not a business, IFRS 2 Share-based Payment applies to the transaction once the acquirer has been identified following the principles in accordance with IFRS 3 Business Combinations.

As the reverse acquisition of the Company did not constitute a business combination, the transaction was accounted for as an asset acquisition by the issuance of shares of the Company, for the net assets of the Company and its public listing. Accordingly, the transaction had been accounted for at the fair value of the equity instruments granted to the shareholders and warrant holders of the Company.

Management applied the following primary judgments in accounting for the reverse acquisition:

1.	BPGIC was assessed as the accounting acquirer due to majority shareholding and representatives on the board of directors.

2.	The accounting acquiree is not a business and not in scope of IFRS 3.

3.	The acquisition has been accounted for in terms of IFRS 2 which is aligned to guidance issued by the IFRIC. The difference between the fair value of the consideration paid and the fair value of the net assets acquired has been recognised in profit and loss. Refer to note 2.5 (iii) of Financial Statements.

4.	Fair value of ordinary shares issued: Refer to note 25 of Financial Statements.

5.	The fair value of the shares in escrow is not materially different from that of the shares which are not in escrow as the rights of these shares are similar to those of “normal ordinary shares”. Fair value of the shares in escrow: Refer to note 25 of Financial Statements.

6.	Fair value of warrants issued: Refer to note 13 of Financial Statements.

7.	Deemed share issue has been presented in the financing activities in the Statement of Cash Flows.

Revenue recognition

The Company generates revenue by charging fees for the storage, throughput and handling of fuel oil and clean products for its sole customer. Additional revenue is generated by charging fees for other ancillary services (excess throughput, heating, blending and other services).

The contract contains a lease and a service component. The lease component is accounted for under IFRS 16 and the service component is accounted for under IFRS 15. The contract has a minimum fixed monthly payment for both the lease and non-lease service components. The fixed consideration is allocated to the lease and service components based on their relative stand-alone selling price, which is based on an analysis of lease-related and service-related costs for the contract, adjusted for representative profit margins. The lease component is recognized on a straight-line basis over the term of the initial lease and the service component is recognized over time as the customer simultaneously receives and consumes the benefits provided by the Company’s performance. The contract also contains variable elements in the form of the other ancillary services. Revenue from the variable element of the contract is recognized based on the actual volumes transported, stored and processed in the period in which the services are provided. These services are generally billed the month after the services are performed.

Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale.

Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalization.

All other borrowing costs are recognized in the statement of comprehensive income (within profit and loss) in the period during which they are incurred.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Capital work under progress is stated at cost and subsequently transferred to assets when it is available for use. Cost of an item of property plant and equipment comprises its acquisition cost including borrowing cost and all directly attributable costs of bringing the asset to working condition for its intended use. Such cost includes the cost of replacing part of the plant and equipment when that cost is incurred, if the recognition criteria are met. Likewise, when a major inspection is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognized in the statement of comprehensive income (within profit and loss) as incurred. Depreciation is computed using the straight-line method based on the estimated useful lives of assets as follows:

Buildings	25 years
Tanks	50 years
Installation (Pipeline, pumps and other equipment)	20 – 25 years
Other equipment	5 years
Right-of-use asset – Land	60 years

The assets’ residual values and useful lives are reviewed and adjusted if appropriate, at each financial year end to determine whether there is an indication of impairment. If any such indication exists, an impairment loss is recognized in the statement of comprehensive income (within profit and loss). For the purpose of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash generating units).

The carrying amounts are reviewed at each reporting date to assess whether they are recorded in excess of their recoverable amounts, and where carrying values exceed this estimated recoverable amount, assets are written down to their recoverable amount, being the higher of their fair value less costs to sell and their value in use.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the statement of comprehensive income (within profit and loss) in the year the asset is derecognized.

Leasing

At inception of a contract, the Company assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

For a contract that is, or contains, a lease, the Company accounts for each lease component within the contract as a lease separately from non-lease components of the contract.

The Company determines the lease term as the non-cancellable period of a lease, together with both:

a)	periods covered by an option to extend the lease if the lessee is reasonably certain to exercise that option; and

b)	periods covered by an option to terminate the lease if the lessee is reasonably certain not to exercise that option.

In assessing whether a lessee is reasonably certain to exercise an option to extend a lease, or not to exercise an option to terminate a lease, the Company considers all relevant facts and circumstances that create an economic incentive for the lessee to exercise the option to extend the lease, or not to exercise the option to terminate the lease. The Company revises the lease term if there is a change in the non-cancellable period of a lease.

Company as a lessor

Leases where the Company does not transfer substantially all the risks and benefits of ownership of the asset are classified as operating leases. Initial direct costs incurred in negotiating an operating lease are added to the carrying amount of the leased asset and recognized over the lease term on the same bases as rental income. Contingent rents are recognized as revenue in the period in which they are earned.

Company as a lessee

For a contract that contains a lease component and one or more additional lease or non-lease components, the Company allocates the consideration in the contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components.

The relative stand-alone price of lease and non-lease components is determined on the basis of the price the lessor, or a similar supplier, would charge an entity for that component, or a similar component, separately. If an observable stand-alone price is not readily available, the Company estimates the stand-alone price, maximising the use of observable information.

For determination of the lease term, the Company reassesses whether it is reasonably certain to exercise an extension option, or not to exercise a termination option, upon the occurrence of either a significant event or a significant change in circumstances that:

a)	is within the control of the Company; and

b)	affects whether the Company is reasonably certain to exercise an option not previously included in its determination of the lease term, or not to exercise an option previously included in its determination of the lease term.

At the commencement date, the Company recognises a right-of-use asset classified within property, plant and equipment and a lease liability classified separately on the statement of financial position.

Short-term leases and leases of low-value assets

The Company has elected not to recognise right-of-use assets and lease liabilities for short-term leases that have a lease of 12 months or less and leases of low-value assets of $5,000 or less when new. The Company recognises the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

Right-of-use assets

The right-of-use asset is initially recognized at cost comprising of:

a)	the amount of the initial measurement of the lease liability;

b)	any lease payments made at or before the commencement date, less any lease incentives received;

c)	any initial direct costs incurred by the Company; and

d)	an estimate of costs to be incurred by the Company in dismantling and removing the underlying asset, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease. These costs are recognized as part of the cost of the right-of-use asset when the Company incurs an obligation for these costs. The obligation for these costs is incurred either at the commencement date or as a consequence of having used the underlying asset during a particular period.

After initial recognition, the Company amortises the right-of-use asset over the term of the lease. In addition the right of use asset is periodically reduced by impairment losses, if any, and adjusted for certain re-measurements of the lease liability.

Lease liability

The lease liability is initially recognized at the present value of the lease payments that are not paid at the commencement date. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Company uses its incremental borrowing rate.

After initial recognition, the lease liability is measured by (a) increasing the carrying amount to reflect interest on the lease liability; (b) reducing the carrying amount to reflect the lease payments made; and (c) remeasuring the carrying amount to reflect any reassessment or lease modifications or to reflect revised in-substance fixed lease payments.

Where, (a) there is a change in the lease term as a result of the reassessment of certainty to exercise an option, or not to exercise a termination option as discussed above; or (b) there is a change in the assessment of an option to purchase the underlying asset, assessed considering the events and circumstances in the context of a purchase option, the Company remeasures the lease liabilities to reflect changes to lease payments by discounting the revised lease payments using a revised discount rate. The Company determines the revised discount rate as the interest rate implicit in the lease for the remainder of the lease term, if that rate can be readily determined, or its incremental borrowing rate at the date of reassessment, if the interest rate implicit in the lease cannot be readily determined.

Where, (a) there is a change in the amounts expected to be payable under a residual value guarantee; or (b) there is a change in future lease payments resulting from a change in an index or a rate used to determine those payments, including a change to reflect changes in market rental rates following a market rent review, the Company remeasures the lease liabilities by discounting the revised lease payments using an unchanged discount rate, unless the change in lease payments results from a change in floating interest rates. In such case, the Company uses a revised discount rate that reflects changes in the interest rate.

The Company recognises the amount of the re-measurement of the lease liability as an adjustment to the right-of-use asset. Where the carrying amount of the right-of-use asset is reduced to zero and there is a further reduction in the measurement of the lease liability, the Company recognises any remaining amount of the re-measurement in the statement of comprehensive income (within profit and loss).

The Company accounts for a lease modification as a separate lease if both:

a)	the modification increases the scope of the lease by adding the right to use one or more underlying assets; and

b)	the consideration for the lease increases by an amount commensurate with the stand-alone price for the increase in scope and any appropriate adjustments to that stand-alone price to reflect the circumstances of the particular contract.

Critical Accounting Estimates

Certain of our accounting policies require that management apply significant judgments in defining the appropriate assumptions integral to financial estimates. On an ongoing basis, management reviews the accounting policies, assumptions, estimates and judgments to ensure that our financial statements are presented fairly and in accordance with IFRS. Judgments are based on historical experience, terms of existing contracts, industry trends and information available from outside sources, as appropriate. However, by their nature, judgments are subject to an inherent degree of uncertainty, and, therefore, actual results could differ from our estimates. We describe our significant accounting policies in Note 2.5 — significant accounting estimates and judgements, of the Notes to the 2019 Audited Financial Statements included in this prospectus. Of particular significance are the following estimates:

Useful lives of property, plant and equipment

The Company’s management determines the estimated useful lives of its property, plant and equipment for calculating depreciation. This estimate is determined after considering the expected usage of the asset or physical wear and tear and the impact of expected residual value. Management reviews the useful lives annually and the future depreciation charge would be adjusted where management believes that the useful lives differ from previous estimates. The depreciation period of the right-of-use asset has been determined to be over the lease term on the basis that the land is expected to be used for the whole period of the lease considering the existing assets and future expansion on the land.

Discount rate used for initial measurement of lease liability

The Company, as a lessee, measures the lease liability at the present value of the unpaid lease payments at the commencement date. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Company on initial recognition of the lease uses its incremental borrowing rate. Incremental borrowing rate is the rate of interest that the Company would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use assets in similar economic environment. The Company determined its incremental borrowing rate at 9.5% in respect of the lease liability.

Decommissioning liabilities

As part of the land lease agreement between FOIZ and the Company, the Company has a legal obligation to remove the facilities at the end of its lease term. The Company initially records a provision for asset retirement obligations at the best estimate of the present value of the expenditure required to settle the obligation at the time a legal (or constructive) obligation is incurred, if the liability can be reliably estimated. When the provision is initially recorded, the carrying amount of the related asset is increased by the amount of the liability. Provisions are adjusted at each balance sheet date to reflect the current best estimate. The unwinding of the discount is recognized as finance cost. The Company’s operating assets generally consist of storage tanks and related facilities. These assets can be used for an extended period of time as long as they are properly maintained and/or upgraded. It is the Company’s current intent to maintain its assets and continue making improvements to those assets based on technological advances. There is no data or information that can be derived from past practice, industry practice or the Company’s intentions that could be used to make a reliable estimate of the decommissioning cost. Accordingly, the Company has not recorded a liability or corresponding asset as the amounts of such potential future costs are not reliably determinable.

BUSINESS

In this section, references to “we,” “us,” “the Company” and “our” are intended to refer to Brooge Energy Limited and its subsidiaries, unless the context clearly indicates otherwise.

This section contains forward-looking statements about the business and operations of the Company. The actual results of the Company may differ materially from those currently anticipated as a result of many factors, including those described under “Risk Factors” and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements”.

Overview

The Company, through its wholly-owned subsidiaries, BPGIC and BPGIC III, is an oil storage and service provider strategically located in the Port of Fujairah in the emirate of Fujairah in the UAE. The Company’s vision is to develop an oil storage business that differentiates itself from competitors by providing its customers with fast order processing times, excellent customer service and high accuracy blending services with low oil losses. The Company has two 60-year leases of land, each consisting of an initial 30-year lease and a 30-year renewal lease, for its operations located in close proximity to the Port of Fujairah’s berth connection points. The Company is initially developing its terminal’s storage capacity in two phases, Phase I, which is already operational, and Phase II, which is under construction, and simultaneously considering and planning to operate the modular refinery that will be constructed by BIA. Phase I commenced operations in December 2017, Phase II is under construction, and the terms of development of the BIA Refinery are currently being negotiated. A third phase, Phase III, is already underway. A FEED study for Phase III was recently completed and preconstruction work, including commencement of a Soil Investigation and an Environmental Impact Assessment (EIA) report, commenced in October 2020. The Company is led by an experienced management team with over 30 years of experience in the oil storage terminal industry.

The Port of Fujairah is the main bunkering location in the MENA region and the second largest bunkering hub in the world. The Port of Fujairah has witnessed increased growth in port traffic in recent years with oil and oil product volumes increasing at a compound annual growth rate of 15 percent over the eight-year period from 2010 (34 million MT) to 2017 (90 million MT). Located just outside the Strait of Hormuz, the Port of Fujairah allows ships transporting oil and oil products to bypass the Strait of Hormuz, one of world’s most vulnerable chokepoints given that 35 percent of the world’s seaborne oil and oil products passes through it each year. There is an increasing preference among companies to avoid sending their vessels through the Strait of Hormuz due to geopolitical risk, higher transportation costs due to increased insurance costs as well as congestion and queuing times at ports inside the Arabian Gulf. The Port of Fujairah’s geographic position outside the Strait of Hormuz allows vessels transporting oil and oil products to bypass the Strait of Hormuz and avoid incurring such additional costs and delays.

Phase I comprises 14 oil storage tanks with an aggregate geometric oil storage capacity of approximately 0.399 million m3 and related infrastructure. The operations of Phase I are focused primarily on the storage, heating and blending of fuel oil and clean petroleum products, including aviation fuel, gas oil, gasoline, marine gas oil and naphtha. The Company designed Phase I to focus its operations on servicing such products after assessing the historical and expected demand for such services in the Port of Fujairah region and the evolution and availability of associated infrastructure. As described below, the Company designed Phase I with several key features that enable it to provide users with high accuracy blending services with low oil losses. In addition, due to the relatively long term of Phase I & II Land Lease, which has a total period of 60 years, when compared to similar land leases for oil storage terminals located in the Port of Fujairah, the Company constructed Phase I with materials, including pumps, valves and steel structures, that have longer expected life spans than comparable materials utilized by other oil storage terminals. As a result, the Company believes Phase I will benefit from annual maintenance costs over the period of the Phase I & II Land Lease that are lower than the average for comparable oil storage terminals. In addition, all 14 oil storage tanks in Phase I have been designed to permit conversions from storing one clean petroleum product to another at an average speed of 48 hours and from storing fuel oil to gas oil at an average speed of 14 days, which the Company believes compares favorably to the Company’s competitors in the UAE region, allowing the Company to swiftly adjust its services to meet changing market demands. The Company can perform up to 11 simultaneous operations in Phase I, including tank-to-tank transfers, recirculations, blending, heating, loading and discharging, permitting the Company to service multiple user orders during the same time period. Phase I has a fully segregated internal manifold, high oil transfer flow rates and an indirect connection to all the Port of Fujairah berths, including certain underutilized berths that are in close proximity to the BPGIC Terminal, to allow users to benefit from lower contamination risks and faster vessel turnaround times and permitting greater access to the BPGIC Terminal. As is common in the oil storage industry, BPGIC commenced operations of Phase I on a staggered basis to ensure a safe and efficient start-up of operations. From the time BPGIC began its operations in December 2017 to March 2018 (testing period), BPGIC limited the availability of its Phase I storage capacity to 40 percent, allowing its management team to test all systems and make any necessary adjustments. BPGIC increased the availability of its Phase I storage capacity to approximately 70 percent on March 1, 2018, and to 100 percent on April 1, 2018.

Since it began operations, BPGIC has won four awards and been shortlisted for several others. In 2020, BPGIC won the “Emerging Port / Terminal of the year 2020” award by Global Ports and Terminal Industry. In 2019, BPGIC was named the winner of the “Outstanding Port/Terminal Design of the Year 2019” award by The Global Ports Forum, the “Excellence in Terminal Optimisation Award” by Tank Storage Magazine’s Global Tank Storage Awards, and the “Logistics Service Provider of the Year Award 2019” by Energy Middle East. In March 2018, BPGIC was short-listed by Tank Storage magazine, despite its relatively short track record, for the “Most Efficient Storage Terminal” global award for best throughput rates and most effective operations. In March 2019, BPGIC was once again, short-listed by Tank Storage magazine for the “Most Efficient Storage Terminal” global award, as well as the “Safety Excellence in Bulk Liquid Storage” and “Biggest Commitment to Environmental Protection” global awards.

In order to de-risk the start-up of operations of Phase I, on December 12, 2017, BPGIC entered into the Phase I End User Agreement with the Initial Phase I End User. Pursuant to the Phase I End User Agreement, the Initial Phase I End User leased all 14 oil storage tanks in Phase I for an initial period of five years, which extends automatically for an additional five years unless terminated prior to the scheduled expiration date. In August 2019, with the approval of the Initial Phase I End User, BPGIC entered into the Phase I Customer Agreement with BIA to restructure its relationship with the Initial Phase I End User. Under the Phase I Customer Agreement, BPGIC leased the Phase I facilities to BIA, and in connection therewith, BIA assumed the rights and obligations of BPGIC under the Phase I End User Agreement. In 2020, BIA notified BPGIC that it had entered sublease arrangements for parts of the Phase I storage capacity with additional end users. For more information regarding the Phase I End User Agreement and Phase I Customer Agreement, see “Business — Material Contracts — Phase I End User Agreement, Phase I Customer Agreement, Super Major Agreement, Commercial Storage Agreements”.

In April and May 2020, BIA agreed to release an aggregate of 129,000 m3 of the Phase I capacity, amounting to approximately one third of the total Phase I capacity, back to BPGIC, until November 8, 2020, subject to extension of the term for an additional six months upon the mutual agreement of the parties. On November 1, 2020, the parties mutually agreed to such extension of the term for an additional six months. On December 1, 2020 and December 7, 2020, BIA agreed to release additional 43,000 m3 and 61,072 m3, respectively, of the Phase I capacity back to BPGIC for respective six-month periods ending in June 2021, in each case, subject to extension for an additional six months upon the mutual agreement of the parties.

Pursuant to the Super Major Agreement, BPGIC leased the initial 129,000 m3 capacity released back to it to the Super Major for a six month period subject to renewal for an additional six month period with the mutual agreement of the parties.

In November 2020, the Super Major Agreement was not renewed by mutual agreement. In November 2020, December 2020 and January 2021, the Company entered into the Commercial Storage Agreements with the Storage Customers. Each Commercial Storage Agreement, other than the NuFuel Storage Agreement, has a 6 month term subject to an additional 6 month renewal. The NuFuel Storage Agreement has a 3 month term subject to an additional 3 month renewal. The Synergy Storage Agreement has since been terminated but all of the other Commercial Storage Agreements remain in effect as of the date of this prospectus.. The existing Commercial Storage Agreements have much higher monthly, fixed storage fees compared to the Super Major Agreement, which will increase the Company’s fixed revenues by 50% to 60%. See “Business — Material Contracts — Commercial Storage Agreements”.

As Phase I neared completion, BPGIC finalized plans for Phase II in the Third Quarter of 2017. Phase II is expected to focus its operations primarily on the storage and blending of crude oil. Phase II involves the construction of eight additional oil storage tanks with an aggregate geometric oil storage capacity of approximately 0.601 million m3, which will increase BPGIC’s aggregate geometric oil storage capacity to approximately 1 million m3. In February 2017, BPGIC finalized and issued a front end engineering document, which sets out the qualifications, specifications, drawings and designs of Phase II, to Audex. On September 3, 2018, BPGIC signed the EPC Agreement with Audex for the development of Phase II, (the “Phase II EPC Agreement”). Phase II work commenced in September 2018 and is expected to be completed by the end of the Second Quarter of 2021. On September 3, 2018, BPGIC signed the Phase II Project Management Agreement with MUC to engage MUC to manage the construction plan of Phase II.

On October 15, 2018, BPGIC entered into the Phase II Financing Facility, which was a $95.3 million secured Shari’a compliant Istisna’ financing arrangement coordinated by FAB, to fund a portion of the capital expenditure in respect of Phase II.

As part of Phase II, the Company has followed a similar approach to Phase I by investing in high-grade, long-life materials for the construction and development of its facilities. Phase II is being constructed adjacent to Phase I. The expected capital expenditure in respect of Phase II is $160.6 million which is comprised of construction costs of $150.0 million and capitalised interest and land lease and consultancy charges of $10.6 million. The expected capital expenditure of $160.6 million in respect of Phase II will be funded by:

●	drawings of $85 million under the Bond Financing Facility; and

●	shareholders contributions, proceeds of the Business Combination, and internally generated cashflow in the aggregate amount of $75.6 million.

Of the $160.6 million expected capital expenditure in respect of Phase II, $39.2 million was paid in the year ended December 31, 2019. During 2020, $81.2 million was paid through December 2020 and the balance is expected to be paid out before the end of the first half of 2021. See “Risk Factors — Risks related to BPGIC and BPGIC III — The Company may be subject to significant risks and expenses when constructing Phase II, which could adversely affect the Company’s business, financial condition and results of operations.”

As was the case with Phase I, in order to de-risk the start-up of operations of Phase II, on June 27, 2018, BPGIC entered into the Phase II End User Agreement with the Phase II End User, an international commodities trading company. Pursuant to the Phase II End User Agreement, the Phase II End User has agreed to lease all eight oil storage tanks in Phase II and will become the end-user with respect to Phase II once Phase II becomes operational.

In September 2019, with the approval of the Phase II End User, BPGIC entered into the Phase II Customer Agreement with BIA to restructure its relationship with the Phase II End User. Under the Phase II Customer Agreement, BPGIC leased the Phase II facilities to BIA, and in connection therewith, BIA assumed the rights and obligations of BPGIC under the Phase II End User Contract. Following this restructuring, BPGIC leases the Phase II facility to BIA, and BIA subleases the facility to the Phase II End User. Once Phase II is operational, BIA’s obligations to pay BPGIC for the storage and ancillary services provided at the Phase II facility will be independent of the Phase II End User’s actual payments to BIA. In August 2020, the Company commenced hydrotesting of the Phase II facility and the Company expects Phase II to become operational in the Third Quarter of 2021.

In March 2019, BPGIC partnered with Sahara to develop and operate a modular refinery within the BPGIC Terminal with minimal capital expenditure by BPGIC. Under the terms of the parties’ agreement, Sahara would finance and arrange the development, construction and commissioning of a modular refinery capable of supplying IMO 2020 compliant 0.5% sulphur content shipping fuel with initial production capacity of 24,000 b/d.

In February 2020, BPGIC and Sahara mutually agreed to discontinue their joint development project to install a modular oil refinery at BPGIC’s terminal. Shortly thereafter, BPGIC entered into the Refinery Agreement, a new agreement with BIA which provides that the parties will use their best efforts to finalize the technical and design feasibility studies for the BIA Refinery, a refinery with a capacity of 25,000 b/d operated by BPGIC on land leased by BPGIC. The parties further agreed to negotiate, within 30 days, the Refinery Operations Agreement, a sublease agreement and a joint venture agreement to govern the terms on which BPGIC will sublease land to BIA to locate, BIA will construct, and BPGIC will operate the refinery. Due to the COVID-19 pandemic, the parties agreed to extend the period for their negotiations until the Second Quarter of 2021 and negotiations remain ongoing.

The Company is in advanced stages of planning Phase III, a further major expansion in the Port of Fujairah. In February 2020, BPGIC entered into the Phase III Land Lease to secure the Phase III Land, a new plot of land of approximately 450,000 m2 near its existing and under construction facilities. On October 1 2020, BPGIC, FOIZ and BPGIC III, entered into a novation agreement, whereby BPGIC novated the Phase III Land Lease to BPGIC III. The Company believes that the Phase III Land can house additional storage capacity of up to 3,500,000 m3 and additional refinery capacity of 180,000 b/d. A FEED study for the Phase III Land was recently completed and preconstruction work, including commencement of a Soil Investigation and an Environmental Impact Assessment (EIA) report, commenced in October 2020. Currently, the Company plans to use the Phase III Land to further increase its crude oil storage and refinery services capacity. See “Risk Factors — Risks related to BPGIC and BPGIC III — The scarcity of available land in the Fujairah oil zone region could subject the Company to competition for additional land, unfavorable lease terms for that land and limit the Company’s ability to expand its facilities in Fujairah beyond Phase III.”

During September 2020, as part of the Bond Financing Facility, BPGIC issued bonds of $200 million to private investors with a face value of $1 and an issue price of $0.95. The issuance has a maximum size of $250.00 million, which includes the option for a tap issue of an additional $50.00 million subject to certain conditions. The proceeds of the Bond Financing Facility were used to repay the Phase I Financing Facilities, fund capital project for Phase II, repay the promissory note payable to Early Bird Capital, pre-fund the Liquidity Account and for general corporate purposes. The proceeds of the bonds were drawn down during November 2020 and outstanding term loans were fully settled.

The principal repayment of the Bond Financing Facility will be semi-annual payments of $7 million starting in September 2021 until March 2025, and one bullet repayment of $144 million in September 2025. The bonds bear interest at 8.5% per annum, payable along with the principal installments.

For the six months ended June 30, 2019, the Company generated revenue from operations of $22.0 million, a profit and total comprehensive income of $12.0 million and an Adjusted EBITDA of $18.8 million. For the six months ended June 30, 2020, the Company generated revenue from operations of $22.9 million, a profit and total comprehensive income of $16.2 million and an Adjusted EBITDA of $17 million. As at June 30, 2020, the Company had total assets of $319.2 million.

For the year ended December 31, 2018, the Company generated revenue from operations of $35.8 million, a profit and total comprehensive income of $16.1 million and an Adjusted EBITDA of $29.9 million. For the year ended December 31, 2019, the Company generated revenue from operations of $44.1 million, a loss and total comprehensive loss of $75.3 million and an Adjusted EBITDA of $37.1 million. As at December 31, 2019, the Company had total assets of $307.3 million. For more information regarding the Company’s financial condition and results of operations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

History and Development

The following timeline sets forth the Company’s major milestones.

BPGIC was incorporated in 2013 in the Fujairah Free Zone, UAE, to provide oil storage, heating and blending services. On February 10, 2013, the Fujairah Free Zone Authority provided BPGIC with a license to engage in the following activities: (i) trading and storing all varieties of oil products and gas, including crude and fuel oils; (ii) building, managing and investing in refineries and all other types of investments; and (iii) exploring and extracting crude oil and gas in both onshore and offshore fields.

On March 10, 2013, BPGIC entered into the 60-year Phase I & II Land Lease with the Fujairah Municipality, a local government organization specializing in municipal urban and rural municipal affairs, for a parcel of land to build and operate the BPGIC Terminal, which is in the Port of Fujairah. On September 1, 2014, the Phase I & II Land Lease was novated from the Fujairah Municipality to FOIZ. For more information regarding the Phase I & II Land Lease see “Business — Material Contracts — Phase I & II Land Lease”.

On March 31, 2016, BPGIC entered into a Port Facilities Agreement with the Port of Fujairah. For more information regarding the Port Facilities Agreement, see “Business — Material Contracts — Phase I & II Land Lease”. After several years of planning and design, BPGIC finalized plans for Phase I during the First Quarter of 2015. BPGIC signed the Phase I EPC Agreement, an EPC agreement for Phase I, on April 2, 2015 with Audex and commenced work in accordance with the Phase I EPC Agreement. Audex completed Phase I works on November 19, 2017 and between 2014 and 2017, BPGIC incurred a total cost of $170 million in connection with its construction. On December 12, 2017, BPGIC entered into the Phase I End User Agreement with the Initial Phase I End User. BPGIC began testing operations on December 20, 2017 and commenced limited operations on January 18, 2018. From the time BPGIC began its operations on December 20, 2017 to February 28, 2018, BPGIC limited the availability of its Phase I storage capacity to 40 percent, allowing its management team to test all systems and make any necessary adjustments. BPGIC increased the availability of its Phase I storage capacity to approximately 70 percent on March 1, 2018 and to 100 percent on April 1, 2018.

In August 2019, with the approval of the Initial Phase I End User, BPGIC entered into the Phase I Customer Agreement with BIA to restructure its relationship with the Initial Phase I End User. Under the Phase I Customer Agreement, BPGIC leased the Phase I facilities to BIA, and in connection therewith, BIA assumed the rights and obligations of BPGIC under the Phase I End User Agreement. In 2020, BIA notified BPGIC that it had entered sublease arrangements for parts of the Phase I storage capacity with additional end users. In April and May 2020, BIA agreed to release an aggregate of 129,000 m3 of the Phase I capacity, amounting to approximately one third of the total Phase I capacity, back to BPGIC, until November 8, 2020, subject to extension of the term for an additional six months upon the mutual agreement of the parties. On November 1, 2020, the parties mutually agreed to such extension of the term for an additional six months. On December 1, 2020 and December 7, 2020, BIA agreed to release additional 43,000 m3 and 61,072 m3, respectively, of the Phase I capacity back to BPGIC for respective six-month periods ending in June 2021, in each case, subject to extension for an additional six months upon the mutual agreement of the parties.

Following the restructuring, BIA’s agreements with other end users and BIA’s release of approximately one third of the capacity of the Phase I facility, BPGIC leases approximately two thirds of the capacity of the Phase I facility to BIA, and BIA subleases that capacity to its end users. BIA’s obligations to pay BPGIC for the storage and ancillary services provided at the Phase I facility are independent of the Phase I end users’ actual payments to BIA. Pursuant to the Super Major Agreement, BPGIC leased the remaining one third of the capacity of Phase I to the Super Major for a six month period subject to renewal for an additional six month period with the mutual agreement of the parties.

In November 2020, the Super Major Agreement was not renewed by mutual agreement. In November 2020, December 2020 and January 2021, the Company entered into the Commercial Storage Agreements with the Storage Customers. Each Commercial Storage Agreement, other than the NuFuel Storage Agreement, has a 6 month term subject to an additional 6 month renewal. The NuFuel Storage Agreement has a 3 month term subject to an additional 3 month renewal. The Synergy Storage Agreement has since been terminated but all of the other Commercial Storage Agreements remain in effect as of the date of this prospectus.

As of December 31, 2019, the Company had funded the construction of Phase I, Phase II and all of its other cash requirements with funds from the Phase I Financing Facilities, and net equity contributions (other than share capital) since 2014 of $71.01 million from shareholders. For additional information regarding the Phase I Financing Facilities, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Debt Sources of Liquidity”.

As Phase I neared completion, BPGIC finalized plans for Phase II in the Third Quarter of 2017. Phase II is expected to focus its operations primarily on the storage and blending of crude oil. Phase II involves the construction of eight additional oil storage tanks with an aggregate geometric oil storage capacity of approximately 0.601 million m3, which will increase BPGIC’s aggregate geometric oil storage capacity to approximately 1 million m3. In February 2017, BPGIC finalized and issued a front end engineering document, which sets out the qualifications, specifications, drawings and designs of Phase II, to Audex. Phase II work commenced in September 2018 and is expected to be completed by the end of the Second Quarter of 2021. On September 3, 2018, BPGIC signed the Phase II Project Management Agreement with MUC to engage MUC to manage the construction plan of Phase II.

As was the case with Phase I, in order to de-risk the start-up of operations of Phase II, on June 27, 2018, BPGIC entered into the Phase II End User Agreement with the Phase II End User, an international commodities trading company. Pursuant to the Phase II End User Agreement, the Phase II End User has agreed to lease all eight oil storage tanks in Phase II and will become the end-user with respect to Phase II once Phase II becomes operational.

On October 15, 2018, BPGIC entered into the Phase II Financing Facility, which was a $95.3 million secured Shari’a compliant Istisna’ financing arrangement coordinated by FAB, to fund a portion of the capital expenditure in respect of Phase II.

As part of Phase II, the Company intends to follow a similar approach to Phase I by investing in high-grade, long-life materials for the construction and development of its facilities. Phase II is being constructed adjacent to Phase I. The expected capital expenditure in respect of Phase II is $160.6 million which is comprised of construction costs of $150.0 million and capitalised interest and land lease and consultancy charges of $10.6 million. The expected capital expenditure of $160.6 million in respect of Phase II will be funded by:

●	drawings of $85 million under the Bond Financing Facility; and

●	shareholders contributions, proceeds of the Business Combination, and internally generated cashflow in the aggregate amount of $75.6 million.

Of the $160.6 million expected capital expenditure in respect of Phase II, $39.2 million was paid in the year ended December 31, 2019. During 2020, $81.2 million was paid through December 2020 and balance is expected to be paid out before the end of first half of 2021. See “Risk Factors — Risks related to BPGIC and BPGIC III — The Company may be subject to significant risks and expenses when constructing Phase II, which could adversely affect the Company’s business, financial condition and results of operations.”

In September 2019, with the approval of the Phase II End User, BPGIC entered into the Phase II Customer Agreement with BIA to restructure its relationship with the Phase II End User. Under the Phase II Customer Agreement, BPGIC leased the Phase II facilities to BIA, and in connection therewith, BIA assumed the rights and obligations of BPGIC under the Phase II End User Contract. Following this restructuring, BPGIC leases the Phase II facility to BIA, and BIA subleases the facility to the Phase II End User. Once Phase II is operational, BIA’s obligations to pay BPGIC for the storage and ancillary services provided at the Phase II facility will be independent of the Phase II End User’s actual payments to BIA. For more information regarding the Phase II End User Agreement and the Phase II Customer Agreement, see “Business — Material Contracts — Phase II End User Agreement and Phase II Customer Agreement”. In August 2020, the Company commenced hydrotesting of the Phase II facility and the Company expects Phase II to become operational in the Third Quarter of 2021. For more information regarding Phase II, see the sections entitled “Business — The BPGIC Terminal — Proposed Phase II” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Debt Sources of Liquidity”.

In March 2019, BPGIC partnered with Sahara to develop and operate a modular refinery within the BPGIC Terminal with minimal capital expenditure by BPGIC. Under the terms of the parties’ agreement, Sahara would finance and arrange the development, construction and commissioning of a modular refinery capable of supplying IMO 2020 compliant 0.5% sulphur content shipping fuel with initial production capacity of 24,000 b/d.

In February 2020, BPGIC and Sahara mutually agreed to discontinue their joint development project to install a modular oil refinery at the Company’s terminal. Shortly thereafter, BPGIC entered into the Refinery Agreement, a new agreement with BIA which provides that the parties will use their best efforts to finalize the technical and design feasibility studies for the BIA Refinery, a refinery with a capacity of 25,000 b/d operated by BPGIC. The parties further agreed to negotiate, within 30 days, the Refinery Operations Agreement, a sublease agreement and a joint venture agreement to govern the terms on which (i) BPGIC will sublease land to BIA to locate, (ii) BIA will construct, and (iii) BPGIC will operate the refinery. Due to the COVID-19 pandemic, the parties agreed to extend the period for their negotiations until the Second Quarter of 2021 and negotiations remain ongoing.

The Company is in the advanced stages of planning Phase III, a major expansion in the Port of Fujairah. In February 2020, BPGIC entered into the Phase III Land Lease to secure the Phase III Land, a new plot of land of approximately 450,000 m2 near its existing facilities. On October 1 2020, BPGIC, FOIZ and BPGIC III, entered into a novation agreement, whereby BPGIC novated the Phase III Land Lease to BPGIC III. The Company believes that the Phase III Land can house additional storage capacity of up to 3,500,000 m3 and additional refinery capacity of up to 180,000 b/d. As of the date of this prospectus, the Company does not yet have any planned capital expenditures in connection with Phase III, other than the cost of a FEED study for storage capacity of up to 3,500,000 m3 and a 180,000 b/d refinery.

During September 2020, as part of the Bond Financing Facility, BPGIC issued bonds of $200 million to private investors with a face value of $1 and an issue price of $0.95. The issuance has a maximum size of $250.00 million, which includes the option for a tap issue of an additional $50.00 million subject to certain conditions. The proceeds of the Bond Financing Facility were used to repay Phase I Financing Facilities, fund capital project for Phase II, repay the promissory note payable to Early Bird Capital, pre-fund the Liquidity Account and for general corporate purposes. The proceeds of the bonds were drawn down during November 2020 and outstanding term loans were fully settled.

The principal repayment of the Bond Financing Facility will be semi-annual payments of $7 million starting in September 2021 until March 2025, and one bullet repayment of $144 million in September 2025. The bonds bear interest at 8.5% per annum, payable along with the principal installments.

Business Combination

On April 15, 2019, (i) Twelve Seas (now known as BPGIC International), (ii) the Company (f/k/a Brooge Holdings Limited), (iii) Merger Sub, and (iv) BPGIC, entered into the Business Combination Agreement, pursuant to which BPGIC Holdings also become a party thereafter pursuant to the Assignment and Joinder to Business Combination Agreement dated as of November 19, 2019 (as assignee of Brooge Petroleum and Gas Investment Company (BPGIC) PLC, which became a party to the Business Combination Agreement pursuant to a Joinder to Business Combination Agreement dated as of May 10, 2019) pursuant to which, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated thereby upon the Closing, among other matters:

(a)	Twelve Seas merged with and into Merger Sub, with Twelve Seas continuing as the surviving entity with the name BPGIC International, and as a wholly-owned subsidiary of the Company and with holders of the Twelve Seas’ securities receiving substantially equivalent securities of the Company, and

(b)	the Company acquired all of the issued and outstanding Ordinary Shares of BPGIC from BPGIC Holdings in exchange for 98,718,035 Ordinary Shares of the Company, subject to the withholding of the Seller Escrow Shares being deposited in the Seller Escrow Account in accordance with the terms and conditions of the Business Combination Agreement and the Seller Escrow Agreement and $13,225,827.22, and with BPGIC becoming a wholly-owned subsidiary of the Company.

Upon consummation of the Business Combination, the Company’s Ordinary Shares and Warrants to purchase Ordinary Shares became listed on NASDAQ.

The Company’s legal and commercial name is Brooge Energy Limited. Until April 7, 2020, the Company’s legal and commercial name was Brooge Holdings Limited. The Company was incorporated for the purpose of effectuating the Business Combination and to hold BPGIC. The Company was incorporated under the laws of the Cayman Islands as an exempted company on April 12, 2019. Prior to the Business Combination, the Company owned no material assets and did not operate any business. The name and mailing address of the Company’s agent and registered office is Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. Its principal executive office is that of BPGIC, located at P.O. Box 50170, Fujairah, United Arab Emirates and its telephone number is +971 9 201 6666. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

Brooge Energy Limited is a holding company with four direct and indirect wholly-owned subsidiaries:

1.	Brooge Petroleum and Gas Investment Company FZE, incorporated in 2013 in the Fujairah Free Zone, UAE, to provide oil storage, heating and blending services;

2.	BPGIC International (f/k/a Twelve Seas Investment Company), a Cayman Islands exempted company, a former special purpose acquisition company, incorporated in 2017 in the Cayman Islands;

3.	Brooge Petroleum and Gas Investment Company Phase III FZE, incorporated in 2020 in the Fujairah Free Zone, UAE to provide oil storage, heating and blending services; and

4.	Brooge Petroleum and Gas Management Company Ltd, incorporated in 2020 in the DIFC.

The Company’s current organizational chart is set forth below.

All of the Company’s business is currently conducted through BPGIC and BPGIC III.

Competitive Strengths

Strategic location of the BPGIC Terminal.

The BPGIC Terminal is strategically located in the Port of Fujairah, which is the main bunkering location in the MENA region and the second largest bunkering hub in the world. The Port of Fujairah has witnessed increased growth in port traffic in recent years with oil and oil product volumes increasing at a compound annual growth rate of 15 percent over the eight-year period from 2010 (34 million MT) to 2017 (90 million MT). Located just outside the Port of Fujairah, the Strait of Hormuz is one of world’s most vulnerable chokepoints for the transportation of oil and oil products as approximately 35 percent of the world’s yearly average seaborne oil and oil products passes through it each year. There is an increasing preference among companies to avoid sending their vessels through the Strait of Hormuz due to the continued geopolitical uncertainty from Iran and the higher transportation costs due to increased insurance costs as well as congestion and queuing times at ports inside the Arabian Gulf. The Port of Fujairah’s geographic position outside the Strait of Hormuz allows vessels transporting oil and oil products to bypass the Strait of Hormuz and avoid incurring such additional costs and delays.

In addition, the BPGIC Terminal is strategically positioned in a prime location within the Port of Fujairah. BPGIC benefits from the BPGIC Terminal’s close proximately to berths 8 and 9 due to the shorter travel distances required for oil product transfers, which in effect lowers contamination risks and leads to faster vessel turnaround times.

Best-in-class facility with low costs.

The Company operates the BPGIC Terminal under two 60-year leases, which has allowed, and will continue to allow, the Company to design and build a terminal for long term use by using materials that have longer expected life spans than comparable materials utilized by other oil storage terminals in the MENA region, which the Company believes enabled it to build a best-in-class facility. As of the date of this prospectus, the BPGIC Terminal has been inspected by five of the top six global oil majors, all of the top five global oil traders, the top three regional oil traders and three of the five local and regional state oil companies. As is common in the oil storage industry, the Company did not receive any notifications from such companies as to whether the BPGIC Terminal was approved for use by such companies; however, in each case, the Company believes the BPGIC Terminal was approved.

Phase I was constructed by Audex, an EPC contractor that has a strong track record in building terminals and over 20 years of experience in the industry. All 14 oil storage tanks in Phase I have been designed to permit conversions from storing one clean petroleum product to another at an average speed of 48 hours and from storing fuel oil to gas oil at an average speed of 14 days, which the Company believes compares favorably to the Company’s competitors in the UAE region, allowing the Company to adjust its services to meet changing market demands. The Company can perform up to 11 simultaneous operations in Phase I, including tank-to-tank transfers, recirculations, blending, heating, loading and discharging, permitting the Company to service multiple user orders during the same time period. Phase I has a fully segregated internal manifold, high oil transfer flow rates and an indirect connection to all the Port of Fujairah berths, including certain underutilized berths that are in close proximity to the BPGIC Terminal, to allow users to benefit from lower contamination risks and faster vessel turnaround times while permitting greater access to the BPGIC Terminal. A fine stripping system has been installed, to minimize energy costs, lowering loss ratios and enabling a higher degree of stripping.

Maintenance costs for the BPGIC Terminal are relatively low. Furthermore, as the BPGIC Terminal is located in a free-zone, the Company is currently not required to pay any taxes and both the Phase I Customer Agreement and the Phase II Customer Agreement specify that any port fees charged by the Port of Fujairah in connection with BIA’s activities, or those of BIA’s sublessees, are to be paid by BIA. Similarly, all of the existing Commercial Storage Agreements specify that any port fees charged by the Port of Fujairah related to the existing Storage Customers’ activities are to be paid by the existing Storage Customers.

As discussed below in the sections entitled “Business — Strategy — Expand the scale of existing operations by completing Phase II and operating the BIA Refinery”, “Business — The BPGIC Terminal — Proposed BIA Refinery”, and “Business — The BPGIC Terminal — Proposed Phase II”, the Company is currently partnering with BIA in connection with the development of the modular BIA Refinery, and undertaking Phase II construction, which will expand the terminal’s oil storage capacity and enable it to provide services for crude oil. As was the case for Phase I, high-grade, long-life materials will be utilized in the construction and development of these facilities. Phase II will also benefit from the fine stripping system utilized in Phase I.

Stable and predictable revenue stream for storage services.

The Company generates stable and predictable cash flows for its storage services by providing fee-based, take-or-pay storage services to BIA, under a long-term agreement. The Company’s storage business is not subject to seasonal fluctuations.

BPGIC entered into the Phase I End User Agreement on December 12, 2017, pursuant to which the Initial Phase I End User paid a monthly fixed storage fee to lease all of Phase I’s storage capacity (irrespective of whether the Initial Phase I End User used any storage capacity). The Phase I End User Agreement is for an initial period of five years, with a remaining period of approximately two and a half years, and is renewable for an additional five year period. For the year ended December 31, 2017, BPGIC generated 100 percent of its total revenue from monthly fees for storage services. For the year ended December 31, 2018, BPGIC generated 57.9 percent of its total revenue from monthly fees for storage services. For the year ended December 31, 2019, the Company generated 54.3 percent of its total revenue from monthly fees for storage services.

In August 2019, BPGIC entered into the Phase I Customer Agreement to restructure its relationship with the Initial Phase I End User. Pursuant to the Phase I Customer Agreement, BPGIC leased the Phase I facility to BIA on identical price terms and otherwise on substantially the same terms as those of the Phase I End User Agreement, and in connection therewith, BIA assumed BPGIC’s rights and obligations under the Phase I End User Agreement. Like the Initial Phase I End User, BIA is required to pay a monthly fixed storage fee to lease Phase I’s storage capacity. In 2020, BIA notified BPGIC that it had entered sublease arrangements for parts of the Phase I storage capacity with additional end users. BIA is required to satisfy any amounts due for the monthly fixed storage fee in advance for each applicable month. Although BIA subleases the Phase I facility to the Initial Phase I End User and others, BIA’s obligation to pay the monthly fixed storage fee to BPGIC is independent of BIA’s obligation to pay, and actual payment to, BIA. The Phase I Customer Agreement is for an initial period of four years with a renewal period of five years unless either party delivers to the other party a written termination notice not less than six months prior to the expiration date of the agreement. The level of the fixed storage fee for Phase I is more than sufficient to cover all of BPGIC’s Phase I operating costs (other than the variable costs associated with ancillary services), including operating costs, wages, depreciation and interest costs. See “Business — Material Contracts— Phase I End User Agreement and Phase I Customer Agreement and Super Major Agreement— Storage Fee”.

The Phase I Customer Agreement also provides that every two years, BPGIC may elect to review and seek to amend the storage fee. The Phase I Customer Agreement provides that the outcome of this review can result only in either an increase in rates or no change.

In April 2020, BIA agreed to release an aggregate of 129,000 m3 of the Phase I capacity, amounting to approximately one third of the total Phase I capacity, back to BPGIC, until November 8, 2020, subject to extension of the term for an additional six months upon the mutual agreement of the parties. On November 1, 2020, the parties mutually agreed to such extension of the term for an additional six months. On December 1, 2020 and December 7, 2020, BIA agreed to release additional 43,000 m3 and 61,072 m3, respectively, of the Phase I capacity back to BPGIC for respective six-month periods ending in June 2021, in each case, subject to extension for an additional six months upon the mutual agreement of the parties. Pursuant to the Super Major Agreement, BPGIC leased the initial 129,000 m3 capacity released back to it to the Super Major for a six month period subject to renewal for an additional six month period with the mutual agreement of the parties. The Super Major was required to pay a monthly fixed storage fee to lease its storage capacity at Phase I but paid the storage fee for the initial six month term up front. See “Business — Material Contracts — Phase I End User Agreement, Phase I Customer Agreement, Super Major Agreement, Commercial Storage Agreements”.

In November 2020, the Super Major Agreement was not renewed by mutual agreement. In November 2020, December 2020 and January 2021, the Company entered into the Commercial Storage Agreements with the Storage Customers. Each Commercial Storage Agreement, other than the NuFuel Storage Agreement, has a 6 month term subject to an additional 6 month renewal. The NuFuel Storage Agreement has a 3 month term subject to an additional 3 month renewal. The Synergy Storage Agreement has since been terminated but all of the other Commercial Storage Agreements remain in effect as of the date of this prospectus. The Commercial Storage Agreements have much higher monthly, fixed storage fees compared to the Super Major Agreement, which will increase the Company’s fixed revenues by 50% to 60%. See “Business — Material Contracts — Commercial Storage Agreements”.

BPGIC and BIA are still negotiating the Refinery Operations Agreement, however BPGIC expects that upon the commencement of the BIA Refinery’s operations, which is currently projected to occur during the First Quarter of 2022, BIA will pay a monthly fixed fee for storage leased in connection with the BIA Refinery. See “Business — Material Contracts — Refinery Agreement”.

BPGIC entered into the Phase II End User Agreement on June 27, 2018, pursuant to which the Phase II End User is required to pay a monthly fixed storage fee to lease all of Phase II’s storage capacity (regardless of whether the Phase II End User uses any storage capacity) once the facility is operational. The Phase II End User Agreement is for an initial period of five years from January 1, 2020 (subject to adjustment because the facility was not operational on that date), and is renewable for an additional five year period.

In September 2019, BPGIC entered into the Phase II Customer Agreement to restructure its relationship with the Phase II End User. Pursuant to the Phase II Customer Agreement, BPGIC agreed to lease the Phase II facility to BIA, once operational, on identical price terms and otherwise on substantially the same terms as those of the Phase II End User Agreement, and in connection therewith, BIA assumed BPGIC’s rights and obligations under the Phase II End User Agreement. Like the Phase II End User, BIA is required to pay a monthly fixed storage fee to lease all of Phase II’s storage capacity. BIA is required to satisfy any amounts due for the monthly fixed storage fee in advance for each applicable month. Although BIA subleases the Phase II facility to the Phase II End User pursuant to the Phase II End User Agreement, BIA’s obligation to pay the monthly fixed storage fee to BPGIC is independent of the Phase II End User’s obligation to pay, and actual payment to, BIA. The Phase II Customer Agreement is for an initial period of five years with a renewal period of five years. See “Business — Material Contracts — Phase II End User Agreement and Phase II Customer Agreement — Storage Fee”.

In November 2020, December 2020 and January 2021, BPGIC entered into the Commercial Storage Agreements with the Storage Customers. The Synergy Storage Agreement has since been terminated but all of the other Commercial Storage Agreements remain in effect as of the date of this prospectus. Under the terms of the existing Commercial Storage Agreements, BPGIC will provide fee-based, take-or-pay oil storage and related services at the Phase I facility to the existing Storage Customers. Each existing Storage Customer is required to pay a monthly fixed storage fee to rent its storage capacity. The existing Storage Customers are required to satisfy any amounts due for the monthly fixed storage fee in advance for each applicable month. Each Commercial Storage Agreement, other than the NuFuel Storage Agreement, has a 6 month term subject to an additional 6 month renewal. The NuFuel Storage Agreement has a 3 month term subject to an additional 3 month renewal.. See “Business — Material Contracts — Commercial Storage Agreements”.

Suite of ancillary services, which provide additional revenue streams.

Under the Phase I End User Agreement, BPGIC was able to increase its revenue beyond the monthly fixed storage fee by providing the Initial Phase I End User with ancillary services. These ancillary services included throughput, blending, heating and inter-tank transfers and earned BPGIC additional revenue in accordance with the type and quantity of ancillary services the Initial Phase I End User requested.

The Initial Phase I End User primarily acts as an intermediary in the oil products and services supply chain by obtaining purchase or service orders for certain oil products (including fuel oil and refined petroleum products) from oil companies and then working with service providers such as BPGIC to fulfil such orders. For the year ended December 31, 2017, ancillary services did not generate any contribution towards revenue. For the year ended December 31, 2018, BPGIC generated 42.1 percent of its total revenue from monthly fees for ancillary services. For the year ended December 31, 2019, BPGIC generated 45.7 percent of its total revenue from monthly fees for ancillary services. BPGIC expects its revenues from ancillary services to be a significant driver of value for the Company going forward. See “Business — Material Contracts — Phase I End User Agreement, Phase I Customer Agreement, Super Major Agreement, Commercial Storage Agreements — Ancillary Services”.

Similarly, under the Phase I Customer Agreement and the existing Commercial Storage Agreements, the Company is able to supplement its revenue by providing BIA or its sublessees, and the existing Storage Customers, ancillary services including throughput, blending, heating and inter-tank transfers. To provide these ancillary services, BPGIC charges a fee, that varies by service, equal to a contractual rate per m3 per month. As a result, the Company earns additional revenue in accordance with the type and quantity of ancillary services used by BIA or its sublessees, and the existing Storage Customers. BPGIC’s ability to provide ancillary services is enhanced due to the design of Phase I, which was designed, among other things, to provide high accuracy blending services with low oil losses, high oil transfer flow rates and the ability to perform up to 11 simultaneous operations, which contributes to Phase I’s attractiveness as a one-stop location for extensive product customization. Because all of BPGIC’s fixed operating costs for the Phase I facility are covered by the storage fee, revenues from ancillary services (less any associated variable costs) are a significant driver of profitability for the Company. The Company’s monthly revenue for ancillary services will depend on the extent to which BIA’s sublessees, the Storage Customers and any future storage customers, utilize the ancillary services. Although BPGIC’s ancillary services revenue is partially dependent on the Phase I sublessees, BIA’s obligation to pay for the ancillary services used by it or the Initial Phase I End User (or other sublessee) is independent of the sublessees’ obligation to pay, and actual payment to, BIA.

The Phase I Customer Agreement also provides that every two years, BPGIC may elect to review and seek to amend the ancillary services fees. The Phase I Customer Agreement provides that the outcome of this review can result only in either an increase in rates or no change.

Although BPGIC and BIA are still negotiating the Refinery Operations Agreement, BPGIC expects that BIA will pay ancillary service fees in connection with any ancillary services that it uses. Although such use may be greater or lesser than, and the fees generated by such use may be greater or lesser than, the fees currently received from BIA based on the usage of its end users, we believe the BIA Refinery will provide an operating financial benefit to BPGIC.

The ancillary service terms of the Phase II Customer Agreement are similar to the ancillary service terms of the Phase I Customer Agreement. Upon the commencement of Phase II’s operations, which is expected to occur by tin the Third Quarter of 2021, the Company expects that the ancillary service operations of Phase II will be substantially similar to the ancillary service operations of Phase I.

Experienced senior management team.

The Company is led by the members of senior management, who have over 30 years of experience collectively in the oil storage terminal, infrastructure sectors and related markets. As a result, members of senior management will be able to leverage their significant experience while implementing and executing the Company’s business plan and to achieve certain growth milestones. Members of senior management also have experience with overseeing the construction of oil storage terminals as a result of the Phase I construction process, which is expected to facilitate their management and execution of the Phase II and Phase III construction process and other future projects.

Strategy

The Company’s vision is to develop an oil storage business that differentiates itself from competitors by providing its customers with fast order processing times, excellent customer service and high accuracy blending services with low oil losses. In this pursuit, the key components of the Company’s business strategy are as follows:

Expand the scale of existing operations by completing Phase II and operating the BIA Refinery.

The Company plans to leverage its experience from building and operating Phase I while building and ramping up operations for Phase II. Phase II involves the construction of eight additional oil storage tanks with an aggregate geometric oil storage capacity of approximately 0.601 million m3, which will increase the Company’s aggregate geometric oil storage capacity to approximately 1.0 million m3. This would lead to the BPGIC Terminal becoming one of the largest oil storage terminals by storage capacity in the Port of Fujairah. On September 3, 2018, BPGIC signed the Phase II EPC Agreement with Audex. Phase II work commenced in September 2018 and is expected to be completed by the end of the Second Quarter of 2021. The expected capital expenditure in respect of Phase II is $160.6 million which is comprised of construction costs of $150.0 million and capitalised interest and land lease and consultancy charges of $10.6 million. The expected capital expenditure of $160.6 million in respect of Phase II will be funded by:

●	drawings of $85 million under the Bond Financing Facility; and

●	shareholders contributions, proceeds of the Business Combination, and internally generated cashflow in the aggregate amount of $75.6 million.

For details of the remaining expected capital expenditure, see “Business — Overview”.

In August 2020, the Company commenced hydrotesting of the Phase II facility and the Company expects Phase II operations to commence in the Third Quarter of 2021. The Company plans to focus Phase II’s operations primarily on the storage and blending of crude oil and thereby capitalize on the demand for crude oil storage. On June 27, 2018, BPGIC entered into the Phase II End User Agreement with the Phase II End User, an international commodities trading company. Pursuant to the Phase II End User Agreement, the Phase II End User agreed to lease all eight oil storage tanks in Phase II once Phase II becomes operational. In September 2019, BPGIC entered into the Phase II Customer Agreement to restructure its relationship with the Phase II End User. Pursuant to the Phase II Customer Agreement, BPGIC agreed to lease the Phase II facility, once operational, to BIA on identical price terms and otherwise substantially similar terms as those of the Phase II End User Agreement, and in connection therewith, BIA assumed BPGIC’s rights and obligations under the Phase II End User Agreement. The Company expects to generate additional revenues and expenses in connection with Phase II’s operations. Similar to the commencement of operations for Phase I, the Company may initially commence operations of Phase II in accordance with certain required safety measures and ramp up utilization of its storage capacity and ancillary services over time to mitigate any potential operational risks. This would impact the amount of storage and ancillary service fees the Company would earn during the first quarter of operations under the Phase II Customer Agreement. For more information regarding the terms of the Phase II Customer Agreement, see “Business — Material Contracts — Phase II End User Agreement and Phase II Customer Agreement”.

BPGIC is in discussion with BIA to finance, develop, construct and commission the BIA Refinery at minimal capital cost to the Company. The Refinery Operations Agreement is still under negotiation, but BPGIC expects that the BIA Refinery will have an initial production capacity of 25,000 b/d and be capable of producing IMO 2020 compliant 0.5% sulphur content shipping fuel. Upon completion, the BIA Refinery is expected to be one of first refineries in the MENA region producing IMO 2020 compliant 0.5% sulphur content shipping fuel. The Company currently expects the BIA Refinery to be developed, constructed and installed by the Second Quarter of 2021 and for operations to commence during the Third Quarter of 2021. For more information regarding the Refinery Agreement, see “Business — Material Contracts — Refinery Agreement”.

Growth Through Expansion of the Company’s Facilities and Geography

The Company intends to leverage senior management’s long-standing industry expertise in the oil and gas and storage sector, initially within the Gulf region and, ultimately more broadly geographically, to ensure the Company continues to enhance its competitiveness, expand its solution offerings to customers and increase shareholder value. As a result, the Company is continuously looking at numerous expansion opportunities for Phase III and beyond. Our ordinary course of business includes discussions with various potential parties, regarding different types of business opportunities, and in a variety of different geographic markets. None of these ongoing various discussions have yet reached the stage of definitive agreements and there can be no assurance that they ever will.

The business opportunities available vary widely from traditional customer contracts with global industry participants to various partnerships, ranging from operating or acquiring existing facilities to building new facilities. Some potential partnership opportunities have included partial or full financing commitments from the prospective partner for the existing or new facilities, while some opportunities are traditional acquisitions by the Company of existing facilities. The Company carefully evaluates all growth opportunities to ensure its business remains focused on its high-end market positioning and value creation for existing shareholders.

For instance, within the Fujairah market, the Company is now in the FEED stage for a major expansion near its existing facilities, which it refers to as Phase III. In February 2020, BPGIC executed the Phase III Land Lease, a lease agreement to secure a new plot of land of approximately 450,000 m2, near its existing facilities. On October 1 2020, BPGIC, FOIZ and BPGIC III, entered into a novation agreement, whereby BPGIC novated the Phase III Land Lease to BPGIC III. The Company currently intends to use such land to further increase its capacity for crude oil storage and services. We expect that Phase III alone could be three-and-a-half (3.5) times the size of the Company’s projected operations post-Phase II. Concurrently, the Company is in discussions with top global oil majors, which have expressed interest in securing portions of the capacity of a Phase III facility. As of the date of this prospectus, the Company does not yet have any planned capital expenditures in connection with Phase III, other than the cost of a FEED study for storage capacity of up to 3.5 million m3 and a 180,000 b/d refinery. For more information regarding Phase III, see the section entitled “Business — The BPGIC Terminal — Proposed Phase III.”

In addition to Phase III, the Company will continue to pursue additional projects within the Fujairah market, either through partnerships with parties who have land leases or through efforts to secure additional land itself in Fujairah.

Preliminary discussions with existing and potential customers regarding geographic expansion opportunities outside of the Company’s current market by acquiring certain of their existing facilities as part of long-term service contracts are ongoing. For instance, the Company has entered into preliminary agreements with a global commodity trading firm to evaluate acquisitions of that firm’s interests in oil storage terminals in Africa and Europe. We believe both terminals are well located and provide strategic opportunities for our expansion into those markets, including available land to expand with new state-of-the-art facilities such as we have in Fujairah. We are in the preliminary due diligence phase with respect to these opportunities, and there is no assurance we will decide to pursue them.

For related risks, see “Risk Factors — Risks related to BPGIC and BPGIC III — Beyond Phase II, expansion of the Company’s business may require substantial capital investment, and it may not have sufficient capital to make future capital expenditures and other investments as it deems necessary or desirable”.

Continue to build relationships with potential customers.

The Company is focused on diversifying its potential customer base over the medium to long-term. Due to Phase I’s strong performance track record to date, and the Company’s reputation and business development efforts, including through inspections from potential users, the Company believes that it has developed strong relationships with several oil traders that could potentially utilize the services of Phase I and II. The familiarity that potential users have gained through their inspections and that oil traders have developed through their experience with the Company’s Phase I facility represent a valuable marketing opportunity for the Company: given the nature of the industry, positive word-of-mouth feedback by these groups can help to establish the Company’s industry reputation and thereby help drive potential customer business in the future. Moreover, by continuing to build upon the Company’s performance track record during Phase II (after it commences operations) and business developments efforts, the Company would be able to expand its base of potential customers for future contracts for oil storage or ancillary services. Similarly, the BIA Refinery, once operational, will expand the scope of services that the Company can offer, diversifying the types of industry participants that it can service.

The BPGIC Terminal

BPGIC began development of the BPGIC Terminal after several years of planning and discussions with industry participants. During this time, BPGIC engaged an industry consultant to conduct a market assessment of the oil storage industry in the Port of Fujairah region and to identify and assess business opportunities and strategies. BPGIC also engaged MUC, the same advisor that designed the facilities for the Port of Fujairah, to design the BPGIC Terminal. During the design stage, BPGIC assessed various challenges faced by other oil storage terminals, including preventing oil losses and precisely meeting customer blending requirements, and incorporated solutions to such challenges into the design of the terminal. BPGIC’s aim in developing the BPGIC Terminal was to create a new standard for oil storage tank terminals by designing a terminal that would reduce oil losses and achieve better blending results than existing oil storage tank terminals. As described below, BPGIC designed the BPGIC Terminal with several key features that enable it to provide users with high-accuracy blending services with low oil losses. In addition, due to the relatively long-term period of the Phase I & II Land Lease when compared to similar land leases for oil storage terminals located in the Port of Fujairah, BPGIC constructed Phase I with materials, including pumps, valves and steel structures, that have longer expected life spans than comparable materials utilized by other oil storage terminals. As a result, the Company believes Phase I will benefit from annual maintenance costs over the period of the Phase I & II Land Lease that are lower than the average for comparable oil storage terminals. See “Business — Competitive Strengths — Design and Features of the BPGIC Terminal”. As part of Phase II, the Company is following a similar approach as that followed in Phase I by investing in high-grade, long-life materials for the construction and development of its facilities.

The Company has its headquarters in Fujairah, United Arab Emirates. The table below summarizes its facilities as of December 31, 2019 and June 30, 2020.

		Gross Area (square		Lease period
Country	Location	meter)	Use	Start	End
UAE	Port of Fujairah	153,916.93	Site of oil storage tanks and administrative building	On or around 3/10/2013	On or around 3/31/2073(1)
UAE	Port of Fujairah	450,074.73	Intended site of additional oil storage tanks and refinery	On or around 2/2/2020	On or around 2/2/2080(2)

(1)	The lease ends on or around 3/31/2073 after giving effect to an automatic 30 year extension after the initial 30 year term ends on or around 3/31/2043.

(2)	The lease ends on or around 2/2/2080 after giving effect to an automatic 30 year extension after the initial 30 year term ends on or around 2/2/2040.

Location

UAE
SAUDI ARABIA
OMAN
ARABIAN GULF
FUJAIRAH
INDIA
UAE
OMAN
INDIAN OCEAN

The BPGIC Terminal is located in the Port of Fujairah in the emirate of Fujairah in the UAE. The Port of Fujairah is a gateway between the Indian Ocean and the Arabian Gulf, and is strategically situated in one of the world’s major oil markets for fuel oil, crude oil and refined oil products. In addition to the Port of Fujairah’s close access to major markets in the Middle East, it also serves as an outlet to East Africa and South Asia and serves as a consolidation point for fuel oil outlets and the regional fuel oil markets, reducing the need for ships to cross through the Strait of Hormuz.

The Strait of Hormuz has been a strategic geographic chokepoint for many years, and as such, it has often been a site of international military conflict and military exercises. Such events have caused safety concerns and travel delays for ships crossing through the Strait of Hormuz. The Strait of Hormuz has also been subject to repeated threats of closure and blockage by Iran. In 2012, Iran threatened to close the Strait of Hormuz due to international pressures to stop its nuclear program and an Iranian oil embargo that was enacted by the European Union in late January 2012. On September 14, 2019, an attack on Saudi Arabia’s oil facilities and fields, largely blamed on Iran or its proxies, significantly increased tensions in the area, and heightened the distinct possibility that similar attacks by Iran on strategic oil facilities and ports in the UAE or a regional conflict may result. Despite these recent and past threats, the Strait of Hormuz has never been closed. See “Risk Factors — Risks related to BPGIC and BPGIC III — Any material reduction in the quality or availability of the Port of Fujairah’s facilities could have a material adverse effect on the Company’s business, financial condition and results of operations”; “Risk Factors — Risks Related to Doing Business in Countries in Which the Company Operates — Relatively recent geopolitical developments have increased the risk that the region in which the Company operates could be involved in an escalating conflict that could have a material adverse effect on our business, financial condition and results of operations.”

The Habshan-Fujairah oil pipeline, which is a crude oil pipeline that runs between the emirate of Abu Dhabi and the Port of Fujairah, enables ships to obtain crude oil produced in Abu Dhabi without having to cross the Strait of Hormuz. The crude oil pipeline currently has the capacity to transport 1.5 million barrels a day, which is approximately half of the daily average amount of crude oil that was produced in the UAE in 2017. There is increasing focus in the UAE region on using the crude oil pipeline, as the government of Abu Dhabi has publicly stated that it intends to ensure that approximately 75 percent of the crude oil designated for export in Abu Dhabi goes through the pipeline and to Fujairah.

The Port of Fujairah is the largest multi-purpose port on the Eastern seaboard of the UAE, approximately 70 nautical miles from the Strait of Hormuz. Initial construction of the Port of Fujairah started in 1978 as part of the economic development of the UAE. Full operations commenced in 1983. Since then, the Port of Fujairah has embarked on a continuing process of enhancement to both its facilities and its comprehensive range of functions.

The Port of Fujairah initially developed oil terminal 1 (“OT1”) comprising three marine loading berths (berths 1, 2 and 3), oil terminal 2 (“OT2”) comprising four marine loading berths (berths 4, 5, 6 and 7), and a matrix manifold connecting OT1 and OT2 to certain existing oil tank terminals (“Matrix Manifold 1”). To cater to the increasing demand arising from the growing storage capacity in Fujairah, the Port of Fujairah began developing the second phase of OT2, adding two new berths (berths 8 and 9) and a second matrix manifold (“Matrix Manifold 2”). The project, which was completed in 2014, raised the overall throughput capacity of the Port of Fujairah and contributed to the growth of Fujairah as the largest oil hub in the region. Matrix Manifold 2 is connected directly to berths 8 and 9 and, through a connection to Matrix Manifold 1, is connected indirectly to the remaining Port of Fujairah berths. The BPGIC Terminal is connected to Matrix Manifold 2, which gives it direct access to underutilized berths 8 and 9. Berth 1 is currently unavailable for BPGIC’s use as the Port of Fujairah granted exclusive access and use of berth 1 to four other parties, who have since installed pipelines and marine loading arms on the berth.

To further cater to the increasing demand arising from the growing storage capacity in Fujairah, the Port of Fujairah has developed a VLCC jetty in the Indian Ocean, which allows the Port of Fujairah to accommodate vessels with a maximum overall length of 344 meters and a minimum overall length of 240 meters. The Port of Fujairah completed construction of the VLCC jetty in June 2016 and the jetty went into operation on August 24, 2016.

The Port of Fujairah imposes certain requirements on the companies and oil tankers utilizing its port, including requirements for flow rate capacity and ground soil lining. The current minimum required flow rates vary based on berth location and vessel size and range between 460 m3/hr and 3,900 m3/hr, and although the Port of Fujairah has already increased the flow rate requirements in the past, it is possible that the Port of Fujairah could increase them again in the future. BPGIC is well positioned to satisfy any future increases for minimum required flow rates as the pumps in Phase I are capable of transporting gas oil/gasoline at a combined flow rate of 5,000 m3/hr and fuel oil at a combined flow rate of 4,500 m3/hr, which is more than the current minimum required flow rate and exceeds the combined flow rates of many of the other oil storage terminals that are subject to the Port of Fujairah’s requirements. The Port of Fujairah also requires each oil storage terminal to install impermeable lining throughout its tank farm area and any other area where oil leakage could occur and potentially reach the ground soil. In connection with the construction of Phase I, BPGIC installed the required lining at the Phase I & II Land and is one of only a few oil storage terminals that has been able to satisfy this requirement.

The Port of Fujairah requires oil tankers to use the Port’s reservation system to reserve berths and imposes certain charges on such users, including fees, marine and administrative charges. For information regarding the Company’s customer ordering process and coordination of reservations, see “Business — The BPGIC Terminal — Phase I — Customer Ordering Process”.

Phase I & II Land Lease

On March 10, 2013, BPGIC entered into the Phase I & II Land Lease, as amended by the Novation Agreement dated September 1, 2014. The amended agreement binds BPGIC and FOIZ for a total term of 60 years. The leased land has a total area of 153,916.93 m2. BPGIC used this land to build Phase I and is currently using the remaining portion of the site to build Phase II. Upon mutual agreement of the parties, the term of the Phase I & II Land Lease can be renewed or extended for a further period, the term of which is unspecified and therefore subject to agreement between the parties.

BPGIC began paying rent under the Phase I & II Land Lease in 2014. The rent for 2019 was $2,313,323 and rent increases by 2 percent per annum. Payments are required to be made in advance (the time period of which is unspecified) in four equal quarterly instalments. BPGIC is required to pay all taxes imposed by the federal government of the UAE or FOIZ; however, the leased premises are in a free zone and BPGIC is entitled to all benefits applying to free zone entities, including benefits in respect of taxes.

The Phase I & II Land Lease required BPGIC to enter into the Port Facilities Agreement, which grants it certain usage and access rights in connection with the Port’s facilities. The term of the Port Facilities Agreement, which BPGIC entered into on March 31, 2016, is 25 years and it automatically renews for another 25 years at the end of its term. The Port Facilities Agreement requires BPGIC to pay certain fees in connection with the use of the Port of Fujairah’s facilities; however, the Phase I Customer Agreement and the existing Commercial Storage Agreements provide that any fees charged by the Port of Fujairah in respect of services provided to BIA or to the existing Storage Customers, including transportation, loading, unloading, use of berths, marine charges, administration charges, penalties and/or use of any of the Port of Fujairah’s facilities, shall be paid by BIA or the existing Storage Customers, respectively. Currently, the Phase I sublessees send BIA any such amounts to be paid, BIA delivers any such amounts to BPGIC, and BPGIC then sends such amounts to the Port. Once the BIA Refinery and Phase II become operational, BPGIC expects to follow a similar approach with BIA and the Phase II End User. The existing Storage Customers deliver any amounts payable to the Port of Fujairah to BPGIC, which passes the payments on to the Port. Pursuant to the Port Facilities Agreement, BPGIC is required to pay such amounts and is responsible for such amounts irrespective of whether the existing Storage Customers, the Phase I end users, the Phase II End User, or BIA pay such fees.

BPGIC is required to obtain FOIZ’s prior permission in order to use the leased premises for any purpose other than in connection with Phase I and Phase II, or the BIA Refinery. The Phase I & II Land Lease contains representations and warranties, dispute resolution and indemnification clauses that are customary for the UAE and the oil storage industry. FOIZ can cancel the agreement if BPGIC fails to make certain required rental payments or fails to perform or meet in any material respect any material term, condition, covenant, agreement or obligation under the agreement.

The description of the Phase I & II Lease does not purport to summarize all of the provisions of the agreement and is qualified in its entirety by reference to both the full text of the agreement, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.17 and the Novation Agreement, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.18.

BPGIC Terminal Office Building

In connection with Phase I, BPGIC built a five-story office building with an area of 3,388 m2 (the “BPGIC Terminal Office Building”) adjacent to the 14 oil storage tanks. Audex completed construction for the BPGIC Terminal Office Building in November 2017 and BPGIC incurred a total cost of $28.0 million in connection with its construction. BPGIC partially funded the construction of the BPGIC Terminal Office Building with funds obtained from the Phase I Construction Facilities. BPGIC owns the BPGIC Terminal Office Building. The BPGIC Terminal Office Building accommodates all terminal and office staff and contains the operational control room for the BPGIC Terminal, where BPGIC facilitates the performance of its services. BPGIC believes that the BPGIC Terminal Office Building will have sufficient capacity to cater to the operations of the BIA Refinery, Phase II and Phase III. For additional information regarding the Phase I Construction Facilities, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Debt Sources of Liquidity”.

Phase III

Phase III Land Lease

On February 2, 2020, BPGIC entered into the Phase III Land Lease to secure the Phase III Land, a new plot of land of approximately 450,000 m2 near its existing facilities. On October 1,2020, BPGIC, FOIZ and BPGIC III, entered into a novation agreement, whereby BPGIC novated the Phase III Land Lease to BPGIC III. The agreement provides for an initial 30 year term with an automatic 30 year renewal. Upon mutual agreement of the parties, the term of the Phase III Land Lease can be renewed or extended for a further period, the term of which is unspecified and therefore subject to agreement between the parties. BPGIC will begin paying rent under the Phase III Land Lease on the earlier of the date that is 18 months from the date of the Phase III Land Lease and the commissioning of the Phase III facility. The initial annual rent will be $6,126,467 and rent increases by 2 percent per annum. All amounts in respect of rent for each quarter shall be invoiced by and paid to FOIZ in AED by immediately available funds due net thirty (30) days after receipt of invoice. BPGIC is required to pay all taxes imposed by the federal government of the UAE or FOIZ; however, the leased premises are in a free zone and BPGIC is entitled to all benefits applying to free zone entities, including benefits in respect of taxes.

The description of the Phase III Land Lease does not purport to summarize all of the provisions of the agreement and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.85 and the novation agreement relating thereto, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.98.

The Company believes that the Phase III Land can house additional storage capacity of up to 3,500,000 m3 and additional refinery capacity of 180,000 b/d. A FEED study for Phase III was recently completed and preconstruction work, including commencement of a Soil Investigation and an Environmental Impact Assessment (EIA) report, commenced in October 2020. Currently, the Company plans to use the Phase III Land to further increase its crude oil storage and refinery services capacity.

Scope

The Company is in the FEED stage of planning Phase III, a further major expansion in the Port of Fujairah. In February 2020, BPGIC entered into the Phase III Land Lease and secured the Phase III Land, a plot of land of approximately 450,000 m2 near its existing facilities. On October 1 2020, BPGIC, FOIZ and BPGIC III, entered into a novation agreement, whereby BPGIC novated the Phase III Land Lease to BPGIC III. The Company believes that the Phase III Land can house additional storage capacity of up to 3,500,000 m3 and additional refinery capacity of up to 180,000 b/d.

The Company had an initial technical design with different layout options completed for the Phase III Land. A FEED study was recently completed and preconstruction work, including commencement of a Soil Investigation and an Environmental Impact Assessment (EIA) report, commenced in October 2020.

Capital Expenditure

As the Company is in the preconstruction stages of Phase III, it is not possible to reliably estimate the related capital expenditures. However, the Company anticipates the cost per m3 of Phase III to be approximately equal to the cost per m3 of Phase I and Phase II. As of the date of this prospectus, the Company does not yet have any planned capital expenditures in connection with Phase III, other than the costs of the recently completed FEED studies and the preconstruction cost, being the soil investigation and Environmental Impact Assessment activities. The Company expects to be able to start projecting Phase III capital expenditures after it evaluates the results of the FEED studies in the Third Quarter of 2020. See “Risk Factors — Risks related to BPGIC and BPGIC III — The Company may be subject to significant risks and expenses when constructing Phase II, which could adversely affect the Company’s business, financial condition and results of operations”.

Design

A FEED study for the Phase III Land was recently completed. The FEED study, in parallel with prospective end-user discussions, will enable the Company to determine the optimal layout and product mix. Currently, the Company plans to use the Phase III Land to further increase its crude oil storage and services and refinery capacity.

Note: Illustrative Phase III plan may vary. Blueprint subject to change based on FEED results which are currently under evaluation.

The Company engaged MUC for the FEED process, the same advisor that designed the facilities for the Port of Fujairah, Phase I and Phase II, to create proposals for the design of Phase III.

Phase I

Phase I went into operation in December 2017 and between 2014 and 2017, BPGIC incurred a total cost of $170 million in connection with its construction. BPGIC began development of the BPGIC Terminal after several years of planning and discussions with industry participants. BPGIC’s aim in developing the BPGIC Terminal was to create a new standard for oil storage tank terminals by designing a terminal that would reduce user oil losses and achieve better blending results than existing oil storage tank terminals. As described below, BPGIC designed Phase I with several key features that enable it to provide users with high-accuracy blending services with low oil losses. In addition, due to the relatively long term of the Phase I & II Land Lease, when compared to comparable land leases for oil storage terminals located in the Port of Fujairah, BPGIC constructed Phase I with materials that have longer expected life spans than comparable materials utilized by other oil storage terminals in the area. As a result, the Company believes Phase I will benefit from annual maintenance costs over the period of the Phase I & II Land Lease that are lower than average for comparable oil storage terminals.

The key features of Phase I include:

●	all 14 oil storage tanks are inter-connected via the Phase I Internal Manifold, an internal manifold that connects the 14 oil storage tanks of Phase I;

●	the pumping and stripping systems of the Phase I Internal Manifold are equipped with a fine stripping system, minimizing energy costs, lowering loss ratios and permitting a high degree of stripping to be achieved;

●	the ability to more efficiently perform required maintenance activities and prepare pipelines for oil transfers;

●	lower loss ratios and contamination risks;

●	recirculation of oil products to assist with the blending process;

●	the ability to simultaneously perform several Phase I operations, permitting the Company to service multiple user orders during the same time period; and

●	all 14 oil storage tanks have been designed to permit conversions from storing one clean petroleum product to another and from storing fuel oil to gas oil at a speed which is favorable compared to that of competitors in the UAE region, allowing the Company to adjust its services to meet changing market demands.

Tanks

Phase I has 14 oil storage tanks, which are capable of storing gas oil, marine gas oil, fuel oil, naphtha, aviation fuel, gasoline, pygas, reformate, cutter stock and methyl tert-butyl ether. Each of the oil storage tanks has been designed to allow fast and efficient cleaning, which permits efficient conversions from storing one product to another. The 14 oil storage tanks are also equipped with the following features:

●	accurate product level measurements: a real-time electronic measuring system that monitors product levels in each oil storage tank;

●	an efficient, high-quality blending system which improves the quality and speed of blends;

●	effective drainage systems leading to lower product contamination risks and allowing for a faster product change process;

●	automated fire-fighting systems: an automated fire system that activates automatically in the event of a fire;

●	a well-designed pipeline connection: a pipeline connection to the Phase I Internal Manifold that allows any oil storage tank to be connected to the stripping systems and to any other oil storage tank or berth in the Port of Fujairah connected to Matrix Manifold 1 or Matrix Manifold 2; and

●	heating services: eight of the oil storage tanks have heating coils installed. Currently, only four of the oil storage tanks are connected to the heating system.

The following table displays the key attributes of the 14 oil storage tanks of Phase I:

Tank No.	Capable of Servicing(1)	Diameter (m) x Height (m)	Blending Capability	Roof Type(2)	Tank Heating Capability	Geometric Capacity (m3)	Max Capacity (m3)
101	GO/ FO	42 x 30	Yes	AGDR	Yes	41,563	40,207
102	GO/ FO	42 x 30	Yes	AGDR	Yes	41,563	40,207
103	GO/ FO	42 x 30	Yes	AGDR	Yes	41,563	40,207
104	GO/ FO	42 x 30	Yes	AGDR	Yes	41,563	40,207
105	Gasoline/ AF/ GO/ MGO/ Naphtha/ Pygas/ Reformate	36 x 30	Yes	AGDR with IFR	Yes, but not currently enabled	30,536	29,031
106	Gasoline/ AF/ GO/ MGO/ Naphtha/ Pygas/ Reformate	36 x 30	Yes	AGDR with IFR	Yes, but not currently enabled	30,536	29,031
107	Gasoline/ AF/ GO/ MGO/ Naphtha/ Pygas/ Reformate	36 x 30	Yes	AGDR with IFR	Yes, but not currently enabled	30,536	29,031
108	Gasoline/ AF/ GO/ MGO/ Naphtha/ Pygas/ Reformate	36 x 30	Yes	AGDR with IFR	Yes, but not currently enabled	30,536	29,031
109	Gasoline/ AF/ GO/ MGO/ Naphtha/ Pygas/ Reformate	36 x 30	Yes	AGDR with IFR	No	30,536	29,031
110	Gasoline/ AF/ GO/ MGO/ Naphtha/ Pygas/ Reformate	36 x 30	Yes	AGDR with IFR	No	30,536	29,031
111	Gasoline/ AF/ GO/ Naphtha/ Pygas/ Reformate/ CS	23 x 30	Yes	AGDR	No	12,464	11,850
112	Gasoline/ AF/ GO/ Naphtha/ Pygas/ Reformate/ CS	23 x 30	Yes	AGDR	No	12,464	11,850
113	MTBE/ Gasoline/ AF/ GO/ Naphtha/ Pygas/ Reformate	23 x 30	Yes	AGDR with IFR	No	12,464	11,850
114	MTBE / Gasoline/ AF/ GO/ Naphtha/ Pygas/ Reformate	23 x 30	Yes	AGDR with IFR	No	12,464	11,850
Total Storage Capacity (m3)						399,324	382,400

(1)	All the oil storage tanks are convertible and can be cleaned and converted to service other oil products; “GO” means Gas Oil; “FO” means Fuel Oil; “AF” means Aviation Fuel; “MGO” means Marine Gas Oil; “CS” means Cutter Stock; “MTBE” means Methyl Tertiary-Butyl Ether.

(2)	“AGDR” means Aluminium Geodesic Dome Roof; “AGDR with IFR” means Aluminium Geodesic Dome Roof with Internal Floating Roof.

The Company transports oil products from the BPGIC Terminal to the Port of Fujairah’s berths through the use of pumps and four piggable jetty pipelines. The pumps facilitate on-loading operations from the Phase I Internal Manifold by pumping oil products through one or more of the four piggable jetty pipelines to Matrix Manifold 2, and then through the Port of Fujairah’s pipelines, to ships located at berths 8 and 9 or to ships located at berths 2-7 via Matrix Manifold 1. The Company has seven pumps that it can use to on-load oil products to Matrix Manifold 2. Four of the pumps are capable of transporting gas oil/gasoline at an individual flow rate of 1,250 m3/hr and at a combined flow rate of 5,000 m3/hr. Three of the pumps are capable of transporting fuel oil at an individual flow rate of 1,500 m3/hr and at a combined flow rate of 4,500 m3/hr. The Company also utilizes these pumps to facilitate inter-tank transfers, blending and other transfers throughout the BPGIC Terminal.

The users utilize their ship pumps to transport oil products from the relevant berths in the Port of Fujairah via Matrix Manifold 2 to the Phase I Internal Manifold, and following the commencement of operations of Phase II, to the Phase II Internal Manifold, an internal manifold that will connect the 8 oil storage tanks of Phase II.

The Phase I Internal Manifold is equipped with a general stripping system that removes any excess oil products left in the pipelines following any oil product transfers and adds it back to appropriate batches, and a fine stripping system that removes any excess oil products left in the general stripping system and adds it back to appropriate batches. The two levels of stripping permit a high degree of stripping to be achieved. All oil products transferred from any oil storage tank to the stripping systems flows downhill, minimizing energy costs. The Phase I Internal Manifold is also equipped with cranes to perform required maintenance activities and prepare pipelines for oil transfers.

As part of Phase II, The Company is currently constructing the Phase II Internal Manifold, an additional internal manifold system to enable crude oil operations. The Phase II Internal Manifold is being constructed adjacent to the Phase I Internal Manifold on the remaining land available under the Phase I & II Land Lease.

Direct Connection to Matrix Manifold 2

The Phase I Internal Manifold is directly connected to the Port of Fujairah’s Matrix Manifold 2, which is approximately 500 meters away. Matrix Manifold 2 is directly connected to berths 8 and 9, which are in close proximity to the BPGIC Terminal. The terminal benefits from its close proximately to berths 8 and 9 due to the shorter travel distances required for oil product transfers, which in effect lowers contamination risks and leads to faster vessel turnaround times. Berths 8 and 9 can accommodate vessels with a maximum overall length of 330 meters and a minimum overall length of 75 meters. As part of Phase II, BPGIC plans to directly connect the Phase II Internal Manifold to the Port of Fujairah’s Matrix Manifold 2.

Matrix Manifold 2 is also connected to the Port of Fujairah’s Matrix Manifold 1, which is in turn connected to berths 1-7 of the Port of Fujairah, providing users with broad access to the BPGIC Terminal.

Generators

Four electricity generators were installed as part of the construction of Phase I. The generators, developed by Cummins Generator Technologies, are diesel-powered and can produce up to 6,000 kWh of power, which the Company believes will be sufficient to provide for the needs of Phase I, Phase II and the BIA Refinery. As the Company’s diesel fuel needs currently vary each month based on the Phase I sublessees’ and the Super Major’s activity levels, the Company entered into an arrangement with a local diesel fuel provider, pursuant to which it can order diesel fuel on a monthly or as-needed basis. At the beginning of each month, the local diesel fuel provider will send the Company a quote for the price of diesel fuel, and subject to any potential price negotiation, the Company will place orders based on its projected needs for the applicable month.

Blending

The Company believes that Phase I benefits from state-of-the-art blending capabilities, allowing high levels of accuracy in meeting customer blending specifications. The Company’s blending services are designed to accommodate a variety of mixing specifications and to prevent any evaporation or leakage. The stripping systems and oil storage tanks are designed to prevent losses, contamination and residue accumulation, enabling the Company to produce blends that precisely meet customer specifications and the volume/mass requested.

All Phase I oil storage tanks are connected via the Phase I Internal Manifold and have blending capabilities, which permits the Company to utilize any available oil storage tank for blending purposes, leads to higher tank availability for processing user orders and allows the Company to perform mixtures within short timeframes.

Each of the oil storage tanks is equipped with some of the latest technology blending equipment and a real-time electronic measuring system that monitors product levels, resulting in faster blending times and more consistent blends. In connection with a standard blending request, BPGIC takes the specified quantity of oil products to be blended and adds them into a single oil storage tank. A part of the mixture is then withdrawn from and added back to the oil storage tank at high velocity. This typically causes the surrounding liquid to create a circulation path within the oil storage tank, which mixes the oil products and continues until the specified blend requirements are achieved. Generally, the purpose of blending fuel oil is to modify its viscosity or thickness to meet customer specifications and the purpose of blending gasoline is to modify its octane number to meet customer specifications.

Heating

As part of Phase I, BPGIC constructed a heating system, comprised of a boiler and direct pipeline connections to certain oil storage tanks that have heating coils installed. Generally, in connection with a heating request, BPGIC heats special purpose heating oil in the boiler and then circulates the heating oil via a pipeline connection to the heating coils located at the bottom of an applicable oil storage tank. The heating oil is then recirculated between the boiler and through the heating coils of the applicable oil storage tank until the oil product in the oil storage tank reaches the specified temperature.

Eight of the Phase I oil storage tanks have heating coils installed, but due to current business needs, only four are connected to the heating system. As the heating needs of Phase I increase, the Company plans to connect additional oil storage tanks to the heating system. Each new connection will require BPGIC to establish a new pipeline connection between the boiler and the applicable oil storage tank. The Company also plans to construct four additional oil storage tanks with heating capacity in connection with Phase II. The Company believes that the current heating system will be sufficient to meet the heating needs of the eight oil storage tanks in Phase I that have, and the four oil storage tanks in Phase II that will have, heating capacity.

Customer Ordering Process

The Company is committed to providing excellent customer service. the Company has allocated a customer service officer (a “CSO”) to BIA and the existing Storage Customers with respect to Phase I and tested an online ordering system which was rolled out during the Third Quarter of 2020, which enables BIA and the existing Storage Customers to place storage, heating and blending orders and track order statuses in real-time. As an alternative, BIA and the existing Storage Customers can also place service orders by calling its CSO. When placing orders, BIA and the existing Storage Customers must provide the relevant order details, including the requested services, oil product specifications and desired timing. Following the submission of a service order, the CSO responsible for reviewing the service order will correspond with BIA or the Storage Customer, as applicable, provide a cost estimate for the proposed services, coordinate logistics for discharging operations, including berth reservations through the Port of Fujairah’s reservation system and payment of Port fees on BIA’s or the Storage Customer’s behalf, as applicable, and liaise with operational staff to facilitate and process the service order. Upon the completion of the requested services, the CSO will notify BIA or the Storage Customer, as applicable, of the completion status, coordinate with surveyors to provide any required samples, organize logistics for on-loading operations and send an itemized invoice to BIA or the Storage Customer, as applicable, for the services provided. In the future, if and when BPGIC engages with any additional users, the Company intends to designate a CSO to each additional user but may also expand the scope of the current CSO’s responsibilities to cover any such additional user.

BIA Refinery

BPGIC is in discussion with BIA to develop and operate the BIA Refinery at minimal cost to BPGIC. BPGIC and BIA are still negotiating the Refinery Operations Agreement, however BPGIC expects that BIA will finance and arrange the development, construction and commissioning of a modular refinery on a parcel of BPGIC’s land. BPGIC anticipates that BIA will engage an EPC contractor to design and procure construction and commission of the BIA Refinery. The parties have extended their deadline to negotiate the Refinery Operations Agreement to the Second Quarter of 2021. BPGIC currently projects that the BIA Refinery will be completed by the First Quarter of 2022. The BIA Refinery is expected to be amongst the first refineries in the MENA region capable of supplying IMO 2020 compliant 0.5% sulphur content shipping fuel. The facility is expected to have an initial production capacity of 25,000 b/d.

Capital Expenditure

The expected capital expenditure by BPGIC in connection with the BIA Refinery is minimal.

Key Features and Components

The key proposed features of the BIA Refinery:

●	will be capable of producing IMO 2020 compliant 0.5% sulphur shipping fuel; and

●	modular design will permit future expansion.

Proposed Phase II

Scope

Phase II is currently being constructed adjacent to Phase I on the remaining land available under the Phase I & II Land Lease. BPGIC had a soil investigation report completed for the land, which determined that the land was adequate for the purposes of construction and the operation of the facilities. Phase II involves the construction of (i) four crude oil storage tanks with a projected aggregate geometric storage capacity of 0.431 million m3; (ii) four crude/fuel oil storage tanks with a projected aggregate geometric storage capacity of 0.171 million m3; (iii) the Phase II Internal Manifold to service only crude oil; and (iv) the associated infrastructure and facilities, including two new crude oil pipelines and four new pumps to carry crude oil between the Phase II Internal Manifold and Matrix Manifold 2. Portions of the infrastructure to support the two new crude oil pipelines and the Phase II Internal Manifold were developed during Phase I. Each of the four crude/fuel oil storage tanks is expected to be capable of storing crude and fuel oils; however, BPGIC, BIA and the Phase II End User currently intend to use this storage capacity primarily to store and blend crude oil. BPGIC considered Phase II when developing its plan for Phase I, and constructed infrastructure to accommodate the needs of Phase II and will not need to substantially reconfigure its facilities or install additional generators in order to construct and operate the proposed facilities.

Capital Expenditure

The expected capital expenditure in respect of Phase II is $160.6 million which is comprised of construction costs of $150.0 million and capitalised interest and land lease and consultancy charges of $10.6 million. The expected capital expenditure of $160.6 million in respect of Phase II will be funded by:

●	drawings of $85 million under the Bond Financing Facility; and

●	shareholders contributions, proceeds of the Business Combination, and internally generated cashflow in the aggregate amount of $75.6 million.

Key Features and Components

The key proposed features of Phase II include:

●	all eight oil storage tanks will be inter-connected via the Phase II Internal Manifold;

●	the pumping and stripping systems of the Phase II Internal Manifold will be equipped with fine stripping systems to minimize energy costs, lower loss ratios and remote changes on product contaminations;

●	the cranes of the Phase II Internal Manifold will allow the Company to more efficiently perform required maintenance activities and prepare pipelines for oil transfers;

●	each of the two piggable crude oil jetty pipelines will be directly connected between the Phase II Internal Manifold and Matrix Manifold 2, lowering loss ratios and contamination risks;

●	the Company will be able to perform up to six simultaneous operations in Phase II, including tank-to-tank transfers, recirculations, blending, heating, loading and discharging, which would permit the Company to service multiple user orders during the same time period; and

●	four of the oil storage tanks will be constructed to permit conversion between crude oil and fuel oil products, allowing the Company to adjust its services to meet changing market demands.

Proposed Tanks

As part of Phase II, the Company is currently constructing eight oil storage tanks. The proposed oil storage tanks are expected to be equipped with the following features:

●	accurate product level measurements: a real-time electronic measuring system that will monitor product levels in each oil storage tank;

●	effective drainage systems leading to lower product contamination risks and higher cleanliness levels;

●	automated fire-fighting systems that will activate automatically in the event of a fire;

●	an efficient, high quality blending system for faster crude oil blending times and more consistent blends; and

●	a well-designed pipeline connection: a pipeline connection to the Phase II Internal Manifold and a fine stripping system.

The following table displays the expected key attributes of the proposed eight oil storage tanks of Phase II:

Tank No.	Service	Diameter (m) x Height (m)	Blending Capability	Roof Type(1)	Tank Heating	Geometric Capacity (m3)	Max Capacity (m3)
201	Crude Oil	70 x 28	Yes	EFRT	No	107,756	101,900
202	Crude Oil	70 x 28	Yes	EFRT	No	107,756	101,900
203	Crude Oil	70 x 28	Yes	EFRT	No	107,756	101,900
204	Crude Oil	70 x 28	Yes	EFRT	No	107,756	101,900
205	Crude Oil/Fuel Oil	42 x 30	Yes	AGDR/ With CS IFR	Yes	42,558	40,600
206	Crude Oil/Fuel Oil	42 x 30	Yes	AGDR/ With CS IFR	Yes	42,558	40,600
207	Crude Oil/Fuel Oil	42 x 30	Yes	AGDR/ With CS IFR	Yes	42,558	40,600
208	Crude Oil/Fuel Oil	42 x 30	Yes	AGDR/ With CS IFR	Yes	42,558	40,600
Total Storage Capacity (m3)						601,261	570,000

(1)	“EFRT” means External Floating Roof Tank; “AGDR/ With CS IFR” means Aluminium Geodesic Dome Roof with Carbon Steel Internal Floating Roof.

Proposed Phase II Internal Manifold

As a part of the construction of the Phase II Internal Manifold, the Company plans to install two piggable jetty pipelines and four pumps to transport crude oil from the BPGIC Terminal to the Port of Fujairah’s berths. The infrastructure to support the pipelines was built during Phase I. The four proposed pumps are expected to facilitate on-loading operations from the Phase II Internal Manifold by pumping crude oil through one or more of the two proposed piggable crude oil jetty pipelines to Matrix Manifold 2. Each of the four pumps is expected to be capable of transporting product at a flow rate of 4,000 m3/hr and at a combined flow rate of 16,000 m3/hr. The Company plans to also utilize these pumps to facilitate inter-tank transfers, blending and other transfers throughout the terminal.

Similar to the Phase I Internal Manifold, the Phase II Internal Manifold is expected to have general and fine stripping systems.

Proposed Blending of Crude Oil

Phase II is expected to have state-of-the-art blending capabilities, similar to Phase I, which would allow it to achieve high levels of accuracy in meeting customer blending specifications.

The Company plans to blend various grades of crude oil to achieve customer specifications, including to attain specified properties for vapor pressure, viscosity, sulfur content and salt content.

Development and Implementation

In an effort to de-risk the construction of Phase II, BPGIC entered the Phase II EPC Agreement with Audex for the construction of Phase II (including all its component parts and associated infrastructure) on a fixed price lump sum basis. The Phase II EPC Agreement also includes a clause for liquidated damages if the contractor fails to complete the work within the schedule in the Phase II EPC Agreement. Phase II work commenced in September 2018 and is expected to be completed by the end of the Second Quarter of 2021. The Company commenced hydrotesting of the Phase II facility in August 2020. The expected capital expenditure in respect of Phase II is $160.6 million. The expected capital expenditure in respect of Phase II will be partially funded by proceeds of $85 million under the Bond Financing Facility. For details of the remaining expected capital expenditure see “Business — The BPGIC Terminal — Proposed Phase II — Capital Expenditure”. BPGIC also entered into the Phase II Project Management Agreement with MUC, the same advisor that designed the facilities for the Port of Fujairah and the BPGIC Terminal, so that MUC could manage the construction plan of Phase II. For more information regarding the proposed funding of Phase II, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Indebtedness”.

The description of the Phase II EPC Agreement does not purport to summarize all of the provisions of the agreement and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.51.

Off-take and Sales Arrangements

On June 27, 2018, BPGIC entered into the Phase II End User Agreement with the Phase II End User, an international commodities trading company. The Phase II End User agreed to lease all eight oil storage tanks in Phase II once Phase II becomes operational. In August 2020, BPGIC commenced hydrotesting of the Phase II facility and BPGIC expects Phase II operations to commence during the Third Quarter of 2021.

In September 2019, with the consent of the Phase II End User, BPGIC entered into the Phase II Customer Agreement to restructure its relationship with the Phase II End User. Pursuant to the Phase II Customer Agreement, BPGIC agreed to lease the Phase II facility, once operational, to BIA on identical price terms and otherwise substantially similar terms as those of the Phase II End User Agreement, and in connection therewith, BIA assumed BPGIC’s rights and obligations under the Phase II End User Agreement. Once Phase II becomes operational, BIA is required to pay (i) a monthly fixed storage fee to lease all of Phase II’s storage capacity and (ii) monthly variable ancillary service fees for the following ancillary services: throughput, blending, heating and inter-tank transfers. BIA is required to satisfy any amounts due for the monthly fixed storage fee in advance for each applicable month. Because BIA subleases the facility to the Phase II End User, BPGIC’s monthly revenue for ancillary services will depend on the extent to which the Phase II End User utilizes the ancillary services. Notwithstanding the sublease, BIA’s obligation to pay both the monthly fixed storage fee and the ancillary services fees to BPGIC is independent of the Phase II End User’s obligation to pay, and actual payment to, BIA. For more information regarding the Phase II Customer Agreement, see “Business — Material Contracts — Phase II End User Agreement and Phase II Customer Agreement”.

Proposed Phase III

The Company is in the advanced stages of planning Phase III, a further major expansion in the Port of Fujairah. In February 2020, BPGIC entered into the Phase III Land Lease to secure the Phase III Land, a new plot of land of approximately 450,000 m2 near its existing facilities. On October 1 2020, BPGIC, FOIZ and BPGIC III, entered into a novation agreement, whereby BPGIC novated the Phase III Land Lease to BPGIC III. The Company believes that the Phase III Land can house additional storage capacity of up to 3,500,000 m3 and additional refinery capacity of 180,000 b/d.

Material Contracts

Phase I End User Agreement, Phase I Customer Agreement, Super Major Agreement, and Commercial Storage Agreements

In an effort to de-risk the start-up of operations of Phase I, BPGIC entered into the Phase I End User Agreement, which went into effect on December 12, 2017. Pursuant to the Phase I End User Agreement, the Initial Phase I End User leased all 14 oil storage tanks in Phase I from BPGIC. The Phase I End User Agreement provided that the Initial Phase I End User would pay BPGIC (i) a monthly fixed storage fee to lease all of Phase I’s storage capacity (irrespective of whether the Initial Phase I End User utilized any storage capacity) and (ii) monthly variable ancillary service fees based on the Initial Phase I End User’s usage of the following ancillary services: throughput, blending, heating and inter-tank transfers. The Initial Phase I End User accounted for 100 percent of BPGIC’s revenue for the year ended December 31, 2018.

The Initial Phase I End User is an international energy trading company. Its activities include trading, financing, hedging, sourcing, storing, processing and transporting crude oil, fuel oil and clean petroleum products, including gas oil, gasoline and naphtha. Its goals are to provide quality services to its business partners, to leverage synergies with other companies and to identify and take advantage of new developments in its marketplace. The Initial Phase I End User primarily acts as an intermediary in the oil products and services supply chain by obtaining purchase or service orders for certain oil products (including fuel oil and refined petroleum products) from oil companies and then working with service providers like BPGIC to fulfil such orders.

In August 2019, BPGIC entered into the Phase I Customer Agreement to restructure its relationship with the Initial Phase I End User. Pursuant to the Phase I Customer Agreement, BPGIC leased the Phase I facility to BIA on identical price terms and otherwise substantially similar terms as those of the Phase I End User Agreement, and in connection therewith, BIA assumed BPGIC’s rights and obligations under the Phase I End User Agreement. In 2020, BIA notified BPGIC that it had entered sublease arrangements for parts of the Phase I storage capacity with additional end users.

In April and May 2020, BIA agreed to release an aggregate of 129,000 m3 of the Phase I capacity, amounting to approximately one-third of the total Phase I capacity, back to BPGIC, until November 8, 2020, subject to extension of the term for an additional six months upon the mutual agreement of the parties. On November 1, 2020, the parties mutually agreed to such extension of the term for an additional six months. On December 1, 2020 and December 7, 2020, BIA agreed to release additional 43,000 m3 and 61,072 m3, respectively, of the Phase I capacity back to BPGIC for respective six-month periods ending in June 2021, in each case, subject to extension for an additional six months upon the mutual agreement of the parties. As a result of the strong demand for storage both globally and in Fujairah, BPGIC was able to lease this capacity to the Super Major for a six month period pursuant to the Super Major Agreement subject to renewal for an additional six month period with the mutual agreement of the parties.

BIA is, and the Super Major was, required to pay (i) a monthly fixed storage fee to lease Phase I’s storage capacity and (ii) monthly variable ancillary service fees for the following ancillary services: throughput, blending, heating (BIA only) and inter-tank transfers. BIA is required to satisfy any amounts due for the monthly fixed storage fee in advance for each applicable month, and the Super Major paid for the storage fees for the full six-month term in advance. Because BIA subleases its storage capacity, BPGIC’s monthly revenue for ancillary services depends on the extent to which the Phase I sublessees and the Super Major utilize the ancillary services. Notwithstanding the sublease, BIA’s obligation to pay both the monthly fixed storage fee and the ancillary services fees to BPGIC is independent of is sublessees’ obligation to pay, and actual payment to, BIA.

In November 2020, the Super Major Agreement was not renewed by mutual agreement. In November 2020, December 2020 and January 2021, the Company entered into the Commercial Storage Agreements with the Storage Customers. Each Commercial Storage Agreement, other than the NuFuel Storage Agreement, has a 6 month term subject to an additional 6 month renewal. The NuFuel Storage Agreement has a 3 month term subject to an additional 3 month renewal.. The existing Commercial Storage Agreements have much higher monthly, fixed storage fees compared to the Super Major Agreement, which will increase the Company’s fixed revenues by 50% to 60%.

Storage Fee

For the years ended December 31, 2017, December 31, 2018 and December 31, 2019, BPGIC respectively generated 100 percent, 57.9 percent and 54.3 percent of its revenue from monthly fees for storage services, which the Initial Phase I End User and BIA paid to reserve all the storage space in the 14 oil storage tanks of Phase I. The Initial Phase I End User was, and BIA is, required to pay BPGIC the contracted rate per m3 per month. These fees were, and are, owed to BPGIC regardless of the storage capacity actually used. Further, BIA is obligated to pay the storage fees to BPGIC whether or not BIA receives payment, in turn, from the Initial Phase I End User or its other sublessees. As discussed in “Business — History and Development”, from the time BPGIC began its operations in December 2017 through February 28, 2018, BPGIC limited the availability of its Phase I storage capacity to 40 percent. BPGIC then increased the availability of its Phase I storage capacity to approximately 70 percent on March 1, 2018 and to 100 percent on April 1, 2018. As a result of these limitations on the availability of storage capacity, BPGIC agreed with the Initial Phase I End User to pro-rate the monthly fixed storage fees to correspond with the amount of available storage capacity during each month prior to April 2018.

 Ancillary Services

BPGIC charges all customers variable fees based on usage for the following ancillary services:

●	Throughput Fees. Pursuant to the Phase I Customer Agreement and the existing Commercial Storage Agreements, BIA is and the existing Storage Customers are, respectively, required to pay BPGIC a monthly fee based upon the total volume of oil products delivered from the BPGIC Terminal to the Port of Fujairah’s berths or from the berths to the BPGIC Terminal during an applicable month at the contracted rate per m3. Every month BIA and the existing Storage Customers are (or will be) each allocated an initial amount of throughput volume at no charge that corresponds with the storage capacity that they each lease. For BIA this amount is approximately 124,689 m3 per month and for the existing Storage Customers this amount is (or will be) approximately an aggregate of 274,635 m3. BIA is, and the existing Storage Customer are (or will be), required to pay BPGIC throughput fees on throughput volume to the extent the aggregate amount of throughput volume provided by BPGIC exceeds such initial amount. The revenue BPGIC generates from such service fees varies based upon, among other factors, the volume of oil products exiting the BPGIC Terminal. As BIA’s sublessees and the existing Storage Customers utilize (or will utilize) the ancillary services, which involves sending and receiving oil products to and from the BPGIC Terminal, it will lead to corresponding increases in the throughput volumes delivered to the extent BPGIC sends oil products to the Port of Fujairah’s berths. Upon mutual agreement, BPGIC could charge a supplementary fee to the extent BIA or any Storage Customer exceeds an agreed amount of throughput volume.

●	Blending Fees. Pursuant to the Phase I Customer Agreement and the existing Commercial Storage Agreements, BIA and each existing Storage Customer is, respectively, required to pay BPGIC a monthly fee based upon the total volume of oil products blended during the blending processes performed during an applicable month at the contracted rate per m3. BIA and each existing Storage Customer is responsible for providing BPGIC with blend specifications, the component oil products and any additives in connection with any blend request. The revenue BPGIC generates from such service fees varies based upon the activity levels of BIA’s sublessees, and the existing Storage Customers.

●	Heating Fees. Pursuant to the Phase I Customer Agreement, BIA is required to pay BPGIC a monthly fee based upon the total volume of oil products heated during an applicable month at the contracted rate per m3. The revenue BPGIC generates from such service fees varies based upon the activity levels of BIA’s sublessees. The existing Storage Customers do not contract for heating services.

●	Inter-Tank Transfer Fees. Pursuant to the Phase I Customer Agreement and the existing Commercial Storage Agreements, BIA is and the existing Storage Customers are required to pay BPGIC a monthly fee based upon the total volume of oil products that they transferred between oil storage tanks during an applicable month at the contracted rate per m3. The revenue BPGIC generates from such service fees varies based upon the activity levels of BIA’s sublessees and the existing Storage Customers.

Each Commercial Storage Agreement, other than the NuFuel Storage Agreement, has a 6 month term subject to an additional 6 month renewal. The NuFuel Storage Agreement has a 3 month term subject to an additional 3 month renewal. The Synergy Storage Agreement has since been terminated but all of the other Commercial Storage Agreements remain in effect as of the date of this prospectus.

The term of the Phase I Customer Agreement is four years and renews automatically for another five years, unless either party delivers to the other party a written termination notice not less than six months prior to the expiration date of the agreement. Pursuant to the Phase I Customer Agreement, following BIA’s failure to cure a default for non-payment or the commencement of insolvency proceedings against it, BPGIC could terminate the agreement, and exercise any other remedies available at law or equity. Following a termination for default, BIA would be required to pay BPGIC the one-year equivalent of total service fees that would have been charged to BIA had the agreement not been terminated.

The Phase I Customer Agreement and the existing Commercial Storage Agreements provide that any fees charged by the Port of Fujairah in respect of BIA (or its sublessees) or the existing Storage Customers, as applicable, including transportation, loading, unloading, use of berths, marine charges, administration charges, penalties and/or use of any of the Port of Fujairah’s facilities, shall be paid by BIA or the existing Storage Customers, as applicable.

Every two years, BPGIC may elect to review and seek to amend the fees charged under the Phase I Customer Agreement to the fair market rate of the relevant services at such time. As a result of such review, the rates shall equal either (i) the then-current rates or (ii) the market rates agreed between the parties, but only if such rates are higher than the then-current rates.

Sublessees

The Phase I Customer Agreement contemplates that BIA, subject to BPGIC’s prior approval, may enter into sublease agreements from time to time to assign its rights under the Phase I Customer Agreement to sublessees. In connection with the Phase I Customer Agreement, BIA assumed the rights and obligations of BPGIC under the Phase I End User Agreement and thereby sublet the Phase I facility. In 2020, BIA notified BPGIC that it had entered sublease arrangements for parts of the Phase I storage capacity with additional end users. Notwithstanding the sublease to the Phase I end users, BIA is responsible for both the storage fee and the ancillary service fees without regard to whether BIA receives payment from the Phase I end users.

The fees under any such sublease agreements are generally expected to mirror the fees of the Phase I Customer Agreement, but may be higher in the event of increased demand for storage. Under the Phase I Customer Agreement, sublessees may engage directly with BPGIC such that BPGIC delivers services to them and they pay applicable fees to BPGIC for such services. BIA’s sublessees may also interface directly with BPGIC to file complaints and to arrange any surveyor inspections.

Prior to doing any business with BPGIC, BPGIC expects that each potential sublessee will perform an intensive inspection of the BPGIC Terminal. The inspections generally entail an examination of various components of the terminal, including the oil storage tanks, jetty pipelines, internal manifold and operational control room, and various aspects of the operations, including flow rates, contamination rates, oil losses and process documentation.

BPGIC plans to perform a background check on all potential sublessees prior to accepting them as sublessees. BPGIC also plans to coordinate with a third party to perform such background checks and, among other things, confirm that any potential sublessee is not a sanctioned entity.

Pursuant to the Phase I Customer Agreement, the product specifications of the sublessees’ oil products must be approved by BPGIC before any sublessees can deliver any oil products to the BPGIC Terminal. Such oil products must also be in compliance with the Port of Fujairah’s environmental standards, the relevant tank specifications, and must not be considered “hazardous”. BPGIC also retains the right pursuant to the Phase I Customer Agreement to refuse any oil products that are proven to be sanctioned, poor quality or hazardous. Similarly, under the existing Commercial Storage Agreements, BPGIC has the right to refuse any oil products that do not conform with the description of the products provided by the existing Storage Customers, that may result in danger or damage to persons, goods, the BPGIC Terminal or property generally, that may cause environmental damage or that violate Port regulations or applicable laws.

The description of the Phase I Customer Agreement does not purport to summarize all of the provisions of the agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.66.

The descriptions of the Commercial Storage Agreements do not purport to summarize all of the provisions of the agreements and are qualified in their entirety by reference to the full text of each such agreement, copies of which are attached hereto and incorporated by reference herein as Exhibits 10.99 through 10.105.

Refinery Agreement

In February 2020, BPGIC and Sahara mutually agreed to discontinue their joint development discussions to install a modular oil refinery at BPGIC’s terminal. Shortly thereafter, BPGIC entered into the Refinery Agreement with BIA which provides that the parties will use their best efforts to finalize the technical and design feasibility studies for the BIA Refinery, a refinery with a capacity of 25,000 b/d. The parties further agreed to negotiate, within 30 days, the Refinery Operations Agreement, a sublease agreement and a joint venture agreement to govern the terms on which (i) BPGIC will sublease land to BIA to locate, (ii) BIA will construct, and (iii) BPGIC will operate the BIA Refinery. The parties have agreed to extend the period for their negotiations until the Second Quarter of 2021.

BPGIC is in discussion with BIA to develop and operate the BIA Refinery at minimal cost to BPGIC. BPGIC and BIA are still negotiating the Refinery Operations Agreement, however BPGIC expects that BIA will finance and arrange the development, construction and commissioning of a modular refinery on a parcel of BPGIC’s remaining unutilized land. BPGIC anticipates that BIA will engage an EPC contractor to design and procure construction and commission of the BIA Refinery. BPGIC currently projects that the BIA Refinery will be completed by the end of the First Quarter of 2022. The BIA Refinery is expected to be amongst the first refineries in the MENA region capable of supplying IMO 2020 compliant 0.5% sulphur content shipping fuel. The facility is initially expected to have an initial production capacity of 25,000 b/d.

The description of the Refinery Agreement does not purport to summarize all of the provisions of the agreement and is qualified in its entirety by reference to the full text of such agreement and the letter agreements related thereto, copies of which are attached hereto and incorporated by reference herein as Exhibits 10.86, 10.87, 10.88, 10.97, 10.106 and 10.110.

Phase II End User Agreement and Phase II Customer Agreement

As was the case with Phase I, in order to de-risk the start-up of operations of Phase II, on June 27, 2018, BPGIC entered into the Phase II End User Agreement with the Phase II End User, an international commodities trading company. The Phase II End User agreed to lease all eight oil storage tanks in Phase II. The Phase II End User Agreement provides that the Phase II End User will pay (i) a monthly fixed storage fee to lease all of Phase II’s storage capacity (irrespective of whether the Phase II End User uses any storage capacity) and (ii) monthly variable ancillary service fees based on the Phase II End User’s usage of the following ancillary services: throughput, blending, heating and inter-tank transfers.

The Phase II End User is an international commodities trading company. Its activities include sourcing, marketing, trading and distributing crude oil and oil products. Generally, its goals are to continue to maintain its long-term business relationships, apply innovative trading solutions and help smooth worldwide energy markets. The Phase II End User primarily acts as an intermediary in the oil products and services supply chain by obtaining purchase or service orders for certain oil products (including crude oil) from oil companies and then working with service providers like BPGIC to fulfil such orders. BPGIC expects the Phase II End User to utilize BPGIC’s storage and ancillary services to fulfil the needs of its customers. BPGIC expects its revenue for its ancillary services to vary based on the orders the Phase II End User receives from its customers.

In September 2019, with the consent of the Phase II End User, BPGIC entered into the Phase II Customer Agreement to restructure its relationship with the Phase II End User. Pursuant to the Phase II Customer Agreement, BPGIC has agreed to lease the Phase II facility, once operational, to BIA on identical price terms and otherwise substantially similar terms as those of the Phase II End User Agreement, and in connection therewith, BIA assumed BPGIC’s rights and obligations under the Phase II End User Agreement. BIA will become BPGIC’s customer with respect to Phase II once it becomes operational. In August 2020, BPGIC commenced hydrotesting of the Phase II facility and BPGIC expects Phase II operations to commence during the Third Quarter of 2021. Like the Phase II End User, BIA will be required to pay (i) a monthly fixed storage fee to lease all of Phase II’s storage capacity and (ii) monthly variable ancillary service fees for the following ancillary services: throughput, blending, heating and inter-tank transfers. BIA is required to satisfy any amounts due for the monthly fixed storage fee in advance for each applicable month. Because BIA agreed to sublease the facility to the Phase II End User, BPGIC’s monthly revenue for ancillary services depends on the extent to which the Phase II End User utilizes the ancillary services. Notwithstanding the sublease, BIA’s obligation to pay both the monthly fixed storage fee and the ancillary services fees to BPGIC is independent of the Phase II End User’s obligation to pay, and actual payment to, BIA. Similar to the commencement of operations for Phase I, BPGIC may initially commence operations of Phase II in accordance with certain required safety measures and ramp up utilization of its storage capacity and ancillary services over time to mitigate any potential operational risks. This would impact the amount of storage and ancillary service fees BPGIC would earn during the first quarter of operations under the Phase II Customer Agreement.

Storage Fee

Upon the commencement of the Phase II Customer Agreement, BIA will be required to pay the contracted rate per m3 per month. Every two years, BPGIC will have the option to seek to adjust the storage fee to the applicable market price, as determined by mutual agreement. In connection with such determinations, BPGIC plans to consider various factors, including the availability of storage capacity in the Fujairah region and the storage rate charged by other crude oil storage companies in the region. BPGIC also plans to act reasonably and to provide BIA with supporting documentation to justify any proposed rate changes. Following an adjustment to the storage fee, BIA will then be required to pay the higher of: (i) the contracted floor price per m3 and (ii) the agreed market price for storage. These fees will be owed to BPGIC regardless of the storage capacity actually used by BIA.

Ancillary Services

Upon the commencement of the Phase II Customer Agreement, BPGIC will charge BIA variable fees based on usage for the following ancillary services:

Throughput Fees. Pursuant to the Phase II Customer Agreement, BIA will be required to pay BPGIC a monthly fee based upon the total volume of oil products delivered from the BPGIC Terminal to the Port of Fujairah’s berths and the VLCC jetty, or from the berths and the VLCC jetty to the BPGIC Terminal, as applicable, during an applicable month at the contracted rate per m3. Each month BIA will be allocated an initial amount of throughput volume at no charge that corresponds with the monthly storage capacity leased by it. As BIA will lease all the storage capacity of Phase II, the amount is approximately 601,261 m3 per month. BIA will be required to pay BPGIC throughput fees on throughput volume to the extent the aggregate amount of throughput volume provided by BPGIC exceeds such initial amount. The revenue BPGIC generates from such service fees will vary based upon, among other factors, the volume of oil products exiting the BPGIC Terminal. As BIA’s sublessee, the Phase II End User, utilizes the ancillary services, which involves sending and receiving oil products to and from Phase II, it will lead to corresponding increases in the throughput volumes delivered to the extent BPGIC sends oil products to the Port of Fujairah’s berths and the VLCC jetty, as applicable.

Blending Fees. Pursuant to the Phase II Customer Agreement, BIA will be required to pay BPGIC a monthly fee based upon the total volume of oil products blended during the blending processes performed during an applicable month at the contracted rate per m3. BIA is responsible for providing BPGIC with blend specifications, the component oil products and any additives in connection with any blend request. The revenue BPGIC generates from such service fees will vary based upon the activity levels of BIA’s sublessee, the Phase II End User.

Heating Fees. Pursuant to the Phase II Customer Agreement, BIA will be required to pay BPGIC a monthly fee based upon the total volume of oil products heated during an applicable month at the contracted rate per m3. The revenue BPGIC generates from such service fees will vary based upon the activity levels of BIA’s sublessee, the Phase II End User.

Inter-Tank Transfer Fees. Pursuant to the Phase II Customer Agreement, BIA will be required to pay BPGIC a monthly fee based upon the total volume of oil products transferred between oil storage tanks during an applicable month at the contracted rate per m3. The revenue BPGIC generates from such service fees will vary based upon the activity levels of BIA’s sublessee, the Phase II End User.

The term of the Phase II Customer Agreement, which will commence seven calendar days after BPGIC notifies BIA in writing that Phase II is ready to commence operations, is five years and renews automatically for another five years unless either party delivers to the other party a written termination notice not less than six months prior to the expiration date of the agreement. Pursuant to the Phase II Customer Agreement, following BIA’s failure to cure a default for non-payment or the commencement of insolvency proceedings against it, BPGIC could terminate the agreement, prevent BIA from discharging any oil products from the oil storage tanks and exercise any other remedies available at law or equity. Following a termination for default, BIA would be required to pay BPGIC a termination fee equal to the aggregate amount that would have become due over the following year. In the event that insolvency proceedings are commenced against BPGIC or the expected completion time for the construction of Phase II is exceeded by Audex and BPGIC fails to provide BIA with regular updates on the readiness of Phase II well in advance of the expected construction completion time, BIA would have the option to terminate the Phase II Customer Agreement. Any delays in or failures of performance by either party will not constitute a default or give rise to liability to the extent that such delays or failures are caused by events or circumstances that would be considered a “force majeure” event under the Phase II Customer Agreement. Force majeure events include events that are not within the reasonable control of the parties and that the parties may be unable to foresee or prevent, including acts of war, terrorism and certain natural disasters.

The Phase II Customer Agreement provides that any fees charged by the Port of Fujairah in respect of BIA, including transportation, loading, unloading, use of berths, marine charges, administration charges, penalties and/or use of any of the Port of Fujairah’s facilities, shall be paid by BIA.

Sublessees

The Phase II Customer Agreement contemplates that BIA, subject to BPGIC’s prior approval, may enter into sublease agreements from time to time to assign its rights under the Phase II Customer Agreement to sublessees. By assuming BPGIC’s rights and obligations under the Phase II End User Agreement, BIA subleased the Phase II facility to the Phase II End User. Notwithstanding the sublease to the Phase II End User, BIA is responsible for both the storage fee and the ancillary service fees without regard to whether BIA receives payment from the Phase II End User.

The fees under any such sublease agreements are generally expected to mirror the fees of the Phase II Customer Agreement, but may be higher in the event of increased demand for storage. Sublessees may engage directly with BPGIC such that BPGIC delivers services to them and they pay applicable fees to BPGIC for such services. Sublessees may also interface directly with BPGIC to file complaints and to arrange any surveyor inspections.

Prior to doing any business with BPGIC, BPGIC expects that each potential sublessee will perform an intensive inspection of the BPGIC Terminal. The inspections generally entail an examination of various components of the BPGIC Terminal, including the oil storage tanks, jetty pipelines, internal manifold and operational control room, and various aspects of the operations, including flow rates, contamination rates, oil losses and process documentation.

BPGIC plans to perform a background check on all potential sublessees prior to accepting them as sublessees. BPGIC also plans to coordinate with a third party to perform such background checks and, among other things, confirm that any potential sublessee is not a sanctioned entity.

Pursuant to the Phase II Customer Agreement, the product specifications of the sublessee’s oil products must be approved by BPGIC before any sublessees can deliver any oil products to the BPGIC Terminal. Such oil products must also be in compliance with the Port of Fujairah’s environmental standards, the relevant tank specifications, and must not be considered “hazardous”. BPGIC also retains the right pursuant to the Phase II Customer Agreement to refuse any oil products that are proven to be sanctioned, poor quality or hazardous.

The description of the Phase II Customer Agreement does not purport to summarize all of the provisions of the agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.70.

Commercial Storage Agreements

On November 11, 2020, BPGIC entered into the Synergy Storage Agreement with Synergy, pursuant to which BPGIC leased 43,000 m3 of storage capacity of the Phase I facility to Synergy for a period of fifteen days subject to renewal for an additional fifteen days with the mutual agreement of the parties. On January 15, 2021 the Synergy Storage Agreement was terminated.

On November 19, 2020, BPGIC entered into a commercial storage agreement with A&T, pursuant to which BPGIC leased 24,928 m3 of storage capacity of the Phase I facility to A&T for a period of six months subject to renewal for an additional six month period with the mutual agreement of the parties. On November 26, 2020, BPGIC and A&T entered into another commercial storage agreement whereby BPGIC leased an additional 43,000 m3 of storage capacity of the Phase I facility to A&T for a period of six months subject to renewal for an additional six month period with the mutual agreement of the parties.

On November 19, 2020 and December 6, 2020, BPGIC entered into a commercial storage agreement with Jaykay, pursuant to which BPGIC leased 61,072 m3 of storage capacity of the Phase I facility to Jaykay for a period of six months subject to renewal for an additional six month period with the mutual agreement of the parties. On December 6, 2020, BPGIC and Jaykay entered into another commercial storage agreement whereby BPGIC leased an additional 61,072 m3 of storage capacity of the Phase I facility to Jaykay for a period of six months subject to renewal for an additional six month period with the mutual agreement of the parties.

On January 15, 2021, BPGIC entered into the NuFuel Storage Agreement with NuFuel, pursuant to which BPGIC leased 41,563 m3 of storage capacity of the Phase I facility to NuFuel for a period of three months subject to renewal for an additional three month period with the mutual agreement of the parties.

The descriptions of the Commercial Storage Agreements do not purport to summarize all of the provisions of the agreements and are qualified in their entirety by reference to the full text of each such agreement, copies of which are attached hereto and incorporated by reference herein as Exhibits 10.99 through 10.105.

Amended Founders’ Share Escrow Agreement

On June 19, 2018, Twelve Seas entered into the Share Escrow Agreement, by and among Twelve Seas, the Initial Twelve Seas Shareholders and Continental, as escrow agent (the “Founders’ Share Escrow Agreement”). On December 20, 2019, the Company entered into the Share Escrow Agreement Amendment, by and among the Company, Twelve Seas, the Initial Twelve Seas Shareholders and Continental, as escrow agent (the Founders’ Share Escrow Agreement as amended by the Share Escrow Agreement Amendment, the “Amended Founders’ Share Escrow Agreement”).

The Amended Founders’ Share Escrow Agreement provided that 2,587,500 shares held by the Initial Twelve Seas Shareholders, (the “Founders’ Lock-Up Shares”) were to be held in escrow, with 50% of such Founders’ Lock-Up Shares subject to possible release from escrow upon certain milestones being met prior to one year after the date of Closing, but in any event, all Founders’ Lock-Up Shares to be released one year after the date of the Closing. On December 20, 2020, all such Founders’ Lock-Up Shares were released from the Amended Founders’ Share Escrow Agreement.

The description of the Amended Founders’ Share Escrow Agreement does not purport to summarize all of the provisions of the agreement and is qualified in its entirety by reference to both the full text of the Founders’ Share Escrow Agreement, a copy of which was filed by Twelve Seas as Exhibit 10.3 to the Current Report on Form 8-K, filed by Twelve Seas with the SEC on June 25, 2018 and is incorporated by reference herein as Exhibit 10.7, and by reference to the full text of the amendment to such agreement, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.75.

A&R Founders’ Registration Rights Agreement

The Company entered into the Amended and Restated Founders’ Registration Rights Agreement (the “A&R Founders’ Registration Rights Agreement”), dated as of December 20, 2019, by and among the Company, Twelve Seas, EarlyBirdCapital, Inc. (“EBC”) and the Initial Twelve Seas Shareholders (the Initial Twelve Seas Shareholders and EBC, collectively the “Twelve Seas Insiders” and the securities held by the Twelve Seas Insiders the “Twelve Seas Insider Securities”).

Pursuant to the A&R Founders’ Registration Rights Agreement, the holders of a majority-in-interest of the Twelve Seas Insider Securities are entitled to make demands that the Company register such securities, however the Company is not obligated to effect more than an aggregate of two such demand registrations. With respect to such Twelve Seas Insider Securities which were subject to escrow under the Amended Founders’ Share Escrow Agreement, the holders of the majority-in-interest of the Twelve Seas Insider Securities could elect to exercise their registration rights at any time commencing two months prior to the date on which such securities were to be released from escrow under the Amended Founders’ Share Escrow Agreement. With respect to such Twelve Seas Insider Securities which are subject to escrow under the Initial Shareholder Escrow Agreement, the holders of the majority-in-interest of the Twelve Seas Insider Securities can elect to exercise their registration rights when such securities are released from escrow under the Initial Shareholder Escrow Agreement. With respect to such Twelve Seas Insider Securities which are not subject to any escrow, the registration rights may be exercised at any time on or after the date of Closing. Subject to certain exceptions, if the Company proposes to file a registration statement under the Securities Act with respect to the registration of or an offering of equity securities, under the A&R Founders’ Registration Rights Agreement, the Company must give notice to the Twelve Seas Insiders and all other holders of Registrable Securities (as defined in the A&R Founders’ Registration Rights Agreement) as to the proposed filing and offer them an opportunity to register the sale of such number of Registrable Securities as requested by the holders in writing, subject to customary cut-backs. In addition, the A&R Founders’ Registration Rights Agreement provides that subject to certain exceptions, the holders of Registrable Securities are entitled under the A&R Founders’ Registration Rights Agreement to request in writing that the Company register the resale of any or all of such Registrable Securities on Form F-3 or S-3 and any similar short-form registration that may be available at such time. Under the A&R Founders’ Registration Rights Agreement, the Company has agreed to indemnify the holders of Registrable Securities and certain persons or entities related to them, such as their officers, directors, employees, agents and representatives, against any losses or damages resulting from any untrue statement of a material fact or omission of a material fact in any registration statement or prospectus pursuant to which they sell such Registrable Securities, unless such liability arose from the Company’s reliance upon and conformity with information furnished in writing by such holder (or certain persons or entities related to them), for use in such documents. The holders of Registrable Securities will indemnify the Company and certain persons or entities related to the Company, such as its officers and directors and underwriters, against any losses that arise out of or are based upon such untrue statement of a material fact or omission to state a material fact, in any registration statement or prospectus pursuant to which they sell their Registrable Securities, where they were made (or not made) by the Company in reliance upon and in conformity with information furnished in writing to it by such holder.

The description of the A&R Founders’ Registration Rights Agreement does not purport to summarize all of the provisions of the agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.74.

Seller Escrow Agreement

As contemplated by the Business Combination Agreement, at the Closing, the Seller Escrow Shares, which are 20,000,000 of the Company’s Ordinary Shares otherwise issuable to BPGIC Holdings at the Closing together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, were instead issued to BPGIC Holdings in escrow, and are held by Continental, as escrow agent for the benefit of BPGIC Holdings, to be held and controlled, along with any other Seller Escrow Property by Continental in the Seller Escrow Account, and released in accordance with the Seller Escrow Agreement.

While the Seller Escrow Property is held in the Seller Escrow Account, BPGIC Holdings shall have all voting, consent and other rights (other than the rights to dividends, distributions or other income paid or accruing to the Seller Escrow Property). The Seller Escrow Agreement provides, however, that after the Closing, BPGIC Holdings shall be permitted to (i) pledge or otherwise encumber the Seller Escrow Property as collateral security for documented loans entered into by BPGIC Holdings, the Company or its subsidiaries, including BPGIC, after the Closing or (ii) transfer its rights to the Seller Escrow Property to a third party, provided, that (a) in each case of clauses (i) and (ii), that the lender’s or transferee’s rights to any such pledged or transferred Seller Escrow Property shall be subject to the provisions of the Seller Escrow Agreement and the sections of the Business Combination Agreement pertaining to the escrow, including the forfeiture provisions contained therein, and (b) in the event of a pledge or encumbrance of the Seller Escrow Property under clause (i) above, BPGIC Holdings may transfer the Seller Escrow Property to another escrow agent selected by BPGIC Holdings and reasonably acceptable to the Company.

The Seller Escrow Property will only become vested and not subject to forfeiture, and released to BPGIC Holdings, in the event that the Company meets the following performance or milestone requirements during the Seller Escrow Period, the period commencing from the Closing until the end of the 20th fiscal quarter after the commencement date of the first full fiscal quarter beginning after the Closing:

(i)	One-half (½) of the Seller Escrow Property shall become vested and no longer subject to forfeiture, and be released to BPGIC Holdings, in the event that either: (a) the Annualized EBITDA (as defined in the Seller Escrow Agreement) for any full fiscal quarter during the Seller Escrow Period beginning with the first Seller Escrow Quarter equals or exceeds $175,000,000 or (b) at any time during the Seller Escrow Period, the closing price of the Company Ordinary Shares equals or exceeds $12.50 per share (subject to equitable adjustment) for any 10 Trading Days (as defined in the Seller Escrow Agreement) within any 20 Trading Day period during the Seller Escrow Period.

(ii)	All Seller Escrow Property remaining in the Seller Escrow Account shall become vested and no longer subject to forfeiture, and be released to BPGIC Holdings, in the event that either: (a) the Annualized EBITDA for any Seller Escrow Quarter equals or exceeds $250,000,000 or (b) at any time during the Seller Escrow Period, the closing price of the Company Ordinary Shares equals or exceeds $14.00 per share (subject to equitable adjustment) for any 10 Trading Days within any 20 Trading Day period during the Seller Escrow Period.

The Annualized EBITDA for each fiscal quarter is equal to four times the earnings before interest, income taxes, depreciation and amortization of the Company and its subsidiaries, on a consolidated basis, for such fiscal quarter, as determined in accordance with IFRS, consistently applied, but subject to certain adjustments set forth on Exhibit A to the Seller Escrow Agreement.

At the end of the Seller Escrow Period, if there is any Seller Escrow Property which has not vested and that BPGIC Holdings is not entitled to receive in accordance with the Seller Escrow Agreement and the Business Combination Agreement, such Seller Escrow Property will be forfeited and automatically surrendered by BPGIC Holdings and distributed to the Company from the Seller Escrow Account, for cancellation by the Company. All actions or determinations on behalf of the Company under the Seller Escrow Agreement after the Closing (other than certain reports to be delivered by the Company’s chief financial officer) will be exclusively made and determined by a majority of the independent directors then serving on the Company’s board of directors that are disinterested in the Seller Escrow Property.

The description of the Seller Escrow Agreement does not purport to summarize all of the provisions of the agreement and is qualified in its entirety by reference to both the full text of the initial agreement, a copy of which was filed by Twelve Seas as Exhibit 10.1 to the Current Report on Form 8-K, filed by Twelve Seas with the SEC on May 13, 2019 and is incorporated by reference herein as Exhibit 10.59, and by reference to the full text of the First Amendment to such agreement, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.72.

Initial Shareholder Escrow Agreement

As contemplated by the Business Combination Agreement, at the Closing, One Million Five Hundred Fifty-Two Thousand Five Hundred (1,552,500) of the Company’s Ordinary Shares otherwise issuable to the Initial Twelve Seas Shareholders at the Closing (together with any equity securities paid as dividends or distributions with respect to such Ordinary Shares or into which such Ordinary Shares are exchanged or converted, the “Founders’ Earn-Out Escrow Shares” and together with the Founders’ Lock-Up Shares, the “Founders’ Shares”) were instead issued to the Initial Twelve Seas Shareholders in escrow and are held by Continental, as escrow agent for the benefit of the Initial Twelve Seas Shareholders to be held and controlled, along with any other Founder Escrow Property (as defined in the Initial Shareholder Earn-Out Escrow Agreement and together with the Founders’ Earn-Out Escrow Shares, the “Founders’ Earn-Out Escrow Property”) by Continental in a separate segregated escrow account (the “Founders’ Earn-Out Escrow Account”), and released in accordance with the Escrow Agreement, dated December 20, 2019 by and among the Initial Twelve Seas Shareholders, Continental and the Company (the “Initial Shareholder Escrow Agreement”).

While the Founders’ Earn-Out Escrow Property is held in the Founders’ Earn-Out Escrow Account, the Initial Twelve Seas Shareholders shall have all voting, consent and other rights (other than the rights to dividends, distributions or other income paid or accruing to the Founders’ Earn-Out Escrow Property). The Initial Shareholder Escrow Agreement provides, however, that each Initial Twelve Seas Shareholder shall be permitted to (i) pledge or otherwise encumber such Initial Twelve Seas Shareholder’s portion of the Founders’ Earn-Out Escrow Property as collateral security for documented loans entered into by such Initial Twelve Seas Shareholder, the Company or its subsidiaries, including BPGIC, after the Closing or (ii) transfer its rights to the Founders’ Earn-Out Escrow Property to a third party, provided, that (a) in each case of clauses (i) and (ii), that the lender’s or transferee’s rights to any such pledged or transferred Founders’ Earn-Out Escrow Property shall be subject to the provisions of the Initial Shareholder Escrow Agreement, the Voting Agreement (as applicable) and the Founder Share Letter (as defined in the Initial Shareholder Escrow Agreement), including the forfeiture provisions contained therein, and (b) in the event of a pledge or encumbrance of the Founders’ Earn-Out Escrow Property under clause (i) above, such Initial Twelve Seas Shareholder may transfer such Initial Twelve Seas Shareholder’s portion of the Founders’ Earn-Out Escrow Property to another escrow agent selected by such Initial Twelve Seas Shareholder and reasonably acceptable to the Company.

The Founders’ Earn-Out Escrow Property will only become vested and not subject to forfeiture, and released to the Initial Twelve Seas Shareholders (on the same proportional basis) upon the same events and milestones triggering, and at the same time as, the release of the Seller Escrow Property.

At the end of the Seller Escrow Period, if there is any Founders’ Earn-Out Escrow Property which has not vested and that the Initial Twelve Seas Shareholders are not entitled to receive in accordance with the Founder Share Letter and the Initial Shareholder Escrow Agreement (which will occur upon a determination being made under the Seller Escrow Agreement and the Business Combination Agreement that forfeitures shall be made with respect to the Seller Escrow Property), such Founders’ Earn-Out Escrow Property will be forfeited and automatically surrendered by the Initial Twelve Seas Shareholders and distributed to the Company from the Founders’ Earn-Out Escrow Account, for cancellation by the Company.

In connection with an agreement between Twelve Seas Sponsor and Magnetar Financial LLC and certain of its affiliates (collectively, “Magnetar”) whereby Twelve Seas Sponsor pledged, inter alia, its Founders’ Earn-Out Escrow Shares to Magnetar as collateral, the Company agreed that, if the other pledged collateral is not sufficient to cover Twelve Seas Sponsor’s obligations to Magnetar, the Company will waive the escrow release conditions and release up to 100% of Twelve Seas Sponsor’s Founders’ Earn-Out Escrow Shares, as necessary, to cover the remainder of Twelve Seas Sponsor’s obligations to Magnetar (such agreement the “Limited Waiver”).

The description of the Initial Shareholder Escrow Agreement does not purport to summarize all of the provisions of the agreement and is qualified in its entirety by reference to both the full text of the agreement, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.77 and the Limited Waiver of such agreement, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.83.

The description of the Limited Waiver does not purport to summarize all of the provisions of the Limited Waiver and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.83.

Seller Registration Rights Agreement

Pursuant to the Business Combination Agreement, the Company and BPGIC Holdings have entered into the registration rights agreement, dated December 20, 2019 (the “Seller Registration Rights Agreement”), which became effective upon the Closing, with respect to the Ordinary Shares of the Company received by BPGIC Holdings at the Closing (the “Seller Shares”). Under the Seller Registration Rights Agreement, BPGIC Holdings has registration rights that obligate the Company to register for resale under the Securities Act all or any portion of the Seller Shares (together with any securities issued as a dividend or distribution with respect thereto or in exchange therefor, the “Seller Registrable Securities”), except that the Company is not obligated to register Seller Registrable Securities subject to the Seller Escrow Agreement until they are released from the Seller Escrow Account. The holders of a majority-in-interest of the Seller Registrable Securities are entitled under the Seller Registration Rights Agreement to make written demands for registration under the Securities Act of all or part of their Seller Registrable Securities (provided, however, that the Company is not obligated to effect more than four (4) of such written demands), and the other holders of Seller Registrable Securities will be entitled to join in such demand registration. Subject to certain exceptions, if the Company proposes to file a registration statement under the Securities Act with respect to the registration of or an offering of equity securities, under the Seller Registration Rights Agreement, the Company shall give notice to BPGIC Holdings and all other holders of Seller Registrable Securities as to the proposed filing and offer them an opportunity to register the sale of such number of Registrable Securities as requested by the holders in writing, subject to customary cut-backs. In addition, the Seller Registration Rights Agreement provides that subject to certain exceptions, the holders of Seller Registrable Securities shall be entitled under the Seller Registration Rights Agreement to request in writing that the Company register the resale of any or all of such Seller Registrable Securities on Form F-3 or S-3 and any similar short-form registration that may be available at such time. Under the Seller Registration Rights Agreement, the Company agrees to indemnify the holders of Seller Registrable Securities and certain persons or entities related to them, such as their officers, directors, employees, agents and representatives, against any losses or damages resulting from any untrue statement of a material fact or omission of a material fact in any registration statement or prospectus pursuant to which they sell Seller Registrable Securities, unless such liability arose from the Company’s reliance upon and conformity with information furnished in writing by such holder (or certain persons or entities related to them), for use in such documents. The holders of Seller Registrable Securities will indemnify the Company and certain persons or entities related to the Company, such as its officers and directors and underwriters, against any losses that arise out of or are based upon such untrue statement of a material fact or omission to state a material fact, in any registration statement or prospectus pursuant to which they sell their Seller Registrable Securities, where they were made (or not made) by the Company in reliance upon and in conformity with information furnished in writing to it by such holder.

In connection with a number of transfers of Ordinary Shares by BPGIC Holdings (each an “Individual Transfer” and collectively, the “Individual Transfers”) to certain individual shareholders (each an “Individual Transferee” and collectively, the “Individual Transferees”) from July 2020 to September 2020, the Company entered into Joinders to the Seller Registration Rights Agreement with the Individual Transferees. As a result, the Individual Transferees hold Seller Registrable Securities and have the same rights, and are subject to the same obligations as BPGIC Holdings.

The description of the Seller Registration Rights Agreement does not purport to summarize all of the provisions of the agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.76.

The description of the Joinders to Seller Registration Rights Agreement does not purport to summarize all of the provisions of the agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of the form of which is attached hereto and incorporated by reference herein as Exhibit 10.111.

Warrant Agreement, Rights Agreement and Amendment to Warrant Agreement and Rights Agreement

On June 19, 2018, Twelve Seas entered into both the Warrant Agreement and the Rights Agreement with Continental, pursuant to which Continental agreed to act as Twelve Seas’ warrant agent with respect to the issuance, registration, transfer, exchange, redemption and exercise of Twelve Seas’ warrants, and to act as Twelve Seas’ rights agent with respect to the issuance, registration, transfer and exchange of Twelve Seas’ rights.

On December 20, 2019, the Company, Twelve Seas and Continental entered into the Amendment to Warrant Agreement and Rights Agreement pursuant to which the Company became party to each of the Warrant Agreement and the Rights Agreement and the parties revised the terms of such agreements in order to, amongst other things, reflect the conversion of each Twelve Seas warrant into a Warrant of the Company having substantially the same terms and conditions as such original Twelve Seas warrant, and each Twelve Seas right converted into 1/10th of one Ordinary Share of the Company.

The description of the Warrant Agreement, the Rights Agreement and the Amendment to Warrant Agreement and Rights Agreement does not purport to summarize all of the provisions of the agreements and is qualified in its entirety by reference to the full text of (i) the Warrant Agreement, a copy of which was filed by Twelve Seas as Exhibit 4.1 to the Current Report on Form 8-K, filed by Twelve Seas with the SEC on June 25, 2018 and is incorporated by reference herein as Exhibit 4.3, (ii) the Rights Agreement, a copy of which was filed by Twelve Seas as Exhibit 4.2 to the Current Report on Form 8-K, filed by Twelve Seas with the SEC on June 25, 2018 and is incorporated by reference herein as Exhibit 4.4, and (iii) the Amendment to Warrant Agreement and Rights Agreement, a copy of which is attached hereto and incorporated by reference herein as Exhibit 4.5.

Business Combination Marketing Agreement and Business Combination Marketing Agreement Fee Amendment

Twelve Seas engaged EBC to assist it in connection with Twelve Seas’ initial business combination. Pursuant to this arrangement, EBC assisted Twelve Seas in holding meetings with Twelve Seas shareholders to discuss the Business Combination and BPGIC’s business attributes, introduced Twelve Seas to potential investors that may have been interested in purchasing Twelve Seas’ securities in connection with the Business Combination, assisted Twelve Seas in obtaining shareholder approval for the Business Combination and assisted Twelve Seas with its press releases and certain public filings in connection with the Business Combination. Pursuant to the original agreement, Twelve Seas agreed to pay EBC a cash fee equal to 3.5% of the gross proceeds received in its initial public offering for such services upon the consummation of its initial business combination (exclusive of any applicable finders’ fees which might become payable); provided that up to 1.0% of the gross proceeds of the initial public offering could be allocated at Twelve Seas’ sole discretion to one or more advisors that assisted Twelve Seas in identifying and consummating an initial business combination. Twelve Seas also agreed to reimburse EBC for up to $20,000 of its reasonable costs and expenses incurred by it (including reasonable fees and disbursements of counsel) in connection with the performance of its services pursuant to the agreement; provided, however, all expenses in excess of $5,000 in the aggregate required Twelve Seas’ prior written approval, which approval would not be unreasonably withheld.

Pursuant to the Business Combination Agreement, on December 20, 2019, Twelve Seas, EBC, and the Company entered into the Business Combination Marketing Agreement Fee Amendment (the “BCMA Fee Amendment”) whereby the Company became party to the Business Combination Marketing Agreement solely with respect to the provision relating to EBC’s fees and EBC’s fees were amended. Pursuant to the Business Combination Marketing Agreement, as amended by the BCMA Fee Amendment, EBC received as full payment for any and all fees under the Business Combination Marketing Agreement, a cash fee equal to $3 million and a $1.5 million non-interest bearing promissory note of the Company due and payable on the earlier of (i) the first anniversary of the Closing and (ii) the consummation by the Company of a follow-on securities offering. After an event of default, the promissory note would bear interest at the rate of 10% per annum.

The description of the BCMA Fee Amendment does not purport to summarize all of the provisions of the agreement and is qualified in its entirety by reference to the full text of (i) the Business Combination Marketing Agreement, a copy of the form of which was filed by Twelve Seas as Exhibit 1.2 to the Registration Statement on Form S-1/A (File No. 001-225352), filed with the SEC on June 14, 2018 and is incorporated by reference herein as Exhibit 10.13, (ii) the BCMA Fee Amendment, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.78, and (iii) the $1,500,000 Promissory Note issued to EBC, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.79.

Initial Twelve Seas Shareholders Voting Agreement

Pursuant to the Business Combination Agreement, BPGIC Holdings and the Initial Twelve Seas Shareholders entered into the Voting Agreement, dated December 20, 2019 in favor of BPGIC Holdings (the “Initial Twelve Seas Shareholders Voting Agreement”). The Voting Agreement applies to the Ordinary Shares and other voting securities of the Company issued to the Initial Twelve Seas Shareholders upon the consummation of the Business Combination (including upon the conversion, exercise and exchange of their securities in Twelve Seas) as well as other securities the Initial Twelve Seas Shareholders acquired or agreed to acquire up to and including the time of Closing (collectively, the “Initial Twelve Seas Shareholders Subject Shares”). The Initial Twelve Seas Shareholders Voting Agreement provides that from and after the Closing until the Initial Twelve Seas Shareholders Voting Agreement terminates with respect to each Initial Twelve Seas Shareholder, at each meeting of the shareholders of the Company and in each written consent or resolutions of the Company shareholders in which an Initial Twelve Seas Shareholder is entitled to vote, consent or approve, such Initial Twelve Seas Shareholder unconditionally and irrevocably agrees to be present for such meeting and vote its Initial Twelve Seas Shareholders Subject Shares (in person or by proxy), as directed by BPGIC Holdings, or consent to any action by written consent or resolution with respect to all such matters, as directed by BPGIC Holdings. The Initial Twelve Seas Shareholders Voting Agreement terminates upon the earlier to occur of (i) the mutual written consent of BPGIC Holdings and the Initial Twelve Seas Shareholders and (ii) with respect to any Initial Twelve Seas Shareholder, automatically on the date such Initial Twelve Seas Shareholder no longer holds any Initial Twelve Seas Shareholders Subject Shares.

The description of the Initial Twelve Seas Shareholders Voting Agreement does not purport to summarize all of the provisions of the agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.73.

Transferee Voting Agreement

In connection with the Individual Transfers to the Individual Transferees, BPGIC Holdings has entered into a voting agreement with each Individual Transferee in favor of BPGIC Holdings (each a “Transferee Voting Agreement” and collectively, the “Transferee Voting Agreements”). The Transferee Voting Agreements apply to the ordinary shares transferred to each Individual Transferee in the Individual Transfers (collectively, the “Transferee Subject Shares”). Each Transferee Voting Agreement provides that from and after the date of the Individual Transfers until such Transferee Voting Agreement terminates, at each meeting of the shareholders of the Company and in each written consent or resolutions of the Company’s shareholders in which an Individual Transferee is entitled to vote, consent or approve, such Individual Transferee unconditionally and irrevocably agrees to be present for such meeting and vote its Transferee Subject Shares (in person or by proxy), as directed by BPGIC Holdings, or consent to any action by written consent or resolution with respect to all such matters, as directed by BPGIC Holdings. Each Transferee Voting Agreement terminates upon the earlier to occur of (i) the mutual written consent of BPGIC Holdings and the subject Individual Transferee and (ii) with respect to an Individual Transferee, automatically on the date such Individual Transferee no longer holds any Transferee Subject Shares. Collectively, the Individual Transferees own an aggregate of 4,833,678 Ordinary Shares constituting 4.4% of the Ordinary Shares outstanding.

The description of the Transferee Voting Agreements does not purport to summarize all of the provisions of the agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of the form of which is attached hereto and incorporated by reference herein as Exhibit 10.112.

Dividend Waivers

Prior to the Closing, BPGIC Holdings, MENA Energy Services Holdings Limited (“MENA Energy”), the Twelve Seas Insiders and certain assignees of EBC (collectively the “Waiving Holders”) signed and delivered to the Company dividend waivers pursuant to which such Waiving Holders waived, for a period of two years from the date of Closing (the “Waiver Term”), their rights to any dividends with respect to (i) the Ordinary Shares received by BPGIC Holdings in exchange for the outstanding equity of BPGIC, (ii) the Founders’ Shares, and (iii) the ordinary shares issued to EBC and its affiliates in connection with Twelve Seas’ initial public offering. Each dividend waiver terminates upon the earliest to occur of (i) the expiration of the Waiver Term, and (ii) with respect to the Twelve Seas Insiders and EBC, if the Company and/or BPGIC Holdings or MENA Energy modify their waiver of their rights to dividends in any way.

Pursuant to transfers by certain Waiving Holders, a number of other parties have also entered into dividend waivers for the Waiver Term.

The description of the dividend waivers does not purport to summarize all of the provisions thereof and is qualified in its entirety by reference to the full text of such waiver, a copy of the form of which is attached hereto and incorporated by reference herein as Exhibit 10.80.

Bond Offering Documents

During September 2020, as part of the Bond Financing Facility, BPGIC issued bonds of $200 million to private investors with a face value of $1 and an issue price of $0.95. The issuance has a maximum size of $250.00 million, which includes the option for a tap issue of an additional $50.00 million subject to certain conditions. The proceeds of the Bond Financing Facility were used to repay the Phase I Financing Facilities, fund capital project for Phase II, repay the promissory note payable to Early Bird Capital, pre-fund the Liquidity Account and for general corporate purposes. The proceeds of the bonds were drawn down during November 2020 and outstanding term loans were fully settled.

The principal repayment of the Bond Financing Facility will be semi-annual payments of $7 million starting in September 2021 until March 2025, and one bullet repayment of $144 million in September 2025. The bonds bear interest at 8.5% per annum, payable along with the principal installments.

The description of the Bond Financing Facility does not purport to summarize all of the provisions of the Bond Financing Facility and is qualified in its entirety by reference to the full text of the Bond Terms dated September 22, 2020, and Amendment No. 1 to the Bond Terms dated October 23, 2020, copies of which are attached hereto and incorporated by reference herein as Exhibits 4.7 and 4.8.

Phase I Construction Facility

In 2014, the Company obtained the Phase I Construction Facility, a secured Sharia compliant financing arrangement, in an aggregate amount of $84.6 million from FAB (as successor to National Bank of Abu Dhabi PJSC) to partially finance construction of Phase I. The loan has a notional amount of $84.6 million. The loan was originally repayable in 48 quarterly instalments beginning 27 months after start of construction with final maturity not later than March 31, 2028 and is stated net of prepaid finance cost of $0.6 million.

In 2018, the Company entered into an agreement to amend the Phase I Construction Facility to provide that the facility would be repayable in 48 quarterly installments starting October 2018 with final maturity in July 2030. As amended, the facility had an interest rate equal to 3 month EIBOR + 3% as compared to interest at 6 month EIBOR + 3.5% prior to the amendment.

On September 10, 2019, the Company entered into a restructuring agreement with FAB to amend the Phase I Construction Facility. As a result of the September 10th amendment, the Phase I Construction Facility became payable in 45 instalments starting October 31, 2019 with final maturity on July 30, 2030. One of the instalments of the Phase I Construction Facility included a one-time lump sum repayment of $5.7 million, which represented the cumulative instalments including interest outstanding from periods prior to this amendment of $5.5 million and an amendment fee of $0.2 million. All securities and covenants under the original Phase I Financing Facilities remained in effect under the amended agreements. Under the amended agreements, the Phase I Construction Facilities are also secured by assignment of the proceeds from operation of the tanks. In addition, the pre-Business Combination owners of BPGIC committed to partially pre-settle by December 31, 2019 AED 100 million ($27.2 million — translated using the exchange rate as of December 31, 2019) of the Phase I Construction Facilities from the proceeds of the Business Combination.

On December 30, 2019, BPGIC and FAB agreed to amend the Phase I Construction Facility to defer the installments due thereunder to later dates. The key changes resulting from the amendment were as follows:

1.	an amount of $5,729,417.50 which was due on November 30, 2019 would be payable on February 28, 2020;

2.	an amount of $1,765,553.50 which was due on January 31, 2020 would be payable in two installments: $882,776.75 on January 31, 2020 and $882,776.75 on February 28, 2020;

3.	the Debt Service Reserve Account would be created by February 28, 2020; and

4.	testing of the Debt Service Coverage Ratio covenant would start on February 28, 2020 and be conducted on each subsequent due date.

BPGIC did not comply with the terms of the Phase I Construction Facilities as amended. A payment of principal and interest of $6.6 Million for the Phase I Construction Facility due on February 28, 2020 was not paid. Payments of principal and interest totaling $2.2 million for the Phase I Construction Facility due on April 30, 2020 were not made. The Debt Service Reserve Account did not maintain a balance in an amount equivalent to one quarterly instalment including interest by February 28, 2020. BPGIC did not maintain a minimum Debt Service Coverage Ratio of 150% beginning on February 28, 2020. These non-payments and failures to comply with covenants were events of default, but, as in the past, the lender did not declare an event of default.

On June 15, 2020, BPGIC entered into the June 15 Phase I Construction Facilities Amendment, an agreement with its lender to amend the Phase I Construction Facilities.

Pursuant to the June 15 Phase I Construction Facilities Amendment, BPGIC and the lender agreed to a revised payment schedule for the Phase I Construction Facility that required BPGIC to make the following payments from June 30, 2020 through December 31, 2020:

Date	Amount
June 30, 2020	$2.99 Million
July 31, 2020	$3.62 Million
August 31, 2020	$0.14 Million
September 30, 2020	$0.14 Million
October 31, 2020	$1.01 Million
November 30, 2020	$0.14 Million
December 31, 2020	$3.87 Million
Total	$11.9 Million by end of 2020

Thereafter, beginning on January 31, 2021 and ending on July 30, 2030, BPGIC was required to make quarterly payments of approximately $1.77 Million

Testing of the Debt Service Ratio Covenant was to start on December 31, 2020 and was to be conducted on each subsequent payment date. A Debt Service Reserve Account containing at least 1 quarter of debt service amounts was required to be maintained with the lender by October 31, 2020 and at all times thereafter through the term of the Phase I Construction Facility or until BPGIC repays all liabilities owed under the Phase I Construction Facilities. BPGIC pledged the account to the lender as security for the Phase I Construction Facilities. BPGIC, the Company and BPGIC Holdings undertook to have no other bank accounts except for the one that is the Debt Service Reserve Account until the Phase I Construction Facilities were repaid and to route all funds through the Debt Service Reserve Account. BPGIC further granted the lender a non-possessory mortgage over the Phase I Customer Agreement as security for the Phase I Construction Facilities.

Also pursuant to the June 15 Phase I Construction Facilities Amendment, BPGIC negotiated revised pricing terms as follows:

●	Phase I Construction Facility: revised to 6M EIBOR + 4% per annum [Minimum 5%] and to be further revised to 6M EIBOR + 4.5% per annum [Minimum 5%] beginning on January 1, 2021;

There was no change in the final maturity of Phase I Construction Facility which was July 30, 2030. BPGIC was required to pay FAB a transaction service fee of $0.14 million in connection with the June 15 Phase I Construction Facilities Amendment.

The security granted also included the Phase I oil storage tanks, pledges over the earnings, an assignment of contracts, and a commercial mortgage over equipment of BPGIC including oil storage tanks. The lender was entitled to enforce its security if there was an event of default under the financing documents which was continuing. The facility contained customary covenants and events of default, including covenants that could limit BPGIC’s ability to incur additional indebtedness and create liens, and covenants that limited BPGIC’s ability to consolidate, merge or dispose of all or substantially all of its assets.

On November 16, 2020, the Company repaid the outstanding balance owed and closed the Phase I Construction Facility.

The description of the Phase I Construction Facility does not purport to summarize all of the provisions thereof and is qualified in its entirety by reference to the full text of the constituent documents thereof and the amendments thereto, copies of which are attached hereto and incorporated by reference herein as Exhibits 10.20 through 10.39, 10.47, 10.48b, 10.69, 10.82, and 10.93 through 10.95.

Phase I Admin Building Facility

In 2017, the Company obtained the Phase I Admin Building Facility, a secured Shari’a compliant financing arrangement, in an aggregate total commitment amount of $11.1 million from FAB for the construction of an administrative building in Fujairah. The loan had a notional amount of AED 40.8 million. The Company drew down a total of $10.8 million on this facility during 2017. The loan was originally repayable over a maximum of 20 quarterly instalments starting after a 6 months’ grace period commencing in April 2017 and is stated net of prepaid finance cost of $0.1 million. The loan was drawn down in AED.

In 2018, the Company entered into an agreement to amend the Phase I Admin Building Facility. The facility became repayable over a maximum of 20 quarterly installments starting in October 2018 with final maturity in July 2023. As amended, the facility had an interest rate equal to 3 month EIBOR + 3% as compared to interest at 3 month EIBOR + 3.5% prior to the amendment.

On September 10, 2019, the Company entered into a restructuring agreement with FAB to amend the Phase I Construction Facility. As a result of the September 10th amendment, the Phase I Construction Facility became payable in 45 instalments starting October 31, 2019 with final maturity on July 30, 2030. One of the instalments of the Phase I Construction Facility included a one-time lump sum repayment of $5.7 million, which represented the cumulative instalments including interest outstanding from periods prior to this amendment of $5.5 million and an amendment fee of $0.2 million. All securities and covenants under the original Phase I Financing Facilities remained in effect under the amended agreements. Under the amended agreements, the Phase I Construction Facilities were also secured by assignment of the proceeds from operation of the tanks. In addition, the pre-Business Combination owners of BPGIC committed to partially pre-settle by December 31, 2019 AED 100 million ($27.2 million — translated using the exchange rate as of December 31, 2019) of the Phase I Construction Facilities from the proceeds of the Business Combination.

BPGIC did not comply with the terms of the Phase I Financing Facilities as amended. A payment of principal and interest totaling $0.5 million for the Phase I Admin Building Facility due on April 30, 2020 was not made. The Debt Service Reserve Account did not maintain a balance in an amount equivalent to one quarterly instalment including interest by February 28, 2020. BPGIC did not maintain a minimum Debt Service Coverage Ratio of 150% beginning on February 28, 2020. These non-payments and failures to comply with covenants were events of default, but, as in the past, the lender did not declare an event of default.

On June 15, 2020, BPGIC entered into the June 15 Phase I Construction Facilities Amendment to amend the Phase I Construction Facilities.

Pursuant to the June 15 Phase I Construction Facilities Amendment, BPGIC and the lender agreed to a revised payment schedule for the Phase I Admin Building Facility that required BPGIC to make the following payments from August 31, 2020 through December 31, 2020:

Date	Amount
August 31, 2020	$0.14 Million
September 30, 2020	$0.14 Million
October 31, 2020	$0.41 Million
November 30, 2020	$0.14 Million
December 31, 2020	$0.80 Million
Total	$1.63 Million by end of 2020

Thereafter, beginning on January 31, 2021 and ending on July 31, 2023, BPGIC was to make quarterly payments of approximately $0.54 Million.

Testing of the Debt Service Ratio Covenant was to start on December 31, 2020 and was to be conducted on each subsequent payment date. A Debt Service Reserve Account containing at least 1 quarter of debt service amounts was required to be maintained with the lender by October 31, 2020 and at all times thereafter through the term of the Phase I Construction Facility or until BPGIC repays all liabilities owed under the Phase I Construction Facilities. BPGIC pledged the account to the lender as security for the Phase I Construction Facilities. BPGIC, the Company and BPGIC Holdings undertook to have no other bank accounts except for the one that is the Debt Service Reserve Account until the Phase I Construction Facilities were repaid and to route all funds through the Debt Service Reserve Account. BPGIC further granted the lender a non-possessory mortgage over the Phase I Customer Agreement as security for the Phase I Construction Facilities.

Also pursuant to the June 15 Phase I Construction Facilities Amendment, BPGIC negotiated revised pricing terms as follows:

●	Phase I Admin Building Facility: revised to 3M EIBOR + 4% per annum [Minimum 5%] and to be further revised to 3M EIBOR + 4.5% per annum [Minimum 5%] beginning on January 1, 2021.

There was no change in the final maturity of Phase I Admin Building Facility which was July 31, 2023. BPGIC was required to pay FAB a transaction service fee of $0.14 million in connection with the June 15 Phase I Construction Facilities Amendment.

The security granted also included the Phase I oil storage tanks and the administrative building, an assignment of rental income generated from our administrative building in Fujairah, an advance payment guarantee and a performance guarantee. The lender was entitled to enforce its security if there was an event of default under the financing documents which was continuing. The facility contained customary covenants and events of default, including covenants that limited BPGIC’s ability to incur additional indebtedness and create liens, and covenants that limited BPGIC’s ability to consolidate, merge or dispose of all or substantially all of its assets and enter into transactions with affiliates.

On November 16, 2020, the Company repaid the outstanding balance owed and closed the Phase I Admin Building Facility.

The description of the Phase I Admin Building Facility does not purport to summarize all of the provisions thereof and is qualified in its entirety by reference to the full text of the constituent documents thereof and the amendments thereto, copies of which are attached hereto and incorporated by reference herein as Exhibits 10.42 10.43 10.44 10.47, 10.48b, 10.69, 10.82, 10.93, 10.94 and 10.95.

Phase I Short Term Financing Facility

In 2018, the Company obtained the Phase I Short Term Financing Facility, a secured Shari’a compliant financing arrangement, with the bank to settle accrued interest on the Phase I Construction Facility in an aggregate amount of $3.5 million. The loan was denominated in UAE currency and was notionally AED 13.0 million in amount. This LME Murabaha facility carried interest at 1 month EIBOR + 2% margin and was repayable in 15 equal monthly installments commencing from date of disbursement. The security granted included the security granted for the Phase I Construction Facilities. The financiers were entitled to enforce their security if there was an event of default under the financing documents which was continuing. The facility contained customary covenants and events of default, including covenants that limited BPGIC’s ability to incur additional indebtedness and create liens, and covenants that limited BPGIC’s ability to consolidate, merge or dispose of all or substantially all of its assets and enter into transactions with affiliates. This facility was fully paid as of December 31, 2019.

The description of the Phase I Short Term Financing Facility does not purport to summarize all of the provisions thereof and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.48a.

Phase II Financing Facility

During the year 2018, the Company obtained a new facility, the Phase II Financing Facility, from a commercial bank in the UAE amounting to $95.3 million (AED 350.0 million) to partially finance the construction of Phase II. The new facility carries interest at 3 month EIBOR + 3% margin.

The Phase II Financing Facility is secured by a mortgage on the Phase II storage tanks, step-in right to the leased land and assignment of the proceeds from operation of the tanks and insurance policies. The term loan is also secured by guarantees from Al Brooge Capital providing for Oil and Gas LLC and Emirates Investment LLC FZC.

Under the Phase II Financing Facility, the Company is subject to certain covenants requiring amongst other things, the maintenance of (i) a minimum facility service coverage ratio of 1.25:1, (ii) a participations to value ratio not exceeding 1.50:1 at all times, (iii) a participations to cost ratio not exceeding 57% at any date, and (iv) an amount equivalent to one instalment including interest in a facility service reserve account at all times or in the event of an initial public offering, the amount should be equivalent to the next two instalments including interest. The facility service coverage ratio is calculated as revenues minus expenses from the Phase II storage tanks divided by the current debt commitments on the Phase II Financing Facility including interest. The participations to value ratio at any date is calculated as total debt commitments on the Phase II Financing Facility as of that date divided by the most recent valuation of the Phase II storage tanks. The participations to cost ratio at any date is calculated as the total debt commitments on the Phase II Financing Facility as of that date as a percentage of the sum of actual constructions costs plus project expenses paid as of that date on the Phase II storage tanks.

The Phase II Financing Facility includes an initial condition precedent that requires evidence of initial equity contribution by the Company towards the Phase II storage tanks before the loan facility can be utilized. The Company has not made any drawings on the Phase II Financing Facility as of the date of this prospectus.

The description of the Phase II Financing Facility does not purport to summarize all of the provisions thereof and is qualified in its entirety by reference to the full text of the constituent documents thereof and the amendments thereto, copies of which are attached hereto and incorporated herein as Exhibits 10.52, 10.53, 10.54, 10.55 and 10.56.

However, as of the date of this prospectus the Company has no plans to draw down any amounts under the Phase II Financing Facility, as the Company expects to fully fund Phase II from proceeds of the Bond Financing Facility, shareholders contributions, proceeds of the Business Combination, and internally generated cashflow.

Security and Business Resilience

The BPGIC Terminal has a high degree of security. It has security cameras in various strategic locations inside and outside of the terminal. Fire alarm and detection systems are installed in all facilities and oil storage tanks. The terminal has firefighters on-site and conducts a fire drill every three months. The lighting system covers all areas of the facility on a 24-hour, seven day a week basis. The majority of the lights are solar powered and use LED lighting, reducing energy costs. The BPGIC Terminal is operational 24 hours a day and is pass-card protected. There are also multiple levels of clearance for employees and contractors.

The Company is committed to improving its security on an ongoing basis, while assuring quality service and continued customer satisfaction. The Company’s corporate security policy is designed to protect the Company’s personnel, assets, reputation and customers’ interests by employing the highest corporate, ethical and operational standards to meet the Company’s vision of excellence.

The Company’s security and business resilience objectives are met through the implementation of a planned set of security standards initiatives and internal programs. These are consistent with the relevant international security legislation and appropriately recognized and accredited quality management systems. All Phase I oil storage tanks are certified to the relevant NFPA and API industry and international standards. In accordance with NFPA standards, all Phase I oil storage tanks have been constructed to withstand high levels of radiation.

Environmental and Safety and Maintenance Matters

The Company is subject to laws and regulations relating to the protection of the environment and natural resources including, among other things, the management of hazardous substances, the storage and handling of hazardous waste, the control of air emissions and water discharges and the remediation of contaminated sites. The Company is also subject to health and safety regulations including, among other things, noise, workplace health and safety and regulations governing the handling, transport and packing of hazardous materials. Compliance with these laws and regulations may require the attainment of permits to conduct regulated activities; restrict the type, quantities and concentration of pollutants that may be emitted or discharged into or onto to the land, air and water; restrict the handling and disposal of solid and hazardous wastes; apply specific health and safety criteria addressing worker protection; and require remedial measures to mitigate pollution from former and on-going operations. While these laws and regulations affect the Company’s maintenance capital expenditures and net income, the Company believes it does not affect its competitive position, as the operations of its competitors are similarly affected.

The Company’s facilities are in substantial compliance with applicable environmental and other laws and regulations, including security and safety at work laws. However, these laws and regulations are subject to change by regulatory authorities, and continued or future compliance with such laws and regulations, or changes in the interpretation of such laws and regulations, may require the Company to incur expenditures. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctions that may limit or prohibit some or all of the Company’s operations. Additionally, a discharge of hazardous waste into the environment could, to the extent that the event is not fully insured, subject the Company to substantial expenses, including costs to comply with applicable laws and regulations and to resolve claims made by third parties for claims for personal injury and property damage. These impacts could directly and indirectly affect the Company’s business, and have an adverse impact on its financial position, results of operations and liquidity. See “Risk Factors — Risks related to BPGIC and BPGIC III — The Company may incur significant costs to maintain compliance with, or address liabilities under, environmental, health and safety regulation applicable to its business”.

The Company has a corporate health and safety program to govern the way it conducts its operations at its facilities. Each of its employees and consultants is required to understand and follow the health and safety plan and have the necessary training for certain tasks performed at the facilities. The Company performs preventive and normal maintenance on all of its oil storage tanks and systems and makes repairs and replacements when necessary or appropriate. The Company also conducts routine and required inspections of such assets in accordance with applicable regulation. Most of the oil storage tanks are equipped with internal floating roofs in accordance with industry requirements to minimize regulated emissions and prevent potentially flammable vapor accumulation. The soil surrounding the oil storage tanks is capable of resisting oil penetration and has an oil leakage detection system in place, which is intended to minimize the effects of any oil leakage and potential oil pollution. The terminal facilities also have response plans, spill prevention and control plans, and other programs in place to respond to emergencies.

Information Technology and Operating Systems

The BPGIC Terminal’s IT systems, including the IT systems in the Company’s operational control room, are configured to remain in operation, including under abnormal conditions. Appropriate manual backup procedures and automatic processes have been devised to support the terminal’s operations in case of any unexpected system downtime or failure. The terminal’s four physical servers have redundant power supply sources and there is an on-site standby server to accommodate for a server shutdown. The majority of the Company’s IT systems have been provided by the ABB Group and Intelex Technologies, Inc.

In order to prevent both a disruption of the Company’s operations as well as to safeguard users’ data, automatic and manual data back-up procedures and recovery plans are in place to save and restore data and systems. System data and network device configurations are saved on external hard-disk drives and secured by third-party cloud service providers. The IT operations are maintained on a 24/7 basis, with automatic monitoring of all systems, emergency and standby duties, and third-party support and maintenance agreements in place where needed. The network infrastructure is periodically tested to ensure compliance with applicable security and performance requirements and appropriate tests are performed to ensure system security and performance are not compromised in connection with any updates to the IT infrastructure.

Any system interruptions caused by telecommunications failures, computer viruses, software errors, third party services, cloud computing providers, cyberattack or other attempts to harm our systems can result in the unavailability or slowdown of our IT systems.

In order to ensure a high degree of IT security, the Company has procedures in place to prevent external threats to the IT systems. All files and emails exchanged over the Company’s network are scanned. A web filtering policy in the firewall prevents access to websites with vulnerabilities. A centrally managed anti-virus software with daily reporting of threats and vulnerabilities is installed in all user machines and servers at the BPGIC Terminal. In addition, the network is logically segmented between users, employees and network guests and provides different levels of access to different users. For more information regarding the risks associated with the Company’s information technology and operating systems, see “Risk Factors — Risks related to BPGIC and BPGIC III — The Company is dependent on its IT and operational systems, which may fail or be subject to disruption”.

The Company installed an online ordering system, which will enable users to place storage, heating and blending orders and track order statuses in real-time. For more information regarding the customer ordering process, see “Business— The BPGIC Terminal — Phase I — Customer Ordering Process”.

Employees

The Company is led by the senior management team which has extensive technical, operational and management experience in the oil storage terminal industry. As at December 31, 2019, the Company employed 16 employees and 47 contractors. BPGIC commenced hiring of its experienced operational staff in the second half of 2017, so that it would have a full complement of staff ready when Phase I operations commenced in December 2017. As of December 31, 2019, the 47 contractors were engaged under third-party outsourcing contracts and the 16 employees were engaged under individual employment contracts.

As of June 30, 2020, the Company employed 18 employees and 47 contractors. The 47 contractors are engaged under third-party outsourcing contracts and the 20 employees are engaged under individual employment contracts.

All 47 of the contractors are contracted through Flowi Facility Management LLC (“Flowi”), a subsidiary of MUC. The 47 contractors serve in various roles in several of BPGIC’s departments, including operations, information technology and health and safety. Pursuant to BPGIC’s contract with Flowi, dated April 1, 2017, as extended, (the “Flowi Agreement”), Flowi is contractually obligated to release all 47 contractors from its employment and transfer them to BPGIC’s employment after contract completion. The term of the Flowi Agreement was extended until August 31, 2021.

In addition to the BPGIC Terminal Office Building, the Company also has a small administrative office in the emirate of Abu Dhabi.

The Company believes that the material terms of its third-party sourcing contracts and employment agreements are customary for the UAE and the oil storage industry and that it has a good relationship with its employees and contractors.

The following table sets out the number of employees and contractors employed by the Company at June 30, 2020, December 31, 2019, 2018 and 2017 by main location.

Location

	As at December 31,			As at June 30
	2017	2018	2019	2020
Fujairah	6	55	56	57
Abu Dhabi	3	8	7	10
Total	9	63	63	67

Insurance

The Company’s operations and assets are insured under an insurance program administered by Lockton Insurance Brokers — Dubai, an insurance broker. The program covers the Phase I facilities and related assets, and the liabilities of the Phase I operations and The Company. The major elements of this program are property damage, business interruption, terrorism and political violence, worker’s compensation, environmental liability, employer liability, directors’ and officers’ liability insurance, personal injury and third-party liability, including that of terminal operators. The Company additionally maintains local insurance, including healthcare and other insurance required by the Company’s jurisdiction.

Premiums are allocated based on the insured values, history of claims and type of risk. The Company believes that the amount of coverage provided is comprehensive and appropriate for its business.

Legal Proceedings

From time to time, we may be involved in legal proceedings in the ordinary course of our business. We are currently not a party to any material legal or administrative proceedings.

REGULATIONS

Regulations of the Company

The Company’s operations are subject to various laws, standards and regulations relating to the oil and gas industry. The Company’s operations are extensively regulated by national and local authorities in the UAE, including with respect to labor, health, safety, environment and licensing requirements. Additional requirements may also be imposed on the Company in connection with new or existing operations, including as a result of different or more stringent interpretation or enforcement of existing laws and regulations or a change in the laws and regulations. These additional requirements may not be anticipated by us. As a consequence, the Company may need to change its operations significantly or incur increased costs in order to comply with such requirements. Compliance with any additional environmental requirements may be costly and time-consuming. In addition, violations of any new or existing requirements could result in substantial fines or liabilities; delays in securing, or the inability to secure and maintain, permits, authorizations or licenses necessary for the Company’s business; injunctions; reputational damage; and other negative consequences, which may result in lost revenue and reputational damage.

The Company is subject to laws and regulations relating to the protection of the environment and natural resources including, among other things, the management of hazardous substances, the storage and handling of hazardous waste, the control of air emissions and water discharges and the remediation of contaminated sites. Non-compliance with environmental regulations could result in severe fines, increased costs, and suspension or permanent shut down of activities. The Company’s operations are subject to the environmental risks inherent in the oil and gas sector. The Company’s operations are or may become subject to laws and regulations, including applicable international conventions, controlling the discharge of materials into the environment, pollution, contamination and hazardous waste disposal or otherwise relating to the protection of the environment.

Specifically, the Company is subject to environmental laws and regulations in the UAE. Environmental laws and regulations applicable to the Company’s business activities, or which may become applicable, could impose significant liability on the Company for damages, clean-up costs, fines and penalties in the event of oil spills or similar discharges of pollutants or contaminants into the environment or improper disposal of hazardous waste generated in the course of operations. To date, such laws and regulations have not had a material adverse effect on the Company’s operating results, and the Company has not experienced an accident that has exposed it to material liability arising out of or relating to discharges of pollutants into the environment. However, there can be no assurance that such accidents will not occur in the future. Legislative, judicial and regulatory responses to such an incident could substantially increase the Company’s and/or the Company’s clients’ liabilities. In addition to potential increased liabilities, such legislative, judicial or regulatory action could impose increased financial, insurance or other requirements that may adversely impact the entire oil industry.

The legal frameworks in the UAE for environmental protection are under continual development and, in time, relevant legislative bodies may impose stricter environmental regulations or apply existing regulations more strictly, including regulations regarding discharges into air and water, the handling and disposal of solid and hazardous waste, land use and reclamation and remediation of contamination. Compliance with environmental laws, regulations and standards, where applicable, may require the Company to make significant capital expenditures, such as the installation of costly equipment or operational changes. These costs could have a material adverse effect on the Company’s business, financial position, results of operation and prospects. Any failure to comply with applicable laws and regulations may result in reputational damage to us, administrative and civil penalties, criminal sanctions or the suspension or termination of the Company’s operations. Failure to comply with these statutes and regulations may subject the Company to civil or criminal enforcement action, which may not be covered by contractual indemnification or insurance and could have a material adverse effect on the Company’s financial position, operating results and cash flows. New laws and government regulations or changes to existing laws and government regulations may add to costs, limit the Company’s operations or reduce demand for the Company’s services.

Health and safety standards

The Company is subject to health and safety regulations in the UAE including, among other things, noise, workplace health and safety and regulations governing the handling, transport and packing of hazardous materials. Compliance with these laws and regulations may require the attainment of permits to conduct regulated activities; restrict the handling and disposal of solid and hazardous wastes; and apply specific health and safety criteria addressing worker protection. These laws and regulations are subject to change by regulatory authorities, and continued or future compliance with such laws and regulations, or changes in the interpretation of such laws and regulations, may require the Company to incur expenditures. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctions that may limit or prohibit some or all of the Company’s operations. These impacts could directly and indirectly affect the Company’s business, and have an adverse impact on its financial position, results of operations and liquidity.

DIRECTORS AND EXECUTIVE OFFICERS

The board of directors of the Company is comprised of seven directors. Unless otherwise noted, each director and executive officer has a business address c/o Brooge Petroleum and Gas Investment Company FZE, P.O. Box 50170, Fujairah, United Arab Emirates.

The Company’s Amended and Restated Memorandum and Articles of Association provide that persons standing for election as directors at a duly constituted general meeting with requisite quorum shall be elected by an Ordinary Resolution as a matter of Cayman Islands law.

The following sets forth certain information concerning the persons who serve as the Company’s directors and the Company’s and its subsidiaries’ executive officers as of February 4, 2021:

Directors and Executive Officers	Age	Position/Title
Dr. Yousef Al Assaf	60	Chairman
Abu Bakar Chowdhury	54	Director
Nicolaas Paardenkooper	58	Chief Executive Officer and Director
Saleh Yammout	32	Director
Dr. Simon Madgwick	53	Director
Bryant Edwards	65	Director
Lina S. Saheb	36	Chief Strategy Officer and Director
Faisal Selim	45	Chief Marketing Officer
Syed Masood Ali	44	Chief Financial Officer

Biographical information concerning the directors and executive officers listed above is set forth below.

Dr. Yousef Al Assaf

Dr. Yousef Al Assaf is the Chairman of the board of directors. Dr. Al Assaf joined the parent company of BPGIC in October 2018. Dr. Al Assaf is also the President of the Rochester Institute of Technology (Dubai). Prior to this, Dr. Al Assaf held a range of other academic positions over the last 30 years, most recently as the Dean of the College of Engineering at the American University of Sharjah (from 2006 to 2013), which he joined as an Associate Professor in 1991. Dr. Al Assaf started his academic career as a Research and Teaching Assistant at Oxford University from 1985 to 1987. Dr. Al Assaf holds a BSc from Sussex University in Electrical Engineering, a PhD from Oxford University and completed the Executive Leadership Certificate Program from Cornell University in 2008.

Abu Bakar Chowdhury

Mr. Chowdhury is a Managing Director and Chief Financial Officer at ASMA Capital. He is a member of the Management Committee and is responsible for the finance function at ASMA Capital. He is also a member of the board of directors of a number of investee companies of the fund. Previously, Mr. Chowdhury was a Managing Partner at EMP Bahrain and was responsible for managing IDBIF I. Prior to EMP Bahrain, Mr. Chowdhury was with Credit Suisse and Deutsche Bank where he was responsible for managing and structuring Infrastructure and Asset-Backed Investments.

Nicolaas Paardenkooper

Nicolaas Paardenkooper is the Chief Executive Officer of the Company and its subsidiaries. Mr. Paardenkooper is also the Chief Executive Officer of BPGIC Holdings. Mr. Paardenkooper joined BPGIC in May 2017. Mr. Paardenkooper has over 30 years of experience in the oil and gas mid and downstream sector. Prior to joining the Company he was Terminal Manager at Oiltanking Odfjell Terminal, Oman beginning in October 2014. Prior to that, Mr. Paardenkooper worked in various positions at Emirates National Oil Company from 2010 to 2014 (including as Manager Terminal UAE and Operations Manager) and worked for 21 years at Royal Vopak N.V. (“Vopak” is a leading independent tank storage company headquartered in Rotterdam, the Netherlands, and listed on the Euronext Amsterdam stock exchange) in various roles. During his time at Vopak, Mr. Paardenkooper was part of the team that developed, implemented and supported a global terminal operations system. Mr. Paardenkooper has a nautical and maritime educational background. His nautical education began at the Hogere Zeevaartschool in Rotterdam and was continued at Koninklijke Onderwijs Fonds in the Netherlands. After completing his nautical education, he started his career working on board of several types of vessels, mainly tankers, and held various positions, including officer roles before joining a predecessor of Vopak, Van Ommeren Tank Terminals in 1989. In connection with his role at Van Ommeren Tank Terminals, Mr. Paardenkooper completed a 3-year terminal education program to become a fully-qualified terminal operating engineer. That program included all aspects of a terminal such as operations, maintenance, health, safety, environment, fire-fighting, first aid, and ship & shore interface activities. Thereafter, Mr. Paardenkooper underwent training for industrial fire-fighters and a program for certification as a Process Operator (Vapro B). Mr. Paardenkooper has also completed a situational leadership program, a three-part change management program, a technical project management course related to, amongst other things, terminal expansion and refurbishment projects, a budget and finance training, a jet fuel operations program, and several training programs in customer handling. Mr. Paardenkooper’s extensive education and training prepared him to become a fully-qualified general manager or terminal manager of a terminal.

Saleh Yammout

Saleh Yammout is the former Chief Financial Officer of BPGIC and the Company. Mr. Yammout joined BPGIC in October 2018. Mr. Yammout served as the Vice President (Finance & Administration) at the Rochester Institute of Technology (Dubai), having joined in 2014. Prior to this, he was a Senior Consultant at PwC from 2012 to 2014, and an Analyst at Al Hilal Bank from 2011 to 2012. Mr. Yammout holds a BSc in Economics with a concentration on International Relations from the Rochester Institute of Technology in New York.

Dr. Simon Madgwick

Dr. Simon Madgwick is an independent director of the Company and a member of the audit and compensation committees. Dr. Madgwick joined the parent company of BPGIC in October 2018. Dr. Madgwick is also a partner of Portinate Consulting since 2017 and managing director of Protank Ltd since 2014. Prior to joining the Company, Dr. Madgwick was the Group Director of Strategy at LBC Tank Terminals Group until 2014, before which he was the Director of Asset Management at the Challenger Infrastructure Fund, a Principal in the London-based private equity team of Nikko Principal Investments Ltd and a Senior Manager at Celerant Consulting. Dr. Madgwick started his career at Pall Europe as an Engineer and Manager between 1990 and 1998. Dr. Madgwick holds a Bachelor of Engineering in Manufacturing Systems Engineering from the University of Portsmouth and a PhD in Change Management from Cranfield University. He also holds a qualification in corporate finance regulation from the Securities and Investment Institute.

Bryant Edwards

Bryant Edwards is an independent director of the Company. He is currently Chief Executive Officer and Director of Global SPAC Partners, a recently formed blank check company. From 2018 to 2019, Mr. Edwards was the Chief Operating Officer and a Director of Twelve Seas, a blank check company that combined with the Company in December 2019. Mr. Edwards retired as a partner from Latham & Watkins, a global law firm, in 2017, after a 35-year legal career. Mr. Edwards helped lead Latham & Watkins’ expansion in Europe from 2000 to 2008, in the Middle East from 2008 to 2012 and in East Asia from 2012 to 2017. Mr. Edwards was Chair of the European High Yield Association (EHYA) from 2004 to 2008, was on the Steering Committee of the Gulf Bond & Sukuk Association (GBSA) from 2008 to 2012 and was Vice-Chair of the Credit Markets Committee of the Asia Securities & Financial Markets A 2012 to 2016. Mr. Edwards holds a JD from the University of Chicago Law School.

Lina Saheb

Lina Saheb is the Chief Strategy Officer for the Company and its subsidiaries and a director of the Company. Ms. Saheb joined BPGIC in 2013. Prior to joining BPGIC, Ms. Saheb worked with the initial shareholders of BPGIC on many different ventures including the establishment of BPGIC in Fujairah in 2010. Ms. Saheb has a Bachelor’s degree in Software Engineering from Mansour University, and finished a course in Banking and Finance from Emirates College of Technology.

Faisal Selim

Faisal Selim is the Chief Marketing Officer for the Company and its subsidiaries. Mr. Selim joined BPGIC and the Company in December 2019. Mr. Selim holds a Bachelor of Commerce from Al Shams University and is a Certified Public Accountant. From 2011 to 2019 he served as a CFO Consultant for Mega Group LLC. Prior to this, he worked for Al Brooge Securities as a Finance Manager from 2006 to 2010 and as a Documentation Control Manager-Credit Administration for Abu Dhabi Commercial Bank from 2004 to 2006. Mr. Selim served as a Credit Policy Supervisor at First Gulf Bank from 2000 to 2004 and at Oriflame from 1999 to 2000.

Syed Masood Ali

Syed Masood Ali is the Chief Financial Officer for the Company and its subsidiaries. Mr. Syed joined the Company in April 2020. Prior to joining the Company, Mr. Syed worked with various local & regional banks and has extensive experience in Corporate & Institutional Banking. He has experience in leading and managing independent Treasury & Banking functions in the Middle East, Africa and Europe. Mr. Syed holds an MBA degree with a major in MIS from Newport University.

Family Relationships

There are no family relationships between any of the executive officers and directors.

Independence of Directors

The Company adheres to the rules of NASDAQ in determining whether a director is independent. The board of directors of the Company has consulted, and will consult, with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The NASDAQ listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure and Role in Risk Oversight

Dr. Yousef Al Assaf is the Chairman of the board of directors and Nicolaas Paardenkooper is the Chief Executive Officer of the Company. The Company has determined that this structure, with separate Chairman and CEO roles, is in the best interests of the Company at this time. A number of factors support this leadership structure, including, among others:

●	The separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing the Company and its subsidiaries and to leverage the experience and perspectives of the Chairman.

●	The Chairman serves as a liaison between the board and senior management but having an independent chairman also enables non-management directors to raise issues and concerns for board consideration without immediately involving management.

●	The Chairman sets the agenda for, and presides over, board meetings and independent sessions and coordinates the work of the committees of our board of directors, providing independent oversight and streamlining the CEO’s duties.

The Company also believes in the importance of independent oversight. The Company looks to ensure that this oversight is truly independent and effective through a variety of means.

Terms of Office

Each director’s service on the board of directors began on December 18, 2020. Each director shall serve until he or she resigns or is removed. The Company intends to have its directors stand for reelection each year.

Directors’ Service Contracts

Each director who is not an employee of the Company or its subsidiaries provides their services pursuant to a Non-Executive Director Appointment Letter. Pursuant to each appointment letter, each non-executive director receives an annual cash retainer of £45,000 ($61,407). The Chairman receives an additional £15,000 ($20,469) per year, each director that serves as the chairman of a committee receives an additional £10,000 ($13,646) per year and each other member of a committee receives an additional £5,000 (6,823) per year per committee.

Meetings and Committees of the Board of Directors

The Company has established a separately standing audit committee and a separately standing compensation committee.

Audit Committee Information

Effective upon consummation of the Business Combination, the Company established an audit committee comprised of independent directors. As of February 4, 2021, the audit committee consists of Abu Bakar Chowdhury, Dr. Simon Madgwick and Dr. Yousef Al Assaf. Each of the members of the audit committee is independent under the applicable NASDAQ listing standards. The audit committee has a written charter. The purpose of the audit committee is, among other things, to appoint, retain, set compensation of, and supervise the Company’s independent accountants, review the results and scope of the audit and other accounting related services and review the Company’s accounting practices and systems of internal accounting and disclosure controls. The chairman of the audit committee is Abu Bakar Chowdhury.

Financial Experts on Audit Committee

The audit committee is, and will at all times be, composed exclusively of “independent directors,” as defined for audit committee members under the NASDAQ listing standards and the rules and regulations of the SEC, who are “financially literate,” as defined under NASDAQ’s listing standards. NASDAQ’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, the Company is required to certify to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Mr. Abu Bakar Chowdhury serves as a financial expert on the audit committee.

Compensation Committee Information

Effective upon consummation of the Business Combination, the board of directors of the Company established a compensation committee. As of February 4, 2021, the compensation committee consists of Dr. Yousef Al Assaf, Dr. Simon Madgwick and Abu Bakar Chowdhury. The compensation committee has a written charter. The purpose of the compensation committee is to review and approve compensation paid to the Company’s officers and directors and to administer the Company’s incentive compensation plans, including authority to make and modify awards under such plans.

The compensation committee assists the board of directors in determining its responsibilities in relation to remuneration, including, amongst other matters, making recommendations to the board of directors on the Company’s policy on executive compensation, determining the individual remuneration and benefits package of each of the executive directors and recommending and monitoring the remuneration of senior management below board level.

The Compensation Committee Charter provides that the compensation committee should consist of at least three members.

The membership of the compensation committee includes three independent directors (Dr. Simon Madgwick, Dr. Yousef Al Assaf and Abu Bakar Chowdhury). The chairman of the compensation committee is Dr. Simon Madgwick.

The compensation committee meets formally three times a year and otherwise as required.

Executive Officer and Director Compensation

For the six months ended June 30, 2020, $546,355 was paid as remuneration to the Senior Managers in their capacity as executive officers.

Name	Fees/basic salary ($)	Bonus ($)	Benefits ($)	Total ($)
Executive Officers
Nicolaas Paardenkooper - Chief Executive Officer	130,683	78,410	5,173	214,266
Lina S. Saheb - Chief Strategy Officer	122,516	—	49,006	171,522
Saleh Yammout(1) - Former Chief Financial Officer	106,180	—	5,447	111,627
Syed Masood – Chief Financial Officer	42,815	—	6,126	48,940
Faisal Selim- Chief Marketing Officer	-	—	-	-

In the year ended December 31, 2019, $803,610 was paid as remuneration to the Senior Managers in their capacity as executive officers.

Name	Fees/basic salary ($)	Bonus ($)	Benefits ($)	Total ($)
Executive Officers
Nicolaas Paardenkooper - Chief Executive Officer	261,367	78,410	10,346	350,123
Lina S. Saheb - Chief Strategy Officer	217,806	—	57,011	274,816
Saleh Yammout(1) - Former Chief Financial Officer	123,877	—	6,354	130,231
Faisal Selim- Chief Marketing Officer	45,376	—	3,064	48,440

(1)	Mr. Yammout resigned his role as Chief Financial Officer effective as of April 27, 2020. The Company’s current Chief Financial Officer is Syed Masood Ali.

In the year ended December 31, 2019, $302,326 was paid as remuneration to the directors in their capacity as directors. Bryant Edwards and Lina S. Saheb did not serve as directors in the year ended December 31, 2019.

Name	Fees/basic salary ($)	Bonus ($)	Benefits ($)	Total ($)
Board of Directors
Dr. Yousef Al Assaf	83,800	—	—	83,800
Nicolaas Paardenkooper		—	—
Saleh Yammout(1)	62,903	—	—	62,903
Abu Bakar Chowdhury	17,138	—	—	17,138
Saeb El-Zein(2)	70,907	—	—	70,907
Dr. Simon Madgwick	67,577	—	—	67,577

(1)	Prior to serving as Chief Financial Officer, Mr. Yammout served on the board of directors of the then-parent company of BPGIC.
(2)	Effective as of July 28, 2020, Saeb El-Zein resigned from all board committee and his position as director.

Other than end of service gratuity amounts required to be set aside pursuant to UAE labor laws, at December 31, 2019 no amounts were set aside or accrued by the Company to provide pension, retirement or other benefits to the directors or the senior managers. At December 31, 2019, approximately $14,000 was accrued for employees’ end of service benefits.

Company Executive Officer and Director Compensation Following the Business Combination

The policies of the Company with respect to the compensation of its executive officers are administered by the Company’s board in consultation with its compensation committee. The compensation policies followed by the Company are intended to provide for compensation that is sufficient to attract, motivate and retain executives of the Company and its subsidiaries as well as potential other individuals and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, the compensation committee is charged with recommending executive compensation packages to the Company’s board of directors.

It is anticipated that performance-based and equity-based compensation will be an important foundation in executive compensation packages as the Company believes it is important to maintain a strong link between executive incentives and the creation of shareholder value. The Company believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing shareholder value while, at the same time, attracting, motivating and retaining high-quality executives. The Company plans to adopt a long-term incentive plan which will reflect what the Company believes is a focus on performance- and equity-based compensation. As the Company’s compensation committee was not formed until after the completion of the Business Combination, it has not yet adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation for executives hired in the future.

The Company intends to be competitive with other similarly situated companies in its industry.

The compensation decisions regarding the Company’s executives will be based on the Company’s need to attract individuals with the skills necessary for the Company to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above the Company’s expectations.

Since the Company’s compensation committee was not formed until consummation of the Business Combination, the Company has not yet adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.

In addition to the guidance provided by its compensation committee, the Company has utilized and may continue to utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases. In particular, to ensure that the Company’s intended compensation is in line with the compensation offered by other similarly situated companies in its industry, the Company hired Tuscan Middle East, who conducted a comprehensive study on compensation levels. The compensation committee, and then the board of directors, have discussed the results of the study in detail.

The Company’s compensation committee is charged with performing an annual review of the Company’s executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

Compensation Components

Base Salary. The Company intends to preserve the cash compensation of its executive officers, until the compensation committee has adequate opportunity to fully assess its executive’s compensation. The Company will seek to maintain base salary amounts at or near the industry norms, while avoiding paying amounts in excess of what it believes is necessary to motivate executives to meet corporate goals. It is anticipated that base salaries will generally be reviewed annually, subject to terms of employment agreements, and that the compensation committee and board of directors will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Annual Bonuses. The Company intends to utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Near the beginning of each year, the board of directors, upon the recommendation of the compensation committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, the board of directors and compensation committee will determine the level of achievement for each corporate goal.

Equity Awards. The Company intends to establish an equity incentive plan to incentivize its employees.

Severance Benefit. The Company currently has no severance benefits plan. The Company may consider the adoption of a severance plan for executive officers and other employees in the future.

Director Compensation. The Company has a compensation plan for its directors. The Company, working with the compensation committee, has set director compensation at a level comparable with those directors with similar positions at comparable companies. Each non-executive director receives an annual cash retainer of £45,000. The Chairman of the board of directors receives an additional £15,000 per year, each director that serves as the chairman of a committee receives an additional £10,000 per year and each other member of a committee receives an additional £5,000 per year per committee.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership based on 109,587,854 Ordinary Shares outstanding as of February 4, 2021, based on information obtained from the persons named below, with respect to the beneficial ownership of our Ordinary Shares by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding Ordinary Shares;

●	each of our officers and directors; and

●	all our officers and directors as a group.

Except as indicated by the footnotes below, we believe that the persons named below have shared voting and dispositive power with respect to all shares that they beneficially own. The shares owned by the persons named below do not have voting rights different from the shares owned by other holders. We believe that none of the persons named below own shares of record in the United States of America.

Name of Beneficial Owner	Number of Shares Beneficially Owned		% of Class(16)
Directors and Executive Officers of the Company
Dr. Yousef Al Assaf	—		—
Abu Bakar Chowdhury	8,333,333	(17)	7.6%
Nicolaas Paardenkooper	93,834,357	(1)	85.6%
Saleh Yammout	—		—
Dr. Simon Madgwick	—		—
Lina S. Saheb	—		—
Bryant Edwards	—		—
Faisal Selim	—		—
Syed Masood Ali	—		—
All executive officers and directors as a group (9 individuals)	93,834,357		85.6%

Five Percent Holders
BPGIC Holdings Limited(2)	93,834,357		85.6%
Brooge Petroleum and Gas Investment Company (BPGIC) PLC(3)	93,834,357		85.6%
SBD International LP(4)	53,318,947		48.7%
SD Holding Limited(5)	53,318,947		48.7%
Salman Dawood Salman Al-Ameri(6)	62,943,314		57.4%
HBS Investments LP(7)	9,624,367		8.8%
O2 Investments Limited(8)	9,624,367		8.8%
H Capital International LP(9)	8,991,043		8.2%
Gyan Investments Limited(10)	8,991,043		8.2%
Hind Mohammed Muktar Ahmed(11)	8,991,043		8.2%
His Highness Sheikh Mohammad bin Khalifa bin Zayed Al Nayhan(12)	21,900,000		20.0%
MENA Energy Services Holdings Limited(13)	8,333,333		7.6%
IDB Infrastructure Fund II B.S.C(c)(14)	8,333,333		7.6%
ASMA Capital Partners B.S.C.(c). (15)	8,333,333		7.6%

(1)	Represents the shares held by BPGIC Holdings. Mr. Paardenkooper is the CEO of BPGIC Holdings, consequently, he may be deemed the beneficial owner of 100% of the shares held by BPGIC Holdings. Mr. Paardenkooper disclaims beneficial ownership of any shares other than to the extent he may have a pecuniary interest therein.

(2)	20,000,000 Ordinary Shares beneficially owned by BPGIC Holdings are held in escrow and subject to forfeiture until the Company satisfies certain milestones. MENA Energy holds convertible securities in BPGIC Holdings that entitle it to convert its securities in BPGIC Holdings into 8,333,333 of the Ordinary Shares of the Company owned by BPGIC Holdings. Accordingly, BPGIC Holdings has placed 8,333,333 Ordinary Shares into escrow for release to MENA Energy in the event it converts its securities in BPGIC Holdings. 1,500,000 Ordinary Shares beneficially owned by BPGIC Holdings have been placed in escrow as collateral for a guaranty by one of its shareholders, HBS Investments LP.

(3)	Represents the shares held by BPGIC Holdings. Brooge Petroleum and Gas Investment Company (BPGIC) PLC is the sole shareholder of BPGIC Holdings, consequently, it may be deemed to be the beneficial owner of 100% of the shares held by BPGIC Holdings. MENA Energy holds convertible securities in BPGIC Holdings that entitle it to convert its securities in BPGIC Holdings into 8,333,333 of the Ordinary Shares of the Company owned by BPGIC Holdings. Accordingly, BPGIC Holdings has placed 8,333,333 Ordinary Shares into escrow for release to MENA Energy in the event it converts its securities in BPGIC Holdings. 1,500,000 Ordinary Shares beneficially owned by BPGIC Holdings have been placed in escrow as collateral for a guaranty by one of its shareholders, HBS Investments LP. Brooge Petroleum and Gas Investment Company (BPGIC) PLC disclaims beneficial ownership of any Ordinary Shares other than to the extent it may have a pecuniary interest therein.

(4)	SBD International LP holds a controlling interest in Brooge Petroleum and Gas Investment Company (BPGIC) PLC which is the sole shareholder of BPGIC Holdings. Its beneficial ownership of the Company’s Ordinary Shares held by BPGIC Holdings is 53,318,947 Ordinary Shares. SBD International LP’s pro rata portion of the Ordinary Shares held in escrow and subject to forfeiture until the Company satisfies certain milestones is 58.9%. SBD International LP disclaims beneficial ownership of any Ordinary Shares other than to the extent it may have a pecuniary interest therein.

(5)	Represents the interests of SBD International LP, as a shareholder of Brooge Petroleum and Gas Investment Company (BPGIC) PLC, in the Ordinary Shares held by BPGIC Holdings. SD Holding Limited is the general partner of SBD International LP, consequently, it may be deemed the beneficial owner of 53,318,947 Ordinary Shares held by BPGIC Holdings Limited. SD Holding Limited disclaims beneficial ownership of any Ordinary Shares other than to the extent it may have a pecuniary interest therein.

(6)	Represents the interest of SBD International LP and HBS Investments LP, as shareholders of Brooge Petroleum and Gas Investment Company (BPGIC) PLC, in the Ordinary Shares held by BPGIC Holdings. Salman Dawood Salman Al-Ameri is the sole shareholder of SD Holding Limited (the general partner of SBD International LP) and the sole shareholder of O2 Investments Limited (the general partner of HBS Investments LP). Consequently, Mr. Al-Ameri may be deemed the beneficial owner of 62,943,314 of the Ordinary Shares held by BPGIC Holdings. Mr. Al-Ameri disclaims beneficial ownership of any Ordinary Shares other than to the extent he may have a pecuniary interest therein. 1,500,000 Ordinary Shares that may be deemed to be beneficially owned by Mr. Al-Ameri as the sole shareholder of O2 Investments Limited (the general partner of HBS Investments LP) have been placed in escrow as collateral for a guaranty by HBS Investments LP.

(7)	Represents the interests of HBS Investments LP, as a shareholder of Brooge Petroleum and Gas Investment Company (BPGIC) PLC, in the Ordinary Shares held by BPGIC Holdings. HBS Investments LP’s pro rata portion of the Ordinary Shares held in escrow is 9.8%. HBS Investments LP disclaims beneficial ownership of any Ordinary Shares other than to the extent it may have a pecuniary interest therein. 1,500,000 Ordinary Shares that may be deemed to be beneficially owned by HBS Investments LP have been placed in escrow as collateral for a guaranty by HBS Investments LP.

(8)	Represents the interests of HBS Investments LP, as a shareholder of Brooge Petroleum and Gas Investment Company (BPGIC) PLC, in the Ordinary Shares held by BPGIC Holdings. O2 Investments Limited is the general partner of HBS Investments LP, consequently, it may be deemed the beneficial owner of 9,624,367 of the Ordinary Shares held by BPGIC Holdings. O2 Investments Limited disclaims beneficial ownership of any Ordinary Shares other than to the extent it may have a pecuniary interest therein. 1,500,000 Ordinary Shares that may be deemed to be beneficially owned by O2 Investments Limited as the general partner of HBS Investments LP have been placed in escrow as collateral for a guaranty by HBS Investments LP.

(9)	Represents the interests of H Capital International LP, as a shareholder of Brooge Petroleum and Gas Investment Company (BPGIC) PLC, in the Ordinary Shares held by BPGIC Holdings. H Capital International LP’s pro rata portion of the Ordinary Shares held in escrow is 9.1%. H Capital International LP disclaims beneficial ownership of any Ordinary Shares other than to the extent it may have a pecuniary interest therein.

(10)	Represents the interests of H Capital International LP, as a shareholder of Brooge Petroleum and Gas Investment Company (BPGIC) PLC, in the Ordinary Shares held by BPGIC Holdings. Gyan Investments Limited is the general partner of H Capital International LP, consequently, it may be deemed the beneficial owner of 8,991,043, of the Ordinary Shares held by BPGIC Holdings. Gyan Investments Limited disclaims beneficial ownership of any Ordinary Shares other than to the extent it may have a pecuniary interest therein.

(11)	Represents the interest of H Capital International LP, as a shareholder of Brooge Petroleum and Gas Investment Company (BPGIC) PLC, in the shares held by BPGIC Holdings. Mrs. Hind Mohammed Muktar Ahmed is the sole shareholder of Gyan Holdings Limited, the general partner of H Capital International LP, consequently, she may be deemed the beneficial owner of 8,991,043 of the Ordinary Shares held by BPGIC Holdings. Mrs. Hind Mohammed Muktar Ahmed disclaims beneficial ownership of any Ordinary Shares other than to the extent she may have a pecuniary interest therein.

(12)	Represents the interests of Mohammad Bin Khalifa bin Zayed Al Nahyan, as a shareholder of Brooge Petroleum and Gas Investment Company (BPGIC) PLC, in the Ordinary Shares held by BPGIC Holdings. Mohammad bin Khalifa bin Zayed Al Nahyan’s pro rata portion of the Ordinary Shares held in escrow is 22.2%.

(13)	MENA Energy holds convertible securities in BPGIC Holdings that entitle it to convert its securities in BPGIC Holdings into 8,333,333 of the Ordinary Shares of the Company owned by BPGIC Holdings. MENA Energy disclaims beneficial ownership of any Ordinary Shares other than to the extent it may have a pecuniary interest therein.

(14)	Represents the interest of MENA Energy in the Ordinary Shares held by BPGIC Holdings. IDB Infrastructure Fund II B.S.C(c) is the sole shareholder of MENA Energy, consequently it may be deemed the beneficial owner of the 8,333,333 Ordinary Shares of the Company that MENA Energy would receive upon conversion of its securities in BPGIC Holdings. IDB Infrastructure Fund II B.S.C(c) disclaims beneficial ownership of any Ordinary Shares other than to the extent it may have a pecuniary interest therein.

(15)	Represents the interest of MENA Energy in the Ordinary Shares held by BPGIC Holdings. ASMA Capital holds 99% of the equity of IDB Infrastructure Fund II B.S.C(c), the sole shareholder of MENA Energy, consequently it may be deemed the beneficial owner of the 8,333,333 Ordinary Shares of the Company that MENA Energy would receive upon conversion of its securities in BPGIC Holdings. ASMA Capital disclaims beneficial ownership of any Ordinary Shares other than to the extent it may have a pecuniary interest therein.

(16)	Based on 109,587,854 Ordinary Shares outstanding as of July 31, 2020. Does not reflect the 21,228,900 Ordinary Shares issuable upon exercise of the outstanding Warrants issued in exchange for Twelve Seas warrants.

(17)	Represents the interest of MENA Energy in the shares held by BPGIC Holdings. Mr. Chowdhury is a Managing Director and Chief Financial Officer of ASMA Capital which holds 99% of the equity of IDB Infrastructure Fund II B.S.C(c), the sole shareholder of MENA Energy, consequently he may be deemed the beneficial owner of the 8,333,333 Ordinary Shares of the Company that MENA Energy would receive upon conversion of its securities in BPGIC Holdings. Mr. Chowdhury disclaims beneficial ownership of any Ordinary Shares other than to the extent he may have a pecuniary interest therein.

Pursuant to certain letters from SBD International LP to nine individuals, BPGIC Holdings transferred an aggregate of 4,833,678 Ordinary Shares to such individuals in consideration of the valuable contributions they have made to the success of BPGIC.

As set forth above, BPGIC Holdings is the majority shareholder of the Company and holds 93,834,357 Ordinary Shares which is approximately 85.6% of the outstanding Ordinary Shares of the Company. BPGIC Holdings is wholly-owned by Brooge Petroleum and Gas Investment Company (BPGIC) PLC. SBD International LP is the majority owner of Brooge Petroleum and Gas Investment Company (BPGIC) PLC. As the Chief Executive Officer of BPGIC Holdings and Brooge Petroleum and Gas Investment Company (BPGIC) PLC, the Chief Executive Officer of the Company, Nicolaas L. Paardenkooper may be deemed to have beneficial ownership of the 93,834,357 Ordinary Shares owned by BPGIC Holdings.

The Company is not aware of any existing arrangements that may result in a change of control of the Company.

RELATED PARTY TRANSACTIONS

Related Party Transactions

BIA was partially owned by Mrs. Hind Muktar who is also a limited partner of H Capital International LP and the sole shareholder of Gyan Investments Limited, the general partner of H Capital International LP.

The Phase I Customer Agreement provides for BIA to lease approximately two thirds of the total storage capacity of the Phase I facility for a fixed fee per cubic meter per month payable in advance on a monthly basis. The Phase I Customer Agreement also provides that BIA shall pay BPGIC a fixed fee per cubic meter per month for product throughput with a supplementary fee per metric ton of throughput in excess of agreed volume per year, a fixed blending fee per cubic meter per month, a fixed inter tank transfer fee per cubic meter per month, and a fixed heating fee per cubic meter per month. Further, BPGIC is entitled to pass through any tariffs, additional charges or fees imposed by the Port of Fujairah. BPGIC is entitled to review and seek to amend the fees every two years. This adjustment can result only in the fees remaining constant or increasing. The Company believes that the terms of this agreement are no less favorable to BPGIC than would result from a similar transaction with an unaffiliated third party. BIA is only allowed to sublease the Phase I storage tanks with BPGIC’s prior approval. H Capital International LP is a minority shareholder in the Company, and following the sale of Mrs. Muktar’s shares in BIA, BIA is no longer a related party.

The Phase II Customer Agreement provides for BIA to lease all eight Phase II storage tanks for a fixed fee per cubic meter per month payable in advance on a monthly basis. The Phase II Customer Agreement also provides that BIA shall pay BPGIC a fixed fee per cubic meter per month for product throughput in excess of agreed volume, a fixed blending fee per cubic meter per month, a fixed inter tank transfer fee per cubic meter per month, and a fixed heating fee per cubic meter per month. Further, BPGIC is entitled to pass through any tariffs, additional charges or fees imposed by the Port of Fujairah. BPGIC is entitled to review and seek to amend the fees every two years. This adjustment can result only in the fees remaining constant or increasing. The Company believes that the terms of this agreement are no less favorable to BPGIC than would result from a similar transaction with an unaffiliated third party. BIA is only allowed to sublease the Phase II storage tanks with BPGIC’s prior approval. H Capital International LP is a minority shareholder in the Company, and following the sale of Mrs. Muktar’s shares in BIA, BIA is no longer a related party.

The Refinery Agreement provides that BIA and BPGIC will use their best efforts to finalize the technical and design feasibility studies for the BIA Refinery, a refinery with a capacity of 25,000 b/d. The parties further agreed to negotiate, within 30 days, the Refinery Operations Agreement, a sublease agreement and a joint venture agreement to govern the terms on which BPGIC will sublease land to BIA to locate, BIA will construct, and BPGIC will operate the refinery. The parties have agreed to extend the period for their negotiations until the Second Quarter of 2021. BPGIC and BIA are still negotiating the Refinery Operations Agreement, however BPGIC expects that BIA will finance and arrange the development, construction and commissioning of a modular refinery on a parcel of BPGIC’s remaining unutilized land and will pay an ancillary service fee in connection with any ancillary services it uses. The Company and BPGIC believe that the terms of this agreement will be no less favorable to BPGIC than would result from a similar transaction with an unaffiliated third party. H Capital International LP is a minority shareholder in BPGIC, and following the sale of Mrs. Muktar’s shares in BIA, BIA is no longer a related party.

During the year ended December 31, 2019, the shareholders of the Company transferred their ownership in the Company to BPGIC PLC, a company incorporated under the laws of England and Wales and owned by the same shareholders that previously owned the Company and in the same ownership proportion. Upon the change of ownership, the Company changed its name from Brooge Petroleum and Gas Investment Company FZC to Brooge Petroleum and Gas Investment Company FZE. As a result of the above, BPGIC PLC became the parent of the Company. The owners made net cash contributions to the extent of $32.6 million.

Subsequently, as part of a reorganization BPGIC PLC transferred 100% of the issued and outstanding ordinary shares of BPGIC to BPGIC Holdings. As a result, BPGIC Holdings became the parent of the Company.

	Six-month period ended June 30, 2020 $	Year ended December 31, 2019 $	Year ended December 31, 2018 $	Year ended December 31, 2017 $
Contributions by the shareholders	-	77,090,648	951,539	3,878,302
Amounts paid on behalf of the Group by the shareholders*	-	1,135,484	7,850,431	9,504,034
Amounts paid by the Group on behalf of the shareholders	-	(1,647,064)	(2,296,354)	-
Distributions to shareholders	-	(53,279,016)	(29,209,289)	-
	-	23,300,052	(22,703,673)	13,382,336

These amounts are repayable at the discretion of the board of directors of the Group and are interest free, therefore classified as part of equity.

*	These include expenses paid on behalf of the Group which includes other operational expenses paid by the shareholders on behalf of the Group.

Changes in shareholders’ account is as follows:

	Six-month period ended June 30, 2020 $	Year ended December 31, 2019 $	Year ended December 31, 2018 $	Year ended December 31, 2017 $
At 1 January	71,017,815	47,717,763	70,421,436	57,039,100
Net contributions (distributions) during the year	-	23,300,052	(22,703,673)	13,382,336
At June 30, 2020 / December 31, 2019,2018 and 2017	71,017,815	71,017,815	47,717,763	70.421.436

Movements in other related parties are as follows:

	Six-month period ended June 30, 2020 USD	Year ended December 31, 2019 USD	Year ended December 31, 2018 USD	Year ended December 31, 2017 USD
Expenses paid on behalf of related parties (note 10)	406,289	57,550

Due from related parties:

	As of June 30, 2020	As of December 31, 2019	As of December 31, 2018	As of December 31, 2017
BPGIC Holdings (shareholder)	402,764
HBS Investments LP (shareholder)	13,388	13,388	-	-
H Capital International LP (shareholder)	12,884	11,056	-	-
O2 Investments Limited as GP (shareholder)	6,748	6,181	-	-
SBD International LP (shareholder)	13,760	13,760	-	-
SD Holding Limited as GP (shareholder)	7,295	6,984	-	-
Gyan Investments Ltd (shareholder)	7,000	6,181	-	-
	463,839	57,550	-	-

Key management remuneration for 6 month ending 30 June 2020 amounted to $546,355, (year ended 31 December 2019: $1,160,293) (year ended 31 December 2018: $677,291), (year ended 31 December 2017: $144,569), charged to consolidated statement of comprehensive income (within profit and loss). The full amount of the key management remuneration relates to short term employment benefits.

Related Party Transaction Policies

Upon consummation of the Business Combination, the board of directors adopted a code of ethics and business conduct that requires it, and its directors, officers and employees to avoid conflicts of interest, such as related party transactions, unless specifically authorized. The board of directors also adopted a related party transaction policy to govern the procedures for evaluation and authorization of related party transactions. Related party transactions, which require approval of the audit committee, are defined as any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Group is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and (iii) any related party has or will have a direct or indirect interest. This also includes any material amendment or modification to an existing related party transaction.

The audit committee is responsible for reviewing and approving related party transactions to the extent the Company contemplates engaging in such a transaction. The audit committee will review all of the relevant facts and circumstances of all related party transactions that require its approval and either approve or disapprove of the entry into the related party transaction. The audit committee will approve the related party transaction only if it determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Company and its shareholders. The audit committee, in its sole discretion, will impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the related party transaction. No director will be permitted to participate in the discussions or approval of a transaction in which he or she is a related party, but that director will be required to provide all material information concerning the related party transaction to the audit committee.

DESCRIPTION OF SHARE CAPITAL

We are authorized to issue 450,000,000 Ordinary Shares, $0.0001 par value per share, and 50,000,000 preferred shares, $0.0001 par value per share.

As of June 30, 2020, there were 109,587,854 Ordinary Shares outstanding, and no preferred shares outstanding. There were also 21,228,900 Warrants outstanding, each to purchase one Ordinary Share at a price of $11.50 per share.

As of December 31, 2019, there were 109,587,754 Ordinary Shares outstanding, and no preferred shares outstanding. There were also 21,229,000 Warrants outstanding, each to purchase one Ordinary Share at a price of $11.50 per share.

As of February 4, 2021, there were 109,587,854 Ordinary Shares outstanding, and no preferred shares outstanding. There were also 21,228,900 Warrants outstanding, each to purchase one Ordinary Share at a price of $11.50 per share.

No Ordinary Shares or Warrants of the Company are held by the Company or its subsidiaries.

No Warrants issued to persons or entities other than the Initial Twelve Seas Shareholders are exercisable for cash unless the Company has an effective and current registration statement covering the Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating to such Ordinary Shares. Notwithstanding the foregoing, if a registration statement covering the Ordinary Shares issuable upon exercise of such Warrants is not effective within a specified period following the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis in the same manner as if we called the Warrants for redemption and required all holders to exercise their Warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the Ordinary Shares for the 10 trading days ending on the trading day prior to the date of exercise. The Warrants became exercisable upon Closing and will expire on the fifth anniversary of the Closing, which is December 20, 2024.

The Private Warrants issued to the Initial Twelve Seas Shareholders are identical to the Public Warrants issued in exchange for Twelve Seas warrants, except that the Private Warrants issued to the Initial Twelve Seas Shareholders are exercisable for cash (even if a registration statement covering the Ordinary Shares issuable upon exercise of such Warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Initial Twelve Seas Shareholders or their affiliates.

We may call the Warrants for redemption (excluding the Private Warrants provided they are still held by the Initial Twelve Seas Shareholders or their affiliates), in whole and not in part, at a price of $0.01 per Warrant,

●	at any time while the Warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the Ordinary Shares underlying such Warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant. The redemption criteria for the Company’s Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of our Ordinary Shares at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The exercise price and number of Ordinary Shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share capitalization, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Ordinary Shares at a price below their exercise price.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Ordinary Shares or any voting rights until they exercise their Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each Ordinary Share held of record on all matters to be voted on by shareholders.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the Ordinary Shares outstanding.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of Ordinary Shares to be issued to the warrant holder.

Brooge Petroleum and Gas Investment Company (BPGIC) PLC sold $75,000,000 of guaranteed subordinated convertible securities due in 2024 (the “Securities”) to MENA Energy Services Holdings Limited on March 31, 2019. The Securities were issued in nominal amounts of $5,000,000. In connection with a restructuring that occurred prior to the consummation of the Business Combination, BPGIC Holdings assumed the Securities in place of Brooge Petroleum and Gas Investment Company (BPGIC) PLC. All (but not part) of the outstanding Securities can be exchanged for Ordinary Shares of the Company, Brooge Energy Limited, that were issued to BPGIC Holdings in the Business Combination. The Securities are exchangeable for 8,333,333 Ordinary Shares of the Company.

The Company’s objects are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands. The Company’s objects can be found in paragraph number 3 of the Amended and Restated Memorandum of Association of the Company.

Under the Company’s related party transaction policy, a director is prohibited from participating in discussions or approval of a transaction in which he or she has an interest if the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year. Below that threshold, a director is free to vote in respect of any contract or transaction in which he or she is interested provided that the nature of the interest of such director in any such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote thereon. A director may give a general notice that he or she is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company. Such general notice is sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which such director has an interest, and after such general notice, such director does not need to give special notice relating to any particular transaction. However, with respect to a related party transaction in which the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, an interested director will be required to provide all material information concerning the related party transaction to the audit committee. The directors’ power to vote compensation to be paid to themselves or any members of their body in the absence of an independent quorum is not restricted. The directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party. Such borrowing powers can be varied by an amendment to the Articles of Association. There is no age at which directors are required to retire. A person is not required to hold shares of the Company to serve as a director.

Ordinary shares

The holders of Ordinary Shares will be entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Holders of the Company’s Ordinary Shares will not have any conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Ordinary Shares.

Preferred Shares

The Amended and Restated Memorandum and Articles of Association of the Company authorize the issuance of up to 50,000,000 blank check preferred shares with such designations, rights and preferences as may be determined from time to time by the Company’s board of directors. Accordingly, the Company’s board of directors are empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Ordinary Shares. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of the Company.

Variation of Rights of Shareholders

If at any time the share capital of the Company is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights. In all other cases, variations shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class. For the purposes of a separate class meeting, the directors may treat two or more or all the classes of shares as forming one class of shares if the directors consider that such class of shares would be affected in the same way by the proposals under consideration. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Meetings of Shareholders

The Company may, but shall not (unless required by Cayman Islands law) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the directors shall appoint. At these meetings the report of the directors (if any) shall be presented. The directors may call general meetings. The directors are required to convene an extraordinary general meeting upon a requisition deposited by not less than twenty percent of par value of the issued shares which at that date carry the right to vote at general meetings. The requisition must state the objects of the meeting and must be signed by the depositing shareholders. Shareholders seeking to bring business before the annual general meeting or to nominate candidates for election as directors at the annual general meeting must deliver notice to the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting.

At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the required notice has been given and whether or not the provisions of the Amended and Restated Memorandum and Articles of Association regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote thereat; and (ii) in the case of an extraordinary general meeting, by a majority in number of the shareholders having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the shares giving that right. The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum. A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting. If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a shareholders’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the shareholders present shall be a quorum.

The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise, it shall not be necessary to give any such notice of an adjourned meeting.

A resolution put to the vote of the meeting shall be decided on a poll. A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll. In the case of an equality of votes the chairman shall be entitled to a second or casting vote.

Limitations on Rights to Own Securities

There are no limitations on the rights to own securities in the Company.

Anti-Takeover Provisions

Certain provisions in the Amended and Restated Memorandum and Articles of Association of the Company, such as the super majority voting requirements for amendments thereto, may discourage unsolicited takeover proposals that the Company’s shareholders may consider to be in their best interest and may make the removal of the Company’s incumbent management more difficult. Other anti-takeover provisions under the Amended and Restated Memorandum and Articles of Association of the Company include:

●	Undesignated Preferred Shares. The Company’s board of directors has the ability to designate and issue preferred shares with voting or other rights or preferences that could deter hostile takeovers or delay changes in its control or management.

●	Directors Removed Only for Cause. The Company’s Amended and Restated Memorandum and Articles of Association provides that shareholders may remove directors only for cause.

For discussions on risks associated with the above anti-takeover provisions, please see the section entitled “Risk Factors — Provisions in the Company’s amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for the Company’s securities and could entrench management.”

Bylaw Provision regarding Ownership Disclosure

There is no bylaw provision requiring shareholder ownership to be disclosed above a certain threshold.

Certain Differences of Cayman Islands Law

The Company’s corporate affairs will be governed by its Amended and Restated Memorandum and Articles of Association, the Companies Law, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by non-controlling shareholders and the fiduciary responsibilities of the Company’s directors to the Company under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. Your rights as a shareholders and the fiduciary responsibilities of the Company’s directors under Cayman Islands law are different from under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws from the United States and may provide significantly less protection to investors. In addition, some U.S. states, such as Delaware, have different bodies of corporate law than the Cayman Islands.

The Company has been advised by its Cayman Islands legal counsel, Maples and Calder, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against the Company judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any U.S. State and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the Company predicated upon the civil liability provisions of the securities laws of the United States or any U.S. State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and/or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. The Company understands that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

The Company is incorporated in the Cayman Islands and currently conducts all of its operations through its subsidiaries, BPGIC and BPGIC III, in the UAE. All of the Company’s assets are located outside the United States. The Company’s officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals in the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the UAE could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s directors and officers.

Shareholders of Cayman Islands exempted companies such as the Company have no general rights under Cayman Islands law to inspect corporate records and accounts or to obtain copies of lists of shareholders of these companies. The Company’s directors have discretion under Cayman Islands law to determine whether or not, and under what conditions, the Company’s corporate records could be inspected by the Company’s shareholders, but are not obliged to make them available to the Company’s shareholders. This could make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, the Company shareholders might have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

SHARES ELIGIBLE FOR FUTURE SALE

Our Ordinary Shares are currently listed on the Nasdaq Capital Market under the symbol “BROG”. However, a regular trading market for our Ordinary Shares may not be maintained. Future sales of substantial amounts of our Ordinary Shares in the public market, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Currently, approximately 5.3% of our Ordinary Shares outstanding are unrestricted and held by public shareholders. If all of the Warrants are exercised for cash, and assuming that, at such time no exercising warrant holder is an “affiliate” of us, approximately 20.2% of our Ordinary Shares outstanding will be unrestricted and held by public shareholders. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

As of the Closing of the Business Combination, the Initial Twelve Seas Shareholders held 4,721,900 Ordinary Shares and 529,000 Private Warrants. 2,587,500 of such Ordinary Shares were subject to a one year lock up restriction, subject to the possible early release of 50% of such Ordinary Shares in the event the closing price of the Ordinary Shares exceeded $12.50 for 20 trading days during any 30 trading day period. On December 20, 2020, such shares were released from their lock up restriction and, except with respect to 1,552,500 of such shares currently held in escrow, are eligible for sale in the public market. The 1,552,500 Ordinary Shares held in escrow are subject to release and forfeiture on the terms and conditions of the Initial Shareholder Escrow Agreement. As and if the milestones in the Initial Shareholder Escrow Agreement are satisfied, portions of such escrowed shares will be released to the Twelve Seas Sponsor and will become eligible for future sale in the public market.

Under the Seller Escrow Agreement, 20,000,000 Ordinary Shares that were placed in escrow at Closing will be released to BPGIC Holdings in the event that the Company meets certain Annualized EBITDA (as defined in the Seller Escrow Agreement) or share price targets during the period commencing from the Closing until the end of the twentieth (20th) fiscal quarter after the commencement date of the first full fiscal quarter beginning after the Closing.

One or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Registration Rights Agreements

Pursuant to the A&R Founders’ Registration Rights Agreement, the holders of a majority-in-interest of the Twelve Seas Insider Securities are entitled to make demands that the Company register such securities, however the Company is not obligated to effect more than an aggregate of two such demand registrations. With respect to such Twelve Seas Insider Securities which were subject to escrow under the Amended Founders’ Share Escrow Agreement, the holders of the majority-in-interest of the Twelve Seas Insider Securities could elect to exercise their registration rights at any time commencing two months prior to the date on which such securities were to be released from escrow under the Amended Founders’ Share Escrow Agreement. With respect to such Twelve Seas Insider Securities which are subject to escrow under the Initial Shareholder Escrow Agreement, the holders of the majority-in-interest of the Twelve Seas Insider Securities can elect to exercise their registration rights when such securities are released from escrow under the Initial Shareholder Escrow Agreement. With respect to such Twelve Seas Insider Securities which are not subject to any escrow, the registration rights may be exercised at any time on or after the date of Closing.

Under the Seller Registration Rights Agreement, BPGIC Holdings has registration rights that obligate the Company to register for resale under the Securities Act all or any portion of the Seller Registrable Securities, except that the Company is not obligated to register Seller Registrable Securities subject to the Seller Escrow Agreement until they are released from the Seller Escrow Account. The holders of a majority-in-interest of the Seller Registrable Securities are entitled under the Seller Registration Rights Agreement to make written demands for registration under the Securities Act of all or part of their Seller Registrable Securities (provided, however, that the Company is not obligated to effect more than four of such written demands), and the other holders of Seller Registrable Securities will be entitled to join in such demand registration.

Rule 144

103,814,935 of our Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, Rule 144 became available for resales of our securities on December 30, 2020 which is one year after the date that we filed Form 10 type information with the SEC reflecting that we had ceased to be a shell company. A person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months is entitled to sell shares, subject to the volume restrictions imposed on Rule 144 sales of securities of a former shell company, provided we (i) are then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and (ii) have filed all Exchange Act reports and material required to be filed, as applicable, other than Form 8-K reports, during the twelve months preceding such sale. Rule 144 sales are also subject to the availability of current public information about us.

Provided we (i) are then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and (ii) have filed all Exchange Act reports and material required to be filed, as applicable, other than Form 8-K reports, during the twelve months preceding such sale, a person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise; or

●	the average weekly trading volume of the Ordinary Shares on the national securities exchange on which our Ordinary Shares are trading during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to the volume restrictions imposed on Rule 144 sales of securities of a former shell company, as well as certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership and disposition of our securities.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR CONCERNING THE TAX CONSEQUENCES OF YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION.

United States of America

This section is addressed to U.S. Holders that exercise warrants to purchase ordinary shares of the Company. Unless otherwise indicated, “warrants” refers to warrants to purchase ordinary shares of the Company and “ordinary shares” refers to ordinary shares of the Company.

Exercise of Warrants

In general, you will not be required to recognize income, gain or loss upon exercise of a warrant for its exercise price. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the common stock should commence on the day after the warrant is exercised. In the latter case, the holding period of the common stock would include the holding period of the exercised warrants. However, our position is not binding on the IRS and the IRS may treat a cashless exercise of a warrant as a taxable exchange. You are urged to consult your own tax advisor as to the consequences of an exercise of a warrant on a cashless basis.

Taxation of Dividends and Other Distributions on Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by the Company to you with respect to its ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will generally not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) our ordinary shares are readily tradable on an established securities market in the United States, or the Company is eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) the Company is not a passive foreign investment company (as discussed below) for either the taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to the Company’s ordinary shares.

To the extent that the amount of the distribution exceeds the Company’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate the Company’s earnings and profits under U.S. federal income tax principles.

Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of the Company’s Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a Company ordinary share equal to the difference between the amount realized (in US dollars) for the ordinary share and your tax basis (in US dollars) in the ordinary share. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. tax purposes if at least 75% of its gross income in a taxable year of such foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. In determining the value and composition of its assets for purposes of the PFIC asset test, (1) the cash the Company owns at any time will generally be considered to be held for the production of passive income and (2) the value of the Company’s assets must be determined based on the market value of its ordinary shares from time to time, which could cause the value of its non-passive assets to be less than 50% of the value of all of its assets (including cash) on any particular quarterly testing date for purposes of the asset test.

A determination as to whether the Company is a PFIC with respect to any particular tax year will be made following the end of such tax year. If the Company is a PFIC for any year during which you hold the Company’s ordinary shares, it will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if the Company ceases to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

If the Company is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of the Company securities and, in the case of the ordinary shares, the U.S. Holder did not make a timely “mark-to-market” election, as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of the Company securities; and

●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Company securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such securities).

Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for such securities;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the Company’s first taxable year in which it is a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year(s) of the U.S. Holder.

If a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a “mark-to-market” election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Company ordinary shares and for which the Company is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income each year that the Company is treated as a PFIC the excess, if any, of the fair market value of such U.S. Holder’s ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of such shares at the end of the U.S. Holder’s taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the shares in a taxable year in which the Company is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) ordinary shares and for which the Company is treated as a PFIC.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to the Company’s ordinary shares under their particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. The Company does not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which the Company is a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

If you do not make a timely “mark-to-market” election (as described above), and if the Company were a PFIC at any time during the period you hold its ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if the Company ceases to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which the Company is treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which the Company is treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, you are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in the Company’s ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

Dividend payments with respect to the Company’s ordinary shares and proceeds from the sale, exchange or redemption of the Company’s ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and timely furnishing any required information. Transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding non-accountable expense allowance that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$31,690
Legal Fees and Expenses	$66,000
Accounting Fees and Expenses	$35,000
Printing and Engraving Expenses	$10,000
Warrant Agent Expenses	$5,000
Miscellaneous Expenses	$5,000
Total Expenses	$152,690

These expenses will be borne by us.

LEGAL MATTERS

The validity of the Ordinary Shares offered by this prospectus and certain legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. We have been advised on U.S. securities matters by K&L Gates LLP, 599 Lexington Avenue, New York, NY 10022.

ADVISORS

K&L Gates LLP, 599 Lexington Avenue, New York, NY 10022 acts as U.S. securities counsel for the Company and BPGIC.

Maples and Calder, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands acts as Cayman Islands counsel for the Company.

Hogan Lovells (Middle East) LLP, 19th Floor, Al Fattan Currency Tower, Dubai International Financial Centre, Dubai, United Arab Emirates acts as counsel for the Company and BPGIC with respect to United Arab Emirates and United Kingdom law.

EXPERTS

The consolidated financial statements of Brooge Energy Limited at December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, appearing in this prospectus and registration statement have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Brooge Energy Limited’s ability to continue as a going concern as described in Note 2.2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Prior to the engagement of Ernst & Young (“EY”) as Brooge Petroleum and Gas Investment Company FZE’s (“BPGIC” or the “Company”) independent registered public accounting firm under the standards of the PCAOB, EY provided a loan staffing service whereby an employee of EY inputted data into Company analyses under the direction and supervision of BPGIC management for a three-week period in July 2018 to assist the Company in their assessment of whether they met certain metrics for a potential transaction (the “service”). The service is not permitted under the auditor independence rules of the SEC and the PCAOB. The transaction did not ultimately materialize and, as a result, the Company did not use the results generated from this service and the service did not affect the financial statements of BPGIC nor EY’s related audits. Fees for the service were not significant to EY or BPGIC. The professional who provided the service is not a member of the EY audit engagement team with respect to the audits of BPGIC’s financial statements.

After careful consideration of the facts and circumstances and the applicable independence rules, EY has concluded that (i) the aforementioned matter does not impair EY’s ability to exercise objective and impartial judgment in connection with its audits of BPGIC’s financial statements and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would conclude that EY has been and is capable of exercising objective and impartial judgement on all issues encompassed within its audits of BPGIC’s financial statements. After considering this matter, BPGIC’s management and those charged with governance over BPGIC concur with EY’s conclusions.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including Annual Reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information contained in this prospectus is current only as of its date.

BROOGE ENERGY LIMITED

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Brooge Energy Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Brooge Energy Limited (the “Company”) as of 31 December 2019 and 2018, the related consolidated statements of comprehensive income, changes in equity and cash flows for each of the three years in the period ended 31 December 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at 31 December 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended 31 December 2019, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2.2 to the consolidated financial statements, the Company has a working capital deficiency and may not be able to repay debt instalments and capital expenditure requirements from projected financial resources. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters also are described in note 2.2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of 2019 Consolidated Financial Statements

As discussed in note 2.4 to the consolidated financial statements, the 2019 consolidated financial statements have been restated to correct a misstatement related to the classification of warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young

We have served as the Company’s auditor since 2018.

Abu Dhabi, United Arab Emirates

30 June 2020, except for note 2.4 and 26, as to which the date is 27 November 2020.

Brooge Energy Limited

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

For the year ended 31 December 2019

		(Restated)
		2019	2018	2017
	Notes	USD	USD	USD
Revenue	3	44,085,374	35,839,268	89,593
Direct costs	4	(10,202,465)	(9,607,360)	(2,295,809)

GROSS PROFIT / (LOSS)		33,882,909	26,231,908	(2,206,216)

Listing expenses	5	(101,773,877)	-	-
General and administrative expenses	6	(2,608,984)	(2,029,260)	(574,266)
Finance costs	7	(5,730,535)	(6,951,923)	(966,926)
Change in estimated fair value of derivative warrant liability	13	1,273,740	-	-
Changes in fair value of derivative financial instruments	18	(328,176)	(1,190,073)	-

(LOSS) PROFIT AND TOTAL COMPREHENSIVE (LOSS) INCOME FOR THE YEAR		(75,284,923)	16,060,652	(3,747,408)

Basic and diluted (loss) / earnings per share	21	(0.94)	0.20	(0.05)

The attached notes 1 to 26 form part of these consolidated financial statements.

Brooge Energy Limited

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

As at 31 December 2019

		(Restated)	(Restated)
		2019	2018
	Notes	USD	USD
ASSETS
Non-current assets
Property, plant and equipment	8	263,228,588	197,629,114
Advances to contractors	10	21,664,764	-
		284,893,352	197,629,114

Current assets
Inventories	9	179,644	147,090
Trade and other receivables	10	2,348,693	2,123,077
Bank balances and cash	11	19,830,771	37,351
		22,359,108	2,307,518

TOTAL ASSETS		307,252,460	199,936,632

EQUITY AND LIABILITIES
Equity
Share capital	12	8,804	8,000
Share premium	12	101,775,834	1,353,285
Shareholders’ accounts	20	71,017,815	47,717,763
General reserve	14	680,643	680,643
(Accumulated losses) retained earnings		(64,066,681)	11,218,242
Total equity		109,416,415	60,977,933

Non-current liabilities
Term loans	15	74,160,950	-
Lease liability	16	28,624,259	28,108,801
Provisions	17	13,941	6,267
		102,799,150	28,115,068

Current liabilities
Bank overdraft	11	-	3,745,048
Derivative warrant liability	13	15,709,460	-
Term loans	15	14,539,187	94,792,088
Accounts payable, accruals and other payables	19	61,115,121	9,003,798
Derivative financial instruments	18	1,518,249	1,190,073
Lease liability	16	2,154,878	2,112,624
		95,036,895	110,843,631
Total liabilities		197,836,045	138,958,699

TOTAL EQUITY AND LIABILITIES		307,252,460	199,936,632

The attached notes 1 to 26 form part of these consolidated financial statements.

Brooge Energy Limited

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (Restated)

For the year ended 31 December 2019

					Accumulated
					(losses)/
	Share	Share	Shareholders’	Statutory	retained
	capital	premium	account	reserves	earnings	Total
	USD	USD	USD	USD	USD	USD
Balance at 1 January 2017	1,361,285	-	57,039,100	-	(414,359)	57,986,026
Reverse acquisition re-nomination with exchange ratio 800,000:1	8,000	(8,000)	-	-	-	-
Elimination of capital stock of BPGIC FZE	(1,361,285)	1,361,285	-	-	-	-
Net contribution from the shareholders (note 20)	-	-	13,382,336	-	-	13,382,336
Loss for the year	-	-	-	-	(3,747,408)	(3,747,408)

Balance at 31 December 2017 (restated)	8,000	1,353,285	70,421,436	-	(4,161,767)	67,620,954

At 1 January 2018 (restated)	8,000	1,353,285	70,421,436	-	(4,161,767)	67,620,954
Transfer to statutory reserve	-	-	-	680,643	(680,643)	-
Net distribution to the shareholders (note 20)	-	-	(22,703,673)	-	-	(22,703,673)
Profit for the year	-	-	-	-	16,060,652	16,060,652

Balance at 31 December 2018 (restated)	8,000	1,353,285	47,717,763	680,643	11,218,242	60,977,933

Balance at 1 January 2019 (restated)	8,000	1,353,285	47,717,763	680,643	11,218,242	60,977,933
Shares issuance in connection with a merger (note 25)	932	114,022,421	-	-	-	114,023,353
Cash election in lieu of shares (note 25)	(128)	(13,599,872)	-	-	-	(13,600,000)
Net contribution by the shareholders (note 20)	-	-	23,300,052	-	-	23,300,052
Loss for the year	-	-	-	-	(75,284,923)	(75,284,923)

Balance at 31 December 2019 (restated)	8,804	101,775,834	71,017,815	680,643	(64,066,681)	109,416,415

The attached notes 1 to 26 form part of these consolidated financial statements.

Brooge Energy Limited

CONSOLIDATED STATEMENT OF CASH FLOWS

For the year ended 31 December 2019

			(Restated)
		2019	2018	2017
	Notes	USD	USD	USD
OPERATING ACTIVITIES
(Loss)/profit for the year		(75,284,923)	16,060,652	(3,747,408)

Adjustments to reconcile net (loss)/profit to net cash provided by (used in) operating activities:
Listing expenses	5	100,122,019	-	-
Depreciation charge	4	5,785,745	5,716,063	692,528
Finance costs	7	5,730,535	6,951,923	966,926
Change in estimated fair value of derivative warrant liability	13	(1,273,740)	-	-
Net changes in fair value of derivative financial instruments	18	328,176	1,190,073	-
		35,407,812	29,918,711	(2,087,954)

Working capital changes:
(Increase) decrease in inventories		(32,554)	29,561	(176,651)
Increase in trade and other receivables		(225,616)	(2,123,077)	(618,700)
Increase in provisions		7,674	5,616	365
Increase in accounts payable, accruals and other payables	19	18,257,036	65,910	630,023

Net cash flows from (used in) operating activities		53,414,352	27,896,721	(2,252,917)

INVESTING ACTIVITIES
Advances paid to contractors		(21,664,764)	-	-
Purchase of property, plant and equipment		(38,690,498)	(271,403)	(21,924,553)

Net cash flow used in investing activities		(60,355,262)	(271,403)	(21,924,553)

FINANCING ACTIVITIES
Proceeds from term loans	15	-	4,038,024	16,700,441
Repayment of term loans	15	(8,435,416)	(3,487,876)	-
Interest paid on term loans		(1,536,503)	(7,195,581)	(3,429,143)
Proceeds from issuance of ordinary shares		33,064,568	-	-
Cash election by shareholders		(13,600,000)	-	-
Payment of lease liability		(2,313,323)	-	-
Payment of transaction costs on loans		-	-	(111,081)
Net contribution from (distributions to) the shareholders	20	23,300,052	(24,971,637)	11,158,842

Net cash flows from (used in) financing activities		30,479,378	(31,617,070)	24,319,059

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		23,538,468	(3,991,752)	141,589

Cash and cash equivalents at 1 January		(3,707,697)	284,055	142,466

CASH AND CASH EQUIVALENTS AT 31 DECEMBER	11	19,830,771	(3,707,697)	284,055

The attached notes 1 to 26 form part of these consolidated financial statements.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

1	ACTIVITIES

Brooge Energy Limited (the “Company”) formerly known as Brooge Holdings Limited, is a company with limited liability registered as an exempted company in the Cayman Islands. The Company and its subsidiaries are collectively referred to as the “Group”. The registered office of the Company is at P.O Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The Company’s principal executive office is located at P.O Box 50170, Al-Sodah, Khorr Fakkan Road, Fujairah, United Arab Emirates (“UAE”).

Subsequent to year end, on 07 April 2020, the Company changed its name from Brooge Holdings Limited to Brooge Energy Limited.

The Group provides oil storage and related services at the Port of Fujairah in the Emirate of Fujairah in the UAE. The Group currently operates phase 1, comprising 14 tanks of total capacity of 399,324 cbm, fully operational for storage and other ancillary processes of clean oil. The Group’s phase 2 is under construction, which will comprise 8 tanks of total capacity of 600,000 cbm for storage and other ancillary services of crude oil.

Brooge Energy Limited was incorporated on 12 April 2019 for the sole purpose of consummating the business combination described further below. On 15 April 2019, Brooge Petroleum and Gas Investment Company FZE (“BPGIC FZE”) entered into a business combination agreement with Twelve Seas Investment Company (“Twelve Seas”), a company listed on National Association of Securities Dealers Automated Quotations (“NASDAQ”), the Company and BPGIC FZE’s shareholders. On 10 May 2019, BPGIC PLC became party to the business combination agreement by execution of a joinder thereto.

The business combination was accounted for as a reverse acquisition in accordance with the International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board (“IASB”) as disclosed in note 25. Under this method of accounting, Brooge Energy and Twelve Seas are treated as the “acquired” company. This determination was primarily based on BPGIC FZE comprising the ongoing operations of the combined company, BPGIC FZE’s senior management comprising the senior management of the combined company, and BPGIC FZE’s stockholders having a majority of the voting power of the combined company. For accounting purposes, BPGIC FZE is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of BPGIC FZE. Accordingly, the consolidated assets, liabilities and results of operations of BPGIC FZE are the historical financial statements of the combined company, and Brooge Energy and Twelve Sea’s assets, liabilities and results of operations are consolidated with BPGIC FZE beginning on the acquisition date.

As a result of the above transaction, the Company became the ultimate parent of BPGIC FZE and Twelve Seas on 20 December 2019, being the acquisition date. The Company’s common stock and warrants are traded on the NASDAQ Capital Market under the ticker symbols BROG and BROGW, respectively. Upon the closing of business combination, Twelve seas changed its name to ‘BPGIC International’.

The consolidated financial statements are prepared as a continuation of the financial statements of BPGIC FZE, the acquirer, and retroactively adjusted to reflect the legal capital of the legal parent/acquiree (Brooge Energy Limited). The comparative financial years included herein are derived from the consolidated financial statements of BPGIC FZE as adjusted to reflect the legal capital of the legal parent/acquiree (Brooge Energy Limited).

The restated consolidated financial statements of the Group were authorised for issue by the Board of Directors on 27 November 2020.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

2.1	BASIS OF PREPARATION

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board “IASB”.

These consolidated financial statements are presented in United States dollars (“USD”) which is the functional and presentation currency of the Group. All financial information presented in USD has been rounded to the nearest thousand, unless otherwise stated.

The consolidated financial statements are prepared under the historical cost convention, except for re-measurement at fair value of derivative financial instruments.

2.2	FUNDAMENTAL ACCOUNTING CONCEPT

As of 31 December 2018, the Group had not paid USD 3.7 million of principal and accrued interest that was due under the Group’s Phase I Financing Facilities. Also, as of 31 December 2018, the Group was not in compliance with its debt covenants, including the debt service coverage ratio contained in the Group’s Phase I Financing Facilities. Even though the lender did not declare an event of default under the loan agreements, these breaches constituted events of default and could have resulted in the lender requiring immediate repayment of the loans. Accordingly, as of 31 December 2018, the Group has classified its debt balance of USD 94.8 million as a current liability.

On 10 September 2019 and again on 30 December 2019 the Group entered into agreements with its lender to amend the Phase 1 Financing Facility such that on 31 December 2019 the Group was in compliance with the amended facility agreement. At 31 December 2019, the Group’s current liabilities exceeded its current assets by USD 72.7 million.

Subsequent to the year end, the Group defaulted on its commitments under its term loans and the Group was not in compliance with its debt covenants, including the debt service coverage ratio contained in the Group’s loan agreement. Even though the lender did not declare an event of default under the loan agreements, these breaches constituted events of default and could have resulted in the lender requiring immediate repayment of the loans.

On 15 June 2020, the Group entered into an agreement with its lender to amend its Phase I Financing Facilities (note15). The Group will have to pay principal and accrued interest of USD 8.8 million in 2020 which represents the cumulative instalments including interest outstanding from periods prior to this amended agreement and an amendment fee of USD 136,000. Term loan (1) and Term loan (2) is now payable in 46 and 16 instalments respectively starting 30 June 2020 with final maturity on 31 July 2030 and 31 July 2023, respectively.

During 2018, the Group signed a sales agreement for phase 2 to provide storage and ancillary services to an international commodity trading company, which was novated to a new party during the year. Phase 2 operations are scheduled to start in fourth quarter of 2020 and management expects this will generate significant operating cash flows. The Group is in receipt of a loan facility letter date 15 October 2018 from a lender. The Group intends to draw down from this facility to finance the payments due to the contractor in respect of Phase 2 construction in the third quarter of 2020. The ability of the Group to draw down on this facility is contingent upon a number of conditions agreed in the facility letter which will need to be assessed and approved by the bank prior to the disbursement of funds.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

2.2	FUNDAMENTAL ACCOUNTING CONCEPT continued

Based on the above noted, management has considered the going concern status of the Group and believes there to be a material uncertainty that casts significant doubt upon the Group’s ability to continue as a going concern. Based on management’s forecasts the capital expenditure requirements for phase 2 and debt servicing as described above will be funded by cash generated through the ongoing operations and further drawdowns from loan facilities. The Group’s management acknowledge that there is a risk that the quantum and timing of cash flows may not be achievable in line with the twelve months forecasts from the date of approval of the Group’s financial statements. Accordingly, there is significant doubt that the Group will be able to pay its obligations as they fall due and this significant doubt is not alleviated by management’s plans.

The financial statements have been prepared assuming that the Group will continue as a going concern. Accordingly, the consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, the amounts and classification of liabilities, or any other adjustments that might result in the event the Group is unable to continue as a going concern.

2.3	CHANGES IN ACCOUNTING POLICIES AND DISCLOSURES

New and amended standards and interpretations

The Group applied certain standards, interpretations and amendments for the first time, which are effective for annual periods beginning on or after 1 January 2019. Except for IFRS 16, which was early adopted during the year ended 31 December 2016, the Group has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective.

●	IFRIC Interpretation 23 Uncertainty over Income Tax Treatments;

●	Amendments to IFRS 9 Prepayment Features with Negative Compensation;

●	Amendments to IAS 19 Plan Amendment, Curtailment or Settlement; and

●	Amendments to IAS 28 Long-term Interests in Associates and Joint Ventures.

Annual Improvements 2015-2017 Cycle

●	IFRS 3 Business Combinations;

●	IFRS 11 Joint Arrangements;

●	IAS 12 Income Taxes; and

●	IAS 23 Borrowing Costs.

The adoption of above standards and amendments did not have any significant impact on the consolidated financial statements of the Group except the amendments in IAS 23. These amendments clarify that an entity treats as part of general borrowings any borrowing originally made to develop a qualifying asset when substantially all of the activities necessary to prepare that asset for its intended use or sale are complete. The entity applies the amendments to borrowing costs incurred on or after the beginning of the annual reporting period in which the entity first applies those amendments. An entity applies those amendments for annual reporting periods beginning on or after 1 January 2019. The implementation of the amendments resulted in USD 1,546,108 capitalisation of borrowing cost to Property, plant and equipment.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

2.4	RESTATMENT OF FINANCIAL STATEMENTS

Subsequent to the issuance of the Group’s 2019 financial statements, management have reassessed the accounting treatment of the issued warrants. Previously these warrants have been accounted for as equity in the Statement of Financial Position.

As described in Note 25, the business combination completed by the Group on 20 December 2019 resulted in the issuance of warrants, exercisable for a period of five years from the date of issuance at an exercise price of $11.5 per warrant. The holders of the warrants may elect, in lieu of exercising the warrants for cash, a cashless exercise option to receive common shares if there is no effective registration statement registering the warrant shares on the 90th day after the completion of the Group’s initial business combination, and during any other period when the Group shall fail to have maintained an effective registration statement covering the ordinary shares issuable upon exercise of the warrants. If the registered holder desires to exercise the warrants, the registered holder may exercise the warrants in whole or in part in lieu of making a cash payment, by providing notice to the Chief Financial Officer of the Group in a subscription form of its election to utilize cashless exercise, in which event the Group may be required to issue to the holder a variable number of shares.

The Group has reassessed that the maintenance of an effective registration statement is a matter not wholly within the control of the Group. As noted above, the warrants contain a feature that may lead to the issuance of a variable number of shares. In accordance with IAS 32, a contract to issue a variable number of shares fails to meet the definition of equity and must instead be classified as a financial liability and measured at fair value with changes in fair value recognized in the statement of comprehensive income at each reporting date. The financial liability will ultimately be converted to the Group’s equity (common shares) when the warrants are exercised or will be extinguished upon the expiry of the outstanding warrants and will not result in the outlay of any cash by the Group.

The warrants have been reclassified from equity to liabilities. The correction of this error resulted in a decrease in equity by USD 16,983,200 and increase of financial liabilities with the same amount. On 31 December 2019, a fair value gain of USD 1,273,740 was also recognized in the statement of comprehensive income in these restated financial statements with a consequent decrease in the amount of the accumulated losses in equity.

The aforementioned changes were accounted for retrospectively in accordance with IAS 8 and, accordingly the balances as at 31 December 2018 have not been impacted and 31 December 2019 financial statements have been restated as follows:

	As previously	Restatement
	reported	adjustments	Restated
	31 December	31 December	31 December
	2019	2019	2019
	USD	USD	USD
STATEMENT OF COMPREHENSIVE INCOME
Change in estimated fair value of derivative warrant liability	-	1,273,740	1,273,740

Loss and total comprehensive loss for the year	(76,558,663)	1,273,740	(75,284,923)

Basic and diluted loss per share	(0.95)	0.01	(0.94)

STATEMENT OF FINANCIAL POSITION
Reclassification of derivative warrant liability	16,983,200	(16,983,200)	-
Accumulated losses	(65,340,421)	1,273,740	(64,066,681)

Total equity	125,125,875	(15,709,460)	109,416,415

Derivative warrant liability	-	15,709,460	15,709,460

Current liabilities	79,327,435	15,709,460	95,036,895
Total liabilities	182,126,585	15,709,460	197,836,045

STATEMENT OF CASH FLOWS
Loss for the year	(76,558,663)	1,273,740	(75,284,923)

Adjustment for:
Change in fair value of derivative warrants liability	-	(1,273,740)	(1,273,740)

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

2.5	SIGNIFICANT ACCOUNTING ESTIMATES AND JUDGEMENTS

The preparation of the Group’s consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of expenses, assets and liabilities, and the disclosure of contingent liabilities, at the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future.

Estimation and assumptions

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below:

Useful lives of property, plant and equipment

The Group’s management determines the estimated useful lives of its property, plant and equipment for calculating depreciation. This estimate is determined after considering the expected usage of the asset or physical wear and tear and the impact of expected residual value. Management reviews the useful lives annually and the future depreciation charge would be adjusted where management believes that the useful lives differ from previous estimates. The depreciation period of the right-of-use asset has been determined to be over the lease term on the basis that the land is expected to be used for the whole period of the lease considering the existing assets and future expansion on the land.

Asset retirement obligation

As part of the land lease agreement between Fujairah Municipality and the Group, the Group has a legal obligation to remove the plant at the end of its lease term. The Group initially records a provision for asset retirement obligations at the best estimate of the present value of the expenditure required to settle the obligation at the time a legal (or constructive) obligation is incurred, if the liability can be reliably estimated. When the provision is initially recorded, the carrying amount of the related asset is increased by the amount of the liability. Provisions are adjusted at each balance sheet date to reflect the current best estimate. The unwinding of the discount is recognised as finance cost. The Group’s operating assets generally consist of storage tanks and related facilities. These assets can be used for an extended period of time as long as they are properly maintained and/or upgraded. It is the Group’s current intent to maintain its assets and continue making improvements to those assets based on technological advances. There is no data or information that can be derived from past practice, industry practice or the Group’s intentions that could be used to make a reliable estimate of the decommissioning cost. Accordingly, the Group has not recorded a liability or corresponding asset as the amounts of such potential future costs are not reliably determinable.

Discount rate used for initial measurement of lease liability

The Group, as a lessee, measures the lease liability at the present value of the unpaid lease payments at the commencement date. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Group on initial recognition of the lease uses its incremental borrowing rate. Incremental borrowing rate is the rate of interest that the Group would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use assets in similar economic environment. The Group determined its incremental borrowing rate at 9.5% (2018: 9.5%) in respect of the lease liability (note 16).

Impairment of trade receivables

The Group uses the simplified approach under IFRS 9 to assess impairment of its trade receivables and calculates expected credit losses (ECLs) based on lifetime expected credit losses. The Group calculates the ECL based on Group historical credit loss experience, adjusted for forward-looking factors specific to the customer and the economic environment.

Valuation of derivative financial instruments

The Group has entered into derivative financial instruments (interest rate swaps) with a financial institution with investment grade credit rating. Interest rate swaps are valued using valuation techniques, which employ the use of market observable inputs. The most frequently applied valuation techniques include swap models using present value calculations. The models incorporate various inputs including the credit quality of counterparties and interest rate curves. The changes in counterparty credit risk had no material effect on the derivative financial instruments recognised at fair value.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

2.5	SIGNIFICANT ACCOUNTING ESTIMATES AND JUDGEMENTS continued

Judgements

In the process of applying the Group’s accounting policies, management has made the following judgements which have the most significant effect on the amounts recognised in the consolidated financial statements:

Business combination (reverse acquisition)

As the reverse acquisition of Brooge Energy did not constitute a business combination, the transaction was accounted for as an asset acquisition by the issuance of shares of the Company, for the net assets of Twelve Seas and its public listing. Accordingly, the transaction had been accounted for at the fair value of the equity instruments granted to the shareholders and warrant holders of Twelve Seas.

Management applied the following primary judgments in accounting for the reverse acquisition:

1.	BPGIC was assessed as the accounting acquirer due to majority shareholding and representatives on the board of directors.

2.	The accounting acquiree is not a business and not in scope of IFRS 3.

3.	The acquisition has been accounted for in terms of IFRS 2 which is aligned to guidance issued by the IFRIC. The difference between the fair value of the consideration paid and the fair value of the net assets acquired. has been recognised in profit and loss. Refer to note 2.5 (iii).

4.	Fair value of ordinary shares issued: Refer to note 25.

5.	The fair value of the shares in escrow is not materially different from that of the shares which are not in escrow as the rights of these shares are similar to those of “normal ordinary shares”. Fair value of the shares in escrow: Refer to note 25.

6.	Fair value of warrants issued: Refer to note 13.

7.	Deemed share issue has been presented in the financing activities in the Statement of Cash Flows.

Operating lease commitments – Group as a lessor

The Group has entered into a five year storage rental agreement with a customer. Under the agreement, the Group has rented its full storage facility and receives fixed rental against the available storage capacity. The Group has determined the agreement to be a lease in accordance with IFRS 16 (Leases) and, based on the contractual arrangements in place, that it retains the principal risks and rewards of ownership of the storage facility and so accounts for the agreement as an operating lease.

Classification of warrants

In connection with the completion of the business combination on 20 December 2019 as described in note 1, note 2.4, note 13 and note 25 the Group issued warrants. The warrants agreement require the Group to issue a fixed number of shares for a fixed amount of cash, however it contains a clause that allows for cashless exercise (in the event that no effective registration is maintained), which may lead to the issuance of a variable number of shares. Management assessed that the maintenance of an effective registration statement is a matter not wholly within the control of the Group and as such classified the warrants as a financial liability at fair value through profit or loss.

2.6	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of consolidation

(i)	Subsidiaries

The consolidated financial statements comprise the financial statements of the Company and its subsidiaries as at 31 December 2019. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

Specifically, the Group controls an investee if and only if the Group has:

●	Power over the investee (i.e. existing rights that give it the current ability to direct the relevant activities of the investee);

●	Exposure, or rights, to variable returns from its involvement with the investee; and

●	The ability to use its power over the investee to affect its returns.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

2.6	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Basis of consolidation continued

(i)	Subsidiaries continued

When the Group has less than a majority of the voting or similar rights of an investee, the Group considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

●	The contractual arrangement with the other vote holders of the investee;

●	Rights arising from other contractual arrangements; and

●	The Group’s voting rights and potential voting rights.

The Group re-assesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control. Consolidation of a subsidiary begins when the Group obtains control over the subsidiary and ceases when the Group loses control. Assets, liabilities, income and expenses of a subsidiary acquired or disposed off during the year are included in the consolidated statement of comprehensive income from the date the Group gains control until the date the Group ceases to control the subsidiary.

A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction.

If the Group loses control over a subsidiary, it:

●	Derecognises the assets (including goodwill) and liabilities of the subsidiary

●	Derecognises the carrying amount of any non-controlling interests

●	Derecognises the cumulative translation differences recorded in equity

●	Recognises the fair value of the consideration received

●	Recognises the fair value of any investment retained

●	Recognises any surplus or deficit in profit or loss

●	Reclassifies the parent’s share of components previously recognised in OCI to profit or loss or retained earnings, as appropriate, as would be required if the Group had directly disposed of the related assets or liabilities

Details of subsidiaries as at 31 December 2019 and 31 December 2018 were as follows:

		Percentage of ownership
Legal name	Country of incorporation	2019	2018
Brooge Petroleum and Gas Investment Company FZE	United Arab Emirates	100%	-
BPGIC International (formerly known as Twelve Seas) *	Cayman Islands	100%	-

*	indirectly held

The financial statements of the subsidiary are prepared for the same reporting year as the Group. Consolidated financial statements are prepared using uniform accounting policies for like transactions and other events in similar circumstances.

The carrying amount of the Company’s investment in the subsidiary and the equity of the subsidiary is eliminated on consolidation. All significant intra-group balances, and income and expenses arising from intra-group transactions are also eliminated on consolidation.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

2.6	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Basis of consolidation continued

(ii)	Non-controlling interests (“NCI”)

NCI are measured at their proportionate share of the acquiree’s identifiable net assets at the date of acquisition. Changes in the Group’s interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions.

(iii)	Business combinations

Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred measured at acquisition date fair value and the amount of any non-controlling interests in the acquiree. For each business combination, the Group elects whether to measure the non-controlling interests in the acquiree at fair value or at the proportionate share of the acquiree’s identifiable net assets. Acquisition-related costs are expensed as incurred and included in administrative expenses.

When the Group acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. This includes the separation of embedded derivatives in host contracts by the acquiree.

If the business combination is achieved in stages, any previously held equity interest is re-measured at its acquisition date fair value and any resulting gain or loss is recognised in profit or loss. It is then considered in the determination of goodwill.

Any contingent consideration to be transferred by the acquirer will be recognised at fair value at the acquisition date. Contingent consideration classified as an asset or liability that is a financial instrument and within the scope of IFRS 9 Financial Instruments, is measured at fair value with changes in fair value recognised either in profit or loss or as a change to other comprehensive income. Contingent consideration that is classified as equity is not re-measured and subsequent settlement is accounted for within equity.

A ‘reverse acquisition’ is a business combination in which the legal acquirer - i.e. the entity that issues the securities (i.e. listed entity) becomes the acquiree for accounting purposes and the legal acquiree becomes the acquirer for accounting purposes. It is the application in accordance with IFRS 3 Business Combinations on identifying the acquirer, which results in the identification of the legal acquiree as the accounting acquirer in a reverse acquisition. Application in accordance with IFRS 3 Business Combinations on identifying the acquirer may result in identifying the listed entity as the accounting acquiree and the unlisted entity as the accounting acquirer. In this case, if the listed entity is:

●	A business, IFRS 3 Business Combinations applies;

●	Not a business, IFRS 2 Share-based Payment applies to the transaction once the acquirer has been identified following the principles in accordance with IFRS 3 Business Combinations. Under this approach, the difference between the fair value of the consideration paid less the fair value of the net assets acquired, is recognized as a listing expense in profit or loss.

Revenue recognition

The Group elected to early adopt IFRS 15 ‘Revenue from Contracts with Customers’ and IFRS 16 ‘Leases’ for the year ended 31 December 2016 using the full retrospective method for both standards.

The Group generates revenue by charging fees for the storage, throughput and handling of fuel oil and clean products for its sole customer. Additional revenue is generated by charging fees for other ancillary services (excess throughput, heating, blending and other services).

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

2.6	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Revenue recognition continued

The contract contains a lease and a service component. The lease component is accounted for under IFRS 16 and the service component is accounted for under IFRS 15. The contract has a minimum fixed monthly payment for both the lease and non-lease service components. The fixed consideration is allocated to the lease and service components based on their relative stand-alone selling price, which is based on an analysis of lease-related and service-related costs for the contract, adjusted for representative profit margins. The lease component is recognised on a straight-line basis over the term of the initial lease and the service component is recognised over time as the customer simultaneously receives and consumes the benefits provided by the Group’s performance. The fixed payment is billed monthly in advance.

The contract also contains variable elements in the form of the other ancillary services. Revenue from the variable element of the contract is recognised based on the actual volumes transported, stored and processed in the period in which the services are provided. These services are generally billed the month after the services are performed.

Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale.

Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalisation.

All other borrowing costs are recognised in the consolidated statement of comprehensive income (within profit and loss) in the period during which they are incurred.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Capital work under progress is stated at cost and subsequently transferred to assets when it is available for use. Cost of an item of property, plant and equipment comprises its acquisition cost including borrowing cost and all directly attributable costs of bringing the asset to working condition for its intended use. Such cost includes the cost of replacing part of the plant and equipment when that cost is incurred, if the recognition criteria are met. Likewise, when a major inspection is performed, its cost is recognised in the carrying amount of the plant and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognised in the consolidated statement of comprehensive income (within profit and loss) as incurred. Depreciation is computed using the straight-line method based on the estimated useful lives of assets as follows:

Buildings	25 years
Tanks	50 years
Installations (pipeline, pumps and other equipment)	20 - 25 years
Other equipment	5 years
Right-of-use asset - Land	60 years

The assets’ residual values and useful lives are reviewed and adjusted if appropriate, at each financial year end to determine whether there is an indication of impairment. If any such indication exists, an impairment loss is recognised in the consolidated statement of comprehensive income (within profit and loss). For the purpose of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash generating units).

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

2.6	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Property, plant and equipment continued

The carrying amounts are reviewed at each reporting date to assess whether they are recorded in excess of their recoverable amounts, and where carrying values exceed this estimated recoverable amount, assets are written down to their recoverable amount, being the higher of their fair value less costs to sell and their value in use.

An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statement of comprehensive income (within profit and loss) in the year the asset is derecognised.

Capital work in progress

Capital work in progress is stated at cost, which represents costs for the design, development, procurement, construction and commissioning of the asset under development. Cost includes borrowing cost capitalised and depreciation of the right of use asset during the construction phase. When the asset is in the location and condition necessary to operate in the manner intended by management, capital work in progress is transferred to the appropriate property, plant and equipment category and depreciated in accordance with the Group’s policies.

Impairment of non-financial assets

At each reporting date, the Group reviews the carrying amounts of its tangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest cash-generating units for which a reasonable and consistent allocation basis can be identified.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in the consolidated statement of comprehensive income (within profit and loss).

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash- generating unit) is increased to the revised estimate of its recoverable amount, such that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (cash-generating unit) in prior years.

Cash and cash equivalents

For the purpose of the consolidated statement of cash flows, cash and cash equivalents consist of cash in hand, bank balances and short-term deposits with original maturity of three months or less, net of bank overdraft.

Inventories

Inventories are valued at the lower of cost, determined on the basis of weighted average cost, and net realizable value. Costs are those expenses incurred in bringing each item to its present location and condition. Net realisable value is valued at selling prices net of selling costs.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

2.6	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Leasing

The Group had elected to early adopt IFRS 16 during the year ended 31 December 2016, from its lease commencement dates using the full retrospective method.

At inception of a contract, the Group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

For a contract that is, or contains, a lease, the Group accounts for each lease component within the contract as a lease separately from non-lease components of the contract.

The Group determines the lease term as the non-cancellable period of a lease, together with both:

a)	periods covered by an option to extend the lease if the lessee is reasonably certain to exercise that option; and

b)	periods covered by an option to terminate the lease if the lessee is reasonably certain not to exercise that option.

In assessing whether a lessee is reasonably certain to exercise an option to extend a lease, or not to exercise an option to terminate a lease, the Group considers all relevant facts and circumstances that create an economic incentive for the lessee to exercise the option to extend the lease, or not to exercise the option to terminate the lease. The Group revises the lease term if there is a change in the non-cancellable period of a lease.

Group as a lessor

Leases where the Group does not transfer substantially all the risks and benefits of ownership of the asset are classified as operating leases. Initial direct costs incurred in negotiating an operating lease are added to the carrying amount of the leased asset and recognised over the lease term on the same bases as rental income. Contingent rents are recognised as revenue in the period in which they are earned.

Group as a lessee

For a contract that contains a lease component and one or more additional lease or non-lease components, the Group allocates the consideration in the contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components.

The relative stand-alone price of lease and non-lease components is determined on the basis of the price the lessor, or a similar supplier, would charge an entity for that component, or a similar component, separately. If an observable stand-alone price is not readily available, the Group estimates the stand-alone price, maximising the use of observable information.

For determination of the lease term, the Group reassesses whether it is reasonably certain to exercise an extension option, or not to exercise a termination option, upon the occurrence of either a significant event or a significant change in circumstances that:

a)	is within the control of the Group; and

b)	affects whether the Group is reasonably certain to exercise an option not previously included in its determination of the lease term, or not to exercise an option previously included in its determination of the lease term.

At the commencement date, the Group recognises a right-of-use asset classified within property, plant and equipment and a lease liability classified separately on the consolidated statement of financial position.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

2.6	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Leasing continued

Short-term leases and leases of low-value assets

The Group has elected not to recognise right-of-use assets and lease liabilities for short-term leases that have a lease of 12 months or less and leases of low-value assets of USD 5,000 or less when new. The Group recognises the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

Right-of-use assets

The right-of-use asset is initially recognised at cost comprising of:

a)	the amount of the initial measurement of the lease liability;

b)	any lease payments made at or before the commencement date, less any lease incentives received;

c)	any initial direct costs incurred by the Group; and

d)	an estimate of costs to be incurred by the Group in dismantling and removing the underlying asset, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease. These costs are recognised as part of the cost of the right-of-use asset when the Group incurs an obligation for these costs. The obligation for these costs is incurred either at the commencement date or as a consequence of having used the underlying asset during a particular period.

After initial recognition, the Group amortises the right-of-use asset over the term of the lease. In addition the right of use asset is periodically reduced by impairment losses, if any, and adjusted for certain re-measurements of the lease liability.

Lease liability

The lease liability is initially recognised at the present value of the lease payments that are not paid at the commencement date. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Group uses its incremental borrowing rate.

After initial recognition, the lease liability is measured by (a) increasing the carrying amount to reflect interest on the lease liability; (b) reducing the carrying amount to reflect the lease payments made; and (c) remeasuring the carrying amount to reflect any reassessment or lease modifications or to reflect revised in-substance fixed lease payments.

Where, (a) there is a change in the lease term as a result of the reassessment of certainty to exercise an option, or not to exercise a termination option as discussed above; or (b) there is a change in the assessment of an option to purchase the underlying asset, assessed considering the events and circumstances in the context of a purchase option, the Group remeasures the lease liabilities to reflect changes to lease payments by discounting the revised lease payments using a revised discount rate. The Group determines the revised discount rate as the interest rate implicit in the lease for the remainder of the lease term, if that rate can be readily determined, or its incremental borrowing rate at the date of reassessment, if the interest rate implicit in the lease cannot be readily determined.

Where, (a) there is a change in the amounts expected to be payable under a residual value guarantee; or (b) there is a change in future lease payments resulting from a change in an index or a rate used to determine those payments, including a change to reflect changes in market rental rates following a market rent review, the Group remeasures the lease liabilities by discounting the revised lease payments using an unchanged discount rate, unless the change in lease payments results from a change in floating interest rates. In such case, the Group uses a revised discount rate that reflects changes in the interest rate.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

2.6	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Leasing continued

Lease liability continued

The Group recognises the amount of the re-measurement of the lease liability as an adjustment to the right-of-use asset. Where the carrying amount of the right-of-use asset is reduced to zero and there is a further reduction in the measurement of the lease liability, the Group recognises any remaining amount of the re-measurement in the consolidated statement of comprehensive income (within profit and loss).

The Group accounts for a lease modification as a separate lease if both:

a)	the modification increases the scope of the lease by adding the right to use one or more underlying assets; and

b)	the consideration for the lease increases by an amount commensurate with the stand-alone price for the increase in scope and any appropriate adjustments to that stand-alone price to reflect the circumstances of the particular contract.

Financial assets

Classification and measurement

The Group initially measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs.

Under IFRS 9, debt financial instruments are subsequently measured at fair value through profit or loss (FVPL), amortised cost, or fair value through other comprehensive income (FVOCI). The classification is based on two criteria: the Group’s business model for managing the assets; and whether the instruments’ contractual cash flows represent ‘solely payments of principal and interest’ on the principal amount outstanding (the ‘SPPI criterion’).

The classification and measurement of the Group’s debt financial assets are, as follows:

●	Debt instruments at amortised cost for financial assets that are held within a business model with the objective to hold the financial assets in order to collect contractual cash flows that meet the SPPI criterion. This category includes the Group’s trade and other receivables.

●	Debt instruments at FVOCI, with gains or losses recycled to profit or loss on derecognition. Financial assets in this category that meet the SPPI criterion and are held within a business model both to collect cash flows and to sell.

Financial assets at amortised cost are subsequently measured using the effective interest (EIR) method and are subject to impairment. Gains and losses are recognised in the consolidated statement of comprehensive income when the asset is derecognised, modified or impaired.

Derecognition

A financial asset (or, where applicable a part of a financial asset or part of a Group of similar financial assets) is derecognised when:

-	The rights to receive cash flows from the asset have expired, or

-	The Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

When the Group has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, and has neither transferred nor retained substantially all the risks and rewards of the asset nor transferred control of the asset, the asset is recognised to the extent of the Group’s continuing involvement in the asset. In that case, the Group also recognises an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Group has retained. Continuing involvement that takes the form of a guarantee over the transferred asset, is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

2.6	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Financial assets continued

Impairment of financial assets

Under IFRS 9, the Group records an allowance for Expected Credit Loss (ECL) for all loans and debt financial assets not held at FVPL.

ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive. The shortfall is then discounted at an approximation to the asset’s original effective interest rate.

For trade and other receivables, the Group has applied the standard’s simplified approach and has calculated ECLs based on lifetime expected credit losses. The Group calculates the ECL based on the Group’s historical credit loss experience, adjusted for forward-looking factors specific to the customer and the economic environment.

The Group considers a financial asset in default when contractual payments are 90 days past due. However, in certain cases, the Group may also consider a financial asset to be in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Group comprising of share capital, share premium and shareholders’ accounts are recorded at the proceeds received, net of direct issue costs.

Escrow shares issued as part of the Business Combination are subject to meeting certain financial milestones during the vesting period as disclosed in note 25. The fair value of the shares in escrow is not materially different from that of the shares which are not in escrow as the rights of these shares are similar to those of “normal ordinary shares”.

Financial liabilities

Initial recognition

Financial liabilities within the scope of IFRS 9 are classified as financial liabilities at fair value through profit or loss, loans and borrowings, or as derivatives designated as hedging instruments in an effective hedge, as appropriate. The Group determines the classification of its financial liabilities at initial recognition.

Financial liabilities are recognised initially at fair value and in the case of loans and borrowings fair value of the consideration received less directly attributable transaction costs.

The Group’s financial liabilities include trade and other payables, lease liability, warrants and term loans.

Subsequent measurement

The measurement of financial liabilities depends on their classification as follows:

Accounts payable

Liabilities are recognised for amounts to be paid in the future for goods and services received, whether billed by the supplier or not.

Loans and borrowings

All loans and borrowings are initially recognised at the fair values less directly attributable transaction costs. After initial recognition, interest bearing loans and borrowings are subsequently measured at amortised cost using the effective interest method. Gains and losses are recognised in the consolidated statement of comprehensive income (within profit and loss) when liabilities are derecognized.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

2.6	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Financial liabilities continued

Derecognition

A financial liability is derecognised when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts is recognised in the consolidated statement of comprehensive income (within profit and loss).

A non-substantial modification to a financial liability is not treated as a derecognition of the original liability. The difference between the carrying amount and the net present value of the modified terms is recognised in the consolidated statement of comprehensive income (within profit and loss).

Offsetting of financial instruments

Financial assets and financial liabilities are offset and the net amount reported in the consolidated statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognised amounts and there is an intention to settle on a net basis, or to realise the assets and settle the liabilities simultaneously.

Amortised cost of financial instruments

Amortised cost is computed using the effective interest method less any allowance for impairment and principal repayment or reduction. The calculation takes into account any premium or discount on acquisition and includes transaction costs and fees that are an integral part of the effective interest rate.

Derivative financial instruments

The Group uses derivative financial instruments, interest rate swaps, to hedge its interest risks. Such derivative financial instruments are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently remeasured at fair value. Derivatives are carried as financial assets when the fair value is positive and as financial liabilities when the fair value is negative.

Warrants are accounted for as derivative financial instruments (a financial liability) as they give the holder the right to obtain a variable number of common (ordinary) shares in case an effective registration statement is not maintained, which is not fully within the control of the Group.

Such derivative financial instruments are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently remeasured at fair value through profit or loss. The warrants shall lapse and expire after five years from the closing of the business combination (note 25).

Any gains or losses arising from changes in the fair value of derivatives are taken directly to the consolidated statement of comprehensive income (within profit and loss) as the Group has not designated derivative financial instruments under hedging arrangements.

Provisions

Provisions are recognised when the Group has a legal or constructive obligation as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation, and the amount can be reliably estimated.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation at the end of the reporting period, using a rate that reflects current market assessments of the time value of money and the risks specific to the obligation.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognised as an asset if it is virtually certain that a reimbursement will be received and the amount of the receivable can be measured reliably.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

2.6	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Decommissioning liabilities

As part of the land lease agreement between Fujairah Municipality and the Group, the Group has a legal obligation to remove the plant at the end of its lease term. The Group initially records a provision for asset retirement obligations at the best estimate of the present value of the expenditure required to settle the obligation at the time a legal (or constructive) obligation is incurred, if the liability can be reliably estimated. When the provision is initially recorded, the carrying amount of the related asset is increased by the amount of the liability. Provisions are adjusted at each balance sheet date to reflect the current best estimate. The unwinding of the discount is recognised as finance cost. The Group’s operating assets generally consist of storage tanks and related facilities. These assets can be used for an extended period of time as long as they are properly maintained and/or upgraded. It is the Group’s current intent to maintain its assets and continue making improvements to those assets based on technological advances. There is no data or information that can be derived from past practice, industry practice or the Group’s intentions that could be used to make a reliable estimate of the decommissioning cost. Accordingly, the Group has not recorded a liability or corresponding asset as the amounts of such potential future costs are not reliably determinable.

Value added tax

Expenses and assets are recognised net of the amount of value added tax, except:

●	When the value added tax incurred on a purchase of assets or services is not recoverable from the taxation authority, in which case, the value added tax is recognised as part of the cost of acquisition of the asset or as part of the expense item, as applicable

●	When receivables and payables are stated with the amount of value added tax included

The net amount of value added tax recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the consolidated statement of financial position.

Foreign currencies

Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the reporting date. All differences are taken to the consolidated statement of comprehensive income (within profit and loss). Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

Employees’ end of service benefits

The Group provides end of service benefits to its employees. The entitlement to these benefits is based upon the employees’ final salary and length of service, subject to the completion of a minimum service period. The expected costs of these benefits are accrued over the period of employment.

Fair value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

●	In the principal market for the asset or liability, or

●	In the absence of a principal market, in the most advantageous market for the asset or liability.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

2.6	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Fair value continued

The principal or the most advantageous market must be accessible to the Group. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest. A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs.

In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

●	Level 2 inputs, other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

●	Level 3 inputs are unobservable inputs for the asset or liability.

Current versus non-current classification

The Group presents assets and liabilities in consolidated statement of financial position based on current/non-current classification. An asset is current when it is:

●	Expected to be realised or intended to be sold or consumed in a normal operating cycle

●	Held primarily for the purpose of trading

●	Expected to be realised within twelve months after the reporting period,

Or

●	Cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting period

All other assets are classified as non-current.

A liability is current when it is:

●	Expected to be settled in normal operating cycle

●	Held primarily for the purpose of trading

●	Due to be settled within twelve months after the reporting period,

Or

●	There is no unconditional right to defer the settlement of the liability for at least twelve months after the reporting period

The Group classifies all other liabilities as non-current.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

2.7	FUTURE CHANGES IN ACCOUNTING POLICIES – STANDARDS ISSUED BUT NOT YET EFFECTIVE

The standards and interpretations that are issued, but not yet effective, up to the date of issuance of the Group’s consolidated financial statements are disclosed below.

●	Amendments to References to the Conceptual Framework in IFRS Standards;

●	Amendments to IFRS 3: Definition of a Business;

●	Amendments to IFRS 9, IAS 39 and IFRS 7: Interest Rate Benchmark Reform;

●	Amendments to IAS 1 and IAS 8: Definition of Material;

●	Amendments to IAS 1 Presentation of Financial Statements: Classification of Liabilities as Current or Non-current;

●	Amendments to IAS 16 Property, plant and equipment: Proceeds before intended use;

●	Amendments to IAS 37 Provisions, contingent liabilities and contingent assets – onerous contracts—cost of fulfilling a contract;

●	Amendments to IFRS 3 Business combinations – References to the conceptual framework;

●	Amendments to IFRS 16 Leases -COVID-19 related rent concessions;

●	Amendments to IFRS 3 Business combinations – References to the conceptual framework;

●	The Conceptual Framework for Financial Reporting;

●	IFRS 17 Insurance Contracts; and

●	Annual Improvements Cycle - 2018-2020.

The Group does not expect these new standards and amendments to have any significant impact on the consolidated financial statements, when implemented in future periods.

3	REVENUE

	2019	2018	2017
	USD	USD	USD
Revenue recognised under IFRS 16
Fixed consideration – leasing component	16,846,481	14,586,315	62,995

Revenue recognised under IFRS 15
Fixed consideration – service component	7,112,959	6,158,667	26,598
Ancillary services	20,125,934	15,094,286	-

	27,238,893	21,252,953	26,598

Total revenue	44,085,374	35,839,268	89,593

The Group has only one segment at the reporting date. Revenue generation from leasing of storage capacity of tanks and other ancillary services started in December 2017. The Group has only one customer since the inception of the operations in 2017 and as such all revenues have been derived from one customer.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

3	REVENUE continued

In August 2019, a novated agreement was signed with a new party Al Brooge International Advisory LLC for four years in which the lessor, the Group, consents to lease to the lessee its oil storage capacity of 399,324 cubic meters in order to serve the lessee’s oil trading activities. The period shall be automatically extended by a further 5 years unless either party notifies the other in writing not less than six months prior to any such expiry date of its intention. Other than the terms mentioned above, all the terms and conditions remain same in the new contract. Based on an assessment in accordance with IFRS 15, the Group concluded that the only material change in the commercial arrangement was the additional extension of seven months for the lease with similar monthly rates (selling price) to those in previous periods. This has therefore, not resulted in a material change to the Group’s revenue recognition profile since the extended period (1 January 2023 to 31 July 2023) will be accounted for as a separate contract.

Group as lessor

Future storage fee income to be received by the Group under the sales agreement based on projected storage availability are as follows:

	2019	2018	2017
	USD	USD	USD
Within one year	23,959,440	23,959,440	23,869,847
After one year but not more than 5 years	61,895,220	71,878,320	95,837,760

	85,854,660	95,837,760	119,707,607

4	DIRECT COSTS

	2019	2018	2017
	USD	USD	USD
Employee costs and related benefits	3,074,727	2,808,702	1,518,794
Depreciation (note 8)	5,785,745	5,716,063	692,528
Spare parts and consumables used (note 9)	788,792	592,471	50,891
Insurance	323,702	377,053	31,304
Others	229,499	113,071	2,292

	10,202,465	9,607,360	2,295,809

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

5	LISTING EXPENSES

	2019	2018	2017
	USD	USD	USD
IFRS 2 listing expenses (note 25)	98,622,019	-	-
Other listing expenses*	3,151,858	-	-

	101,773,877	-	-

*	Other listing expenses represents promissory note of USD 1.5 million, fees paid to legal advisors, consultants, and other necessary expenses incurred in relation to the Group’s listing on the US market.

6	GENERAL AND ADMINISTRATIVE EXPENSES

	2019	2018	2017
	USD	USD	USD
Employee costs and related benefits	1,471,974	1,178,919	287,481
Consultancy expenses	535,275	337,491	54,529
Recruitment expenses	1,360	33,362	53,912
Travel and related expenses	52,506	11,515	16,544
Rent on low value and short term leases	10,346	22,325	43,380
Advertisement and subscriptions	131,494	116,495	37,223
Printing and stationery	25,954	22,713	12,636
Licence costs	18,502	19,249	22,872
Communication expenses	35,465	19,773	9,379
Other expenses	326,108	267,418	36,310

	2,608,984	2,029,260	574,266

7	FINANCE COSTS

	2019	2018	2017
	USD	USD	USD
Interest on lease liability (note 16)	1,412,796	1,387,612	318,957
Finance costs on term loans	4,002,772	5,564,311	647,969
Bank charges	314,967	-	-

	5,730,535	6,951,923	966,926

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

8	PROPERTY, PLANT AND EQUIPMENT

						Capital
				Other	Right-of-use	work in
	Buildings	Tanks	Installations	equipment	asset (land)	progress	Total
	USD	USD	USD	USD	USD	USD	USD
2019
Cost:
At 1 January 2019	28,037,886	76,100,795	65,868,246	213,843	27,540,969	8,344,847	206,106,586
Additions	-	-	9,883	4,984	-	71,603,465	71,618,332

At 31 December 2019	28,037,886	76,100,795	65,878,129	218,827	27,540,969	79,948,312	277,724,918

Depreciation:
At 1 January 2019	1,250,566	1,746,725	3,148,665	36,436	2,295,080	-	8,477,472
Charge for the year	1,121,515	1,565,419	2,829,671	43,237	459,016	-	6,018,858

At 31 December 2019	2,372,081	3,312,144	5,978,336	79,673	2,754,096	-	14,496,330

Net carrying amount:
At 31 December 2019	25,665,805	72,788,651	59,899,793	139,154	24,786,873	79,948,312	263,228,588

2018
Cost:
At 1 January 2018	28,037,886	76,100,795	65,860,351	79,645	27,540,969	294,403	197,914,049
Additions	-	-	7,895	134,198	-	8,050,444	8,192,537

At 31 December 2018	28,037,886	76,100,795	65,868,246	213,843	27,540,969	8,344,847	206,106,586

Depreciation:
At 1 January 2018	129,051	181,306	325,525	3,232	1,836,064	-	2,475,178
Charge for the year	1,121,515	1,565,419	2,823,140	33,204	459,016	-	6,002,294

At 31 December 2018	1,250,566	1,746,725	3,148,665	36,436	2,295,080	-	8,477,472

Net carrying amount:
At 31 December 2018	26,787,320	74,354,070	62,719,581	177,407	25,245,889	8,344,847	197,629,114

Capital work in progress at 31 December 2019 includes total amount capitalised relating to the construction of phase 2 and includes an amount of USD 1,458,069 related to finance charge on lease liability and an amount of USD 233,113 related to depreciation charge on right-of-use asset capitalised.

The capitalized borrowing costs have been included under “additions” in the table above. The capitalisation rate used to determine these finance costs was 6.1%. (2018: Nil).

Tanks and related assets with a carrying value of USD 158,493,403 (2018: USD 164,038,378) are mortgaged as security against loans obtained in 2014 and 2017 (note 15). Further, as security against the term loan (2), a step-in right to use the leased land, has been provided to the commercial bank.

The depreciation charge for the year is allocated to the consolidated statement of comprehensive income (within profit and loss) and capital work in progress as follows:

	2019	2018
	USD	USD
Direct costs (note 4)	5,785,745	5,716,063
Property, plant and equipment	233,113	286,231

	6,018,858	6,002,294

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

9	INVENTORIES

	2019	2018
	USD	USD
Spare parts and consumables	179,644	147,090

Cost of inventories recognised during the year amounted to USD 788,792 (2018: USD 592,471). No provision is required for inventories at 31 December 2019 (2018: nil).

10	TRADE AND OTHER RECEIVABLES

	2019	2018
	USD	USD
Trade receivables	1,507,660	1,877,887
Prepayments and other receivables	783,483	245,190
Due from related parties (note 20)	57,550	-

	2,348,693	2,123,077

At 31 December 2019, all trade receivables were neither past due nor impaired.

Receivables are due within 14 days of invoicing.

Unimpaired trade receivables are expected to be fully recoverable. It is not the practice of the Group to obtain collateral over receivables and the vast majority is, therefore, unsecured.

Furthermore, included in non-current assets in statement of financial position is an amount of USD 21,664,764 million. This amount relates to advances paid to a contractor (Audex) for future services in relation to phase 2.

11	CASH AND CASH EQUIVALENTS

	2019	2018
	USD	USD
Bank balances and cash	19,830,771	37,351
Bank overdraft	-	(3,745,048)

Cash and cash equivalents	19,830,771	(3,707,697)

The group has no restricted cash balances.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

11	CASH AND CASH EQUIVALENTS continued

Significant non-cash transactions, which have been excluded from the consolidated statement of cash flows, are as follows:

	2019	2018
	USD	USD
Capital accruals	31,469,596	5,972,230

Purchase of property, plant and equipment financed through advances paid to contractors	8,335,236	231,571

Listing expenses (note 5)	100,122,019	-

Lease payments made by shareholders	-	2,818,714

12	ISSUED CAPITAL AND RESERVES

	2019	2018
	No. of shares	No. of shares
Authorized
Ordinary shares	450,000,000	450,000,000

At BPGIC FZE

	No. of shares		USD
At 1 January 2018	100		1,361,285

At Brooge Energy

At inception	1		n.m.	*
Conversion of 100 BPGIZ FZE ordinary shares at 1 for 1 million to the legal acquirer, Brooge Energy (note 25)	80,000,000	**	8,000

At 31 December 2018	80,000,000		8,000

Cash election	(1,281,965)		(128)
Changes in share capital due to business combination (note 25)	9,347,219	**	932

At 31 December 2019	88,065,254		8,804

*	not meaningful

**	Ordinary shares held in escrow (20,000,000 shares held by BPGIC and 1,552,000 shares held by the original founders of Twelve Seas) have been excluded from the share capital in the table above. Additional information on escrow shares are included in note 25.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

12	ISSUED CAPITAL AND RESERVES continued

Share premium

USD
At 1 January 2018	-
Reverse acquisition adjustment	1,353,285

At 31 December 2018	1,353,285

Ordinary shares issued on merger with Twelve Seas	114,022,421
Cash election	(13,599,872)

At 31 December 2019	101,775,834

13	DERIVATIVE WARRANT LIABILITY (RESTATED)

In accordance with IAS32, a contract to issue a variable number of shares fails to meet the definition of equity and must instead be classified as a derivative liability and measured at fair value with changes in fair value recognized in the consolidated statement of comprehensive income at each reporting date. The derivative liabilities will ultimately be converted into the Group’s equity (ordinary shares) when the warrants are exercised, or will be extinguished on the expiry of the outstanding warrants, and will not result in the outlay of any cash by the Group.

	No. of warrants	(Restated) USD
At 1 January 2019	-	-
Issuance of warrants in connection with merger (note 25)	21,229,000	16,983,200
Fair value remeasurement of derivative warrant liability	-	(1,273,740)

At 31 December 2019	21,229,000	15,709,460

In connection with the completion of the business combination on 20 December 2019, each of Twelve Sea’s 21,229,000 outstanding warrants were converted into the Group’s warrants at 1:1 ratio. The warrants allow the holder to subscribe for the ordinary shares of the Company at 1:1 basis at an exercise price of USD 11.50. The warrants shall lapse and expire after five years from the closing of the business combination. The holders of the warrants issued pursuant to the business combination may elect, if the Group does not have an effective registration statement or the prospectus contained therein is not available for the issuance of the warrant shares to the holder, in lieu of exercising the warrants for cash, a cashless exercise option to receive a variable number of common shares.

At initial recognition on 20 December 2019, the Group recorded a derivative warrant liability of USD 16,983,200 based on the quoted price on 20 December 2019 of USD 0.8 per warrant and then revalued at USD 0.74 at 31 December 2019 resulting in a fair value gain of USD 1,273,740 and a warrant derivative liability of USD 15,709,460. These warrants were accounted for as part of the consideration transferred under IFRS 2. Additional information is provided in note 25.

On 14 May 2020, holders of 100 warrants have exercised their rights through cash exercise and converted the warrants into ordinary shares.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

14	GENERAL RESERVE

As required by the Articles of Association of BPGIC FZE, 10% of the profit for the year must be transferred to the general reserve. The subsidiary has resolved to discontinue such annual transfers as the reserve has reached 50% of the subsidiary’s issued share capital. The general reserve is not available for distribution to the shareholders.

15	TERM LOANS

			2019	2018
	Interest rate	Maturity	USD	USD
Non-current
Term loan (1)	3 month EIBOR + 3% margin	2030	68,271,743	-
Term loan (2)	3 month EIBOR + 3% margin	2023	5,889,207	-

			74,160,950	-
Current
Term loan (1)	3 month EIBOR + 3% margin	2020	10,135,939	82,245,595
Term loan (2)	3 month EIBOR + 3% margin	2020	2,138,248	10,165,703
Term loan (3)	1 month EIBOR + 2% margin	-	-	2,380,790
Promissory notes		2020	2,265,000	-

			14,539,187	94,792,088

Term loan 1

In 2014, the Group obtained term loan facility (1) amounting to USD 84,595,154 (AED: 310,718,000) from a commercial bank in the UAE to partially finance the construction of phase 1 (14 oil storage tanks in Fujairah). During the year 2019, the Group has not drawn down any amounts (2018: USD 550,445) from this facility. The loan was repayable in 48 quarterly instalments, commencing 27 months after the start of the construction with final maturity not exceeding 31 March 2028 and is stated net of prepaid finance cost of USD 499,158 (2018: USD 559,607). The interest is due on a quarterly basis from the loan drawdown date. The loan was drawn down in AED.

In 2018, the Group entered into an agreement to amend term loan facility (1). As a result of this amendment the loan was repayable in 48 quarterly instalments starting October 2018 with final maturity in July 2030. The loan carries interest at 3 month EIBOR + 3% as compared to interest at 6 month EIBOR + 3.5% previously.

On 10 September 2019, the Group entered into an agreement with the bank to again amend term loan facility (1). The loan was payable in 45 instalments starting 31 October 2019 with final maturity on 30 July 2030. One of the instalments included a one-time lump sum repayment of USD 5,729,418 which represented the cumulative instalments including interest outstanding from periods prior to this amended agreement of USD 5,494,063 and an amendment fee of USD 235,355.

On 30 December 2019, the Group entered into another amendment by revoking the previous amendment for term loan facility (1). The loan is now payable in 44 instalments starting 31 January 2020 with final maturity on 30 July 2030. One of the instalments includes a one-time lump sum repayment of USD 6,612,194, which represents the cumulative instalments including interest outstanding from periods prior to this amended agreement of USD 6,520,130 and an amendment fee of USD 92,064.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

15	TERM LOANS continued

Term loan 2

During 2017, the Group obtained an additional term loan facility (2) of USD 11,108,086 (AED 40,800,000) from a commercial bank in the UAE for the construction of an administrative building in Fujairah. The loan was repayable in 20 quarterly instalments starting after a 6 months grace period commencing in April 2017 and is stated net of prepaid finance cost of USD 58,578 (2018: USD 76,606). The interest is due on a quarterly basis from the loan drawdown date. The loan was drawn down in AED.

During the year 2018, the Group has entered in to an agreement to amend term loan facility (2). The loan was repayable in 20 quarterly instalments starting October 2018 with final maturity in July 2023.The loan carried interest at 3 month EIBOR + 3% as compared to interest at 3 month EIBOR + 3.5% previously.

Term loan (2) was not amended as part of the 10 September 2019 and 30 December agreement to amend loan (1). In 2019, the Group repaid all instalments due under the repayment schedule.

Term loans 1 and 2

The term loans are secured by a mortgage on the tanks and the office/administration building, step-in right to the leased land and assignment of insurance policies.

Under the term loan facility agreements, the Group is subject to certain covenants requiring amongst other things, the maintenance of:

(i)	a minimum debt service coverage ratio of 150% at all times and if the ratio decreases to 120% or less, it results in an event of default; the debt service coverage ratio (DSCR) is defined as net operating income divided by total debt service and;

(ii)	an amount equivalent to one quarterly instalment including interest in a debt service reserve account at all times.

Under the amended agreement signed on 30 December 2019, the maintenance of above covenants is required to be complied from 28 February 2020. As of 31 December 2019, the Group was in compliance with its commitments under the loan agreements and has accordingly classified the balance between current and non-current liability based on the loan agreements in effect at 31 December 2019.

Subsequent to year end, the Group has again defaulted on the instalments due under the loan agreements and are also in breach of the loan covenants. The lender has not declared an event of default under the loan agreement.

The Group negotiated another amendment to the term loan facilities (1) and (2) on 15 June 2020. Loans (1) and (2) are now payable in 46 and 16 instalments, respectively, with the first installment starting from 30 June 2020 with final maturity in 30 July 2030 and 31 July 2023, respectively. The loan 1 carries interest at 6 months EIBOR + 4% (minimum 5%) and to be further increased to 6 month EIBOR + 4.5% (minimum 5%) from January 2021 as compared to interest at 3 month EIBOR + 3% previously, and, the loan 2 carries interest at 3 months EIBOR + 4% (minimum 5%) and to be further increased to 3 month EIBOR + 4.5% (minimum 5%) as compared to interest at 3 month EIBOR + 3% previously The Group has to pay USD 8.8 million for term loan (1) and (2) in 2020 which represents the cumulative instalments including interest outstanding from periods prior to this amended agreement and an amendment fee of USD 136,000. All securities and covenants under the original agreements remain in effect under the amended agreement except debt service reserve account (DSRA) balance to be maintained from 31 October 2020 and debt service coverage ratio (DSCR) to be commenced from 31 December 2020. Under this agreement, term loans (1) and (2) are also secured by assignment of the proceeds from operation of the tanks of phase 1 and 2.

Term loan 3

In 2018, the Group has obtained a facility from a commercial bank in the UAE to settle accrued interest on term loan (1) amounting to USD 3,539,341(AED 13,000,000). The facility carried interest at 1 month EIBOR + 2% margin and was repayable in 15 equal monthly instalments commencing from date of disbursement. The loan was drawn down in AED. The facility has been fully settled during the year.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

15	TERM LOANS continued

Term loan 4

In 2018, the Group obtained a new facility from a commercial bank in the UAE amounting to USD 95,290,000 (AED 350,000,000) to partially finance the construction of phase 2. The new facility carries interest at 3 month EIBOR + 3% margin and is repayable in 17 bi-annual instalments commencing 6 months after the date of completion of phase 2.

The term loan facility (4) is secured by a mortgage on the phase 2 storage tanks, step-in right to the leased land and assignment of the proceeds from operation of the tanks and insurance policies.

Under the term loan facility agreement, the Group is subject to certain covenants requiring amongst other things, the maintenance of (i) a minimum facility service coverage ratio of 1.25:1, (ii) a participations to value ratio not exceeding 1.50:1 at all times, (iii) a participations to cost ratio not exceeding 57% at any date, and (iv) an amount equivalent to one instalment including interest in a facility service reserve account at all times or in the event of an initial public offering, the amount should be equivalent to the next two instalments including interest. The facility service coverage ratio is calculated as revenues minus expenses from the phase 2 storage tanks divided by the current debt commitments on term loan (4) including interest. The participations to value ratio at any date is calculated as total debt commitments on term loan facility (4) as of that date divided by the most recent valuation of the phase 2 storage tanks. The participations to cost ratio at any date is calculated as the total debt commitments on term loan facility (4) as of that date as a percentage of the sum of actual constructions costs plus project expenses paid as of that date on the phase 2 storage tanks.

The term loan facility (4) agreement includes an initial condition precedent that requires evidence of initial equity contribution by the Group towards the phase 2 storage tanks before the loan facility can be utilised. The Group has not made any drawdowns on the term loan facility (4) as of the date of issuance of these consolidated financial statements.

The term loans are repayable as follows:

	2019	2018
	USD	USD
Payable within 1 year	14,541,774	95,428,301
Payable within 1 and 2 years	9,216,973	-
Payable within 2 and 5 years	24,948,779	-
Payable after 5 years	40,550,347	-

	89,257,873	95,428,301

Promissory notes

Pursuant to the Business Combination Agreement, on December 20, 2019, Twelve Seas, Early Bird Capital (EBC), and the Company entered into the Business Combination Marketing Agreement Fee Amendment (the “BCMA Fee Amendment”) whereby the Company became party to the Business Combination Marketing Agreement solely with respect to the provision relating to EBC’s fees and EBC’s fees were amended. Pursuant to the Business Combination Marketing Agreement, as amended by the BCMA Fee Amendment, EBC received as full payment for any and all fees under the Business Combination Marketing Agreement, a cash fee equal to USD 3,0 million and a USD 1.5 million non-interest bearing promissory note of the Company due and payable on the earlier of (i) the first anniversary of the Closing and (ii) the consummation by the Company of a follow-on securities offering. In case of default, the promissory note would bear interest at the rate of 10% per annum.

There is an additional promissory note of USD 0.8 million that was issued by Twelve Seas prior to the Business Combination payable to Twelve Seas sponsors which was included in the net assets contributed by Twelve Seas as part of the Business Combination, further details disclosed in note 25.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

15	TERM LOANS continued

Changes in liabilities arising from term loans are as follows:

	1 January	Cash flows	Other*	31 December
	USD	USD	USD	USD
2019
Current	94,792,088	(8,435,416)	(71,817,485)	14,539,187
Non-current	-	-	74,160,950	74,160,950

Total	94,792,088	(8,435,416)	2,343,465	88,700,137

2018
Current	94,163,751	550,148	78,189	94,792,088
Non-current	-	-	-	-

Total	94,163,751	550,148	78,189	94,792,088

*	The ‘Other’ column includes the effect of amortisation of prepaid finance costs on term loans, promissory notes and reclassification between current and non-current portion.

16	LEASE LIABILITY

During 2013, the Group entered into a land lease agreement with the Municipality of Fujairah for a period of 30 years, extendable for another 30 years at the option of the Group. The Group has concluded that they have the right-to-use of the asset and accordingly, recorded a lease liability as per the requirements of IFRS 16. Given the use of the land, it is reasonably certain that the Group will continue to lease the land till the end of the lease period (i.e. 60 years) and accordingly the below lease rentals cover a period up to 60 years discounted at the rate of 9.5% (2018: 9.5%) as an incremental borrowing rate for the Group. Annual lease rental is increased by 2% on an annual basis as per the agreement.

Changes in the lease liability are as follows:

	2019	2018
	USD	USD
At 1 January	30,221,425	29,670,675
Interest charge	2,871,035	2,818,714
Amount paid during the year	(2,313,323)	(2,267,964)

At 31 December	30,779,137	30,221,425

The lease liability is classified in the consolidated statement of financial position as follows:

	2019	2018
	USD	USD
Current	2,154,878	2,112,624
Non-current	28,624,259	28,108,801

	30,779,137	30,221,425

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

16	LEASE LIABILITY continued

The maturity of the lease liability is as follows:

		Lease	Present value of
		payments	minimum lease payments
	2019	2018	2019	2018
	USD	USD	USD	USD
Not later than one year	2,359,590	2,313,323	2,154,877	2,112,624
Later than one year and not later than five years	9,919,810	9,725,304	7,241,240	7,099,255
Later than five years	213,469,800	216,023,896	21,383,020	21,009,546

	225,749,200	228,062,523	30,779,137	30,221,425
Finance costs	(194,970,063)	(197,841,098)	-	-

Present value of minimum lease payments	30,779,137	30,221,425	30,779,137	30,221,425

Additional information relating to the right of use asset and Group’s lease is provided in notes 7 and 8 to the consolidated financial statements.

17	PROVISIONS

	2019	2018
	USD	USD
Provision for employees’ end of service benefits	13,941	6,267

18	DERIVATIVE FINANCIAL INSTRUMENTS

	2019	2018
	USD	USD
Interest rate swaps	1,518,249	1,190,073

In 2018, the Group entered into an interest rate swap with a commercial bank exchanging variable interest for fixed interest at specified dates on its term loan 1 (note 15). The interest rate swap matures in June 2023.

The Company is exposed to variability in future interest cash flows on terms loan and Islamic ijara loan which bears interest at a variable rate.

In order to reduce its exposure to interest rates fluctuations on the loans, the Group has entered into an interest rate arrangement with counter-party banks for a notional amount that mirrors the draw down schedule of the loans, covering not less than 90% of the outstanding term loan. At 31 December 2019 the fixed interest rates varied from 2.78% to 4.756% (2018: 2.78% to 4.756%). The floating interest rate is based on EIBOR. The notional amount outstanding at 31 December 2019 was USD 79.2 million (2018: USD 83.8 million). The interest rate swap match the terms of the fixed rate loan (i.e., notional amount, maturity, payment and reset dates).

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

18	DERIVATIVE FINANCIAL INSTRUMENTS continued

The details of these derivative financial instruments are as follows:

	Notional	Fair value	Fair value
	amount	asset	liability
	USD	USD	USD
31 December 2019
Designated at FVTPL
Interest rate swaps	79,253,015	-	1,518,249

31 December 2018
Designated at FVTPL
Interest rate swaps	83,855,305	-	1,190,073

19	ACCOUNTS PAYABLE, ACCRUALS AND OTHER PAYABLES

	2019	2018
	USD	USD
Accounts payable*	25,989,961	1,565,035
Accrued interest on term loans	3,387,446	910,691
Capital accruals**	31,469,596	5,972,230
Accrued expenses	268,118	555,842

	61,115,121	9,003,798

*	Accounts payables primarily represent payables to Audex (Phase 2 contractor) amounting to USD 21.5 million.

**	Capital accruals represents contractor’s capital accruals for Phase 2

20	RELATED PARTY TRANSACTIONS AND BALANCES

Upon consummation of the Business Combination, the board of directors adopted code of ethics and business conduct that requires it, and its directors, officers and employees to avoid conflicts of interest, such as related party transactions, unless specifically authorized. The board of directors also adopted a related party transaction policy to govern the procedures for evaluation and authorization of related party transactions. Related party transactions, which require approval of the audit committee, are defined as any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Group is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed USD 120,000 in any fiscal year, and (iii) any related party has or will have a direct or indirect interest. This also includes any material amendment or modification to an existing related party transaction.

The audit committee is responsible for reviewing and approving related party transactions to the extent the Group contemplates engaging in such a transaction. The audit committee will review all of the relevant facts and circumstances of all related party transactions that require its approval and either approve or disapprove of the entry into the related party transaction. The audit committee will approve the related party transaction only if it determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Group and its shareholders. The audit committee, in its sole discretion, will impose such conditions as it deems appropriate on the Group or the related party in connection with the approval of the related party transaction. No director will be permitted to participate in the discussions or approval of a transaction in which he or she is a related party, but that director will be required to provide all material information concerning the related party transaction to the audit committee.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

20	RELATED PARTY TRANSACTIONS AND BALANCES continued

Transactions with related parties

Movements in shareholders’ account are as follows

	2019	2018
	USD	USD
Contributions by the shareholders	77,090,648	951,539
Amounts paid on behalf of the Group by the shareholders*	1,135,484	7,850,431
Amounts paid by the Group on behalf of the shareholders	(1,647,064)	(2,296,354)
Distributions to shareholders	(53,279,016)	(29,209,289)

	23,300,052	(22,703,673)

These amounts are repayable at the discretion of the Board of Directors of the Group and are interest free, therefore classified as part of equity.

*	These include expenses paid on behalf of the Group which includes other operational expenses paid by the shareholders on behalf of the Group.

Changes in shareholders’ account is as follows:

	2019	2018
	USD	USD
At 1 January	47,717,763	70,421,436
Net contributions (distributions) during the year	23,300,052	(22,703,673)

At 31 December	71,017,815	47,717,763

Movements in other related parties are as follows:

	2019	2018
	USD	USD
Expenses paid on behalf of related parties (note 10)	57,550	-

Due from related parties:
HBS Investments LP (shareholder)	13,388	-
H Capital International LP (shareholder)	11,056	-
O2 Investments Limited as GP (shareholder)	6,181	-
SBD International LP (shareholder)	13,760	-
SD Holding Limited as GP (shareholder)	6,984	-
Gyan Investments Ltd (shareholder)	6,181	-

	57,550	-

Key management remuneration for the year ended 31 December 2019 amounted to USD 1,160,293 (2018: USD 677,291), charged to consolidated statement of comprehensive income (within profit and loss). The full amount of the key management remuneration relates to short term employment benefits.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

21	EARNINGS PER SHARE

Basic EPS is calculated by dividing the profit/(loss) for the year attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year.

Diluted EPS is calculated by dividing the profit attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year plus the weighted average number of ordinary shares that would be issued on conversion of all the dilutive potential ordinary shares into ordinary shares.

The following table reflects the income and share data used in the basic and diluted EPS calculations:

	(Restated)
	2019	2018	2017
	USD	USD	USD
(Loss) / profit attributable to ordinary equity holders of the parent	(75,284,923)	16,060,652	(3,747,408)

		2018	2017
	2019	No of shares	No of shares
	No of shares	(Restated)	(Restated)
Weighted average number of ordinary shares	80,264,186	80,000,000	80,000,000

As part of the business combination (note 25) warrants and ordinary shares subjected to escrow has been issued. In the calculation of diluted earnings per shares, the warrants have been excluded as the average market price of ordinary shares during the period exceeded the exercise price of the warrants i.e they are not in the money.

The number of contingently issuable shares (escrow shares) to be included in the diluted earnings per shares calculation is based on the number of shares that would be issuable if the end of the period were the end of the contingency period. No ordinary shares would have been issuable on 31 December 2019 as the conditions attached to the escrow shares have not been met at reporting date. As a result, the escrow shares have been excluded from the calculation of diluted earnings per share for 31 December 2019 and the weighted average number of ordinary shares for basic earnings per share and diluted earnings per shares are the same.

On 14 May 2020, holders of 100 warrants have exercised their rights through cash exercise and converted the warrants into ordinary shares.

22	COMMITMENTS

	2019	2018
	USD	USD
Capital commitments:
Within one year	79,334,742	144,027,770
More than 1 year and less than 5 years	-	16,534,876

	79,334,742	160,562,646

Capital commitments relate to construction of phase 2 which is expected to be completed by the end of last quarter of 2020.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

23	FAIR VALUE OF FINANCIAL INSTRUMENTS

Management considers that the fair value of financial assets and financial liabilities in the consolidated financial statements approximate their carrying amounts at the reporting date.

Fair value hierarchy

The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which the fair value is observable.

				(Restated)
	(Restated)			Total
	Level 1	Level 2	Level 3	fair value
	USD	USD	USD	USD
Liabilities measured at fair value:

31 December 2019
Derivative financial instruments (Restated)	15,709,460	1,518,249	-	17,227,709

31 December 2018
Derivative financial instruments	-	1,190,073	-	1,190,073

The fair values of the financial liabilities measured at fair value included in the Level 1 and Level 2 category above, have been determined in accordance with quoted price and generally accepted pricing models based on a discounted cash flow analysis, respectively. The models incorporate various inputs including interest rate curves and forward rate curves of the underlying instruments.

During the year ended 31 December 2019 and 2018, there were no transfers between Level 1 and Level 2 fair value measurements.

24	FINANCIAL RISK MANAGEMENT AND POLICIES

The main risks arising from the Group’s financial instruments are interest rate risk, credit risk, currency risk and liquidity risk. Management reviews and agrees policies for managing each of these risks which are summarized below.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.

The Group’s exposure to the risk of changes in market interest rates relates primarily to the Group’s balances with banks and interest bearing loans and borrowings at variable rates.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

24	FINANCIAL RISK MANAGEMENT AND POLICIES continued

Interest rate risk continued

Interest rate sensitivity

The following table demonstrates the sensitivity to a reasonably possible change in interest rates, with other variables held constant, of the Group’s profit for one year corresponding to the impact of the floating rate borrowings for one year. The effect of the interest rate swap has been excluded from the sensitivity as the Group does not apply hedge accounting.

Effect on
profit
USD
2019
+40 increase in basis points	347,971
-40 decrease in basis points	(347,971)

2018
+40 increase in basis points	(381,713)
-40 decrease in basis points	381,713

Market risk

The Group’s activities expose it to the financial risks of changes in interest rates and price risk of the warrants. As the warrants are recognised at fair value on the consolidated statement of financial position of the Group, the Group’s exposure to market risks results from the volatility of the warrants price. The Warrants are publicly traded at the NASDAQ Stock Exchange.

Currency risk

The Group does not have any significant exposure to currency risk as most of its assets and liabilities are denominated in USD or UAE Dirhams, which are pegged to the USD.

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Group is exposed to credit risk on bank balances and receivables as reflected in the consolidated statement of financial position, with a maximum exposure equal to the carrying amount of these instruments. The expected credit loss on trade and other receivables are considered insignificant for 2019 and 2018.

The Group has a low credit risk exposure on its trade receivables based on established policy, procedures and controls relating to customer credit risk management. Credit quality of the customer is assessed as part of contract negotiations. Outstanding receivables are regularly monitored. The Group has only one customer as at 31 December 2019 (31 December 2018: one customer).

Liquidity risk

The Group monitors its risk to a shortage of funds using a recurring liquidity planning tool. This tool considers projected financing requirements of the Group during the construction phase and cash projections from operations with outstanding bank facilities and outstanding bank commitments as defined under the finance documents.

The Group manages its liquidity risk in relation to term loans to ensure compliance with all covenants for each specific facility. Refer note 2.2 for further details.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

24	FINANCIAL RISK MANAGEMENT AND POLICIES continued

Liquidity risk continued

The table below summarizes the maturity profile of the Group’s financial liabilities at 31 December 2019 and 31 December 2018 based on contractual undiscounted payments.

	On	Less than	3 months	1 to 5
	demand	3 months	to 1 year	years	> 5 years	Total
	USD	USD	USD	USD	USD	USD
31 December 2019
Term loans (including accrued interest)	-	8,101,006	9,178,414	34,165,752	40,550,347	91,995,519
Lease liability	-	2,359,590	-	9,919,810	213,469,799	225,749,199
Derivative financial instruments	-	-	1,518,249	-	-	1,518,249
Accounts payable, accruals and other payables (excluding accrued interest)	-	26,350,143	31,469,596	-	-	57,819,739

Total (Restated)	-	36,810,739	42,166,259	44,085,562	254,020,146	377,082,706

31 December 2018
Bank overdraft	3,745,048	-	-	-	-	3,745,048
Term loans (including accrued interest)	95,702,779	-	-	-	-	95,702,779
Lease liability	-	2,313,323	-	9,725,304	216,023,896	228,062,523
Derivative financial instruments	-	-	1,190,073	-	-	1,190,073
Accounts payable, accruals and other payables (excluding accrued interest)	-	2,120,877	5,972,230	-	-	8,093,107

Total	99,447,827	4,434,200	7,162,303	9,725,304	216,023,896	336,793,530

The derivative warrant liabilities have not been included in the table above as there is no requirement to settle the warrants in cash.

Capital management

The primary objective of the Group’s capital management is to ensure that it maintains healthy capital ratios in order to support its business and maximize shareholder’s value and to meet its loan covenants.

The Group manages its capital structure and makes adjustments to it, in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust future distribution policy to shareholders, issue new shares or shareholders’ contributions.

The Group monitors capital using a gearing ratio, which is net debt divided by total capital plus net debt. The Group includes within net debt, the lease liability, term loans, and trade and other payables, less cash and cash equivalents. Capital includes share capital, shareholders’ accounts, general reserve and (accumulated losses) retained earnings. Refer to note 15 for discussion on Group’s debt covenants.

		(Restated)
	2019	2018
	USD	USD
Term loans	88,700,137	94,792,088
Lease liability	30,779,137	30,221,425
Less: cash and cash equivalents	(19,830,771)	3,707,697

Net debt	99,648,503	128,721,210

Total capital	109,416,415	60,977,933

Capital and net debt	209,064,918	189,699,143

Gearing ratio	48%	68%

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

25	BUSINESS COMBINATION

In connection with the Business Combination as described in note 1, the following occurred:

Twelve Seas:

●	Each outstanding ordinary share of Twelve Seas has been exchanged for one (1) ordinary share of Brooge Energy.

●	Each outstanding warrant of Twelve Seas has been exchanged for one warrant of Brooge Energy.

●	As part of the Business Combination, 10,869,719 shares were issued to Twelve Seas which included 1.5 million Escrow shares subject to meeting certain financial milestones stated in this note below. Further, 21,229,000 warrants were issued to Twelve Seas in exchange ratio stated above and further details disclosed in note 13.

●	In connection with the closing of the Business Combination, holders of 16,997,181 ordinary shares of Twelve Seas sold in Twelve Seas’s Initial Public Offering (“IPO”) exercised their right to redeem such shares at a price of $10.31 per share, for an aggregate redemption amount of approximately USD 175.36 million.

Brooge Petroleum and Gas Investment Company FZE:

●	Twelve Seas issued a total of 100 million shares (inclusive of 20 million of escrowed shares) to BPGIC in exchange for 100 ordinary shares of BPGIC. All 100 million shares were simultaneously replaced with Brooge Energy shares at the ratio of 1:1.

The fair value of the shares that were swapped between the parties above was based on the closing share price of Brooge Energy’s as traded on NASDAQ on 20 December 2019 which was USD 10.49 per share.

The fair value of the warrants that were swapped between the parties above was based on the closing price of Brooge Energy’s as traded on NASDAQ on 20 December 2019 which was USD 0.80 per warrant.

As part of the above-mentioned business combination, Twelve Seas’ net assets of USD 32.4 million (see below) were assumed by the Company and the issuance of ordinary shares and warrants by the Company was recognized at fair value of USD 131.0 million, with the resulting difference amounting to USD 98.6 million representing the listing expense recognized on the transaction. In addition, the Group incurred other listing expenses such as lawyers and consultants fees of USD 3.1 million, resulting in a total listing expense of USD 101.9 million as reflected in the consolidated statement of comprehensive income.

The net assets of USD 32,383,588 were assumed on 20 December 2019 comprised of:

USD
Cash and cash equivalent	33,064,568
Current assets	84,000
Accounts payable	(765,000)

Shares issued to Twelve Seas as part of the Business Combination included escrow shares of 1,552,000 being 30% of the founder shares which are subject to meeting certain financial milestones as mentioned below. The fair value of the shares in escrow is not materially different from that of the shares which are not in escrow as the rights of these shares are similar to those of “normal ordinary shares” since, management has a reasonable expectation that the subject financial milestones will be met.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

25	BUSINESS COMBINATION continued

The total shares issued by Brooge Energy to BGPIC was 98,718,035 (inclusive of the 20 million shares in escrow) after reduction of 1,281,965 shares due to the 40% cash election exercised by BPGIC. 20,000,000 of the Exchange Shares (“Escrow Property”) otherwise issuable to BPGIC is set aside in escrow until released upon the satisfaction of certain financial milestones and share price targets below:

One-half (½) of the Escrow Property shall become vested and no longer subject to forfeiture, and be released to the seller, in the event that either: (a) the Annualized EBITDA (as defined in the Escrow Agreement) for any full fiscal quarter during the Escrow Period (beginning with the first full fiscal quarter beginning after the Closing) (an “Escrow Quarter”) equals or exceeds USD 175,000,000 or (b) at any time during the Escrow Period, the closing price of the Brooge Energy ordinary shares equals or exceeds $12.50 per share (subject to equitable adjustment) for any ten (10) Trading Days (as defined in the Escrow Agreement) within any twenty (20) Trading Day period during the Escrow Period.

All Escrow Property remaining in the Escrow Account shall become vested and no longer subject to forfeiture, and be released to the seller, in the event that either: (a) the Annualized EBITDA for any Escrow Quarter equals or exceeds $250,000,000 or (b) at any time during the Escrow Period, the closing price of the Brooge Energy ordinary shares equals or exceeds $14.00 per share (subject to equitable adjustment) for any ten (10) Trading Days within any twenty (20) Trading Day period during the Escrow Period.

The same conditions mentioned above applied for the escrow founder shares.

26	SUBSEQUENT EVENTS

The outbreak of Novel Coronavirus (COVID 19) continues to progress and evolve. Therefore, it is challenging now, to predict the full extent and duration of its business and economic impact. The outbreak of Covid-19 has had an impact on demand for oil and petroleum products. Recent global developments in March 2020 have caused further volatility in commodity markets.

The extent and duration of such impacts remain uncertain and dependent on future developments that cannot be accurately predicted at this time, such as the transmission rate of the coronavirus and the extent and effectiveness of containment actions taken. Given the ongoing economic uncertainty, a reliable estimate of the impact cannot be made at the date of authorisation of these consolidated financial statements. These developments could impact our future financial results, cash flows and financial condition.

The Group has entered into a land lease agreement, dated as of 2 February 2020 (the “Phase III Land Lease Agreement”), by and between Group and the Fujairah Oil Industry Zone (“FOIZ”) to lease an additional plot of land that has a total area of approximately 450,000 m2 (the “Phase III Land”). Group intends to use the relevant land to expand its crude oil storage and service and refinery capacity (“Phase III”).

In February 2020, the Group and Sahara Energy Resources DMCC mutually agreed to discontinue their joint development discussions to install a modular oil refinery at Group’s terminal. Shortly thereafter, the Group entered into a new agreement with BIA (the “Refinery Agreement”) which provides that the parties will use their best efforts to finalize the technical and design feasibility studies for a refinery with a capacity of 25,000 bpd (the “BIA Refinery”).

On 07 April 2020, the Company changed its name from Brooge Holding Limited to Brooge Energy Limited.

Brooge Energy Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2019

26	SUBSEQUENT EVENTS continued

In May 2020, BIA agreed to release 129,000 m3 of the Phase I capacity, amounting to approximately one third of the total Phase I capacity, back to BPGIC. BPGIC leased this capacity to, Totsa Total Oil Trading SA (the “Super Major”), for a 6 month period (the “Super Major Agreement”) subject to renewal for an additional 6 month period with the mutual agreement of the parties. On expiration of the agreement, BPGIC has to return back 129,000 m3 to BIA.

The Group negotiated another amendment to the term loan facilities (1) and (2) on 15 June 2020. Loans (1) and (2) are now payable in 46 and 16 instalments, respectively, with the first installment starting from 30 June 2020 with final maturity in 30 July 2030 and 31 July 2023, respectively. The loan 1 carries interest at 6 months EIBOR + 4% (minimum 5%) and to be further enhanced to 6 month EIBOR + 4.5% (minimum 5%) from January 2021 as compared to interest at 3 month EIBOR + 3% previously, and, the loan 2 carries interest at 3 months EIBOR + 4% (minimum 5%) and to be further enhanced to 3 month EIBOR + 4.5% (minimum 5%) as compared to interest at 3 month EIBOR + 3% previously The Group has to pay USD 8.8 million for term loan (1) and (2) in 2020 which represents the cumulative instalments including interest outstanding from periods prior to this amended agreement and an amendment fee of USD 136,000. All securities and covenants under the original agreements remain in effect under the amended agreement except debt service reserve account (DSRA) balance to be maintained from 31 October 2020 and debt service coverage ratio (DSCR) to be commenced from 31 December 2020. Under this agreement, term loans (1) and (2) are also secured by assignment of the proceeds from operation of the tanks of phase 1 and 2.

As part of management’s plans to alleviate the significant doubt disclosed in note 2.2, in September 2020, BPGIC FZE issued bonds amounting to USD 200 million to private investors. Each bond has a face value of USD 1 and an issue price of USD 0.95. The semi-annual bond repayment of USD 7 million will start from November 2021 until May 2025, with one final bullet repayment of USD 144 million in November 2025. These bonds carry interest at a rate of 8.5% per annum payable semi-annually. The proceeds from the bond issue were used to fund capital projects and settle the Group’s outstanding term loans with the remaining balance (if any) to be used to fund working capital requirements. The proceeds of the bonds were drawn down on 13 November 2020 and the outstanding term loan fully settled.

Financial results for the Six Months Ended June 30, 2020

Brooge Energy Limited

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

For the period ended 30 June 2020

		Six-month	Six-month
		period ended	period ended
		30 June	30 June
	Notes	2020	2019
		USD	USD
Revenue	3	22,893,875	22,042,687
Direct costs		(6,146,872)	(4,955,436)

GROSS PROFIT		16,747,003	17,087,251

General and administrative expenses		(2,696,346)	(1,236,507)
Finance costs		(3,370,988)	(3,412,843)
Changes in fair value of derivative financial instruments		179,758	(484,603)
Changes in fair value of derivative warrant liability	7	5,307,225	-

NET PROFIT		16,166,652	11,953,298

Other comprehensive income		-	-

PROFIT AND TOTAL COMPREHENSIVE INCOME FOR THE PERIOD		16,166,652	11,953,298

Earnings per share attributable to the ordinary shareholders of the Group:

Basic and diluted earnings per share (cents)		0.184	0.20

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

Brooge Energy Limited

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

			(Restated)
		At 30 June	At 31 December
	Notes	2020	2019
		USD	USD
ASSETS
Non-current assets
Property, plant and equipment	4	296,697,923	263,228,588
Advances to contractors		10,033,223	21,664,764
		306,731,146	284,893,352

Current assets
Inventories		289,928	179,644
Trade and other receivables		11,051,701	2,348,693
Bank balances and cash	5	1,093,883	19,830,771
		12,435,512	22,359,108

TOTAL ASSETS		319,166,658	307,252,460

EQUITY AND LIABILITIES
Equity
Share capital	6	8,801	8,804
Share premium	6	101,777,058	101,775,834
Shareholders’ accounts	11	71,017,815	71,017,815
General reserve	8	680,643	680,643
Accumulated losses		(47,900,029)	(64,066,681)
Total equity		125,584,288	109,416,415

Liabilities
Non-current liabilities
Term loans	9	69,649,588	74,160,950
Lease liability	10	28,884,925	28,624,259
Provisions		29,692	13,941
		98,564,205	102,799,150

Current liabilities
Derivative warrant liability	7	10,402,161	15,709,460
Term loans	9	16,800,989	14,539,187
Accounts payable, accruals and other payables		63,120,303	61,115,121
Derivative financial instruments		1,338,491	1,518,249
Lease liability	10	3,356,221	2,154,878
		95,018,165	95,036,895
Total liabilities		193,582,370	197,836,045

TOTAL EQUITY AND LIABILITIES		319,166,658	307,252,460

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Brooge Energy Limited

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the period ended 30 June 2020

						Accumulated
						(losses)/
	Share	Share	(Restated)	Shareholders’	General	retained
	capital	premium	Warrants	account	reserve	earnings	Total equity
	USD	USD	USD	USD	USD	USD	USD
At 1 January 2019	8,000	1,353,285	-	47,717,763	680,643	11,218,242	60,977,933
Net contribution from the shareholders	-	-	-	32,646,179	-	-	32,646,179
Profit for the period	-	-	-	-	-	11,953,298	11,953,298

Balance at 30 June 2019 (restated)	8,000	1,353,285	-	80,363,942	680,643	23,171,540	105,577,410

Balance at 1 January 2020 (restated)	8,804	101,775,834	-	71,017,815	680,643	(64,066,681)	109,416,415

Shares issuance in connection with a merger	(3)	-	-	-	-	-	(3)
Exercise of 100 warrants in 100 ordinary shares	0.01	1,224	-	-	-	-	1,224
Loss for the period	-	-	-	-	-	16,166,652	16,166,652

Balance at 30 June 2020	8,801	101,777,058	-	71,017,815	680,643	(47,900,029)	125,584,288

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

Brooge Energy Limited

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the period ended 30 June 2020

		Six-month	Six-month
		period ended	period ended
		30 June	30 June
	Notes	2020	2019
		USD	USD
OPERATING ACTIVITIES
Profit for the period		16,166,652	11,953,298

Adjustments to reconcile net profit to net cash generated from (used in) operating activities:
Depreciation	4	2,991,831	2,899,881
Finance costs		3,370,988	3,412,843
Net changes in fair value of derivative financial instruments		(179,758)	484,603
Net changes in fair value of derivative warrant liability	7	(5,307,225)	-
		17,042,488	18,750,625

Working capital changes:
Increase in inventories		(110,284)	(27,940)
Increase in trade and other receivables		(8,703,008)	(2,490,335)
Increase in provisions		15,751	3,218
Increase in accounts payable, accruals and other payables		(3,951,185)	3,306,754

Net cash flows from operating activities		4,293,762	19,542,322

INVESTING ACTIVITIES
Advances paid to contractors		-	(29,377,827)
Purchase of property, plant and equipment		(16,380,142)	(8,869,454)

Net cash used in investing activities		(16,380,142)	(38,247,281)

FINANCING ACTIVITIES
Repayment of term loans		(2,510,993)	(2,272,589)
Interest paid on term loans		(4,140,665)	(140,077)
Proceeds from exercise of warrants		1,150	-
Payment of lease liability		-	-
Net contribution from the shareholders		-	31,557,151

Net cash flows (used in) from financing activities		(6,650,508)	29,144,485

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS		(18,736,888)	10,439,526

Cash and cash equivalents at 1 January		19,830,771	(3,707,697)

CASH AND CASH EQUIVALENTS AT 30 JUNE	5	1,093,883	6,731,829

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

Brooge Energy Limited

UNAUDITED NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period ended 30 June 2020

1	ACTIVITIES

Brooge Energy Limited (the “Company” and together with its subsidiaries the “Group”) formerly known as Brooge Holdings Limited, is a company with limited liability registered as an exempted company in the Cayman Islands. The Company and its subsidiaries are collectively referred to as the “Group”. The registered office of the Company is at P.O Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The Company’s principal executive office is located at P.O Box 50170, Al-Sodah, Khorr Fakkan Road, Fujairah, United Arab Emirates (“UAE”).

On 07 April 2020, the Company changed its name from Brooge Holdings Limited to Brooge Energy Limited.

The Group provides oil storage and related services at the Port of Fujairah in the Emirate of Fujairah in the UAE. The Group currently operates phase 1, comprising 14 tanks of total capacity of 399,324 cubic meters (“cbm”), fully operational for storage and other ancillary processes of clean oil. The Group’s phase 2 is under construction, which will comprise 8 tanks of total capacity of 600,000 cbm for storage and other ancillary services of crude oil.

Brooge Energy Limited was incorporated on 12 April 2019 for the sole purpose of consummating the business combination described further below. On 15 April 2019, Brooge Petroleum and Gas Investment Company FZE (“BPGIC FZE”) now a subsidiary, entered into a business combination agreement with Twelve Seas Investment Company (“Twelve Seas”), a company listed on National Association of Securities Dealers Automated Quotations (“NASDAQ”), the Company and BPGIC FZE’s shareholders. On 10 May 2019, BPGIC PLC became party to the business combination agreement by execution of a joinder thereto.

The business combination was accounted for as a reverse acquisition in accordance with the International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board (“IASB”) as disclosed in note 14. Under this method of accounting, Brooge Energy and Twelve Seas are treated as the “acquired” companies. This determination was primarily based on BPGIC FZE comprising the ongoing operations of the combined companies, BPGIC FZE’s senior management comprising the senior management of the combined company, and BPGIC FZE’s stockholders having a majority of the voting power of the combined company. For accounting purposes, BPGIC FZE is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of BPGIC FZE. Accordingly, the consolidated assets, liabilities and results of operations of BPGIC FZE are the historical financial statements of the combined company, and Brooge Energy and Twelve Sea’s assets, liabilities and results of operations are consolidated with BPGIC FZE beginning on the acquisition date.

As a result of the above transaction, the Company became the ultimate parent of BPGIC FZE and Twelve Seas on 20 December 2019, being the acquisition date. The Company’s common stock and warrants are traded on the NASDAQ Capital Market under the ticker symbols BROG and BROGW, respectively. Upon the closing of business combination, Twelve seas changed its name to ‘BPGIC International’.

The consolidated financial statements of the Group for the year ended 31 December 2019 were prepared as a continuation of the financial statements of BPGIC FZE, the acquirer, and retroactively adjusted to reflect the legal capital of the legal parent/acquiree (Brooge Energy Limited). The comparative financial years included therein were derived from the consolidated financial statements of BPGIC FZE as adjusted to reflect the legal capital of the legal parent/acquiree (Brooge Energy Limited).

The interim condensed consolidated financial statements of the Group were authorised for issue by the Board of Directors on 25 November 2020.

Brooge Energy Limited

UNAUDITED NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period ended 30 June 2020

2.1	RESTATEMENT OF PRIOR PERIOD COMPARATIVES FOR CORRECTION OF ACCOUNTING FOR WARRANTS

As described in Note 14, the business combination completed on 20 December 2019 resulted in the issuance of warrants, exercisable for a period of five years from the date of the business combination at an exercise price of USD 11.5 per warrant. The warrant holders may elect, in lieu of exercising the warrants for cash, a cashless exercise option to receive common shares if there is no effective registration statement registering the warrant shares on the 90th day after the completion of the Group’s initial business combination, and during any other period when the Group shall fail to have maintained an effective registration statement covering the ordinary shares issuable upon exercise of the warrants. The Group shall issue to the warrant holders the number of warrant shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of warrant shares to be issued to the Holder.

Y = the number of warrant shares with respect to which this warrant is being exercised.

A = the fair market value of one ordinary share.

B = the warrant price.

If the warrant holders exercise this option, there will be variability in the number of shares issued per warrant.

Subsequent to the issuance of the Group’s 2019 financial statements, management have reassessed the accounting treatment of the issued warrants. Previously, these warrants were accounted for as equity in the Statement of Financial Position.

The Group has reassessed that the maintenance of an effective registration statement is a matter not wholly within the control of the Group and therefore the warrants contain a feature that may lead to the issuance of a variable number of shares. In accordance with IAS 32, a contract to issue a variable number of shares fails to meet the definition of equity and must instead be classified as a derivative liability and measured at fair value with changes in fair value recognised in the Statement of Comprehensive Income at each reporting date. The derivative liability will ultimately be converted in the Group’s equity (ordinary shares) when the warrants are exercised or will be extinguished upon the expiry of the outstanding warrants and will not result in the outlay of any cash by the Group.

In the original accounting determination, the estimated fair value of the warrants was recorded in equity at USD 16,983,200. At initial recognition, the Group should have recorded the estimated fair value of the warrants as a derivative warrant liability at the same amount. In addition, at 31 December 2019, based on the trading price of the warrants at that time, the Group should have adjusted the estimated fair value of the derivative warrant liability to USD 15,709,460, resulting in a gain on revaluation of derivative warrant liability in “Changes in fair value of derivative warrant liability” of USD 1,273,740.

The above reassessment has resulted in a revision of prior period comparatives for restatement of our previous accounting for warrants.

The warrants have been reclassified from equity to liabilities. The correction of this error resulted in a decrease in equity by USD 16,983,200 and increase in liabilities with the same amount.

On 31 December 2019, a fair value gain of USD 1,273,740 was also recognised in the Statement of Comprehensive Income in the restated financial statements with a consequent decrease in the amount of the accumulated losses in equity. Basic and diluted earnings per share for the prior year were also restated. The amount of the correction for basic and diluted earnings per share was a decrease of USD 0.01 per share respectively. There was no impact on the statement of comprehensive income for the period ended 30 June 2019.

There was no impact on cash from operating, financing or investing activities in the statement of cashflows for the year ended 31 December 2019 and six-month period ended 30 June 2020.

Brooge Energy Limited

UNAUDITED NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period ended 30 June 2020

2.1	RESTATEMENT OF PRIOR PERIOD COMPARATIVES FOR CORRECTION OF ACCOUNTING FOR WARRANTS (continued)

	As previously reported 31 December	Restatement adjustments 31 December	Restated 31 December
	2019	2019	2019
	USD	USD	USD
STATEMENT OF FINANCIAL POSITION
Warrants	16,983,20 0	(16,983,200)	-
Accumulated losses	(65,340,421)	1,273,740	(64,066,681)
Total equity	125,125,875	(15,709,460)	109,416,415
Derivative warrant liability	-	15,709,460	15,709,460
Current liabilities	79,327,435	15,709,460	95,036,895
Total liabilities	182,126,585	15,709,460	197,836,045

2.2	BASIS OF PREPARATION

The interim condensed consolidated financial statements for the six-month period ended 30 June 2020 have been prepared in accordance with International Accounting Standard 34 (“IAS 34”) Interim Financial Reporting.

The interim condensed consolidated financial statements do not include all the information and disclosures required in the annual consolidated financial statements and should be read in conjunction with the Group’s annual restated consolidated financial statements as at 31 December 2019.

These interim condensed consolidated financial statements are presented in United States dollars (“USD”) which is the functional and presentation currency of the Group.

The interim condensed consolidated financial statements are prepared under the historical cost convention, except for re-measurement at fair value of derivative financial instruments and warrant liability.

2.3	GOING CONCERN

During the period, the Group defaulted on its commitments under its term loans and was not in compliance with its debt covenants, including the debt service coverage ratio contained in the Group’s loan agreement. Even though the lender did not declare an event of default under the loan agreements, these breaches constituted events of default and could have resulted in the lender requiring immediate repayment of the loans.

On 15 June 2020, the Group entered into an agreement with its lender to amend its Phase I Financing Facilities (note 9). The Group will have to pay principal and accrued interest of USD 8.8 million in 2020 which represents the cumulative instalments including interest outstanding from periods prior to this amended agreement and an amendment fee of USD 136,000. Term loan (1) and Term loan (2) are now payable in 46 and 16 instalments respectively starting 30 June 2020 with final maturity on 31 July 2030 and 31 July 2023, respectively. Subsequent to this amendment, the Group has paid USD 6.8 million as per the revised repayment schedule. At 30 June 2020, the Group’s current liabilities exceeded its current assets by USD 83 million.

During 2018, the Group signed a sales agreement for phase 2 to provide storage and ancillary services to an international commodity trading company, which was novated to a new party in 2019. Phase 2 operations are scheduled to start in fourth quarter of 2020 and management expects this will generate significant operating cash flows.

Brooge Energy Limited

UNAUDITED NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period ended 30 June 2020

2.3	GOING CONCERN (continued)

In September 2020, BPGIC FZE issued bonds of USD 200 million to private investors with a face value of USD 1 with an issue price of USD 0.95. The bonds bear interest at 8.5% per annum to be paid along with the installments. The proceeds will be used to fund phase II and settle off the outstanding term loans with balance (if any) to be used towards working capital (note 15). At the date of authorization of the interim condensed consolidated financial statements, the proceeds of the bonds have been released and accordingly the outstanding payables to phase II contractor and term loans have been fully settled.

In view of the above, the financial statements have been prepared assuming that the Group will continue as a going concern. Accordingly, the interim condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, the amounts and classification of liabilities, or any other adjustments that might result in the event the Group is unable to continue as a going concern.

2.4	CHANGES IN ACCOUNTING POLICIES AND DISCLOSURES New and amended standards and interpretations

The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the Group’s annual restated consolidated financial statements for the year ended 31 December 2019, except for the adoption of new standards effective as of 1 January 2020. The Group has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective. Several amendments apply for the first time in 2020, but do not have a significant impact on the interim condensed consolidated financial statements of the Group.

●	Amendments to IFRS 3: Definition of a Business;

●	Amendments to IFRS 7, IFRS 9 and IAS 39: Interest Rate Benchmark Reform;

●	Amendments to IAS 1 and IAS 8: Definition of Material; and

●	Conceptual Framework for Financial Reporting issued.

2.5	SIGNIFICANT ACCOUNTING ESTIMATES AND JUDGEMENTS

The preparation of the interim condensed consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and reported amounts of financial assets and liabilities and the disclosure of contingent liabilities. These judgments, estimates and assumptions also affect the revenue, expenses and provisions as well as fair value changes. Actual results may differ from these estimates.

In preparing these interim condensed consolidated financial statements, the significant judgments made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty are the same as those applied to the preparation of the Group’s restated consolidated financial statements as at and for the year ended 31 December 2019.

2.6	RISK MANAGEMENT

The Group’s risk management objectives, policies and procedures are consistent with those disclosed in the Group’s restated consolidated financial statements as at and for the year ended 31 December 2019.

Brooge Energy Limited

UNAUDITED NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period ended 30 June 2020

3	REVENUE

	Six-month	Six-month
	period ended	period ended
	30 June	30 June
	2020	2019
	USD	USD
Revenue recognised under IFRS 16
Fixed consideration – leasing component	4,565,292	8,423,241

Revenue recognised under IFRS 15
Fixed consideration – service component	7,551,956	3,556,479
Ancillary services	10,776,627	10,062,967

	18,328,583	13,619,446

Total revenue	22,893,875	22,042,687

The Group has only one segment at the reporting date. Revenue generation from leasing of storage capacity of tanks and other ancillary services started in December 2017. The Group had only one customer, Al Brooge International Advisory LLC, since the inception of the operations in 2017 and as such all revenues had been derived from that customer till April 2020. In May 2020, the customer agreed to release 129,000 m3 of the Phase I capacity, amounting to approximately one third of the total Phase I capacity, back to BPGIC. BPGIC leased this capacity to Totsa Total Oil Trading SA (the “Super Major”), for a six-month period (the “Super Major Agreement”) subject to renewal for an additional six-month period with the mutual agreement of the parties. On expiration of the agreement, BPGIC has to return back 129,000 m3 to BIA. During the period when the substantially the entire capacity is not leased to a single customer, the arrangement does not meet the definition of a lease under IFRS 16. Accordingly, the revenue relating to that period is classified under IFRS 15 as service revenue.

Cyclicality of operations

The revenues of the Group mainly comprise of fixed fees for storage and related services and variable fees for ancillary services provided under a long-term contract with its major customer. Accordingly, there is no cyclicality in the Group’s operations.

Group as lessor

Future storage fee income to be received by the Group under the off-take agreement based on projected storage availability are as follows:

	Six-month period ended	Six-month period ended
	30 June 2020	30 June 2019
Within one year	17,509,440	23,959,440
After one year but not more than 5 years	49,915,500	59,898,600

	67,424,940	83,858,040

Brooge Energy Limited

UNAUDITED NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period ended 30 June 2020

4	PROPERTY, PLANT AND EQUIPMENT

	Buildings	Tanks	Installations	Other equipment	Right-of-use asset (land)	Capital work in progress	Total
	USD	USD	USD	USD	USD	USD	USD
2020
Cost:
At 1 January 2020	28,037,886	76,100,795	65,878,129	218,827	27,540,969	79,948,312	277,724,918
Additions	-	-	-	30,545	-	36,430,621	36,461,166
At 30 June 2020	28,037,886	76,100,795	65,878,129	249,372	27,540,969	116,378,933	314,186,084
Depreciation:
At 1 January 2020	2,372,081	3,312,144	5,978,336	79,673	2,754,096	-	14,496,330
Charge for the period	560,759	782,707	1,394,779	24,078	229,508	-	2,991,831
At 30 June 2020	2,932,840	4,094,851	7,373,115	103,751	2,983,604	-	17,488,161
Net carrying amount:
At 30 June 2020	25,105,046	72,005,944	58,505,014	145,621	24,557,365	116,378,933	296,697,923

2019
Cost:
At 1 January 2019	28,037,886	76,100,795	65,868,246	213,843	27,540,969	8,344,847	206,106,586
Additions	-	-	9,883	4,984	-	71,603,465	71,618,332
At 31 December 2019	28,037,886	76,100,795	65,878,129	218,827	27,540,969	79,948,312	277,724,918
Depreciation:
At 1 January 2019	1,250,566	1,746,725	3,148,665	36,436	2,295,080	-	8,477,472
Charge for the year	1,121,515	1,565,419	2,829,671	43,237	459,016	-	6,018,858
At 31 December 2019	2,372,081	3,312,144	5,978,336	79,673	2,754,096	-	14,496,330
Net carrying amount:
At 31 December 2019	25,665,805	72,788,651	59,899,793	139,154	24,786,873	79,948,312	263,228,588

Capital work in progress at 30 June 2020 includes total amount capitalized relating to the construction of phase 2 and includes an amount of USD 742,488 (31 December 2019: USD 1,458,069) related to finance charge on lease liability and an amount of USD 116,558 (31 December 2019: USD 233,113) related to depreciation charge on right-of-use asset capitalised.

The capitalized borrowing costs have been included under “additions” in the table above. The capitalisation rate used to determine these finance costs was 5.58%. (December 2019: 6.1%) per annum.

Tanks and related assets with a carrying value of USD 155,761,625 (31 December 2019: USD 158,493,403) are mortgaged as security against loans obtained in 2014 and 2017 (note 9). Further, as security against the term loan (2), a step-in right to use the leased land, has been provided to the commercial bank.

The depreciation charge for the year is allocated to the interim condensed consolidated statement of comprehensive income (within profit and loss) and capitalized as part of capital work in progress as follows:

	Six-month period ended	Six-month period ended
	30 June	30 June
	2020	2019
	USD	USD
Direct costs	2,875,273	2,899,881
Property, plant and equipment	116,558	109,256

	2,991,831	3,009,137

Brooge Energy Limited

UNAUDITED NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period ended 30 June 2020

5	CASH AND CASH EQUIVALENTS

	At 30 June	At 31 December
	2020	2019
	USD	USD
Cash and cash equivalents	1,093,883	19,830,771

The Group has no restricted cash balances.

Significant non-cash transactions, which have been excluded from the interim condensed consolidated statement of cash flows, are as follows:

	Six month period ended	Six month period ended
	30 June	30 June
	2020	2019
	USD	USD
Capital accruals	7,706,995	7,673,509

6	ISSUED CAPITAL AND RESERVES

	At 30 June 2020 No. of shares	At 31 December 2019 No. of shares
Authorized
Ordinary shares	450,000,000	450,000,000

At BPGIC FZE
	No. of shares		USD
At 1 January 2019	100		1,361,285

At Brooge Energy Limited

At inception	1		n.m.*
Conversion of 100 BPGIZ FZE ordinary shares at 1 for 1 million to the legal acquirer, Brooge Energy (note 14)	80,000,000	**	8,000

Cash election	(1,281,965)		(128)
Changes in share capital due to business combination (note 14)	9,347,219	**	932

At 31 December 2019	88,065,254		8,804

Changes in share capital due to business combination	(30,000)		(3)

Conversion of 100 warrants into ordinary shares at 1 for 1	100		0.01

At 30 June 2020	88,035,354		8,801

*	not meaningful

**	Ordinary shares held in escrow (20,000,000 shares held by BPGIC and 1,552,000 shares held by the original founders of Twelve Seas) have been excluded from the share capital in the table above. Additional information on escrow shares is included in note 14.

Brooge Energy Limited

UNAUDITED NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period ended 30 June 2020

6	ISSUED CAPITAL AND RESERVES (continued)

Share premium	USD
At 1 January 2019	-
Reverse acquisition adjustment	1,353,285
Ordinary shares issued on merger with Twelve Seas	114,022,421
Cash election	(13,599,872)

At 31 December 2019	101,775,834
Conversion of 100 warrants in ordinary shares at 1 for 1	1,224
At 30 June 2020	101,777,058

7	DERIVATIVE WARRANT LIABILITY

In connection with the completion of the business combination on 20 December 2019, each of Twelve Sea’s 21,229,000 outstanding warrants were converted into the Group’s warrants at 1:1 ratio. The warrants allow the holder to subscribe for the ordinary shares of the Company at 1:1 basis at an exercise price of USD 11.50. The warrants shall lapse and expire after five years from the closing of the business combination. The warrant holders may elect, if the Group does not have an effective registration statement registering the warrant shares, to elect for a cashless exercise option to receive variable number of ordinary shares.

In accordance with IAS 32, a contract to issue a variable number of shares fails to meet the definition of equity and must instead be classified as a derivative liability and measured at fair value with changes in fair value recognised in the consolidated statements of comprehensive income at each reporting date. The derivative warrant liability will ultimately be converted into the Group’s equity (ordinary shares) when the warrants are exercised, or will be extinguished on the expiry of the outstanding warrants, and will not result in the outlay of any cash by the Group.

	No. of warrants	USD
At 1 January 2020 (restated)	21,229,000	15,709,460
Conversion to equity (ordinary shares) upon exercise of warrants	100	74
Revaluation of derivative warrant liability	-	(5,307,225)
At 30 June 2020	21,228,900	10,402,161

At 30 June 2020, the Group recorded a derivative warrant liability of USD 10,402,161 (31 December 2019: USD 15,709,460) which resulted in a gain on revaluation of derivative warrant liability for the six-month period ended 30 June 2020 of USD 5,307,225 (30 June 2019: nil).

8	GENERAL RESERVE

As required by the Articles of Association of BPGIC FZE, 10% of the profit for the year must be transferred to the general reserve. The subsidiary has resolved to discontinue such annual transfers as the reserve has reached 50% of the subsidiary’s issued share capital. The general reserve is not available for distribution to the shareholders.

Brooge Energy Limited

UNAUDITED NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period ended 30 June 2020

9	TERM LOANS

	Interest rate	Maturity	At 30 June 2020	At 31 December 2019
			USD	USD
Non-current
Term loan (1)	6 month EIBOR + 4% margin [minimum 5%]	2030	64,829,504	68,271,743
Term loan (2)	3 month EIBOR + 4% margin [minimum 5%]	2023	4,820,084	5,889,207
			69,649,588	74,160,950
Current
Term loan (1)	6 month EIBOR + 4% margin [minimum 5%]		12,687,130	10,135,939
Term loan (2)	3 month EIBOR + 4% margin [minimum 5%]		2,613,859	2,138,248
Promissory notes			1,500,000	2,265,000
			16,800,989	14,539,187

Term loan 1

In 2014, the Group obtained term loan facility (1) amounting to USD 84,595,154 (equivalent to U.A.E Dirhams (“AED”) 310,718,000) from a commercial bank in the UAE to partially finance the construction of phase 1 (14 oil storage tanks in Fujairah). During the period, the Group has not drawn down any amounts (December 2019: nil) from this facility. The loan was repayable in 48 quarterly instalments, commencing 27 months after the start of the construction with final maturity not exceeding 31 March 2028 and is stated net of prepaid finance cost of USD 468,933 (December 2019: USD 499,158). The interest is due on a quarterly basis from the loan drawdown date. The loan was drawn down in AED.

In 2018, the Group entered into an agreement to amend term loan facility (1). As a result of this amendment the loan was repayable in 48 quarterly instalments starting October 2018 with final maturity in July 2030. The loan carries interest at 3 month EIBOR + 3% as compared to interest at 6 month EIBOR + 3.5% previously.

On 10 September 2019, the Group entered into an agreement with the bank to again amend term loan facility (1). The loan was payable in 45 instalments starting 31 October 2019 with final maturity on 30 July 2030. One of the instalments included a one-time lump sum repayment of USD 5,729,418 which represented the cumulative instalments including interest outstanding from periods prior to this amended agreement of USD 5,494,063 and an amendment fee of USD 235,355.

On 30 December 2019, the Group entered into an amendment for term loan facility (1). The loan is now payable in 44 instalments starting 31 January 2020 with final maturity on 30 July 2030. One of the instalments includes a one- time lump sum repayment of USD 6,612,194, which represents the cumulative instalments including interest outstanding from periods prior to this amended agreement of USD 6,520,130 and an amendment fee of USD 92,064.

On 15 June 2020, the Group entered into another amendment for term loan facility (1). The loan is now payable in 46 instalments starting 30 June 2020 with final maturity on 31 July 2030. First six instalments includes a time lump sum repayment of USD 8,363,539, which represents the cumulative instalments including interest outstanding from periods prior to this amended agreement and an amendment fee of USD 136,128. The loan carries interest at 6 month EIBOR + 4% [minimum 5%] and it will be further enhanced to 6 month EIBOR + 4.5% [minimum 5%] starting from January 2021 as compared to interest at 3 month EIBOR + 3% previously.

Brooge Energy Limited

UNAUDITED NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period ended 30 June 2020

9	TERM LOANS (continued)

Term loan 2

During 2017, the Group obtained an additional term loan facility (2) of USD 11,108,086 (AED 40,800,000) from a commercial bank in the UAE for the construction of an administrative building in Fujairah. The loan was repayable in 20 quarterly instalments starting after a 6 months grace period commencing in April 2017 and is stated net of prepaid finance cost of USD 49,564 (December 2019: USD 58,578). The interest is due on a quarterly basis from the loan drawdown date. The loan was drawn down in AED.

During the year 2018, the Group entered into an agreement to amend term loan facility (2). The loan was repayable in 20 quarterly instalments starting October 2018 with final maturity in July 2023.The loan carried interest at 3 month EIBOR + 3% as compared to interest at 3 month EIBOR + 3.5% previously.

Term loan (2) was not amended as part of the 10 September 2019 and 30 December agreements to amend loan (1). In 2019, the Group repaid all instalments due in accordance with the repayment schedule.

On 15 June 2020, the Group entered into another amendment by revoking the previous amendment for term loan facility (2). The loan is now payable in 16 instalments starting 30 June 2020 with final maturity on 31 July 2030. Three instalments from last amendment are now payable in 5 instalments starting from Aug 2020 till 31 December 2020. The loan carries interest at 3 month EIBOR + 4% [minimum 5%] and it will be further enhanced to 3 month EIBOR + 4.5% [minimum 5%] starting from January 2021 as compared to interest at 3 month EIBOR + 3% previously.

Term loans 1 and 2

The term loans are secured by a mortgage on the tanks and the office/administration building, step-in right to the leased land and assignment of insurance policies.

Under the term loan facility agreements, the Group is subject to certain covenants requiring amongst other things, the maintenance of:

(i)	a minimum debt service coverage ratio of 150% at all times and if the ratio decreases to 120% or less, it results in an event of default; the debt service coverage ratio (DSCR) is defined as net operating income divided by total debt service and;

(ii)	an amount equivalent to one quarterly instalment including interest in a debt service reserve account at all times.

Under the amended agreement signed on 15 June 2020, the maintenance of first covenant is required to be complied from 31 December 2020 and second covenant is required to be complied from 31 October 2020. As of 30 June 2020, the Group was in compliance with its commitments under the loan agreements and has accordingly classified the balance between current and non-current liability based on the loan agreements in effect at 30 June 2020.

Term loan 4

In 2018, the Group obtained a new facility from a commercial bank in the UAE amounting to USD 95,290,000 (AED 350,000,000) to finance the construction of phase 2. The new facility carries interest at 3 month EIBOR + 3% margin and is repayable in 17 bi-annual instalments commencing 6 months after the date of completion of phase 2.

The term loan facility (4) is secured by a mortgage on the phase 2 storage tanks, step-in right to the leased land and assignment of the proceeds from operation of the tanks and insurance policies.

Brooge Energy Limited

UNAUDITED NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period ended 30 June 2020

9	TERM LOANS (continued)

Term loan 4 (continued)

Under the term loan facility agreement, the Group is subject to certain covenants requiring amongst other things, the maintenance of (i) a minimum facility service coverage ratio of 1.25:1, (ii) a participations to value ratio not exceeding 1.50:1 at all times, (iii) a participations to cost ratio not exceeding 57% at any date, and (iv) an amount equivalent to one instalment including interest in a facility service reserve account at all times or in the event of an initial public offering, the amount should be equivalent to the next two instalments including interest.

The term loan facility (4) agreement includes an initial condition precedent that requires evidence of initial equity contribution by the Group towards the phase 2 storage tanks before the loan facility can be utilised. The Group has not made any drawdowns on the term loan facility (4) as of the date of issuance of these interim condensed consolidated financial statements.

The term loans are repayable as follows:

	At 30 June 2020	At 31 December 2019
	USD	USD
Payable within 1 year	16,861,808	14,541,774
Payable within 1 and 2 years	9,216,441	9,216,973
Payable within 2 and 5 years	23,868,833	24,948,779
Payable after 5 years	37,021,992	40,550,347
	86,969,074	89,257,873

Promissory notes

Pursuant to the Business Combination Agreement, on December 20, 2019, Twelve Seas, Early Bird Capital (EBC), and the Company entered into the Business Combination Marketing Agreement Fee Amendment (the “BCMA Fee Amendment”) whereby the Company became party to the Business Combination Marketing Agreement solely with respect to the provision relating to EBC’s fees and EBC’s fees were amended. Pursuant to the Business Combination Marketing Agreement, as amended by the BCMA Fee Amendment, EBC received as full payment for any and all fees under the Business Combination Marketing Agreement, a cash fee equal to USD 3.0 million and a USD 1.5 million non-interest bearing promissory note of the Company due and payable on the earlier of (i) the first anniversary of the Closing and (ii) the consummation by the Company of a follow-on securities offering. In case of default, the promissory note would bear interest at the rate of 10% per annum.

10	LEASE LIABILITY

During 2013, the Group entered into a land lease agreement with the Municipality of Fujairah for a period of 30 years, extendable for another 30 years at the option of the Group. The Group has concluded that they have the right-to-use of the asset and accordingly, recorded a lease liability as per the requirements of IFRS 16. Given the use of the land, it is reasonably certain that the Group will continue to lease the land till the end of the lease period (i.e. 60 years) and accordingly the below lease rentals cover a period up to 60 years discounted at the rate of 9.5% as an incremental borrowing rate for the Group. Annual lease rental is increased by 2% on an annual basis as per the agreement.

Brooge Energy Limited

UNAUDITED NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period ended 30 June 2020

10	LEASE LIABILITY (continued)

Changes in the lease liability are as follows:

	At 30 June 2020	At 31 December 2019
	USD	USD
At 1 January	30,779,137	30,221,425
Interest charge	1,462,009	2,871,035
Amount paid during the period / year	-	(2,313,323)

At 30 June / 31 December	32,241,146	30,779,137

The lease liability is classified in the interim condensed consolidated statement of financial position as follows:

	At 30 June 2020	At 31 December 2019
	USD	USD
Current	3,356,221	2,154,878
Non-current	28,884,925	28,624,259

	32,241,146	30,779,137

The maturity of the lease liability is as follows:

	Lease payments		Present value of minimum lease payments
	At 30 June 2020	At 31 December 2019	At 30 June 2020	At 31 December 2019
	USD	USD	USD	USD
Not later than one year	3,562,981	2,359,590	3,356,221	2,154,877
Later than one year and not later than five years	10,019,008	9,919,810	7,313,652	7,241,240
Later than five years	212,167,199	213,469,800	21,571,273	21,383,020

	225,749,188	225,749,200	32,241,146	30,779,137
Finance costs	(193,508,042)	(194,970,063)	-	-

Present value of minimum lease payments	32,241,146	30,779,137	32,241,146	30,779,137

Additional information relating to the right of use asset and Group’s lease is provided in note 4.

Brooge Energy Limited

UNAUDITED NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period ended 30 June 2020

11	RELATED PARTY TRANSACTIONS AND BALANCES

In 2019, the board of directors adopted code of ethics and business conduct that requires it, and its directors, officers and employees to avoid conflicts of interest, such as related party transactions, unless specifically authorized. The board of directors also adopted a related party transaction policy to govern the procedures for evaluation and authorization of related party transactions. Related party transactions, which require approval of the audit committee, are defined as any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Group is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed USD 120,000 in any fiscal year, and (iii) any related party has or will have a direct or indirect interest. This also includes any material amendment or modification to an existing related party transaction.

The audit committee is responsible for reviewing and approving related party transactions to the extent the Group contemplates engaging in such a transaction. The audit committee will review all of the relevant facts and circumstances of all related party transactions that require its approval and either approve or disapprove of the entry into the related party transaction. The audit committee will approve the related party transaction only if it determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Group and its shareholders. The audit committee, in its sole discretion, will impose such conditions as it deems appropriate on the Group or the related party in connection with the approval of the related party transaction. No director will be permitted to participate in the discussions or approval of a transaction in which he or she is a related party, but that director will be required to provide all material information concerning the related party transaction to the audit committee.

Transactions with related parties

Movements in shareholders’ account are as follows:

	Six-month period ended	Six-month period ended
	30 June 2020	30 June 2019
	USD	USD
Contributions by the shareholders	-	75,238,701
Amounts paid on behalf of the Group by the shareholders*	-	882,296
Amounts paid by the Group on behalf of the shareholders	-	(765,477)
Distributions to shareholders	-	(42,709,341)

	-	32,646,179

These amounts are repayable at the discretion of the Board of Directors of the Group and are interest free, therefore classified as part of equity.

*	These include expenses paid on behalf of the Group which includes other operational expenses paid by the shareholders on behalf of the Group.

Changes in shareholders’ account are as follows:

	At 30 June 2020	At 31 December 2019
	USD	USD
At 1 January	71,017,815	47,717,763
Net contributions during the period / year	-	23,300,052

At 31 December	71,017,815	71,017,815

Brooge Energy Limited

UNAUDITED NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period ended 30 June 2020

11	RELATED PARTY TRANSACTIONS AND BALANCES (continued)

Movements in other related parties are as follows:

	At 30 June	At 31 December
	2020	2019
	USD	USD
Expenses paid on behalf of related parties	406,289	57,550

Due from related parties:
BPGIC Holdings (shareholder)	402,764	-
HBS Investments LP (shareholder)	13,388	13,388
H Capital International LP (shareholder)	12,884	11,056
O2 Investments Limited as GP (shareholder)	6,748	6,181
SBD International LP (shareholder)	13,760	13,760
SD Holding Limited as GP (shareholder)	7,295	6,984
Gyan Investments Ltd (shareholder)	7,000	6,181

	463,839	57,550

Key management remuneration for the year ended 30 June 2020 amounted to USD 546,355 (30 June 2019: USD 329,554), charged to interim condensed consolidated statement of comprehensive income (within profit and loss). The full amount of the key management remuneration relates to short term employment benefits.

12	COMMITMENTS

	At 30 June	At 31 December
	2020	2019
	USD	USD
Capital commitments:
Within one year	42,888,191	79,334,742
More than 1 year and less than 5 years	-	-

	42,888,191	79,334,742

Capital commitments relate to construction of phase 2 which is expected to be completed by the end of last quarter of 2020.

13	FAIR VALUE OF FINANCIAL INSTRUMENTS

Management considers that the fair value of financial assets and financial liabilities in the interim condensed consolidated financial statements approximate their carrying amounts at the reporting date.

Fair value hierarchy

The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which the fair value is observable.

Brooge Energy Limited

UNAUDITED NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period ended 30 June 2020

13	FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

				Total
	Level 1	Level 2	Level 3	fair value
	USD	USD	USD	USD
Liabilities measured at fair value:

30 June 2020
Derivative financial instruments and warrant liability	10,402,161	1,338,491	-	11,740,652

31 December 2019 (Restated)
Derivative financial instruments	15,709,460	1,518,249	-	17,227,709

The fair values of the financial liabilities measured at fair value included in the Level 1 and Level 2 category above, have been determined in accordance with quoted price and generally accepted pricing models based on a discounted cash flow analysis. The models incorporate various inputs including interest rate curves and forward rate curves of the underlying instruments. The fair value of the derivative warrant liability is based the quoted price of the warrants on NASDAQ.

During the period ended 30 June 2020 and 2019, there were no transfers between Level 1 and Level 2 fair value measurements.

14	BUSINESS COMBINATION

In connection with the Business Combination as described in note 1, the following occurred:

Twelve Seas:

●	Each outstanding ordinary share of Twelve Seas has been exchanged for one (1) ordinary share of Brooge Energy.

●	Each outstanding warrant of Twelve Seas has been exchanged for one warrant of Brooge Energy.

●	As part of the Business Combination, 10,869,719 shares were issued to Twelve Seas which included 1.5 million Escrow shares subject to meeting certain financial milestones stated in this note below. Further, 21,229,000 warrants were issued to Twelve Seas in exchange ratio stated above and further details disclosed in note 7.

●	In connection with the closing of the Business Combination, holders of 16,997,181 ordinary shares of Twelve Seas sold in Twelve Seas’s Initial Public Offering (“IPO”) exercised their right to redeem such shares at a price of $10.31 per share, for an aggregate redemption amount of approximately USD 175.36 million.

Brooge Petroleum and Gas Investment Company FZE:

●	Twelve Seas issued a total of 100 million shares (inclusive of 20 million of escrowed shares) to BPGIC in exchange for 100 ordinary shares of BPGIC. All 100 million shares were simultaneously replaced with Brooge Energy shares at the ratio of 1:1.

The fair value of the shares that were swapped between the parties above was based on the closing share price of Brooge Energy’s as traded on NASDAQ on 20 December 2019 which was USD 10.49 per share.

The fair value of the warrants that were swapped between the parties above was based on the closing price of Brooge Energy’s as traded on NASDAQ on 20 December 2019 which was USD 0.80 per warrant.

As part of the above-mentioned business combination, Twelve Seas’ net assets of USD 32.4 million (see below) were assumed by the Company and the issuance of ordinary shares and warrants by the Company was recognised at fair value of USD 131.0 million, with the resulting difference amounting to USD 98.6 million representing the listing expense recognised on the transaction. In addition, the Group incurred other listing expenses such as lawyers and consultants fees of USD 3.1 million, resulting in a total listing expense of USD 101.9 million as reflected in the consolidated statement of comprehensive income for the year ended 31 December 2019.

Brooge Energy Limited

UNAUDITED NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period ended 30 June 2020

14	BUSINESS COMBINATION (continued)

The net assets of USD 32,383,588 were assumed on 20 December 2019 comprised of:

USD
Cash and cash equivalent	33,064,568
Current assets	84,000
Accounts payable	(765,000)

Shares issued to Twelve Seas as part of the Business Combination included escrow shares of 1,552,000 being 30% of the founder shares which are subject to meeting certain financial milestones as mentioned below. The fair value of the shares in escrow is not materially different from that of the shares which are not in escrow as the rights of these shares are similar to those of “normal ordinary shares” since, management has a reasonable expectation that the subject financial milestones will be met.

The total shares issued by Brooge Energy to BGPIC was 98,718,035 (inclusive of the 20 million shares in escrow) after reduction of 1,281,965 shares due to the 40% cash election exercised by BPGIC. 20,000,000 of the Exchange Shares (“Escrow Property”) otherwise issuable to BPGIC is set aside in escrow until released upon the satisfaction of certain financial milestones and share price targets below:

One-half (½) of the Escrow Property shall become vested and no longer subject to forfeiture, and be released to the seller, in the event that either: (a) the Annualized EBITDA (as defined in the Escrow Agreement) for any full fiscal quarter during the Escrow Period (beginning with the first full fiscal quarter beginning after the Closing) (an “Escrow Quarter”) equals or exceeds USD 175,000,000 or (b) at any time during the Escrow Period, the closing price of the Brooge Energy ordinary shares equals or exceeds $12.50 per share (subject to equitable adjustment) for any ten (10) Trading Days (as defined in the Escrow Agreement) within any twenty (20) Trading Day period during the Escrow Period.

All Escrow Property remaining in the Escrow Account shall become vested and no longer subject to forfeiture, and be released to the seller, in the event that either: (a) the Annualized EBITDA for any Escrow Quarter equals or exceeds $250,000,000 or (b) at any time during the Escrow Period, the closing price of the Brooge Energy ordinary shares equals or exceeds $14.00 per share (subject to equitable adjustment) for any ten (10) Trading Days within any twenty (20) Trading Day period during the Escrow Period.

The same conditions mentioned above applied for the escrow founder shares.

15	SUBSEQUENT EVENTS

In September 2020, BPGIC FZE issued bonds of USD 200 million to private investors with a face value of USD 1 with an issue price of USD 0.95. The principal repayment will be semi-annually starting from November 2021 amounting USD 7 million semi-annual till May 2025 and one bullet repayment of USD 144 million in November 2025. The bonds bear interest at 8.5% per annum to be paid along with the installments. The proceeds are to be used to fund capital project and settle off the term loans with balance (if any) to be used towards working capital. The proceeds of the bonds were drawn down on 13 November 2020 and outstanding term loans were fully settled.

21,228,900 Ordinary Shares

BROOGE ENERGY LIMITED

Prospectus dated February 4, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands’ courts to be contrary to public policy, such as to provide indemnification against fraud or willful default or the consequences of committing a crime. The Company’s Amended and Restated Memorandum and Articles of Association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, or willful default.

The Company has or will maintain insurance on behalf of its directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Upon closing of the Business Combination, after giving effect to a reduction of 1,281,965 shares due to the 40% Cash Election exercised by BPGIC Holdings, the Company issued 98,718,035 Ordinary Shares to BPGIC Holdings in exchange for 100% of the outstanding equity of BPGIC. Twenty Million (20,000,000) of the Company’s Ordinary Shares otherwise issuable to BPGIC Holdings at the Closing were instead issued to BPGIC Holdings in escrow, and are held by Continental, as escrow agent for the benefit of BPGIC Holdings, to be held and controlled, along with any other Escrow Property (as defined in the Seller Escrow Agreement) by Continental in a separate segregated escrow account, and released in accordance with the Seller Escrow Agreement.

These Ordinary Shares were issued in reliance upon the exemptions provided by Section 4(a)(2) and/or Regulation S under the Securities Act of 1933, as amended.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association of Brooge Energy Limited (incorporated by reference to Exhibit 1.1 of Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020).
4.1	Specimen Ordinary Share Certificate of Brooge Energy Limited (incorporated by reference to Exhibit 2.1 of Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020).
4.2	Specimen Warrant Certificate of Brooge Energy Limited (incorporated by reference to Exhibit 2.2 of Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020).
4.3	Warrant Agreement, dated June 19, 2018, between Continental Stock Transfer & Trust Company and Twelve Seas Investment Company (incorporated by reference to Exhibit 4.1 of Twelve Seas Investment Company’s Form 8-K (File No. 001-38540), filed with the SEC on June 25, 2018).
4.4	Rights Agreement, dated June 19, 2018, between Twelve Seas Investment Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 of Twelve Seas Investment Company’s Form 8-K (File No. 001-38540), filed with the SEC on June 25, 2018).
4.5	Amendment to Warrant Agreement and Rights Agreement, dated as of December 20, 2019, by and among Continental Stock Transfer & Trust Company, Twelve Seas Investment Company, and Brooge Holdings Limited. (incorporated by reference to Exhibit 2.5 of Brooge Energy Limited’s Shell Company Report on Form 20-F (File No. 001-39171), filed with the SEC on December 30, 2019).

Exhibit No.	Description
4.6	Description of the Registrant’s Securities (incorporated by reference to Exhibit 2.6 of Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020).
4.7*	Bond Terms, dated September 22, 2020, between Brooge Petroleum and Gas Investment Company FZE and Nordic Trustee AS
4.8*	Amendment Agreement No. 1, dated October 23, 2020 to Bond Terms between Brooge Petroleum and Gas Investment Company FZE and Nordic Trustee AS
5.1**	Opinion of Maples and Calder.
10.1	Letter Agreement, dated June 19, 2018, by and between Twelve Seas and Twelve Seas Sponsors I LLC (incorporated by reference to Exhibit 10.5 of Twelve Seas’ Form 8-K (File No. 001-38540), filed with the SEC on June 25, 2018).
10.2	Letter Agreement, dated June 19, 2018, by and between Twelve Seas and Dimitri Elkin (incorporated by reference to Exhibit 10.6 of Twelve Seas’ Form 8-K (File No. 001-38540), filed with the SEC on June 25, 2018).
10.3	Letter Agreement, dated June 19, 2018, by and between Twelve Seas, Gregory A. Stoupnitzky and Suneel G. Kaji (incorporated by reference to Exhibit 10.7 of Twelve Seas’ Form 8-K (File No. 001-38540), filed with the SEC on June 25, 2018).
10.4	Letter Agreement, dated June 19, 2018, by and between Twelve Seas, Neil Richardson, Stephen A. Vogel, Bryant B. Edwards and Stephen N. Cannon (incorporated by reference to Exhibit 10.8 of Twelve Seas’ Form 8-K (File No. 001-38540), filed with the SEC on June 25, 2018).
10.5	Investment Management Trust Account Agreement, dated June 19, 2018, between Continental Stock Transfer & Trust Company and Twelve Seas (incorporated by reference to Exhibit 10.1 of Twelve Seas’ Form 8-K (File No. 001-38540), filed with the SEC on June 25, 2018).
10.6	Registration Rights Agreement, dated June 19, 2018, among Twelve Seas, Twelve Seas Sponsors I LLC, Gregory Stoupnitzky, Suneel G. Kaji and EarlyBirdCapital, Inc. (incorporated by reference to Exhibit 10.2 of Twelve Seas’ Form 8-K (File No. 001-38540), filed with the SEC on June 25, 2018).
10.7	Share Escrow Agreement, dated June 19, 2018, by and among Twelve Seas, Twelve Seas Sponsors I LLC, Gregory Stoupnitzky, Suneel G. Kaji and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.3 of Twelve Seas’ Form 8-K (File No. 001-38540), filed with the SEC on June 25, 2018).
10.8	Rights Agreement, dated June 19, 2018, between Twelve Seas and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 of Twelve Seas’ Form 8-K (File No. 001-38540), filed with the SEC on June 25, 2018).
10.9	Securities Subscription Agreement, dated December 11, 2017, between Twelve Seas and Twelve Seas Sponsors I LLC (incorporated by reference to Exhibit 10.5 of Twelve Seas’ Form S-1 (File No. 333-225352), filed with the SEC on June 1, 2018).
10.10	Amended and Restated Unit Subscription Agreement, dated June 19, 2018, by and between the Registrant and the Initial Shareholders for founders’ units (incorporated by reference to Exhibit 10.4 of Twelve Seas’ Form 8-K (File No. 001-38540), filed with the SEC on June 25, 2018).
10.11	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.9 of Twelve Seas’ Form S-1/A (File No. 333-225352), filed with the SEC on June 14, 2018).
10.12	Administrative Services Agreement, dated June 19, 2018, between Twelve Seas and Twelve Seas Capital, Inc. (incorporated by reference to Exhibit 10.9 of Twelve Seas’ Form 8-K (File No. 001-38540), filed with the SEC on June 25, 2018).
10.13	Form of Business Combination Marketing Agreement between Twelve Seas and EarlyBirdCapital, Inc. (incorporated by reference to Exhibit 1.2 of Twelve Seas’ Form S-1/A (File No. 001-225352), filed with the SEC on June 14, 2018).
10.14	Letter Agreement, dated as of April 15, 2019, by and among Twelve Seas Investment Company, Brooge Petroleum And Gas Investment Company FZE, Twelve Seas Sponsors I LLC, Suneel G. Kaji and Gregory Stoupnitzky (incorporated by reference to Exhibit 10.1 of Twelve Seas’ Form 8-K (File No. 001-38540), filed with the SEC on April 19, 2019).
10.15	Sponsor Promissory Note, dated December 11, 2017 (incorporated by reference to Exhibit 10.7 of Twelve Seas’ Form S-1 (File No. 333-225352), filed with the SEC on June 1, 2018).
10.16	Sponsor Promissory Note, dated April 4, 2019 (incorporated by reference to Exhibit 10.1 of Twelve Seas’ Form 8-K (File No. 001-38540), filed with the SEC on April 5, 2019).
10.17†	Land Lease Agreement, dated March 10, 2013, by and between Fujairah Municipality and Brooge Petroleum & Gas Investment Company FZC (incorporated by reference to Exhibit 10.20 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).

Exhibit No.	Description
10.18†	Novation Agreement, dated September 1, 2014, by and among Fujairah Municipality, Fujairah Oil Industry Zone, and Brooge Petroleum & Gas Investment Company FZC (incorporated by reference to Exhibit 10.21 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.19†	Access to and Use of Port Facilities Agreement, undated, by and between Port of Fujairah and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.22 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.20#	Offer Letter, dated April 6, 2014, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and BPGIC (incorporated by reference to Exhibit 10.23 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.21	Offer Letter (Addendum), dated July 24, 2014, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.24 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.22	Offer Letter (Addendum), dated November 13, 2014, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.25 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.23	Offer Letter (Addendum), dated December 31, 2014, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.26 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.24#	No Objection Letter in Respect of the Oil Storage Terminal Project, dated April 13, 2015, by and between Fujairah Oil Industry Zone and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.27 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.25	Offer Letter (Addendum), dated June 24, 2015, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.28 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.26†	Master Istisna’ Agreement, dated June 29, 2015, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.29 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.27#	Offer Letter, dated June 29, 2015 by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.30 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.28†	Master Forward Lease Agreement, dated June 29, 2015, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.31 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.29†	Forward Lease, dated June 29, 2015, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.32 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.30#†	Common Terms Agreement, dated June 29, 2015, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.33 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.31†	Commercial Mortgage, dated June 29, 2015, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.34 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.32†	Assignment of Contracts, dated June 29, 2015, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.35 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).

Exhibit No.	Description
10.33#†	Investment Agency Agreement, dated June 29, 2015, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.36 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.34	Service Agency Agreement, dated June 29, 2015, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.37 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.35†	Purchase Undertaking, dated June 29, 2015, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.38 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.36†	Sale Undertaking, dated June 29, 2015, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.39 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.37†	Seller Option Deed, dated June 29, 2015, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.40 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.38#	Account Pledge and Assignment, dated June 29, 2015, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.41 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.39	Conditional Waiver Letter, dated June 29, 2015 by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.42 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.40#	Common User Pipe Rack 3 Concession Agreement, dated March 31, 2016, by and between Port of Fujairah and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.43 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.41#†	The Service Agreement, dated April 1, 2017, by and between Brooge Petroleum and Gas Investment Company and Flowi Facility Management LLC (incorporated by reference to Exhibit 10.44 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.42#	Facility Offer Letter, dated April 9, 2017, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.45 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.43	Addendum to Forward Lease, dated April 26, 2017, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.46 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.44	Agreement, dated April 27, 2017, by and between National Bank of Abu Dhabi, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.47 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.45	Employment Agreement, dated May 21, 2017, by and between Nicolaas Paardenkooper and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.48 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.46	Employment Agreement Annexure, dated January 8, 2018, by and between Brooge Petroleum and Gas Investment Company FZC and Nicolaas Paardenkooper (incorporated by reference to Exhibit 10.49 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.47#	Facility Offer Letter, dated June 4, 2018, by and between First Abu Dhabi Bank, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company (incorporated by reference to Exhibit 10.50 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).

Exhibit No.	Description
10.48a†	Murabaha Agreement for the Sale and Purchase of Commodities, undated, by and between First Abu Dhabi Bank, PJSC-Islamic Banking Division and Brooge Petroleum and Gas Investment Company (incorporated by reference to Exhibit 10.51 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.48b	Letter of Condition Waiver, dated June 21, 2018, by and between First Abu Dhabi Bank and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.52 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.49	Letter Agreement for Renewal of Service Agreement, dated July 1, 2018, by and between Flowi Facility Management LLC and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.53 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.50†	Contract for the Provision of Project Management Consultancy (PMC) Services Agreement, dated July 26, 2018, by and between MUC Oil & Gas Engineering Consultancy and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.54 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.51#†	The Contract Agreement, dated September 3, 2018, by and between Audex Fujairah LL FZE and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.55 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.52†	Master Istisna’ Agreement, dated October 15, 2018, by and between First Abu Dhabi Bank PJSC and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.56 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.53†	Master Forward Lease Agreement, dated October 15, 2018, by and between First Abu Dhabi Bank PJSC and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.57 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.54#†	Common Terms Agreement, dated October 15, 2018, by and between First Abu Dhabi Bank PJSC and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.58 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.55	Title Agency Agreement, dated October 15, 2018, by and between First Abu Dhabi Bank PJSC and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.59 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.56	Indemnity Undertaking, dated October 15, 2018, by and between First Abu Dhabi Bank PJSC and Brooge Petroleum and Gas Investment Company FZC (incorporated by reference to Exhibit 10.60 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.57#	Refinery and Services Agreement, dated March 13, 2019 by and between Sahara Energy Resources DMCC and Brooge Petroleum and Gas Investment Company FZE (incorporated by reference to Exhibit 10.61 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.58†	Business Combination Agreement, dated April 15, 2019, by and among Twelve Seas, the Company, Merger Sub, BPGIC, and BPGIC Holdings entered into that certain Business Combination Agreement, pursuant to which BPGIC Holdings Limited (as assignee of Brooge Petroleum and Gas Investment Company (BPGIC) PLC), as amended (incorporated by reference to Exhibit 2.1 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.59	Escrow Agreement, dated as of May 10, 2019, by and among Brooge Holdings Limited, BPGIC Holdings Limited (as assignee of Brooge Petroleum and Gas Investment Company (BPGIC) PLC), and Continental Stock Transfer and Trust Company (incorporated by reference to Exhibit 10.1 of Twelve Seas’ Form 8-K (File No. 001-38540), filed with the SEC on May 13, 2019).
10.60	Joint Development Agreement, dated May 14, 2019, by and between Brooge Petroleum and Gas Investment Company FZE and Sahara Energy Resources DMCC (incorporated by reference to Exhibit 10.62 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.61	Chief Financial Officer Employment Offer Letter, dated May 27, 2019, by and between Brooge Petroleum and Gas Investment Company FZE and Saleh Mohamed Yammout (incorporated by reference to Exhibit 10.65 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.62	Addendum to Joint Development Agreement, dated June 1, 2019, by and between Brooge Petroleum and Gas Investment Company FZE and Sahara Energy Resources DMCC (incorporated by reference to Exhibit 10.63 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).

Exhibit No.	Description
10.63	Second Addendum to Joint Development Agreement, dated July 2019, by and between Brooge Petroleum and Gas Investment Company FZE and Sahara Energy Resources DMCC (incorporated by reference to Exhibit 10.64 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.64	Land Lease Initial Agreement, dated July 14, 2019 by and between Fujairah Oil Industry Zone and Brooge Petroleum & Gas Investment Company FZE (incorporated by reference to Exhibit 10.66 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.65†	Employment Agreement, dated May 1, 2019, by and between Brooge Petroleum and Gas Investment Company FZE and Lina Saheb (incorporated by reference to Exhibit 10.67 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.66#	Main Terminal Lease and Offtake Agreement - Phase I, dated August 1, 2019, by and between Brooge Petroleum and Gas Investment Company and Al Brooge International Advisory LLC (incorporated by reference to Exhibit 10.69 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.67	Chief Marketing Officer Employment Offer Letter, dated August 28, 2019, by and between Brooge Petroleum and Gas Investment Company FZE and Faisal Elsaied Selim Hussain (incorporated by reference to Exhibit 10.70 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.68	Third Addendum to Joint Development Agreement, dated September 6, 2019, by and between Brooge Petroleum and Investment Company FZE and Sahara Energy Resources DMCC (incorporated by reference to Exhibit 10.68 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.69	Amendment to Facility Letter, dated September 10, 2019, by and between Brooge Petroleum and Gas Investment Company FZE and First Abu Dhabi Bank PJSC (incorporated by reference to Exhibit 10.71 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.70#	Main Terminal and Lease Offtake Agreement - Phase II, September 20, 2019, by and between by and between Brooge Petroleum and Gas Investment Company and Al Brooge International Advisory LLC (incorporated by reference to Exhibit 10.72 of Brooge Holdings Limited’s Form F-4/A (File No. 333-233964), filed with the SEC on November 21, 2019).
10.71	Promissory Note, dated October 21, 2019, issued to Twelve Seas Sponsors I LLC (incorporated by reference to Exhibit 10.1 of Twelve Seas Investment Company’s Form 10-Q (File No. 001-38540), filed with the SEC on October 25, 2019).
10.72†	First Amendment to Escrow Agreement, dated as of December 20, 2019, by and among Brooge Holdings Limited, BPGIC Holdings Limited (as assignee of Brooge Petroleum and Gas Investment Company (BPGIC) PLC), and Continental Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.72 of Brooge Energy Limited’s Shell Company Report on Form 20-F (File No. 001-39171), filed with the SEC on December 30, 2019).
10.73	Voting Agreement, dated as of December 20, 2019, by and among BPGIC Holdings Limited, Twelve Seas Sponsors I LLC, Gregory Stoupnitzky and Suneel G. Kaji (incorporated by reference to Exhibit 4.73 of Brooge Energy Limited’s Shell Company Report on Form 20-F (File No. 001-39171), filed with the SEC on December 30, 2019).
10.74†	Amended and Restated Founders’ Registration Rights Agreement, dated as of December 20, 2019, by and among Brooge Holdings Limited, Twelve Seas Sponsors I LLC, EarlyBirdCapital, Inc., Gregory Stoupnitzky and Suneel Kaji (incorporated by reference to Exhibit 4.74 of Brooge Energy Limited’s Shell Company Report on Form 20-F (File No. 001-39171), filed with the SEC on December 30, 2019).
10.75	Amendment to Share Escrow Agreement, dated as of December 20, 2019, by and among Brooge Holdings Limited, Twelve Seas Investment Company, Twelve Seas Sponsors I LLC, Suneel G. Kaji and Gregory Stoupnitzky (incorporated by reference to Exhibit 4.75 of Brooge Energy Limited’s Shell Company Report on Form 20-F (File No. 001-39171), filed with the SEC on December 30, 2019).
10.76	BPGIC Registration Rights Agreement, dated as of December 20, 2019, by and between Brooge Holdings Limited and BPGIC Holdings Limited (incorporated by reference to Exhibit 4.76 of Brooge Energy Limited’s Shell Company Report on Form 20-F (File No. 001-39171), filed with the SEC on December 30, 2019).
10.77†	Initial Shareholder Escrow Agreement, dated as of December 20, 2019, by and between Brooge Holdings Limited, Twelve Seas Sponsors I LLC, Suneel G. Kaji and Gregory Stoupnitzky (incorporated by reference to Exhibit 4.77 of Brooge Energy Limited’s Shell Company Report on Form 20-F (File No. 001-39171), filed with the SEC on December 30, 2019).

Exhibit No.	Description
10.78	Business Combination Marketing Agreement Fee Amendment, dated as of December 20, 2019, by and among Brooge Holdings Limited, Twelve Seas Investment Company and EarlyBirdCapital, Inc (incorporated by reference to Exhibit 4.78 of Brooge Energy Limited’s Shell Company Report on Form 20-F (File No. 001-39171), filed with the SEC on December 30, 2019).
10.79	$1,500,000 Promissory Note issued to EarlyBirdCapital, Inc., dated as of December 20, 2019 (incorporated by reference to Exhibit 4.79 of Brooge Energy Limited’s Shell Company Report on Form 20-F (File No. 001-39171), filed with the SEC on December 30, 2019).
10.80	Form of Dividend Waiver (incorporated by reference to Exhibit 4.80 of Brooge Energy Limited’s Shell Company Report on Form 20-F (File No. 001-39171), filed with the SEC on December 30, 2019).
10.81	Amendment to Promissory Notes dated October 21, 2019 and April 4, 2019, issued to Twelve Seas Sponsors I LLC (incorporated by reference to Exhibit 4.81 of Brooge Energy Limited’s Shell Company Report on Form 20-F (File No. 001-39171), filed with the SEC on December 30, 2019).
10.82	Amendment to Phase I Construction Facilities Letter, dated December 30, 2019, by and between Brooge Petroleum and Gas Investment Company FZE and First Abu Dhabi Bank PJSC (incorporated by reference to Exhibit 4.82 of Brooge Energy Limited’s Shell Company Report on Form 20-F (File No. 001-39171), filed with the SEC on December 30, 2019).
10.83	Limited Waiver of Initial Shareholder Escrow Agreement Earn-Out Conditions, dated as of December 17, 2019, by and between Twelve Seas Sponsors I LLC and Brooge Holdings Limited (incorporated by reference to Exhibit 4.83 of Brooge Energy Limited’s Shell Company Report on Form 20-F (File No. 001-39171), filed with the SEC on December 30, 2019).
10.84	Amendment to the Master Forward Lease Agreement, dated as of December 29, 2019, by and between Brooge Petroleum and Gas Investment Company FZE and First Abu Dhabi Bank PJSC (incorporated by reference to Exhibit 4.84 of Brooge Energy Limited’s Shell Company Report on Form 20-F (File No. 001-39171), filed with the SEC on December 30, 2019).
10.85#	Land Lease Agreement, dated as of February 2, 2020, by and between Fujairah Oil Industry Zone and Brooge Petroleum and Gas Investment Company FZE (incorporated by reference to Exhibit 4.85 of Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020).
10.86	Refinery Agreement, dated as of February 23, 2020, by and between Al Brooge International Advisory LLC and Brooge Petroleum and Gas Investment Company FZE (incorporated by reference to Exhibit 4.86 of Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020).
10.87	Extension of Refinery Agreement, dated April 2020, by and between Al Brooge International Advisory LLC and Brooge Petroleum and Gas Investment Company FZE (incorporated by reference to Exhibit 4.87 of Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020).
10.88	Extension of Refinery Agreement, dated June 2, 2020, by and between Al Brooge International Advisory LLC and Brooge Petroleum and Gas Investment Company FZE (incorporated by reference to Exhibit 4.88 of Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020).
10.89	Deed of Agreement, dated as of April 21, 2020, by and between Al Brooge International Advisory LLC and Brooge Petroleum and Gas Investment Company FZE (incorporated by reference to Exhibit 4.89 of Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020).
10.90**#	Commercial Storage Agreement, dated as of April 22, 2020, by and between Totsa Total Oil Trading SA and Brooge Petroleum and Gas Investment Company FZE.
10.91#	Proposal for Front End Engineering Design (FEED), dated April 20, 2020, by and between MUC Oil & Gas Engineering Consultancy and Brooge Petroleum and Gas Investment Company (incorporated by reference to Exhibit 4.91 of Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020).
10.92	Chief Financial Officer Offer Letter, dated as of April 27, 2020, by and between Brooge Petroleum and Gas Investment Company FZE and Syed Masood Ali (incorporated by reference to Exhibit 4.92 of Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020).

Exhibit No.	Description
10.93	Amendment to Phase I Construction Facilities Letter, dated June 15, 2020, by and between Brooge Petroleum and Gas Investment Company FZE and First Abu Dhabi Bank PJSC (incorporated by reference to Exhibit 4.93 of Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020).
10.94	Movable Asset Mortgage, dated as of June 15, 2020, by and between Brooge Petroleum and Gas Investment Company FZE and First Abu Dhabi Bank PJSC (incorporated by reference to Exhibit 4.94 of Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020).
10.95	Account Pledge (First Party), dated as of June 15, 2020, by and between by and between Brooge Petroleum and Gas Investment Company FZE and First Abu Dhabi Bank PJSC (incorporated by reference to Exhibit 4.95 of Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020).
10.96**	Form of Non-Executive Director Agreement.
10.97**	Extension of Refinery Agreement, dated August 4, 2020, by and between Al Brooge International Advisory LLC and Brooge Petroleum and Gas Investment Company FZE.
10.98*†	Novation Agreement, dated October 1, 2020, by and among Fujairah Oil Industry Zone, Brooge Petroleum & Gas Investment Company FZE and Brooge Petroleum & Gas Investment Company Phase III FZE.
10.99*#	Commercial Storage Agreement dated November 10, 2020, between Brooge Petroleum and Gas Investment Company FZE and JayKay Trading Company FZE.
10.100*#	Commercial Storage Agreement dated December 6, 2020, between Brooge Petroleum and Gas Investment Company FZE and JayKay Trading Company FZE.
10.101*#	Commercial Storage Agreement dated November 11, 2020, between Brooge Petroleum and Gas Investment Company FZE and Synergy Petrochem L.L.C.
10.102*#	Commercial Storage Agreement dated December 13, 2020, between Brooge Petroleum and Gas Investment Company FZE and Synergy Petrochem L.L.C.
10.103*#	Commercial Storage Agreement dated November 19, 2020, between Brooge Petroleum and Gas Investment Company FZE and A&T Offshore FZC.
10.104*#	Commercial Storage Agreement dated November 26, 2020, between Brooge Petroleum and Gas Investment Company FZE and A&T Offshore FZC.
10.105*#	Commercial Storage Agreement dated January 13, 2021, between Brooge Petroleum and Gas Investment Company FZE and NuFuel Trading FZE.
10.106*	Extension of Refinery Agreement, dated October 8, 2020, between Al Brooge International Advisory LLC and Brooge Petroleum and Gas Investment Company FZE.
10.107*	Deed of Agreement, dated as of December 1, 2020, between Al Brooge International Advisory LLC and Brooge Petroleum and Gas Investment Company FZE
10.108*	Deed of Agreement, dated as of December 7, 2020, between Al Brooge International Advisory LLC and Brooge Petroleum and Gas Investment Company FZE
10.109*	Extension of Deed of Agreement dated November 1, 2020, between Al Brooge International Advisory LLC and Brooge Petroleum and Gas Investment Company FZE
10.110*	Extension of Refinery Agreement, dated January 6, 2021, between Al Brooge International Advisory LLC and Brooge Petroleum and Gas Investment Company FZE.
10.111*†	Form of Joinder to Seller Registration Rights Agreement
10.112*	Form of Transferee Voting Agreement
21.1*	List of Subsidiaries of the Company.
23.1*	Consent of Ernst & Young.
23.2**	Consent of Maples and Calder (included in Exhibit 5.1).
24**	Power of Attorney.

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.
**	Previously filed.
#	Certain information has been redacted from this exhibit pursuant to Item 601(b)(10)(iv) because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed. The Registrant hereby agrees to furnish an unredacted copy of the exhibit and its materiality and competitive harm analyses to the Commission upon request.
†	Schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20–F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the emirate of Fujairah, United Arab Emirates on February 4, 2021.

BROOGE ENERGY LIMITED

By:	/s/ Nicolaas L. Paardenkooper
Nicolaas L. Paardenkooper
Chief Executive Officer and Director
(Principal Executive Officer)

Power Of Attorney

Each person whose signature appears below constitutes and appoints Nicolaas L. Paardenkooper as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such ordinary shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicolaas L. Paardenkooper	Chief Executive Officer and Director	February 4, 2021
Name: Nicolaas L. Paardenkooper	(Principal Executive Officer)

/s/ Syed Masood Ali	Chief Financial Officer	February 4, 2021
Name: Syed Masood Ali	(Principal Accounting and Financial Officer)

*	Chairman	February 4, 2021
Name: Dr. Yousef Al Assaf

*	Director	February 4, 2021
Name: Abu Bakar Chowdhury

*	Director	February 4, 2021
Name: Dr. Simon Madgwick

*	Director	February 4, 2021
Name: Saleh Yammout

/s/ Bryant Edwards	Director	February 4, 2021
Name: Bryant Edwards

/s/ Lina S. Saheb	Director	February 4, 2021
Name: Lina S. Saheb

*	Signed by Nicolaas L. Paardenkooper, as attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of Brooge Energy Limited, has signed this registration statement thereto in the City of Newark, State of Delaware on February 4, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director